UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20649

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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ADDvantage Technologies Group, Inc.
________________________________________________________
(Name of Registrant As Specified In Its Charter)
______________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDvantage Technologies Group, Inc.
1221 East Houston
Broken Arrow, Oklahoma 74012

[Date]
To Our Stockholders:
We cordially invite you to attend a special meeting of the stockholders of ADDvantage Technologies Group, Inc., which we refer to as ADDvantage or the Company, which will be held at the corporate offices of ADDvantage Technologies Group, Inc., located at 1221 East Houston, Broken Arrow, Oklahoma 74012, on Tuesday, May 28, 2019 at 11:00 a.m., local time.
At the special meeting, you will be asked to consider and vote upon a proposal to authorize the proposed sale of ADDvantage’s cable business.  This sale, if approved, will conclude a year-long plus effort by our Board of Directors to raise capital through the sale of real estate and of our cable business and to invest that capital into our telecommunications and wireless services businesses with the goal of generating a higher return on investment for our stockholders.
We propose to sell our cable business to Leveling 8 Inc, which we refer to as Leveling 8 or buyer, pursuant to the terms of the Stock Purchase Agreement, dated as of December 26, 2018, as amended as of March 15, 2019, which we refer to as the Stock Purchase Agreement. Specifically, under the Stock Purchase Agreement, we have agreed to sell to Leveling 8 all of the outstanding shares, and limited liability company membership interests, as applicable, of Tulsat, LLC, which we refer to as Tulsat, NCS Industries, Inc., which we refer to as NCS, Addvantage Technologies Group of Missouri, Inc., which we refer to as ComTech, Addvantage Technologies Group of Texas, Inc., which we refer to as Tulsat-Texas, and Tulsat-Atlanta, L.L.C., which we refer to as Tulsat-Atlanta and collectively with Tulsat, NCS, ComTech, and Tulsat-Texas, we refer to collectively as the Cable Companies.  We refer to this proposed sale pursuant to the terms of the Stock Purchase Agreement as the Sale Transaction.
Subject to certain post-closing adjustments, the purchase price that Leveling 8 will pay in the Sale Transaction is $10,314,141, with $3,939,141 payable in cash at closing and $6,375,000 million in a promissory note bearing interest at 6% per annum, payable over five years and personally guaranteed by David E. Chymiak who we refer to as D. Chymiak.  In November of 2018, an affiliate of D. Chymiak paid us $5 million for the purchase of our Broken Arrow, Oklahoma facility.  Leveling 8 is 100% beneficially owned by D. Chymiak, who is the Chief Technology Officer and a member of the Board of Directors of ADDvantage (until recently the Chairman of ADDvantage’s Board). D. Chymiak beneficially owns approximately 26% of the outstanding common stock of ADDvantage.  In addition, D. Chymiak was one of the original founders of Tulsat in 1985.
For many years, our Board of Directors has sought to diversify from our original core cable business based on the general decline in the cable TV business, the specific decline of our own cable business and the relatively low return on capital investment generated by our cable business.  In 2010, we conducted a market check and found little buyer interest in our cable business.  We then pursued and acquired businesses in the telecommunications and wireless services businesses.  Now, upon completion of the Sale Transaction, I believe we will be well-positioned to grow  our telecommunication businesses which are conducted through our wholly-owned subsidiaries, Nave Communications Company (“Nave”), engaged in the business of selling telecommunications equipment and located in Jessup, Maryland and Triton Datacom (“Triton”) engaged in the business of providing new and refurbished networking products, including IP desktop phones, and located in Miami, Florida, and our recently acquired Fulton Technologies, engaged in the wireless services business and located in Dallas, Texas. Following the closing, the Company will continue to be an Oklahoma corporation publicly traded on the NASDAQ Global Market. Importantly, the completion of the proposed Sale Transaction will not affect your share ownership of ADDvantage common stock.

Our Board of Directors established an independent committee of our Board of Directors, referred to herein as the “strategic direction committee”, to negotiate and approve or disapprove the Sale Transaction on behalf of the Board of Directors.  The strategic direction committee acting on behalf of and with the approval of the Board of Directors has (i) determined that the Stock Purchase Agreement and the Sale Transaction are expedient and in the best interests of ADDvantage and its stockholders, (ii) approved the Stock Purchase Agreement and the Sale Transaction, and (iii) directed that the Sale Transaction be submitted for consideration by the stockholders at the special meeting. The Board of Directors (D. Chymiak abstaining) has concurred with the approval by the strategic direction committee with respect to the Sale Transaction and, together with the strategic direction committee, recommends that stockholders vote “FOR” the Sale Transaction.
The enclosed proxy statement additionally requests stockholder approval of a grant of authority to our Board of Directors to postpone the special meeting for up to 10 business days in order to solicit additional proxies for the purpose of securing stockholder approval of the Sale Transaction, provided that our Board of Directors determines in good faith that such a postponement or adjournment is necessary or advisable to obtain approval of the Sale Transaction, or to allow additional time for the filing and/or mailing of any supplemental or amended disclosure which our Board of Directors has determined, after consultation with outside counsel, is necessary under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by the stockholders prior to the special meeting. Our Board of Directors recommends that stockholders vote “FOR” this additional proposal.
We encourage you to read the enclosed proxy statement and the annexes and exhibits to the proxy statement carefully in their entirety.
Your vote is very important. The Sale Transaction cannot be completed unless holders of a majority of the (i) outstanding shares of common stock of ADDvantage vote in favor of the approval of the Sale Transaction and (ii) outstanding shares of common stock (excluding shares owned by D. Chymiak and his affiliates) vote in favor of the approval of the Sale Transaction. Accordingly, if you fail to vote in favor of the Sale Transaction, the effect will be the same as a vote against the Sale Transaction.
While stockholders may exercise their right to vote their shares in person, we recognize that many stockholders may not be able to attend the special meeting. Accordingly, we have enclosed a proxy that will enable you to vote your shares on the matters to be considered at the special meeting even if you are unable to attend. If you desire to vote in accordance with the Board of Directors’ recommendation, you need only sign, date and return the proxy in the enclosed postage-paid envelope to record your vote. Otherwise, please mark the proxy to indicate your vote; date and sign the proxy; and return it in the enclosed postage-paid envelope. You also may vote your shares by proxy using a toll-free telephone number or the Internet.  We have provided instructions on the proxy card for using these convenient services.
Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting. You may also access the proxy materials on the Internet at [address]

Thank you for your continued support.

Very truly yours,

Joseph E. Hart
Chief Executive Officer and President

The attached proxy statement is dated [●], 2019 and is first being mailed on or about [●], 2019 to ADDvantage stockholders of record as of the close of business on April 10, 2019.

ADDvantage Technologies Group, Inc.
1221 East Houston
Broken Arrow, Oklahoma 74012

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 28, 2019

Date: May 28, 2019

Time: 11:00 A.M.

Place: Corporate Offices of ADDvantage Technologies Group, Inc.
1221 East Houston
Broken Arrow, Oklahoma  74012

ITEMS OF BUSINESS:

1.
To consider and vote on a proposal (the “Sale Proposal”) to authorize the sale to Leveling 8 Inc (“Leveling 8” or “buyer”), pursuant to the terms and subject to the conditions set forth in the Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of December 26, 2018, as amended as of March 15, 2019, between ADDvantage Technologies, Inc. (“ADDvantage,” “we,” or “us”) and Leveling 8, of all of the outstanding shares, and limited liability company membership interests (collectively the “Shares”), as applicable, of Tulsat, LLC, an Oklahoma limited liability company, NCS Industries, Inc., a Pennsylvania corporation, Addvantage Technologies Group of Missouri, Inc., a Missouri corporation, Addvantage Technologies Group of Texas, Inc., a Texas corporation, and Tulsat-Atlanta, L.L.C., an Oklahoma limited liability company (each a “Cable Company” and collectively the “Cable Companies”), each a wholly-owned subsidiary of ADDvantage;

2.
To consider and vote on a proposal (the “Adjournment Proposal”) to authorize the Board of Directors of ADDvantage (the “Board”) to postpone or adjourn the special meeting (i) for up to 10 business days to solicit additional proxies for the purpose of obtaining stockholder approval of the Sale Proposal, if the Board determines in good faith such postponement or adjournment is necessary or advisable to obtain stockholder approval or (ii) to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure which the Board has determined, after consultation with outside legal counsel, is necessary under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by the stockholders prior to the special meeting; and

3.
To act upon other business as may properly come before the special meeting (provided ADDvantage does not know, at a reasonable time before the special meeting, that such matters are to be presented at the meeting) or any adjournment or postponement thereof.

The holders of record of our common stock, par value $0.01 per share (“common stock”), at the close of business on April 10, 2019, are entitled to notice of and to vote at the special meeting or at any adjournment or postponement thereof. All stockholders of record are cordially invited to attend the special meeting in person. A list of our stockholders will be available at our headquarters located at 1221 East Houston, Broken Arrow, Oklahoma  74012, during ordinary business hours for ten days prior to the special meeting.

Your vote is important, regardless of the number of shares of common stock you own. The approval of the Sale Proposal by the affirmative vote of holders of a majority of the (i) outstanding shares of common stock and (ii) outstanding shares of common stock not owned by David Chymiak (“D. Chymiak”) or his affiliates) are conditions to the consummation of the Sale Transaction contemplated by the Stock Purchase Agreement. The proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies or to amend or supplement the proxy statement requires the affirmative vote of holders of a majority of the voting power present and entitled to vote. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy and thus ensure that your shares will be represented at the special meeting if you are unable to attend.

You also may vote your shares by proxy using a toll-free telephone number or the Internet. We have provided instructions on the proxy card for using these convenient services.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the approval of the Sale Proposal and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies or to amend or supplement the proxy statement. If you fail to vote, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against the approval of the Sale Proposal, but will not affect the vote regarding the adjournment of the special meeting.

Your proxy may be revoked at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy statement. If you are a stockholder of record and do attend the special meeting and wish to vote in person, you may revoke your proxy and vote in person.

By Order of the Board of Directors,

Scott Francis, Vice President, Chief Accounting Officer and Secretary

[Date]

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be Held on May 28, 2019

We have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. The proxy materials are available at [website]

ADDVANTAGE TECHNOLOGIES GROUP, INC.
PROXY STATEMENT

TABLE OF CONTENTS	Page
QUESTIONS AND ANSWER ABOUT THE SALE PROPOSAL AND SPECIAL MEETING	9
SUMMARY TERM SHEET	13
SPECIAL FACTORS	19
Background of the Sale Transaction	19
Purposes and Reasons for the Sale; Position of the Company as to Fairness of the Sale; Recommendation of the Strategic Direction Committee and of our Board of Directors	24
Fairness Opinion	27
Appraisals and Other Reports	34
Plans for ADDvantage after the Sale Transaction	35
Certain Effects of the Sale	37
Interests of the Company’s Directors and Executive Officers in the Sale Transaction	37
United States Federal Income Tax Consequences of the Sale Transactions	38
Regulatory Approvals	39
Anticipated Accounting Treatment of the Sale Transactions	39
No Appraisal Rights	39
Financial Information	39
Notes to the Unaudited Pro Forma Condensed Combined Financial Statements	45
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	48
THE SPECIAL MEETING	49
Time, Place and Purpose of the Special Meeting	49
Record Date and Quorum	49
Required Vote	49
Voting; Proxies; Revocation	50
Abstentions	51
Adjournments and Postponements	51
Solicitation of Proxies	51
THE STOCK PURCHASE AGREEMENT AND RELATED AGREEMENTS	53
Parties to the Stock Purchase Agreement	53
Closing; Structure; Effects	53
Transition Services Agreement	53
Transfer of Stock	53
No Appraisal Rights	53
Purchase Price, Promissory Note, Guaranty and Collateral	53
Representations and Warranties	55
Conduct of Our Business Pending the Sale Transaction	56
Stockholders Meeting	57
No Solicitation of Transactions	57
Agreement to Take Further Action and to Use Reasonable Efforts	58
Resignations	58
Non-Competition; Non-Solicitation; and Standstill	58
Company Due Diligence	59
Other Covenants and Agreements	59
Conditions to the Sale Transaction	59
Indemnification	60

Termination	61
Estimated Fees and Expenses	62
Reimbursement of Expenses	62
Amendment	63
Company Actions	63
Provisions for Unaffiliated Stockholders	63
IMPORTANT INFORMATION REGARDING ADDVANTAGE AND ITS DIRECTORS AND EXECUTIVE OFFICERS	64
Information Regarding ADDvantage	64
Information Regarding the Directors and Officers of ADDvantage	64
Historical Selected Financial Information	66
Dividend Policy	67
IMPORTANT INFORMATION REGARDING LEVELING 8 AND DAVID E. CHYMIAK	68
Information Regarding Leveling 8	68
Information Regarding David E. Chymiak	68
IMPORTANT INFORMATION REGARDING THE CABLE COMPANIES	69
Information Regarding the Cable Companies	69
Historical Selected Financial Information	69
OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS; TRANSACTIONS WITH RESPECT TO COMMON STOCK	70
Ownership of Common Stock by Certain Beneficial Owners, Directors and Executive Officers	70
Transactions in Common Stock by ADDvantage, Leveling 8 and their Respective Directors and Executive Officers	71
RISK FACTORS	72
MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS	76
SUBMISSION OF STOCKHOLDER PROPOSALS	76
WHERE YOU CAN FIND ADDITIONAL INFORMATION	77

ANNEX A – CABLE SEGMENT FINANCIALS
ANNEX B – FAIRNESS OPINION
ANNEX C – STOCK PURCHASE AGREEMENT INCLUDING FIRST AMENDMENT

QUESTIONS AND ANSWER ABOUT THE SALE PROPOSAL AND THE SPECIAL MEETING

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed sale of our cable business (the “Sale Proposal”) as contemplated by the Stock Purchase Agreement, as amended, between ourselves as seller and Leveling 8 as buyer. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q: What is the transaction contemplated by the Sale Proposal?

 A: The proposed transaction (the “Sale Transaction”) is the sale of stock and equity interests in our operating companies in the cable segment pursuant to the Stock Purchase Agreement. If the stockholders approve the Sale Proposal, the Company will no longer operate the cable segment following the closing of the Sale Transaction.

Q: Why did the strategic direction committee determine that the Sale Transaction was expedient and in the best interests of the Company and its stockholders?

A: The Board of Directors formed a committee of independent directors, referred to as the strategic direction committee, to consider, negotiate and approve or disapprove the Sale Transaction.  The strategic direction committee consulted with senior management of the Company (excluding D. Chymiak) as well as our outside legal counsel, retained appraisal firms to evaluate the Company’s real estate and the firm of ValueScope, Inc., to evaluate the fairness to the Company of the purchase price under the Stock Purchase Agreement and considered many factors, including the decline over time of our cable business and of the cable TV business in general, the large working capital requirement of the cable business relative to the return generated and the limited market for the cable business. The strategic direction committee also reviewed a significant amount of information and considered numerous factors, including the price to be paid by Leveling 8 in the Sale Transaction, the strategic and financial benefits of the Sale Transaction, the extensive review process that led to the Sale Transaction, the need for additional capital to grow the Company’s non-cable businesses, and that the Company’s stockholders will continue to own stock in the Company after the Sale Transaction and will thereby be able to participate in the potential future earnings and growth generated by ADDvantage.

Q: What proceeds has and will the Company receive from the sale of our cable business assets?

A: In November, 2018, we received $5 million in cash proceeds from the sale of our Broken Arrow, Oklahoma facility, and upon completion of the Sale Transaction contemplated by the Stock Purchase Agreement we will receive a purchase price of $10,314,141, subject to possible adjustment for changes in working capital and in the book value of our equipment, of which $3,939,141 will be paid at the closing of the Sale Transaction and the balance of the purchase price ($6,375,000) will be paid under the buyer’s secured promissory note, bearing interest at 6% per annum and payable over five years.  The note will be guaranteed by the owner of the buyer, D. Chymiak, who has been the Chief Technology Officer of the Company and a director of the Company for many years and has overseen the Company’s cable business.  If the Sale Transaction is completed, D. Chymiak will continue to be the largest single stockholder of the Company with current ownership of approximately 26% of the outstanding common stock and will likely remain on the Company’s Board of Directors.  The Company has recently entered into agreements to sell its Sedalia, Missouri and Warminster, Pennsylvania properties to an affiliate of D. Chymiak, and any amounts we receive from those sales will be deducted from the purchase price and the down payment under the Stock Purchase Agreement.

Q: How will the proceeds of the Sale Transaction be used?

A: The Company intends to use the proceeds of the Sale Transaction to support its telecommunication businesses and its recently acquired wireless services business, to meet ongoing cash needs, and to further grow the Company.

 Q:Will the stockholders receive any proceeds of the Sale Transaction?

 A: No. Stockholders will not receive any direct proceeds of the Sale Transaction.

 Q: Where and when is the special meeting?

 A: The special meeting will take place on May 28, 2019, starting at 11:00 a.m. local time at Corporate Office of ADDvantage Technologies Group, Inc., located at 1221 East Houston, Broken Arrow, Oklahoma  74012.

 Q:What matters will be voted on at the special meeting?

 A: You will be asked to consider and vote on the following proposals:

 • the Sale Proposal, which is a proposal to approve the Sale Transaction as contemplated by the Stock Purchase Agreement;

 • the Adjournment Proposal, which is a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Sale Proposal or to allow for the amending or supplementing of the proxy statement; and

 • to act upon other business that may properly come before the special meeting or any adjournment or postponement thereof (provided the Company does not know, at a reasonable time before the special meeting, that such matters are to be presented at the meeting).

Q: Who can vote at the Special Meeting?

A: Stockholders of record as of the record date of April 10, 2019.

 Q: What vote of our stockholders is required to approve the Sale Transaction?

 A: For the Company to complete the Sale Transaction, under Oklahoma law, stockholders holding at least a majority in voting power of common stock outstanding at the close of business on the record date must vote “FOR” the approval of the Sale Proposal. In addition, it is a condition to the consummation of the Sale Transaction that stockholders holding at least a majority in voting power of common stock outstanding at the close of business on the record date and not owned by D. Chymiak or his affiliates must vote “FOR” the approval of the Sale Proposal. A failure to vote your shares of common stock or an abstention from voting will have the same effect as a vote against the Sale Proposal.

As of the record date, there are 10,361.292 shares of common stock outstanding. D. Chymiak is the largest single stockholder of the Company. D. Chymiak and his affiliates own directly or indirectly 2,664,806 shares of common stock. Accordingly, in addition to D. Chymiak’s shares, a total of 2,515,841 shares of common stock, or approximately 24% of the outstanding shares of common stock, must vote in favor of the Sale Proposal to obtain the requisite approval of a majority of the outstanding stock of the Company. The directors and current executive officers of the Company (other than D. Chymiak), all of whom have expressed their intent to vote in favor of the Sale Proposal because they view the Sale Transaction as a favorable opportunity for the Company, may be deemed to own directly or indirectly an additional 302,899 shares of common stock. Except in their capacities as members of the Board of Directors of the Company, as applicable, no officer or director of the Company has made any recommendation either in support of or opposed to the Sale Transaction.

Excluding shares held by D. Chymiak and his affiliates leaves approximately 74% of the common stock, or 7,696,468 shares.  A majority of these shares, the so-called “majority of the minority”, must also approve the Sale Proposal.  The executive officers and directors of the Company have indicated their intention to vote in favor of the Sale Proposal.  Ken Chymiak, brother of D. Chymiak and a former officer and director of the Company and co-founder of Tulsat, is the owner of approximately 1,984,366 shares of common stock, or 19% of the outstanding common stock.  D. Chymiak has represented to the Company that Ken Chymiak does not own any interest of any kind in the buyer or have any contractual relationship of any kind with the buyer, and for that reason Ken Chymiak’s shares are considered part of the “minority”.  Assuming Mr. Ken Chymiak votes his shares in favor of the Sale Transaction, an additional 1,863,878 shares, or 18% of the outstanding shares, must vote in favor of the Sale Proposal in order to obtain the requisite approval of a majority of the minority.

Q: What vote of our stockholders is required to approve the proposal to adjourn the special meeting, if necessary, to solicit additional proxies or to allow for the amending or supplementing of the proxy statement?

 A: The proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies or to allow for the amending or supplementing of the proxy statement requires the affirmative vote of the holders of a majority of the voting power of common stock present or represented by proxy at the special meeting.

 Q: How does the Company’s Board of Directors recommend that I vote?

 A: Our Board of Directors (other than D. Chymiak who has abstained), acting upon the unanimous approval of the Sale Transaction by the strategic direction committee, unanimously concurs with the decision of the strategic direction committee that our stockholders vote “FOR” the approval of the Sale Proposal as contemplated by the Stock Purchase Agreement and “FOR” the adjournment proposal. You should read “Special Factors—Purposes and Reasons for the Sale; Position of the Company as to Fairness of the Sale; Recommendation of the Strategic direction committee and of our Board of Directors” for a discussion of the factors that our strategic direction committee considered in deciding to approve the Stock Purchase Agreement and the Sale Transaction. See also “Special Factors—Interests of the Company’s Directors and Executive Officers in the Sale Transaction”.

 Q: What effects will the Sale Transaction have on ADDvantage?

 A: ADDvantage will no longer own any interest in the Cable Companies and will no longer operate the cable segment.  ADDvantage will receive the proceeds of the Sale Transaction and will continue to operate the telecommunications and wireless segments.  See “Special Factors—Plans for ADDvantage after the Sale Transaction.”

Q: What happens if the Sale Transaction is not consummated?

A: If the Sale Proposal is not approved by the Company’s stockholders or if the Sale Transaction is not consummated for any other reason, the Company will continue to operate the cable segment as well as its telecommunication and wireless segments. Each party would bear its own costs and expenses.  See “The Stock Purchase Agreement— Reimbursement of Expenses”.

Q: Are there any risks to the Sale Transaction?

A: Yes.  A discussion of certain possible risks is set forth under “Special Factors—Risk Factors”.

Q: What do I need to do now?

A: We urge you to read this proxy statement carefully, including its annexes and the documents referred to as incorporated by reference in this proxy statement, and to consider how the Sale Transaction would affect you. If you are a stockholder of record, you can ensure that your shares are voted at the special meeting by submitting your proxy via:

• telephone, using the toll-free number listed on each proxy card;

 • the Internet, at the address provided on each proxy card; or

 • mail, by completing, signing, dating and mailing each proxy card and returning it in the envelope provided.

If you hold your shares in “street name” through a broker, bank or other nominee you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting against the Sale Transaction.

 Q:    Can I revoke my vote?

 A: Yes, you can revoke your vote at any time before your proxy is voted at the special meeting. If you are a stockholder of record, you may revoke your proxy by notifying the Company’s Corporate Secretary in writing at ADDvantage Technologies Group, Inc., 1221 East Houston, Broken Arrow, Oklahoma  74012, or by submitting a new proxy by telephone, the Internet or mail, in each case, dated after the date of the proxy being revoked. In addition, your proxy may be revoked by attending the special meeting and voting in person (simply attending the special meeting will not cause your proxy to be revoked). Please note that if you hold your shares in “street name” and you have instructed a broker, bank or other nominee to vote your shares, the above-described options for revoking your vote do not apply, and instead you must follow the instructions received from your broker, bank or other nominee to revoke your vote.

Q: What does it mean if I get more than one proxy card or voting instruction card?

 A: If your shares are registered differently or are held in more than one account, you will receive more than one proxy or voting instruction card. Please complete and return all of the proxy cards or voting instruction cards you receive (or submit each of your proxies by telephone or the Internet, if available to you) to ensure that all of your shares are voted.

 Q: Who will count the votes?

A: A representative of our transfer agent, Continental Stock Transfer & Trust, will count the votes and act as an inspector of election.

 Q: Who can help answer my other questions?

 A: If you have more questions about the Stock Purchase Agreement or the Sale Transaction, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact Broadridge Financial Solutions, our proxy solicitor, at [phone number] (toll free) or [phone number] (collect). If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

SUMMARY TERM SHEET

This Summary Term Sheet discusses the material information contained in this proxy statement, including with respect to the Stock Purchase Agreement, as defined below, and the Sale Transaction. We encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement, as this Summary Term Sheet may not contain all of the information that may be important to you. The items in this Summary Term Sheet include page references directing you to a more complete description of that topic in this proxy statement.

The Parties to the Stock Purchase Agreement

ADDvantage Technologies Group, Inc.
1221 East Houston
Broken Arrow, Oklahoma  74012
Tel: 918-251-9121

ADDvantage Technologies Group, Inc., referred to herein as “ADDvantage”, the “Company”, “we”, “our” or “us”, is an Oklahoma corporation. ADDvantage (through our subsidiaries) distributes and services a comprehensive line of electronics and hardware for the cable television and telecommunications industries.  ADDvantage also provides equipment repair services to cable operators.  In addition, ADDvantage offers telecommunications customers decommissioning services for surplus and obsolete equipment, which, in turn is processed through our recycling services. ADDvantage also provides wireless infrastructure services for wireless carriers, contractors supporting the wireless carriers and equipment manufacturers. See “Important Information Regarding ADDvantage and its Directors and Executive Officers—Information Regarding ADDvantage” beginning on page 64.

Additional information about ADDvantage is contained in its public filings, which are incorporated by reference hereto. See “Where You Can Find Additional Information” beginning on page 77.

Leveling 8 Inc
21553 E. Apache Street
Catoosa, Oklahoma 74105
Tel:

Leveling 8, Inc., referred to herein as “Leveling 8”, is an Oklahoma corporation.  Leveling 8 was recently formed by D. Chymiak for the purpose of acquiring ADDvantage’s cable business and assets in the Sale Transaction. It is wholly-owned and managed by D. Chymiak.  See “Important Information regarding Leveling 8 and David E. Chymiak” on page 68.

The Sale Proposal

You will be asked to consider and vote upon the Sale Proposal to approve the Sale Transaction contemplated by that certain Stock Purchase Agreement, dated as of December 26, 2018, as amended as of March 15, 2019, by and among ADDvantage and Leveling 8, which, as it may be further amended from time to time, is referred to herein as the “Stock Purchase Agreement”. The Stock Purchase Agreement provides that Leveling 8 will purchase of all of the outstanding shares of common stock or limited liability company membership interests (collectively the “Shares”), as applicable, of Tulsat, LLC, an Oklahoma limited liability company (“Tulsat”), NCS Industries, Inc., a Pennsylvania corporation (“NCS”), Addvantage Technologies Group of Missouri, Inc., a Missouri corporation (“ComTech”), Addvantage Technologies Group of Texas, Inc., a Texas corporation (“Tulsat-Texas”), and Tulsat-Atlanta, L.L.C., an Oklahoma limited liability company (“Tulsat-Atlanta”) (each a “Cable Company” and collectively the “Cable Companies”).  See “The Stock Purchase Agreement and Related Agreements” beginning on page 53.

The Cable Companies

ADDvantage has owned and operated its cable business segment through several operating subsidiaries since 1999.  The Shares of the Cable Companies are proposed to be sold to Leveling 8 under the Stock Purchase Agreement.  See “Important Information Regarding the Cable Companies” beginning on page 69.

The following is a brief description of each of the Cable Companies:

Tulsat is a provider of new, surplus and re-manufactured cable television equipment and also repairs cable television equipment for various cable companies.  It is located in Broken Arrow, Oklahoma.

NCS is a provider of new, surplus and re-manufactured cable television equipment and also repairs cable television equipment for various cable companies.  It is located in Warminster, Pennsylvania.

ComTech is a provider of new, surplus and re-manufactured cable television equipment and also repairs cable television equipment for various cable companies.  It is located in Sedalia, Missouri.

Tulsat-Texas repairs cable television equipment for various cable companies.  It is located in New Boston, Texas.

Tulsat-Atlanta repairs cable television equipment for various cable companies.  It is located in Johns Creek, Georgia.

The Stock Purchase Agreement and Related Agreements (Page 53)

The Company has entered into a Stock Purchase Agreement with Leveling 8.  Upon satisfaction of the terms and subject to the conditions set forth in the Stock Purchase Agreement, Leveling 8 will purchase and acquire the Shares of the Cable Companies and will thereby acquire ownership of ADDvantage’s cable segment for a purchase price of $10,314,141 (subject to post-closing adjustments) with $3,939,141 payable at closing and the balance payable under a promissory note, the terms of which are discussed below. This is the “Sale Transaction”.  Following the Sale Transaction, ADDvantage will continue to own and operate its telecommunication and wireless segments.  The Company has recently entered into agreements to sell its Sedalia, Missouri and Warminster, Pennsylvania facilities to an affiliate of D. Chymiak, and any amounts received by the Company from those sales will be credited to the purchase price and down payment under the Stock Purchase Agreement.

D. Chymiak, the owner of the buyer, will personally guarantee the performance by buyer of its obligations to the Company under the Stock Purchase Agreement, buyer’s promissory note and buyer’s other agreements with the Company.

Other agreements to be executed in connection with the closing of the Sale Transaction include the following:

Buyer’s Promissory Note.  The Promissory Note requires Leveling 8 to pay the Company $6,375,000 plus interest at 6% per annum over the course of five years in unequal payments of principal and interest every six months.  The Promissory Note requires payments equal to a total of $2,800,000 (principal and interest) over the first two years, payments equal to a total of $2,350,000 (principal and interest) over the next two and one-half years and a tenth and final payment of $2,500,000 (principal and interest).

Transition Services Agreement.  The Company is required to provide certain administrative services to the buyer for up to 90 days after the closing.  The Company will be reimbursed its actual cost for such services.

Collateral Agreements.  D. Chymiak and affiliates of D. Chymiak will secure payment of the promissory note by granting the Company mortgages and security interests in real property located in Broken Arrow, Oklahoma, Sedalia, Missouri, Warminster, Pennsylvania and Johns Creek, Georgia, in shares of common stock in the Company and in a securities account. The real estate mortgages will be subordinate to the security interest in the same collateral granted to buyer’s senior lender.

Conditions to the Sale Transaction (Page 59)

Each party’s obligation to complete the Sale Transaction is subject to a non-waivable condition that the Sale Transaction as contemplated by the Stock Purchase Agreement must have been approved by the affirmative vote of holders of a majority of the (i) outstanding shares of common stock of the Company and (ii) outstanding shares of common stock not owned by D. Chymiak and his affiliates. There are certain other customary conditions to each’s party’s obligation to complete the Sale Transaction.

The obligation of the Company to complete the Sale Transaction is subject to the satisfaction or waiver of certain customary conditions and in addition is subject to the condition that the Company must be satisfied that the financial condition of Leveling 8 and D. Chymiak, as a guarantor, is adequate to support Leveling 8’s obligations under the Stock Purchase Agreement and under the Promissory Note associated with the Stock Purchase Agreement.

The obligation of Leveling 8 to complete the Sale Transaction is subject to the satisfaction or waiver of certain customary conditions, and in addition is subject to the condition that it shall have obtained financing to fund the down payment for the Sale Transaction.

When the Sale Transaction will be Completed (Page 53)

We anticipate completing the Sale Transaction within a few days of obtaining the required stockholder approvals of the Sale Transaction and the satisfaction of the other closing conditions.

Purposes and Reasons for the Sale; Position of the Company as to Fairness of the Sale; Recommendation of the Strategic Direction Committee and of our Board of Directors

Our Board of Directors formed a strategic direction committee, referred to herein as the “strategic direction committee”, comprised initially of the four independent directors on the Company’s Board of Directors, including James C. McGill, David W. Sparkman, Thomas J. Franz and Joseph E. Hart, for the purpose of investigating, evaluating and negotiating and approving or disapproving the proposal by D. Chymiak, to purchase and acquire ownership of the Cable Companies.  During the course of negotiations, Mr. Hart became the President and Chief Executive Officer of the Company and resigned his position on the strategic direction committee.  On December 20, 2018, the strategic direction committee unanimously (i) determined that the Stock Purchase Agreement and the Sale Transaction were advisable, fair to and in the best interests of the stockholders of ADDvantage, and (ii) approved the submission of the Sale Transaction as contemplated by the Stock Purchase Agreement to the stockholders of the Company for their approval.  The entire Board of Directors (D. Chymiak abstaining) likewise concurred in the approval by the strategic direction committee of the Stock Purchase Agreement and the Sale Transaction and has submitted the Sale Transaction as contemplated by the Stock Purchase Agreement to the stockholders of the Company for their approval. The strategic direction committee and the entire Board of Directors (other than the abstaining director) recommend that you vote “FOR” the proposal to approve the Sale Proposal.  See “Special Factors—Background” beginning on page 19.

In evaluating the fairness and advisability of the Sale Transaction as contemplated by the Stock Purchase Agreement, the strategic direction committee considered information with respect to the Company’s financial condition, results of operations, businesses, competitive position and business strategy, on both a historical and prospective basis, as well as current industry, economic and market conditions and trends.   The factors considered by strategic direction committee are set forth in detail under “Special Factors—Purposes and Reasons for the Sale; Position of the Company as to Fairness of the Sale; Recommendation of the Strategic direction committee and of our Board of Directors” beginning on page 24.

The Company’s Board of Directors (D. Chymiak abstaining) assessed the additional factor of the fairness of the process undertaken by the strategic direction committee and its advisors in connection with evaluating the proposed Sale Transaction, as described above in the section titled “Special Factors—Background of the Sale Transaction” beginning on page 19.

Fairness Opinion (Page 27)

ValueScope, Inc. rendered its oral opinion, which was subsequently confirmed in writing, dated as of March 21, 2019, to the strategic direction committee and the Board of Directors that, as of the opinion date and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its written opinion, the purchase price to be paid to the Company for the Cable Companies pursuant to the Stock Purchase Agreement is fair.

The full text of ValueScope’s written opinion dated March 21, 2019, together with a detailed report regarding its financial analysis and the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. ValueScope’s opinion was provided for the use and benefit of the strategic direction committee of the Company’s Board of Directors in its evaluation of the Sale Transaction. ValueScope did not act as a financial advisor to the Company in connection with the Sale Transaction.  ValueScope’s opinion is limited solely to the fairness, from a financial point of view, of the consideration to be received by the Company in the Sale Transaction and does not address the Company’s underlying business decision to effect the Sale Transaction or the relative merits of the Sale Transaction as compared to any alternative business strategies or transactions that might be available with respect to the Company. ValueScope’s opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote or act with respect to the Sale Transaction or any other matter.

Plans for ADDvantage after the Sale Transaction (Page 35)

If the Sale Transaction is approved by stockholders and completed, ADDvantage will cease to operate its cable business segment and will continue to operate its telecommunications and wireless services business segments. In 2018, management of the Company implemented both cost reduction and expansion plans for its telecommunications businesses, Nave and Triton.  In January of 2019, the Company entered the wireless services business through its acquisition of Fulton Technologies.  See “Special Factors—Plans for ADDvantage after the Sale Transaction” beginning on page 35 for an additional discussion as to ADDvantage’s plans for the Company after the Sale Transaction.

Certain Effects of the Sale (Page 37)

If the conditions to the closing of the Sale Transaction are either satisfied or, to the extent permitted, waived, ADDvantage will sell its interest in the Cable Companies to Leveling 8, and Leveling 8 will become the sole owner of the Cable Companies. ADDvantage will cease to own any interest in the Cable Companies.

Interests of the Company’s Directors and Executive Officers in the Sale Transaction (Page 37)

    You should be aware that D. Chymiak, until recently, served as the Chairman of the Company’s Board of Directors, is still a member of the Board of Directors and the Company’s Chief Technology Officer, and is the owner of the buyer under the Stock Purchase Agreement.  In addition, Mr. Chymiak was one of the founders of Tulsat and has for many years overseen the operations of the Cable Companies.  As the owner of the buyer, D. Chymiak’s interest in the Sale Transaction is adverse to the interest of the Company and its stockholders.  After conclusion of the Sale Transaction, D. Chymiak would cease to be Chief Technology Officer or an employee of ADDvantage but would continue to own approximately 26% of the Company’s outstanding stock and would likely remain on the ADDvantage Board of Directors. See “Special Factors— Interests of the Company’s Directors and Executive Officers in the Sale Transaction” beginning on page 37. The Board of Directors were aware of D. Chymiak’s interests as discussed above and established the strategic direction committee of independent directors in order to ensure that the process of negotiating with D.

Chymiak for the sale of the Cable Companies would be fair and in the best interests of all the Company’s stockholders.

United States Federal Income Tax Consequences of the Sale Transaction (Page 38)

The Sale Transaction will generally be taxable to ADDvantage for U.S. federal income tax purposes but not to its stockholders.

Regulatory Approvals (Page 39)

The Company is unaware of any federal or state regulatory requirements that must be complied with or necessary approvals in connection with the Sale Transaction.

Anticipated Accounting Treatment of the Sale Transaction (page 39)

The Sale Transaction will be accounted for as a “sale of a business” as that term is used under generally accepted accounting principles in the United States for financial accounting purposes.

No Appraisal Rights (Page 39)

Neither Oklahoma law nor ADDvantage’s certificate of incorporation provides ADDvantage stockholders with appraisal or dissenters’ rights in connection with the Sale Transaction.

No Solicitation of Transactions (Page 58)

Pursuant to the Stock Purchase Agreement, neither the Company nor its officers, directors and representatives may encourage, solicit, initiate, facilitate or continue inquiries that constitute, or could reasonably be expected to lead to, any “acquisition proposal”, execute or enter into any contract with respect to an acquisition proposal or engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide or furnish any information to any person regarding an acquisition proposal.

We may, however, prior to the approval of the Sale Proposal by our stockholders at the Special Meeting, in response to a written acquisition proposal, participate in discussions regarding such acquisition proposal so long as the proposal was not initiated, sought, solicited, knowingly encouraged or facilitated and if our Board of Directors have determined in good faith that the acquisition proposal is or could reasonably be expected to result in a “superior proposal”.

The Company may withdraw, modify or amend the Board of Directors’ recommendation (an “Adverse Recommendation Change”) if: (i) the Company notifies Leveling 8 in writing at least two days prior to the recommendation change and such notification includes the terms and conditions of the superior proposal, the person or group making the proposal and copies of all documents related to the superior proposal and (ii) the Company’s Board of Directors determine that the failure to make the Adverse Recommendation Change would be inconsistent with its fiduciary duties.

Notwithstanding these restrictions, prior to the approval of the Sale Proposal by our stockholders, our board of directors may, to the extent it determines in good faith, that failure to take such action would be inconsistent with its fiduciary duties, in response to an “intervening event”, make an Adverse Recommendation Change, but only if: (i) the reasons for making the Adverse Recommendation Change are independent from any pending acquisition proposal; (ii) the Company provides Leveling 8 written notice that the Board of Directors are making an Adverse Recommendation Change and the material facts constituting the basis for the change; and (iii) Company waits to make the Adverse Recommendation Change until the second day after receipt by Leveling 8 of the notice of the Adverse Recommendation Change.

Termination (Page 61)

The Company and Leveling 8 may terminate the Stock Purchase Agreement by mutual written consent at any time before the completion of the Sale Transaction. In addition, a party may terminate the Stock Purchase Agreement if:

 • there is an uncured breach of a representation, warranty, covenant or agreement on the part of the other party;

• such party’s conditions for completion of the Sale Transaction have not been satisfied or waived by June 30, 2019, (unless such party has caused the failure to timely complete the Sale Transaction);

 • an action has been commenced against one of the parties or a Cable Company challenging the Sale Transaction; or

 • any law or permanent governmental order makes completion of the Sale Transaction illegal.

In addition, the Company may terminate the Stock Purchase Agreement if the Company is not satisfied that Leveling 8 or D. Chymiak, as guarantor, are in a financial position that is adequate to support Leveling 8’s obligations under the Stock Purchase Agreement, including the promissory note or if the Company enters into a definitive agreement with a third party providing for a superior proposal.

In addition, Leveling 8 may terminate the Stock Purchase Agreement if Leveling 8 has been unable to obtain a binding and irrevocable commitment for financing the full amount of the cash down payment due at closing.

Reimbursement of Expenses (Page 62)

Each party to the Stock Purchase Agreement is generally required to pay and bear the fees and expenses that it incurs in connection with the transaction.  A party breaching its obligations under the Stock Purchase Agreement would be potentially responsible to the non-breaching party for the non-breaching party’s transaction expenses subject to the requirements of applicable law.

SPECIAL FACTORS

Background of the Sale Transaction

Tulsat, LLC (f/k/a Tulsat, Inc.) was formed in 1985 by D. Chymiak and Ken Chymiak.  In 1999, Tulsat was merged with and into ADDvantage (f/k/a ADDvantage Media Group, Inc.), and D. Chymiak and Ken Chymiak became the largest stockholders of ADDvantage.

After the merger, the Company’s business model was to purchase excess hardware used by cable installation contractors and resell the equipment to other contractors. This strategy proved successful initially; however, this business model began to suffer over time due to a reduction in cable installations across the country and consolidation of the various cable operators. After seeing two years of revenue decline, in 2010, the Board of Directors of ADDvantage retained an investment banking firm to test the market for a possible sale of the cable business. Although there were initially a few interested parties, these prospects lost interest upon discovering ADDvantage’s large amount of slow-moving inventory and its reliance on D. Chymiak.

After the failed disposition attempt, ADDvantage’s Board of Directors enacted a strategy in 2012 to grow the company, both organically and through acquisitions.

Part of this strategy was to execute a change in executive leadership at the Company in order to focus on the growth strategy.  On April 2, 2012, the Company appointed David Humphrey as President and Chief Executive Officer. The initial focus of this growth strategy was to explore opportunities within the cable television industry; however, over the succeeding two years, the Board of Directors determined that given the continued decline of the cable segment the Company should pursue acquisitions outside of the cable television market but still within the broader telecommunications industry.  Therefore, in 2013 the Board of Directors engaged an investment banking firm to help identify and ultimately close a strategic acquisition within the broader telecommunications industry space.  As a result of the acquisition strategy, the Company purchased Nave Communications Company (“Nave”) in February, 2014, Triton Datacom (“Triton”) in October, 2016 and Fulton Technologies (“Fulton”) in January, 2019.  Together, Nave and Triton make up ADDvantage’s “Telco” segment and Fulton makes up the company’s “Wireless” segment.

The goal of the growth strategy was not only to grow via acquisitions, but also to grow the cable segment organically; however, from 2012 to present, in spite of various strategies enacted, the cable segment continued to decline in top-line revenue. Although the cable segment still maintained positive cash flows during this period through various cost-cutting measures and reduction of the inventory position, the cable segment suffered an operating loss before taxes for the first time in fiscal year 2017.  In December 2017, James C. McGill (“McGill”), an 11 year member of ADDvantage’s Board of Directors, approached the other outside directors of ADDvantage with concerns regarding the continued decline of the cable segment. The outside directors decided to meet in February to discuss the future of the cable segment.

D. Chymiak, the Chief Technology Officer and until recently, Chairman of the Board of Directors, beneficially owns 26% of the Company’s common stock and has been the largest stockholder of the Company and a member of its Board of Directors since 1999.  In early January 2018, McGill approached D. Chymiak, the Company’s Chief Technology Officer and Chairman of the Board of Directors, and told D. Chymiak that the Company needed to raise capital in order to continue the strategic plan of diversifying and growing its business. McGill stated that other board members were considering selling off assets of the cable segment, including real property, and leasing them back. D. Chymiak told McGill that he would consider purchasing the assets of the cable segment. Shortly thereafter, McGill consulted Hall, Estill, Hardwick, Gable, Golden & Nelson, PC (“Hall Estill”), ADDvantage’s legal counsel, regarding the legal ramifications of engaging in a sales transaction, including the desirability of including safeguards to ensure the procedural fairness of a transaction with D. Chymiak.

On February 7, 2018, the independent directors of the Company met to discuss their concerns for the future of the cable segment of ADDvantage and possible actions the Company could take. McGill informed the directors at this meeting that D. Chymiak had expressed interest in purchasing the cable segment. The directors agreed that pursuing a sale with D. Chymiak would likely be the Company’s best option in light of the declining cable television market, the eroding financial and operating results of the Company’s cable segment, the Company’s failed attempts at disposing of the cable segment in the past and D. Chymiak’s unique knowledge of the cable segment. The directors decided to discuss the possibility of the sale with Company management (but excluding D. Chymiak) in order to obtain the information necessary to evaluate the attractiveness of the sale. In the spring of 2018, the Company’s CEO contacted the broker previously retained by the Company for past transactions, including the failed attempt to sell the cable business in 2010, to see if he believed that there was third party interest in buying the Company’s cable business.  After making certain informal inquiries, the broker responded that he believed there would be little third party interest in purchasing the cable segment.

Thereafter, McGill and D. Chymiak informally met on several occasions to discuss the terms of a possible sale and procedural requirements. At McGill and D. Chymiak’s first meeting in February, 2018, D. Chymiak suggested a purchase price based generally on the appraised and book value of the Cable Companies’ assets. McGill agreed that this was likely a reasonable methodology and the two proceeded to discuss the specifics regarding the procedure of the sale in their subsequent meetings. In early May of 2018, D. Chymiak told McGill that he was willing to move forward in their discussions regarding the sale of the Cable Companies.  On May 8, 2018, the independent directors of the Company met to discuss the potential transaction. At this meeting, McGill updated the directors on his meetings with D. Chymiak. The directors authorized McGill to continue meeting with D. Chymiak to discuss a possible sale.

McGill and D. Chymiak met on May 14, 2018 to discuss the procedural requirements necessary for the sale of subsidiaries of a public company. On May 17, McGill met with D. Chymiak to discuss the terms of the sale. On May 30, McGill and D. Chymiak met again to discuss the terms of the sale. At this meeting, D. Chymiak expressed his desire to purchase the stock and/or membership interest of Tulsat, LLC, NCS Industries, Inc., Addvantage Technologies Group of Missouri, Inc. (ComTech), Addvantage Technologies Group of Texas, Inc. (Tulsat-Texas), and Tulsat-Atlanta, L.L.C., which collectively make up the cable segment of ADDvantage, and stated that he wanted the deal to move forward as quickly as possible.

On two separate occasions, in June, 2017, and in September, 2017, the Company’s declining operating results caused it to fail to meet certain financial covenants in its credit agreement with its secured lender, Bank of Oklahoma, N.A. (“BOK”).  BOK waived these breaches, preventing a default, but, when the Company again failed to comply with its financial covenant at March 31, 2018, BOK refused to waive the breach, declared a default and advised the Company that its credit facility would not be renewed. On May 31, 2018, the Company entered into a Forbearance Agreement with BOK relating to the Company’s default under the Company’s Amended and Restated Credit and Term Loan Agreement (“Loan Agreement”). Under the Forbearance Agreement, BOK agreed to forbear from calling the loan and exercising its rights and remedies under the Loan Agreement through October 31, 2018.

In early June of 2018, McGill and D. Chymiak met several times to discuss the terms of the potential sale. McGill and D. Chymiak contemplated a purchase price of approximately $20 million, subject to adjustments to reflect changes in the book value of inventory or appraised value of the real estate owned by the Cable Companies. McGill and D. Chymiak discussed a transition period during which the Company would provide back office support to D. Chymiak after the closing of the Sale Transaction.

On June 7, 2018, the Board of Directors of the Company met to discuss the strategic options of the Company. D. Chymiak did not attend this meeting. The directors present unanimously agreed that the Company should continue to pursue a possible sale of the cable segment to D. Chymiak.  The directors believed that the capital raised by the sale of the cable segment could generate capital needed to expand the telecommunications segment of the Company and further diversify the Company’s business model. McGill then invited the Company’s legal counsel to advise the directors of the Company regarding legal and procedural matters related to a possible sale of the cable segment to D. Chymiak. The Company’s counsel discussed with the directors the role of a special committee in considering a proposal such as the sale to D.

Chymiak and various related matters, including matters of fiduciary duty, independence, process, and the role of legal and financial advisors. After discussing these matters with the Company’s counsel, the directors present unanimously adopted resolutions creating a strategic direction committee to be comprised solely of independent directors for the purpose of negotiating and approving or disapproving the sale of ADDvantage’s cable segment to D. Chymiak and considering strategic options for the Company. The resolutions further authorized the strategic direction committee to retain legal counsel, financial advisors and such other agents as the strategic direction committee deemed necessary or desirable in connection with its consideration of the sale to D. Chymiak. The members of the committee were James McGill, Joseph E. Hart, Thomas J. Franz and David W. Sparkman.

After adjournment of the June 7 board meeting, the strategic direction committee met to discuss developing a comprehensive strategy for the Company going forward and appointed McGill chairman of the committee. The directors agreed that the discussion should include consideration of improvement to the existing telecommunications segment and expanding into the services industry. On June 11, 2018, McGill and D. Chymiak met to discuss a possible timeline of the Sale Transaction and terms regarding the sale.

On June 18, 2018, the strategic direction committee met to discuss the most recent negotiations between McGill and D. Chymiak. Scott Francis, the Company’s then Chief Financial Officer, was present and circulated a spreadsheet outlining the components of the purchase price and payment terms. The terms contemplated the purchase of the stock or membership interests, as applicable, of each of the Cable Companies for a $20 million purchase price, with approximately $8 million payable at closing and the remainder payable under a 5-year promissory note by an acquisition company established by D. Chymiak. D. Chymiak would personally guarantee the note and grant ADDvantage a second mortgage on the real property that was subject to the sale. McGill informed the directors that D. Chymiak intended to keep his shares in the Company, but would resign from his position as Chief Technology Officer. The members of the strategic direction committee authorized McGill to continue negotiating the terms of the sale with D. Chymiak. At this meeting, the strategic direction committee resolved that in light of David Humphrey’s upcoming resignation as Chief Executive Officer, as part of the strategic plan for the Company, the strategic direction committee unanimously resolved to appoint director Joseph E. Hart (“Hart”) as interim CEO. Hart informed the committee that his strategic plan for the Company included development of a wireless infrastructure service business and identified a possible acquisition target.

On July 3, 2018, David Humphrey resigned as CEO and ADDvantage appointed Hart as interim CEO. Thereafter, Hart resigned as a member of the strategic direction committee. On July 19, D. Chymiak and McGill signed a term sheet reflecting the then status of their discussions and circulated it to the members of the strategic direction committee, Company counsel and the Company’s senior executive management (other than D. Chymiak). After discussions with this group an amended non-binding term sheet was executed by McGill and D. Chymiak on July 30, 2018.  The amended term sheet directed ADDvantage to engage their legal counsel to prepare a stock purchase agreement for the sale of the cable segment to D. Chymiak for a purchase price estimated at $18.7 million, with approximately $7.9 million payable at closing, and the remainder financed through a 5-year promissory note personally guaranteed by D. Chymiak.  The Company instructed its legal counsel to draft a Stock Purchase Agreement which reflected the amended term sheet.

On August 6, 2018, the Company’s counsel delivered an initial draft of the Stock Purchase Agreement to the strategic direction committee. On August 8, the strategic direction committee met to discuss the initial draft of the Stock Purchase Agreement and McGill updated the committee on the status of negotiations with D. Chymiak. The committee made minor changes to the Stock Purchase Agreement, but the substantive terms remained the same.  On August 28, the strategic direction committee met to review and approve the form of the Stock Purchase Agreement. At the August 28 meeting, the strategic direction committee also approved Hart’s role as permanent Chief Executive Officer of the Company subject to the parties’ agreement as to the compensation and other terms of Hart’s employment and appointed McGill as Chairman of the Board of Directors, replacing D. Chymiak. The strategic direction committee delivered the Stock Purchase Agreement and the personal guarantee under the promissory note to D. Chymiak on August 31.

At its August 28, 2018 board meeting, the board members discussed a possible sale and leaseback of the Company’s Broken Arrow, Oklahoma facility with D. Chymiak as the buyer.  The sale would generate approximately $5 million of cash for the Company at a critical time in light of the Company’s inability to find a replacement lender for BOK and the looming October 31, 2018, due date under the BOK Forbearance Agreement.  The sale would be separate and distinct from the proposed sale of the Cable Companies and therefore would not require stockholder approval.  The Broken Arrow property was to be included in the proposed cable sale and therefore the cash purchase price in any sale of the Broken Arrow property would have to be deducted from the total purchase price and from the closing payment due under the cable sale.  At the August 28, the Board authorized management to move forward in discussions with D. Chymiak regarding this possible transaction.

On September 4, 2018, D. Chymiak delivered a revised offer to McGill, which proposed a reduction in the initial payment of the purchase price from $7.9 million to $5.9 million and a corresponding $2 million increase in the final payment of the promissory note.  D. Chymiak also delivered to McGill his personal financial statement to assist the strategic direction committee in their due diligence review of his financial position and ability to perform his guarantee.

The strategic direction committee had a telephone meeting on September 6, 2018, to discuss the collateral to secure payment under the promissory note and the guarantee, as well as the reduction proposed by D. Chymiak in the down payment. On September 10, 2018, McGill informed D. Chymiak that the strategic direction committee would not approve a reduction in the down payment but would consider a reduction in the installment payments under the promissory for the first four years with the aggregate reduction added to the final payment under the promissory note. On September 11, 2018, D. Chymiak informed McGill that he agreed to these terms and McGill agreed to revise the Stock Purchase Agreement to provide for the revision of the payment terms under the promissory note and to submit the revised draft of the Stock Purchase Agreement to the strategic direction committee.  On September 20, 2018, counsel for D. Chymiak returned to the Company proposed revisions to the Stock Purchase Agreement and exhibits.

On September 25, 2018, counsel for D. Chymiak advised the Company that D. Chymiak was willing to discuss his purchase of the Company’s Broken Arrow, Oklahoma property for a cash purchase price of approximately $5.1 million.  On October 9, 2018, the Company and D. Chymiak entered into an agreement for the sale and purchase of the Broken Arrow facility for a cash purchase price of $5.0 Million (reduced from the previous $5.1 million price due to the purchaser’s assumption of certain agreed necessary repairs to the structure of the building) payable in full at closing. The agreement also required the buyer to lease the Broken Arrow property back to Tulsat, LLC under a ten-year lease calling for rental payments of $37,500 per month ($450,000 annually) over the term of the lease.  The lease would be guaranteed by the Company, but the buyer and its lender would agree to release the Company from the guarantee upon the sale of the Cable Companies to D. Chymiak.  On October 31, 2018, D. Chymiak advanced to the Company one million dollars of the closing down payment, which the Company used to pay down the debt owed to BOK.  On November 27, 2018, the Company’s board of directors approved by unanimous written consent in lieu of a meeting an increase in the rental payments under the ten-year lease of the Broken Arrow property from $37,500 per month ($450,000 annually) to $44,000 ($528,000) as required by the lender to the buyer.  On November 29, 2018, the Broken Arrow property was sold to David Chymiak, LLC, and Tulsat entered into a lease of the property on the terms approved by the Board on November 27, 2018.  Proceeds of the sale were used, in part, to pay off the balance of the BOK Loan Agreement.  The Broken Arrow sale resulted in an agreed reduction of the purchase price and down payment for the Sale Transaction equal to the purchase price paid for the Broken Arrow property.

 On or about September 5, 2018, ADDvantage initiated discussions with representatives from ValueScope, Inc., referred to herein as “ValueScope”, about rendering a fairness opinion in connection with a potential transaction, and on September 13, 2018, ADDvantage entered into an engagement agreement with ValueScope under which it would render to the strategic direction committee its opinion regarding the fairness of the Sale Transaction. Following its engagement, ValueScope commenced due diligence with respect to ADDvantage and its subsidiaries.

On September 28, 2018, a meeting of the strategic direction committee was held via conference telephone.  Martin D. Hanan and Jason Wainwright, representatives of ValueScope addressed the directors.  They noted that drafts of their fairness opinion had been circulated to the directors in advance of the meeting.  Mr. Hanan discussed with the committee members the direct and indirect valuation tests and the various methodologies used by ValueScope in determining fair value.  He stated that the proposed purchase price, as set forth in the draft stock purchase agreement furnished to ValueScope, exceeded the value of the cable business as determined under each of the valuation methodologies employed by ValueScope, and that accordingly Value Scope had concluded that, subject to the various assumptions and limitations set forth in its draft opinion, the stated purchase price was fair to the Company and all of its stockholders.  After Mr. Hanan’s presentation, the directors posed questions of Mr. Hanan regarding the draft fairness opinion and his firm’s analysis.  The directors also discussed the status of negotiations with D. Chymiak for the purchase and sale of the cable business.

On November 29, 2018, counsel for the Company returned to D. Chymiak’s attorney the Company’s proposed revised stock purchase agreement.  On December 11, 2018, D. Chymiak’s attorney returned to the Company’s counsel proposed revisions to the stock purchase agreement.  On December 17, 2018, the Company, D. Chymiak and their respective attorneys had a conference call to negotiate the terms of the stock purchase agreement.  After that conference call, counsel for D. Chymiak returned to the Company a proposed revised version of the stock purchase agreement, and on December 20, 2018 returned to the Company proposed revisions to the D. Chymiak guarantee.

On December 20, 2018, the strategic direction committee met.  Mr. McGill discussed the status of negotiations for the sale of the cable business to D. Chymiak.  Scott Francis reported to the committee members that the terms being discussed were a total purchase price of $10,275,000, which reflected the aforesaid reduction for the purchase price for the sale of the Broken Arrow property, and also reflected reductions for reduced 2018 fiscal year operating results of the cable business, and a further inventory write down. Of the purchase price, $3,900,000 was payable in cash at the closing and the remaining $6,375,000 was included in a promissory note, payable over five years.  Martin Hanan of ValueScope reported that their analysis valued the cable segment at $9,400,000 so the revised purchase price exceeded the value of the cable segment.  Jason Wainwright of ValueScope reported that the business decline suffered by the Company’s cable segment since June 30, 2018, had resulted in a reduction in the valuation of the cable segment.  Directors Franz and Sparkman questioned the ValueScope representatives and management extensively regarding valuation and the reasons for the decline in the valuation of the cable segment.  The committee approved the terms of the Stock Purchase Agreement subject to getting the buyer’s agreement to the economic terms of the transaction as discussed at the meeting. After the meeting, counsel to the Company advised counsel to D. Chymiak of the economic terms that the committee would accept, and on December 21, 2018, counsel to the Company delivered revised drafts of the stock purchase agreement to counsel for D. Chymiak reflecting the terms approved by the committee.  On December 26, 2018, the Company and D. Chymiak executed the stock purchase agreement.

On March 11, 2019, the committee approved an amendment to the Stock Purchase Agreement.  The amendment, as executed by the parties on March 18, 2019, and dated as of March 15, 2019, acknowledged that an affiliate of D. Chymiak had agreed to purchase the Company’s Sedalia, Missouri and Warminster, Pennsylvania properties for purchase prices equal to their appraised values of $1,375,000 and $725,000, respectively.  Like the Broken Arrow, Oklahoma facility sale in 2018, the Sedalia and Warminster sale agreements are structured as sale/leasebacks under which the purchaser pays the appraised value of the property, and the purchaser and seller enter into a ten year lease of the property.  The Sedalia and Warminster sale agreements, executed by the parties on March 22, 2019, require a cash payment equal to 80% of the purchase price at closing and the delivery of the purchaser’s 6.25% promissory note for the balance of the purchase price which is payable on the earlier of (i) the closing of the Sale Transaction or (ii) six months from the closing of the property sale.  Payment of the promissory note is guaranteed by D. Chymiak and The David E. Chymiak Trust.  Since the Sedalia, Missouri and Warminster, Pennsylvania properties are part of the cable business, the amendment provides that amounts paid to the Company for their purchase prior to the closing of the Sale Transaction will reduce the purchase price and down payment under the Stock Purchase Agreement.  In addition, the amendment reflects the parties’ agreement as to the form of the collateral agreements that would secure payment of buyer’s promissory note, the terms and conditions upon which certain collateral would be released by the Company and a clarification of the permitted amount of senior debt against the Company’s real estate collateral.  ValueScope finalized and delivered its fairness opinion dated as of March 21, 2019, after reviewing the terms of the amendment.

Purposes and Reasons for the Sale; Position of the Company as to Fairness of the Sale; Recommendation of the Strategic direction committee and of our Board of Directors

The strategic direction committee acting on behalf of and as authorized by the Company’s Board of Directors believes, based on their consideration of the factors relating to the substantive and procedural fairness described below, that the Sale Transaction as contemplated by the Stock Purchase Agreement is fair to, and in the best interests of, all of the Company’s stockholders and specifically to the stockholders unaffiliated with the buyer. The Company’s purpose and reasons for undertaking the Sale Transaction at this time are to enable stockholders to realize the value of the cable business by selling it pursuant to the terms of the Stock Purchase Agreement.

In the course of reaching its determination, the strategic direction committee considered information with respect to the Cable Companies’ financial condition, results of operations, competitive position and business strategy, on both a historical and prospective basis, as well as current industry, economic and market conditions and trends. The strategic direction committee also considered the following factors as being generally positive or favorable, each of which the strategic direction committee believed supported its determination and recommendations:

• the then-current and historical values of the Cable Companies;

 • the continuing decline of our cable business and of the cable television industry overall;

• the Company’s need for additional growth capital;

• the continued decline of top line and bottom line results of the cable business in spite of efforts of the Company to grow the business;

• the large amount of inventory required to operate the cable business relative to the return generated from the inventory investment;

• the consolidation of cable operators and original equipment manufacturers which limited the Company’s ability to grow its cable business;

• changes in cable television technology which negatively impacted the cable segment’s ability to sell its legacy product lines;

• the consideration to be paid by Leveling 8 for the cable assets and business;

 • the terms of the Stock Purchase Agreement, including:

 ○ the requirement that the Sale Transaction must be approved by the holders of a majority of the outstanding common stock of the Company not owned by D. Chymiak and his affiliates;

○ the limited representations and warranties given by the Company;

○ the inclusion of provisions that permit the Company’s Board of Directors, under specified circumstances, to change or withdraw its recommendation with respect to the Stock Purchase Agreement and the Sale Transaction and respond to unsolicited proposals to acquire the Cable Companies to the extent the Company’s Board of Directors believes in good faith that failure to do so would be inconsistent with its fiduciary duties; and

 ○ the other terms and conditions of the Stock Purchase Agreement, as discussed in the section entitled “The Stock Purchase Agreement”, which the strategic direction committee, after consulting with its legal counsel, considered to be reasonable and consistent with precedents it deemed relevant.

In addition to the foregoing factors which the strategic direction committee considered as being generally positive or favorable in making its determination and recommendations in favor of the Sale Transaction, the strategic direction committee also considered that its determination and recommendations were supported by its belief that there were limited strategic alternatives for enhancing value for the Company’s stockholders, and that the market to sell the Cable Companies was limited, both in terms of interested buyers and time. This belief was primarily based on the Company’s failed attempt to sell the Company in 2010. Although the Company had several interested parties, all potential purchasers lost interest upon their review of the Company’s business model. The board and management concluded that potential purchasers were swayed from the possible purchase of the cable segment principally because of their concerns regarding the Company’s large inventory position and the dominant role played by D. Chymiak in the cable segment’s business. The strategic direction committee believes these potentials concerns have only been exacerbated over time and that the market to purchase the cable segment of the Company is more limited today than it was in 2010.  This view was confirmed by the Company’s broker who, in the spring of 2018, reported that his informal inquiries suggested that there would be little third party interest in purchasing the Company’s cable business.

The strategic direction committee also considered a number of factors that are discussed below relating to the procedural safeguards that it believes were and are present to ensure the fairness of the Sale Transaction. The strategic direction committee believes these factors support its determinations and recommendations and provide assurance of the procedural fairness of the Sale Transaction to the Company’s stockholders:

• the broad authority granted to the strategic direction committee by the Company’s Board of Directors to negotiate the terms of the definitive agreement with D. Chymiak or to determine not to pursue any agreement with D. Chymiak;

 • the strategic direction committee consists solely of independent and disinterested directors. The members of the strategic direction committee (i) are not employees of the Company or any of its subsidiaries, (ii) are not affiliated with D. Chymiak, Leveling 8 or their affiliates, and (iii) have no financial interest in the Sale Transaction that is different from that of the Company’s unaffiliated stockholders, other than as discussed in the section entitled “Special Factors—Interests of the Company’s Directors and Executive Officers in the Sale Transaction”;

 • the strategic direction committee held several meetings and met regularly to discuss and evaluate D. Chymiak’s proposal, and was advised by independent legal advisors, and each member of the strategic direction committee was actively engaged in the process on a regular basis;

 • the recognition by the strategic direction committee that it had no obligation to approve the Sale Transaction or any other transaction;

• the Sale Transaction must be approved by the affirmative vote of (i) the holders of at least a majority of all outstanding shares of common stock, and (ii) the holders of at least a majority of all outstanding common stock of the Company not owned by D. Chymiak and his affiliates, as discussed in the section entitled “The Special Meeting—Required Vote”; and

• the opinion of ValueScope that the purchase price to be paid for the cable segment was fair.

In the course of reaching its determinations, the strategic direction committee also considered the following risks and other factors concerning the Stock Purchase Agreement and the Sale Transaction as being generally negative or unfavorable:

 • the fact that the Company will have no ongoing equity participation in the Cable Companies following the Sale Transaction, and that the Company will cease to participate in the Cable Companies’ future earnings or growth, if any, and will not participate in any potential future sale of the Cable Companies to a third party or any potential recapitalization which could include a greater dividend to stockholders;

 • the possibility that Leveling 8 could realize significant returns on its equity investment in the Cable Companies following the Sale Transaction;

 • the possibility that Leveling 8 could sell some or all of the Cable Companies following the Sale Transaction to one or more purchasers at a valuation higher than that being paid in the Sale Transaction;

 • the risk that, while the Sale Transaction is expected to be completed, there can be no assurance that all conditions to the parties’ obligations to complete the Sale Transaction will be satisfied, and as a result, it is possible that the Sale Transaction may not be completed even if the requisite stockholder approvals are obtained;

 • the risks and costs to the Company if the Sale Transaction does not close, including the potential effect of the diversion of management and employee attention from the Company’s business and the substantial expenses which the Company will have incurred; and

• the risk of a default by Leveling 8 in the payment of its promissory note, which represents over half of the purchase price.

While the strategic direction committee considered potentially positive and negative factors, it concluded that, overall, the potentially positive factors outweighed the potentially negative factors, and at a meeting held on December 20, 2018, the strategic direction committee unanimously:

 • determined that the Stock Purchase Agreement and the Sale Transaction as contemplated by the Stock Purchase Agreement are fair to, advisable, and in the best interests of the Company and the Company’s stockholders; and

 • approved resolutions recommending to the Company’s stockholders that they approve the Sale Transaction as contemplated by the Stock Purchase Agreement.

The committee likewise unanimously approved the changes to the Stock Purchase Agreement set forth in the amendment of March 15, 2019.

In addition, the Company’s Board of Directors believes that the Stock Purchase Agreement and the Sale Transaction are both substantively and procedurally fair to the Company and the Company’s stockholders.  In reaching these determinations, our Board of directors considered and adopted:

• the strategic direction committee’s analysis, conclusions, and unanimous determination that the Stock Purchase Agreement and the Sale Transaction as contemplated by the Stock Purchase Agreement were fair to, advisable and in the best interests of the Company and the Company’s stockholders; and

 • the strategic direction committee’s unanimous recommendation that the stockholders vote for the approval of the Sale Transaction.

In making these determinations, the Company’s Board of Directors also considered a number of factors, including the following:

 • the strategic direction committee consists solely of independent and disinterested directors. The members of the strategic direction committee (i) are not employees of the Company or any of its subsidiaries, (ii) are not affiliated with D. Chymiak, Leveling 8 or their affiliates, and (iii) have no financial interest in the Sale Transaction that is different from that of the Company’s unaffiliated stockholders, other than as discussed in the section entitled “Special Factors—Interests of the Company’s Directors and Executive Officers in the Sale Transaction”; and

 • the process undertaken by the strategic direction committee and its advisors in connection with evaluating the Sale Transaction, as described above in the section entitled “Special Factors—Background of the Sale Transaction”.

The foregoing discussion of the information and factors considered by the strategic direction committee and by the Company’s Board of Directors is not intended to be exhaustive, but includes the material factors considered by the strategic direction committee and the Company’s Board of Directors, respectively, including the substantive and procedural factors considered by the strategic direction committee and the Company’s Board of Directors discussed above. In view of the wide variety of factors considered by the strategic direction committee and by the Company’s Board of Directors in evaluating the Stock Purchase Agreement and the Sale Transaction, neither the strategic direction committee nor the Company’s Board of Directors found it practicable, or attempted, to quantify, rank or otherwise assign relative weights to the foregoing factors in reaching their respective conclusions. In addition, individual members of the strategic direction committee and of the Company’s Board of Directors may have given different weights to different factors and may have viewed some factors more positively or negatively than others.

Other than as described in this proxy statement, the Company’s Board of Directors is not aware of any offer by any other person during the prior two years for the purchase of the Cable Companies or the Company’s cable business.

Fairness Opinion
At the meeting of the strategic direction committee of the Company’s Board of Directors held on December 20, 2018, ValueScope, Inc. “ValueScope” delivered an oral opinion, which was confirmed by delivery of a written opinion, dated as of March 21, 2019, and addressed to the strategic direction committee of the Board of Directors, to the effect that, as of the date of the opinion and based upon and subject to the conditions and limitations set forth in the opinion, the consideration to be received by the Company in the Sale Transaction was fair from a financial point of view, to the Company.
The full text of ValueScope’s written opinion dated as of March 21, 2019, together with a detailed report regarding its financial analysis and the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. ValueScope’s opinion was provided for the use and benefit of the strategic direction committee of the Company’s Board of Directors in its evaluation of the Sale Transaction. ValueScope did not act as a financial advisor to the Company in connection with the Sale Transaction.  ValueScope’s opinion is limited solely to the fairness, from a financial point of view, of the consideration to be received by the Company in the Sale Transaction and does not address the Company’s underlying business decision to effect the Sale Transaction or the relative merits of the Sale Transaction as compared to any alternative business strategies or transactions that might be available with respect to the Company. ValueScope’s opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote or act with respect to the Sale Transaction or any other matter.
In arriving at its opinion, ValueScope, analyzed, among other things:

•
A review of the execution version of the Stock Purchase Agreement by and among Leveling 8, Inc. and ADDvantage Technologies Group, Inc. dated December 26, 2018, and the amendment to the Stock Purchase Agreement dated March 15, 2019.

•	A review of the Company’s publicly available financial statements for the fiscal years ended September 30, 2015 through September 30, 2018 and the trailing twelve-month period ended November 30, 2018.
•	A review of information relating to the Company’s industry and similar companies.
•	Discussions with management regarding the historical and projected operating performance of the Company.
•	Discussions with management regarding the Company’s industry with respect to guideline companies and transactions.
•	A review of the Company’s recent trading activity on the NASDAQ Global Market exchange.
•	A review of pricing data of comparable guideline companies and industry transactions existing as of the Valuation Date.
In connection with ValueScope’s review, with the Company’s consent, ValueScope relied on the information supplied to, discussed with or reviewed by it for purposes of its opinion being complete and accurate in all material respects. ValueScope did not independently verify any of the information and relied upon its completeness and accuracy in all material aspects.  ValueScope relied upon certain asset appraisals given to it by the Company and did not independently verify such appraisals.
ValueScope developed certain projections in connection with its valuation analysis for the cable segment, the Company pre-transaction and the Company post-transaction.  These projections were based on a combination of available industry data, historical financial performance and discussions with Company management.  Industry data consisted of IBISWorld Industry Reports on Cable Providers in the U.S, Electronic Part & Equipment Wholesaling in the U.S, Wireless Telecommunications Carriers in the U.S. and cable TV subscriptions.  The historical financial performance used in developing the projections came from Company income statements by segment for the fiscal years ended September 30, 2015, through 2018 and the trailing twelve months ended November 30, 2018.  Projections were created for a valuation date of June 30, 2018, and were updated to November 30, 2018.  Company management reviewed the projections that ValueScope developed.
The following is a summary of the material financial analyses presented by ValueScope in connection with its opinion to the strategic direction committee of the Board of Directors of the Company. This summary is qualified in its entirety by ValueScope’s fairness opinion and related report attached to this proxy statement at Annex B, and stockholders are urged to review the fairness opinion and related report in its entirety.
Some information in the summaries of ValueScope’s financial analyses discussed herein and in ValueScope’s fairness opinion and related report attached to this proxy statement as Annex B is presented in tabular format. Tables should be read in conjunction with the accompanying text and are not complete in themselves. Considering the data described below without considering the full description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of ValueScope’s analyses.

Financial Analyses of the Company
Historical Financial Review of the Cable Segment
ValueScope reviewed the historical financial information for the Company’s cable segment for the fiscal years ended September 30, 2015 through September 30, 2018 and the trailing twelve-month period (“TTM”) ended November 30, 2018, which we refer to as the “Review Period”. Cable’s total revenue declined each year of the Review Period, from $25.4 million at the end of fiscal year 2015 to $19.1 million for the TTM ended November 30, 2018.  This is due to the decline in Cable TV subscribers, which is expected to continue according to the aforementioned IBIS World Industry report.

ValueScope made certain adjustments to cable’s general and administrative expenses in order to reflect cable as a standalone business.  (See Schedule A.4 to Appendix C of Annex B.)  After making these adjustments, ValueScope estimated that the cable segment’s EBITDA decreased from $3.4 million at the end of fiscal year 2015 to negative $0.4 million for the TTM ended November 30, 2018.  The cable segments adjusted historical EBITDA and EBITDA margins are presented in the following chart.

Historical Financial Review of the Company
The Company’s total revenue increased from $43.7 million at the end of fiscal year 2015 to $46.8 million for the TTM ended November 30, 2018.  This increase in revenue was driven by growth in the Telco segment.  The Telco segment’s revenue increased from $18.8 million in 2015 to $27.8 million for the TTM ended November 30, 2018, while the Cable segment’s revenue declined from $25.4 million to $19.1 million. Historical revenue by segment is presented in the following chart.
Valuation Methodology
Three conceptually distinct methodologies can be applied to determine the fair market value of a business or asset:  (a) the income approach, (b) the market approach, and (c) the cost approach.  Each of these generally accepted valuation methodologies are considered in the appraisal process and are more or less relevant given the nature of the business and the observable data used to apply the method.
ValueScope used the income and market approaches to determine the value of the cable segment (See Appendix C to Annex B), the pre-Sale Transaction or “pre-transaction” value of the Company (See Appendix D to Annex B ) and the post-Sale Transaction or “post-transaction” value of the Company (See

Appendix E to Annex B).  In addition to the income and market approaches, ValueScope used the cost approach to derive an indication of value for the cable segment.
Income Approach – Discounted Cash Flow Model
The projected revenue and expenses in the discounted cash flow (DCF) model were based on discussions with management and industry projections and certain assumptions regarding future nominal and real revenue growth rates
Market Approach – Guideline Public Company Method
The market approach analysis included an examination of ten guideline companies identified by management and pricing measures and industry transactions observable in the public and private markets.  ValueScope determined a conclusion of value based on a review of the pricing multiples of the guideline companies.  Based on its analysis, ValueScope applied the enterprise value (EV) to EBITDA multiples and EV/Sales multiples to the average EBITDA of the cable segment or the Company, as applicable, over the Review Period to arrive at an enterprise value.  ValueScope then added cash and subtracted debt to arrive at the implied equity value on a minority, marketable basis.  A control premium of 34.3% was then applied to determine total equity value, on a controlling basis.
Market Approach – Merger & Acquisition Method
ValueScope identified thirty comparable transactions from two proprietary databases, reviewed the EV/Sales and EV/EBITDA multiples and determined appropriate multiples for the Company and the cable segment, based on size and profitability of the Company. After adjusting for cash and debt, these multiples were applied to determine equity value.
Cost Approach – Adjusted Balance Sheet Method (cable segment valuation only)
The cable segment’s assets were generally valued at book value as of November 30, 2018, subject to adjustments to book value for accounts receivable (downward), inventory (downward) and real estate (upward).
Market Approach – Pre-Transaction Market Capitalization (pre-transaction Company valuation only)
ValueScope utilized the Company’s recent pre-Transaction trading history and share prices in arriving at a pre-transaction equity value.  ValueScope applied a 34.3% control premium to the total market capitalization as of November 30, 2018, to obtain a controlling, marketable interest equity value.
Summary Valuation Table
The following table summarizes the valuations determined by ValueScope under the methodologies described above.  This table should be reviewed in conjunction with the more detailed discussion of valuation set forth in Annex B to this proxy statement.

SUMMARY VALUATION (Dollar figures in Thousands)
Cable Segment Value (Appendix C to Annex B)
Valuation Method	Indicated Value	Reference
Income Approach Discounted Cash Flow Method	$9,404	Schedule B.8
Market Approach Guideline Public Company Method Merger and Acquisition Method	$7,482 $6,467	Schedule C.2 Schedule D.3
Cost Approach Adjusted Balance Sheet Method	$9,917	Schedule E
Concluding Value	$8,300	Schedule G

Pre-Transaction Company Value (Appendix D to Annex B)
Income Approach Discounted Cash Flow Method	$20,850	Schedule B.8
Market Approach Guideline Public Company Method Market Price Method Merger and Acquisition Method	$20,522 $18,412 $20,429	Schedule C.2 Schedule D Schedule E.3
Concluding Value	$20,100	Schedule G
Post-Transaction Company Value (Appendix E to Annex B)
Income Approach Discounted Cash Flow Method	$12,587	Schedule B.8
Market Approach Guideline Public Company Method Merger and Acquisition Method	$14,942 $11,724	Schedule C.2 Schedule D.3
Equity Value – Excluding Transaction Consideration	$12,200	Schedule F
Plus: Cash Consideration Plus: Promissory Note	$3,939 $6,375
Concluding Value	$22,514

Miscellaneous
This summary of the analyses is not a complete description of ValueScope’s opinion or the analyses underlying, and factors considered in connection with, ValueScope’s opinion. The preparation of a fairness opinion is a complex analytical process and is not necessarily susceptible to partial analysis or summary description.  Selecting portions of the analyses or summary set forth above, without consulting and considering the analyses as a whole, could create an incomplete view of the opinion. ValueScope made its determination on the basis of its experience and professional judgment.
Founded in 2001, ValueScope is a team of highly credentialed valuation and financial consultants with broad experience ranging from corporate M&A to former corporate executives and academicians.  Team members hold advanced degrees in finance and economics and include CPA’s, CFA charterholders, Accredited Senior Appraisers, and Certified Valuation Analysts.  ValueScope performs more than 300 engagements annually for more than 250 clients.  Appraisers on the ADDvantage fairness opinion included Martin Hanan and Jason Wainwright.  Martin Hanan is the president and founder of ValueScope.  He has an MBA from Loyola University of Chicago and a B.S. in electrical engineering from the University of Illinois.  Mr. Hanan is a CFA charterholder and has more than 30 years of valuation experience.  Jason Wainwright is a senior manager at ValueScope and has been with ValueScope since 2014.  He has an M.S. in quantitative finance from the University of Texas at Arlington and a BBA in finance from Texas Wesleyan University.  Additionally, Mr. Wainwright is a CFA charterholder.

The strategic direction committee of the Board of Directors selected ValueScope as an advisor in connection with the Sale Transaction because ValueScope has substantial experience in similar transactions. As compensation for its services, ValueScope was paid $85,000. ValueScope is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, and valuations for corporate and other purposes.  There is no prior work or other relationship between ValueScope and ADDvantage or between ValueScope and D. Chymiak.

Appraisals and Other Reports

Appraisals of certain real properties owned by the Cable Companies or mortgaged to the Company to secure payment of the Promissory Note were also obtained.  Such appraisals are summarized as follows:

Broken Arrow, Oklahoma
 Owner:  Sold by the Company to David Chymiak LLC in November, 2018 (Mortgaged)
Appraiser:  CBRE, P. Scott Ryan, MAI
Experience:  Director at CBRE, Inc.  Over 29 years of experience in real estate appraisal and consulting.
Licensing: State Certified General Appraiser Oklahoma – No. 13054CGA.  (Also licensed in Kansas, Missouri and Louisiana.)
Appraised Value:  $5,000,000 as of August 17, 2018
Appraisal Fees:  $3,250

Johns Creek, Georgia
Owner: The David E. Chymiak Trust (Mortgaged)
Appraiser: Buckhead Advisory Group Ltd.  J. Michael Smith, MAI, SRA
Experience:  President of Buckhead Advisory Group from 1997 – present.
Licensing: Certified Real Estate Appraiser in the State of Georgia, Certification CG 000226
Appraised Value: $3,050,000 as of April 17, 2018
Appraisal Fees:  $2,400

Sedalia, Missouri1
Owner: ComTech (Mortgaged)
Appraiser:  CBRE, Chris Williams, MAI
Experience:  Director at CBRE, Inc. 19 Years of experience in real estate appraisal and consulting.
Licensing:  State of Oklahoma, No. 12867CGA.  (Also licensed in Kansas, Missouri, Texas and Arkansas.)
Appraised Value:  $1,350,000 as of August 9, 2018
Appraisal Fees:  $3,250

Warminster, Pennsylvania2
Owner:  NCS (Mortgaged)
Appraiser:  CBRE, Timothy P. Golden Jr., MAI
Experience:  2011 – Present: CBRE, Inc. (Vice President)
Licensing:  Pennsylvania Certified General Real Estate Appraiser - #GA003644.  (Also licensed in New Jersey and Delaware.)
And
Appraiser:  CBRE, John J. Lynch, MAI
Experience:  2003 – Present: CBRE, Inc. (Managing Director)
Licensing:  Pennsylvania Certified General Real Estate Appraiser - #GA-000485-L.  (Also licensed in New Jersey.)
Appraised Value:  $725,000 as of August 17, 2018
Appraisal Fees: 3,500

1 ComTech has agreed to sell this facility to an affiliate of D. Chymiak for a purchase price of $1,350,000.  The agreement is scheduled to close in April of 2019. Any cash amounts paid by the purchaser on or before the closing of the Sale Transaction will reduce the purchase price and down payment under the Stock Purchase Agreement.
2 NCS has agreed to sell this facility to an affiliate of D. Chymiak for a purchase price of $725,000.  The agreement is scheduled to close in April of 2019.  Any cash amounts paid by the purchaser on or before the closing of the Sale Transaction will reduce the purchase price and down payment under the Stock Purchase Agreement.

ADDvantage chose the appraisers after interviewing them, and ADDvantage paid for the appraisals other than the John’s Creek, Georgia Property, which was for the benefit of the senior lender on the property, and was paid for by the owner of the property, an affiliate of D. Chymiak.
Plans for ADDvantage after the Sale Transaction

ADDvantage has been a reseller of used or refurbished network and customer premise equipment to the cable TV and telecommunications industries. We have provided some limited customer services primarily in the cable segment but nothing in the telco area.

The cable TV industry has been experiencing subscriber churn to other providers and shrinkage from the “cut the cord” movement gradually over the last decade. The transition to new optical-based technologies has also had an impact on the sale of analog equipment in our inventory leading to a gradual but steady decline on our cable TV sales and service.

Telco Segment Overview

The expansion into the telecommunications equipment resale business with the acquisition of Nave in 2014 and Triton in 2016 has provided growth to offset the decline in cable. However, growth at both companies has been disappointing and margins have been flat. Nave’s operating expenses were high prior to FY2019, and Triton has been stifled by lack of space to grow the business and add additional product lines and new markets. Both businesses have been East Coast-centric due to their locations, limiting geographic growth and extending delivery intervals in a time-sensitive business of supplying spare or repaired critical network parts.

We believe that the telecommunications equipment resale business can be profitable and have implemented both cost reduction and expansion plans at Nave and Triton.   We have decided to diversify our business and expand into the network and equipment services segments as they have low barriers and costs of entry and present a major opportunity for growth and geographic expansion. We have chosen to begin with wireless services with the recent acquisition of Fulton Technologies. We also believe that growth and geographic expansion in services will lead to increased opportunities in our Telco equipment segment.

Nave Communications (“Nave”)

Nave has been in business for 20 years, located in suburban Baltimore, MD. ADDvantage bought Nave from its founder and management team in 2014 and had made little change to the way it conducted business until this past August.

Nave has a diverse and tenured customer base and sells products from top OEM’s such as Cisco, Ciena, Lucent, Adtran, Fujitsu, Siemens, Nokia, Juniper etc. It also has a growing brokerage business focusing on supplying the wholesale market with in-demand products we have in our inventory.  Nave also has a long-standing internal recycling and scrapping capability in a R2 Certified Facility.

After an intense operational analysis of the business last July, it was determined that Nave has been too East Coast focused due to its location, which can cause delivery interval disadvantages and presents challenges selling to markets in the Western half of the United States. Nave’s facility in Baltimore was in a good location but was 90,000 square feet and the overall costs of the building and internal operating costs impeded margins.

Due to the historical inventory purchasing strategy of buying in bulk-lots with mixed product types of varying quality, the inventory was poorly organized. The same product could be stored in multiple places, causing excessive costs to fill customer orders. Sales orders were constrained due to inventory inefficiencies and the inability to guarantee product reliability via in-house pre-testing facilities. This lack of pre-testing capability also led to an increase in product returns over the last few years due to a lack of ability to test and repair products. All the above contributed to an overhead structure that was expensive, slow, unreliable and reduced profitability and customer satisfaction.

Nave needed a new strategy to enhance both revenue and profitability. In August 2018, we relocated the entire Nave inventory to Palco Telecom in Huntsville, AL a world-class 3rd party logistics provider allowing us to reorganize and update our inventory records and product status. We moved more than 90,000 units in inventory from Baltimore to Huntsville over a two-week period and received, inspected and sorted all the inventory at Palco, reducing our storage requirements from 85,000 square feet to approximately 15,000 square feet during the process. We also implemented staff reductions with the warehouse and shipping staff in Baltimore reducing our operating costs by almost 70%. The last remaining action item is to exit the 10-year lease at the Jessup, MD facility which has 4.5 years remaining. This would further reduce our operating expenses by over $800,000/annually.

Now that the inventory is at Palco, we have developed the ability to pre-test over 15,000 SKU’s when needed before shipping to our customers, thereby reducing product returns and increasing customer satisfaction.  We also have a complete and accurate database of all product inventory with the ability to pick and ship orders in minutes rather than hours or days. The more central location also expands our 24-hour ship time territory to an additional 14 states. Finally, Palco gives us the ability to repair a high percentage of our own products but also to sell repair as a service to a multitude of network providers who need the ability to repair critical network components no longer serviced by the original OEM’s.

Our goal is to turn Nave into a strong contributor to the Addvantage portfolio, bringing strong annual growth in revenue and significant improvement to net profit.

Triton Datacom (“Triton”)

Triton Datacom was acquired in 2016 and is located in suburban Miami, FL. Triton has a strong and experienced leadership team with over 20 years of refurbished telecom equipment experience and a great company culture and work ethic.

Triton has been a high-quality PBX phone supplier for over 15 years and is very well respected in the refurbished PBX space.  They have low turnover and a very dedicated staff which has led to a high-quality product and efficient processes. There is a capable management team that provides clear direction to their staff and allows for an excellent working environment.

Triton has strong supplier and vendor relationships allowing excellent inventory control and an abundant access to products. They have excellent attention to detail on their refurbishing and repair processes and their output is in high demand from end-users in the enterprise office product space.

As a result of an internal operations review last July, the decision was made to move out of their existing 9,000 square foot location in Miami up the road a few miles to Pembroke Park, FL in a new 21,000 square foot facility that will allow Triton to expand its refurbishment operations and new equipment sales. We are also increasing our focus on the brokerage business, carrier sales, internet sales, and expanding our sales and marketing capabilities to match up to our investment in production capability. We expect significant topline increases beginning shortly after the move in June and are positioning Triton for significant multiyear growth in both top and bottom-line contribution.

Fulton Technologies (“Fulton”)

Fulton Technologies is a wireless services company that installs, upgrades and integrates new and existing technologies on wireless cell sites and small cells throughout the Midwest and Southwest regions of the US.  Fulton has been in business for over 30 years and was acquired by Addvantage on January 4, 2019.

The purchase of Fulton represents a growth opportunity that can be targeted to certain geographic markets or service-types in a space with almost limitless growth potential given the exponential growth in demand for data and video capacity over the world’s wireless networks.  Fulton brings vast experience in the services business, broad industry client contacts and a known pool of talented, experienced resources and management to execute its business.

The acquisition of Fulton provides ADDvantage a platform for expansion both geographically and by service-type immediately via multiyear master service agreements with all the major wireless carriers, OEM’s, tower owners and major integrators. These service types can be network design, real estate permissions, engineering, construction, installation and maintenance services under a strong umbrella of construction and project management expertise. The ability and experience in building an organization around these skillsets is paramount to the successful integration of Fulton.  Fulton has a strong reputation and has developed trust throughout the industry with its clients. Fulton has a team of excellent managers to build an organization that can meet deadlines, deliver quality service and increase profitability.

About half of the capex spent in the wireless industry goes to purchase network equipment and technology while the other half goes to the services needed to deploy the equipment into the network. With the massive amount of capex spending required to complete 4G and begin the deployment of the coming 5G technology and services,  Fulton is well positioned to grow its services footprint and revenue streams. Adding services to its portfolio allows ADDvantage to diversify its business and soften its dependency on just Nave and Triton post-sale of the cable segment.

Fulton primarily deploys new technologies and frequencies at tower and rooftop cell sites spread over wide geographic areas or states in the Midwest and Southwest regions. It also excels at the deployment of temporary towers for special events like the Indy 500, Lollapalooza, the Chicago World Series and even for storms or emergency situations. Fulton built many of the small cells used in downtown Minneapolis for the 2018 Superbowl. Fulton is well known for solving complex technical challenges and building the most difficult specialty cell sites for its carrier customers.

Deploying new technologies often includes decommissioning and removing outdated technologies. Fulton has a team that is good at both these additional opportunities.  Front-end services such as design and permissions not only are profitable on their own, but also offer an early view into the construction programs for the following construction year. ADDvantage will focus initially on wireless network services and will pursue the Southwest and Midwest markets via multiyear master service Agreements (MSA’s) with AT&T Mobility, Verizon, Sprint, TMO, Nokia, Ericsson and other turf vendors like Mastec, Black & Veatch, SAC, Nexius and others.

Certain Effects of the Sale

If the conditions to the closing of the Sale Transaction are either satisfied or, to the extent permitted, waived, ADDvantage will sell its interest in the Cable Companies to Leveling 8 and Leveling 8 will become the sole owner of each of the Cable Companies. ADDvantage will cease to own any of the Shares in the Cable Companies. ADDvantage will continue to operate the telecommunications and wireless businesses as they are currently operated and its corporate existence under Oklahoma law will continue unaffected.

If the Sale Transaction is completed, the entire equity in the Cable Companies will be owned by Leveling 8, and ADDvantage will have no interest in the Cable Companies’ net book value or net earnings. Leveling 8 will be the sole beneficiary of the future net earnings and growth, if any, of the cable business.  Similarly, Leveling 8 will also bear the risks of ongoing operations including the risks of any decrease in the value after the Sale Transaction.  The Cable Companies will lease the Broken Arrow, Oklahoma, facility from an affiliate of D. Chymiak, and ADDvantage will be released from its guarantee of such lease.  In like manner, if the Sedalia, Missouri and Warminster, Pennsylvania sale agreements are closed before the closing of the Sale Transaction, the Cable Companies will lease those properties from an affiliate of D. Chymiak, and ADDvantage will be released from its guarantee of those leases.

D. Chymiak’s stock ownership in the Company will remain unchanged as a result of the Sale Transaction.  D. Chymiak will withdraw from his position as Chief Technology Officer but will likely remain a director of the Company.

ADDvantage’s common stock is currently registered under the Exchange Act and is quoted on NASDAQ Global Market under the symbol “AEY”. This will remain unchanged.

Interests of the Company’s Directors and Executive Officers in the Sale Transaction

When considering the recommendation of the Company’s Board of Directors, you should be aware that the members of our Board of Directors and our executive officers have interests in the Sale Transaction other than their interests as stockholders generally, including those described below. These interests may be different from, or in conflict with, your interests as a stockholder of the Company. The members of our Board of Directors and strategic direction committee were aware of these additional interests, and considered them, when they approved the Stock Purchase Agreement and the Sale Transaction.

D. Chymiak’s Interests

If the Sale Transaction is completed, Leveling 8 will beneficially own 100% of the Cable Companies. Leveling 8 is wholly owned by D. Chymiak, a director and executive officer of the Company. For a description of D. Chymiak’s continuing interest in the Company, see “Special Factors—Certain Effects of the Sale”.

Compensation of the Strategic Direction Committee

In consideration of the additional time and effort required for their service on the strategic direction committee, each member of the strategic direction committee is being paid a per-meeting fee of $375. To date, there have been eight strategic direction committee meetings. In addition, the members of the strategic direction committee will also be reimbursed for their reasonable out of pocket travel and other expenses in connection with their service on the strategic direction committee. The strategic direction committee, at the invitation of the Board of Directors, approved such fees after discussion with their legal advisors.

James C. McGill, as Chairman of the Board, is paid $150,000 per year ($75,000 in cash and $75,000 in restricted stock, vesting at 20% per year over 5 years) pursuant to the terms of a letter agreement dated October 8, 2018.  McGill does not receive any additional compensation for his participation on the strategic direction committee.

Other than their receipt of strategic direction committee compensation (as described above) and compensation for serving on the Company’s Board of Directors, neither of which is contingent upon the consummation of the Sale Transaction or the strategic direction committee’s or Board of Directors’ recommendation of the Sale Transaction, none of the members of the strategic direction committee has a financial interest in the Sale Transaction or any of transactions contemplated thereby and none of them is related to or affiliated with Leveling 8. The Company’s Board of Directors did not place any limitations on the authority of the strategic direction committee regarding its investigation and evaluation of the proposed transaction.

United States Federal Income Tax Consequences of the Sale Transaction

The following discussion is a summary of certain U.S. federal income tax consequences of the Sale Transaction. This discussion is based on current provisions of the Code, applicable U.S. Department of the Treasury regulations promulgated thereunder, judicial opinions, and published positions of the Internal Revenue Service, all as in effect as of the date of this document. Such authorities are subject to change or differing interpretations at any time, possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements in this proxy statement. This discussion does not address any U.S. federal tax considerations other than those relating to income tax (e.g., estate and gift taxes), nor does it address any state, local, or foreign tax considerations or any tax reporting requirements.

The Sale Transaction will not result in any immediate U.S. federal income tax consequences to ADDvantage stockholders.

The parties have agreed to make a 338(h)(10) election with the IRS regarding the taxing of the Sale Transaction.  If this election is upheld, then the Sale Transaction, though structured as a sales of Shares in the Cable Companies, will be taxed as if it were a sale of the assets of the Cable Companies.

The Sale Transaction will generally be taxable to ADDvantage for U.S. federal income tax purposes, and it is expected that ADDvantage will recognize a net loss for U.S. federal income tax purposes as a result of the Sale Transaction.

Regulatory Approvals

The Company is unaware of any federal or state regulatory requirements that must be complied with or necessary approvals in connection with the Sale Transaction other than compliance with regulations of the Securities and Exchange Commission.

Anticipated Accounting Treatment of the Sale Transaction

The Sale Transaction will be accounted for as a “sale of a business” as that term is used under generally accepted accounting principles in the United States for financial accounting purposes.

No Appraisal Rights

Neither Oklahoma law nor ADDvantage’s certificate of incorporation provides ADDvantage stockholders with appraisal or dissenters’ rights in connection with the Sale Transaction.

Financial Information

Historical Financial Statements

Unaudited financial statements for the cable segment for the fiscal years ended September 30, 2017 and September 30, 2018, and for the quarter ended December 31, 2018, are attached to this proxy statement at Annex A.  The Company’s annual reports on form 10-K for the years ended September 30, 2017 and September 30, 2018, and the Company quarterly report on form 10-Q for the quarter ended December 31, 2018 are incorporated into this proxy statement by reference, including within such reports the annual audited financial statements of the Company for the years ended September 30, 2017 and September 30, 2018 and the unaudited financial statements of the Company for the quarter ended December 31, 2018.

Unaudited Pro Forma Condensed Combined Financial Information

ADDvantage has prepared unaudited pro forma condensed combined financial statements to assist readers in understanding the nature and effects of the sale of the Cable Television (“Cable TV”) reporting segment.  The unaudited pro forma condensed combined statements of operations for the three months ended December 31, 2018, and for the fiscal years ended September 30, 2018, and 2017 have been prepared with the assumption that the Cable TV segment sale was completed as of October 1, 2016.  The unaudited pro forma condensed combined balance sheet as of December 31, 2018 has been prepared with the assumption that the sale was completed as of the balance sheet date.
The unaudited pro forma condensed combined statements of operations and condensed combined balance sheet are provided for informational purposes only and do not purport to be indicative of the Company’s results of operations or financial position which would actually have been obtained had such transactions been completed as of the date or for the periods presented, or of the results of operations that may be obtained in the future.  The unaudited pro forma condensed combined financial statements do not include any adjustments regarding liabilities incurred or cost savings achieved resulting from the sale of the Cable TV reporting segment, as management is in the process of assessing what, if any, future actions are necessary.
The unaudited pro forma condensed combined financial information has been prepared by the Company based upon assumptions deemed appropriate by the Company's management.  An explanation of certain assumptions is set forth under the notes to unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical audited consolidated financial statements and related notes of ADDvantage, the section entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in ADDvantage’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018, filed with the SEC on December 28, 2018, and the unaudited consolidated condensed financial statements Quarterly Report on Form 10-Q for the quarter ended December 31, 2018, filed with the SEC on February 12, 2019.

ADDVANTAGE TECHNOLOGIES GROUP, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(UNAUDITED)

(In thousands, except per share amounts)	Three Months Ended December 31, 2018

	ADDvantage	Sale of Cable TV (Note 4(a))	Pro forma Adjustments		Note 4		Pro forma

Sales	$11,272	$(4,462)	$	−			$6,810
Cost of sales	8,431	(3,344)		−			5,087
Gross profit	2,841	(1,118)		−			1,723
Operating, selling, general and administrative expenses	3,796	(1,439)		–			2,357
Loss from operations	(955)	321		–			(634)
Interest income (expense)	(25)	2		76	c	)	53
Loss before income taxes	(980)	323		76			(581)
Provision (benefit) for income taxes	59	(678)		21	d	)	(598)

Net income (loss)	$(1,039)	$1,001		$55			$17

Income (loss) per share:
Basic	$(0.10)						$0.00
Diluted	$(0.10)						$0.00

Shares used in per share calculation:
Basic	10,361,292						10,361,292
Diluted	10,361,292						10,361,292

See the accompanying notes which are an integral part of these unaudited pro forma condensed combined financial statements.

ADDVANTAGE TECHNOLOGIES GROUP, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(UNAUDITED)

(In thousands, except per share amounts)	Year Ended September 30, 2018

	ADDvantage	Sale of Cable TV (Note 4(a))	Pro forma Adjustments		Note 4		Pro forma

Sales	$47,414	$(19,941)	$	−			$27,473
Cost of sales	36,191	(16,135)		−			20,056
Gross profit	11,223	(3,806)		−			7,417
Operating, selling, general and administrative expenses	14,325	(5,230)		–			9,095
Restructuring charge	941	‒		–			941
Goodwill impairment charge	1,150	(1,150)		–			–
Loss from operations	(5,193)	2,574		–			(2,619)
Other income (expense):
Loss from equity method investee	(259)	–		–			(259)
Interest income (expense)	(232)	22		436	c	)	226
Total other income (expense), net	(491)	22		436			(33)

Income (loss) before income taxes	(5,684)	2,596		436			(2,652)
Provision (benefit) for income taxes	1,636	(119)		122	d	)	1,639
Net income (loss)	$(7,320)	$2,715		$314			$(4,291)

Loss per share:
Basic	$(0.71)						$(0.42)
Diluted	$(0.71)						$(0.42)

Shares used in per share calculation:
Basic	10,272,749						10,272,749
Diluted	10,272,749						10,272,749

See the accompanying notes which are an integral part of these unaudited pro forma condensed combined financial statements.

ADDVANTAGE TECHNOLOGIES GROUP, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(UNAUDITED)

(In thousands, except per share amounts)	Year Ended September 30, 2017

	ADDvantage	Sale of Cable TV (Note 4(a))	Pro forma Adjustments		Note 4		Pro forma

Sales	$48,714	$(22,806)	$	−			$25,908
Cost of sales	33,903	(15,068)		−			18,835
Gross profit	14,811	(7,738)		−			7,073
Operating, selling, general and administrative expenses	14,665	(5,904)		353	b	)	9,114
Income (loss) from operations	146	(1,834)		(353)			(2,041)
Interest income (expense)	(390)	20		378	c	)	8
Loss before income taxes	(244)	(1,814)		25			(2,033)
Provision (benefit) for income taxes	(146)	(684)		10	e	)	(820)
Net income (loss)	$(98)	$(1,130)		$15			$(1,213)

Loss per share:
Basic	$(0.01)						$(0.12)
Diluted	$(0.01)						$(0.12)

Shares used in per share calculation:
Basic	10,201,825						10,201,825
Diluted	10,201,825						10,201,825

See the accompanying notes which are an integral part of these unaudited pro forma condensed combined financial statements.

ADDVANTAGE TECHNOLOGIES GROUP, INC.
PRO FORMA CONDENSED COMBINED BALANCE SHEET
(UNAUDITED)

(In thousands)	December 31, 2018

	ADDvantage	Assets and liabilities of Cable TV (Note 4 (f)(g))	Pro forma Adjustments	Note 4		Pro forma
Assets
Current assets:
Cash and cash equivalents	$2,779	$–	$3,639	h	)	$6,418
Accounts receivable, net	5,011	(1,979)	–			3,032
Income tax receivable	116	1,390	–			1,506
Inventories, net	18,572	(10,875)	–			7,697
Prepaid expenses	388	(54)	–			334
Note receivable due from buyer – current portion	–	–	1,033	i	)	1,033
Total current assets	26,866	(11,518)	4,672			20,020

Property and equipment, net	1,968	(1,497)	–			471
Investments in and loans to equity method investee	12	–	–			12
Note receivable due from buyer, less current portion	–	–	5,342	j	)	5,342
Intangibles, net of accumulated amortization	6,578	–	–			6,578
Goodwill	4,820	–	–			4,820
Other assets	683	(9)	–			674

Total assets	$40,927	$(13,024)	$10,014			$37,917

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$3,876	$(1,195)	$–	$2,681
Accrued expenses	1,277	(426)	–	851
Deferred gain – current portion	138	(138)	–	‒
Other current liabilities	644	–	–	644
Total current liabilities	5,935	(1,759)	–	4,176

Deferred gain	1,234	(1,234)	–	‒
Other liabilities	166	‒	–	166
Total liabilities	7,335	(2,993)	–	4,342

Shareholders’ equity:
Common stock	109	‒	–			109
Paid in capital	(4,496)	–	–			(4,496)
Retained earnings	38,979	(10,031)	10,014	k	)	38,962
Total shareholders’ equity before treasury stock	34,592	(10,031)	10,014			34,575
Less: Treasury stock, at cost	(1,000)	–	–			(1,000)
Total shareholders’ equity	33,592	(10,031)	10,014			33,575

Total liabilities and shareholders’ equity	$40,927	$(13,024)	$10,014			$37,917

See the accompanying notes which are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Note 1 - Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements of operations and balance sheet and have been prepared by ADDvantage pursuant to the rules and regulations of the Securities and Exchange Commission for the purposes of inclusion in the Company’s Form DEF14A prepared and filed in connection with the sale of the Cable TV reporting segment.

Certain information and certain disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP) have been condensed or omitted pursuant to such rules and regulations.  However, the Company believes that the disclosures provided herein are adequate to make the information presented not misleading.

The unaudited pro forma condensed combined financial statements of operations for the three months ended December 31, 2018 and for the fiscal years ended September 30, 2018, and 2017 have been prepared to give effect to the completed sale of the Cable TV reporting segment on October 1, 2016.  The unaudited pro forma condensed combined balance sheet as of December 31, 2018 gives effect to the sale as if it had occurred on December 31, 2018.  The unaudited pro forma condensed combined statements of operations and balance sheet are derived from the unaudited historical financial statements of ADDvantage and the Cable TV reportable segment.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only and do not purport to be indicative of the Company’s financial position or results of operations which would actually have been obtained had such transactions been completed as of the date or for the periods presented, or of the financial position or results of operations that may be obtained in the future.

Note 2 – Description of Transaction

On December 26, 2018, the Company entered into a Stock Purchase Agreement, as amended as of March 15, 2019 (“Stock Purchase Agreement”) with a company owned by David E. Chymiak (“buyer”) to sell the Cable TV reporting segment, for $10.3 million.  The Stock Purchase Agreement as amended is attached to this Proxy Statement at Annex C.  The $10.3 million purchase price will be paid for by $3.9 million in cash due at closing and the $6.4 million balance due under buyer’s five year promissory note bearing interest at 6% per annum and payable in unequal semi-annual principal and interest payments.  The purchase price is subject to customary post-closing adjustments for working capital and other balance sheet items and is also subject to reduction for amounts paid to the Company in connection with the sale of its Sedalia, Missouri or Warminster, Pennsylvania properties.

Following the closing of the Cable TV segment sale, the Company will continue to operate its telecommunications segment which sells new and used telecommunications networking equipment, including both central office and customer premise equipment, to its customer base of telecommunication providers, enterprise customers and resellers.  It also provides wireless services consisting of the installation and upgrade of technology at cell sites and the construction of new small cells for 5G.

Note 3 – Note Receivable

In connection with the sale of the Cable TV reporting segment, the Company issued a credit to the buyer through accepting buyer’s promissory note for $6.4 million.  The $6.4 million term loan will be due five years subsequent to the closing of the Agreement, with unequal semi-annual principal and interest payments and a balloon payment.  The interest rate will be a fixed rate of 6%. Principal payments over the five years of the term note are as follows:

(in thousands)
Year 1	$1,033
Year 2	1,096
Year 3	695
Year 4	738
Year 5	2,813
$6,375

Note 4 - Pro Forma Adjustments

Pro forma adjustments are made to reflect the estimated sales price and to adjust amounts related to the Cable TV segment’s net assets and liabilities.  The amounts being eliminated represent the revenues, cost of revenues, operating costs and other expenses that are attributable to the sale of the Cable TV segment.  The Company has maintained separate accounting records for the Cable TV segment.

The specific pro forma adjustments included in the unaudited pro forma condensed combined statements of operations and balance sheet are as follows:

a)	The amounts being eliminated represent the sales, cost of sales, and operating and other expenses that are attributable to the Cable TV segment.

b)
To record estimated operating expenses for legal expenses related to the sale of $218,000, ValueScope fees of $85,000, stock transfer agent/proxy solicitation fees of $30,000 and tax analysis costs of $20,000.

c)
To record an increase in interest income for the three months ended December 31, 2018, years ended and for the September 30, 2018 and 2017 of $0.1 million, $0.4 million and $0.3 million, respectively, in connection with the $6.4 million term loan entered into by the buyer (see Note 3 – Note Receivable) and a decrease in interest expense of $0.1 million assuming the $3.6 million cash received was used to pay outstanding borrowings under the Amended and Revolving Credit and Term Loan Agreement.

d)	To record the tax effect of an assumed statutory income tax rate of 28% on all adjustments.

e)	To record the tax effect of an assumed statutory income tax rate of 38% on all adjustments.

f)
To record the sale of the Cable TV segment.  The amounts include the assets and liabilities that historically have been reported as part of the Company's Cable TV segment as well as assets and liabilities primarily related to the Company's Cable TV segment that are being transferred in the sale that historically have been reported as part of the Company's unallocated corporate division.

g)	The net book value of the Cable TV segment is $10.0 million which is comprised of the Cable TV segment assets to be sold of $13.0 million net of liabilities to be assumed of $3.0 million.

h)	To record the net cash proceeds received from the sale:

Sales price of Cable TV segment	$10,314,141
Note receivable	6,375,000
Cash proceeds before transaction costs	3,939,141
Less: estimated transaction costs	300,000
Net cash proceeds	$3,639,141

i)	To record the note receivable due from buyer – current portion of $1.4 million (See Note 3).

j)	To record the note receivable due from buyer, less current portion of $5.0 million (See Note 3).

k)	To record the sales price at closing, net of estimated transaction costs.

Note 5 - Pro Forma Earnings Per Share

The pro forma basic and diluted earnings per share is based on the weighted average number of shares of ADDvantage’s stock outstanding during the period.  No shares of ADDvantage’s stock were issued as consideration in the sale of the Cable TV reporting segment.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
INFORMATION

This proxy statement, and the documents incorporated by reference in this proxy statement, include “forward-looking statements” that reflect our current views as to future events and financial performance with respect to our operations, the expected completion and timing of the Sale Transaction and other information relating to the Sale Transaction. These statements can be identified by the fact that they do not relate strictly to historical or current facts. There are forward-looking statements throughout this proxy statement, including, among others, under the headings “Summary Term Sheet”, “Questions and Answers About the Special Meeting”, “Special Meeting”, “Special Factors”, and “Important Information Regarding ADDvantage and its Directors and Executive Officers”, and in statements containing the words “aim”, “anticipate”, “are confident”, “estimate”, “expect”, “will be”, “will continue”, “will likely result”, “project”, “intend”, “plan”, “believe” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of the Company. These forward-looking statements speak only as of the date on which the statements were made and we undertake no obligation to update or revise any forward-looking statements made in this proxy statement or elsewhere as a result of new information, future events or otherwise, except as required by law. In addition to other factors and matters contained in or incorporated by reference in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

 • the occurrence of any event, change or other circumstance that could give rise to the termination of the Stock Purchase Agreement;

 • the outcome of any legal proceedings that have been or may be instituted against the Company and others relating to the Stock Purchase Agreement;

 • the inability to complete the Sale Transaction due to the failure to obtain stockholder approval (including the approval of holders of a majority of the outstanding shares of common stock not owned by D. Chymiak)) or the failure to satisfy other conditions to consummation of the Sale Transaction;

 • the failure of the Sale Transaction to close for any other reason;

 • the risk that the pendency of the Sale Transaction will disrupt current plans and operations and cause potential difficulties in employee retention;

 • the fact that directors and officers of ADDvantage have interests in the Sale Transaction that are different from, or in addition to, the interests of ADDvantage stockholders generally in recommending that ADDvantage stockholders vote to approve the Stock Purchase Agreement;

• the effect of the announcement of the Sale Transaction on our client and customer relationships, operating results and business generally;

 • the amount of the costs, fees, expenses and charges related to the Sale Transaction;

and other risks detailed in this proxy statement or in our filings with the SEC, including our most recent filings on Forms 10-Q and 10-K. See “ Risk Factors” and “Where You Can Find Additional Information”. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by our Board of Directors for use at the special meeting to be held on Tuesday, May 28, 2019, starting at 11:00 a.m. local time at 1221 East Houston, Broken Arrow, Oklahoma, 74012, or at any adjournment or postponement thereof.

The purpose of the special meeting is for our stockholders to consider and vote upon the approval of the Sale Transaction. Our stockholders must approve the Sale Transaction as contemplated by the Stock Purchase Agreement for the Sale Transaction to occur. If our stockholders fail to approve the Sale Transaction, the Sale Transaction will not occur. A copy of the Stock Purchase Agreement is attached to this proxy statement as Annex C. This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about [Date].

Record Date and Quorum

The holders of record of common stock as of the close of business on April 10, 2019 the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. On the record date, 10,361,292 shares of common stock were outstanding.

The presence at the special meeting, in person or by proxy, of the holders of a majority of shares of common stock outstanding on the record date will constitute a quorum, permitting the Company to conduct its business at the special meeting. Any shares of common stock held in treasury by the Company or by any of our subsidiaries are not considered to be outstanding for purposes of determining a quorum. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment or postponement of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established. Proxies received but marked as abstentions and broker non-votes, if any, will be included in the calculation of the number of shares considered to be present at the special meeting.

Required Vote

For the Company to complete the Sale Transaction, under Oklahoma law, stockholders holding at least a majority in voting power of the common stock outstanding at the close of business on the record date must vote “FOR” the approval of the Sale Transaction. In addition, it is a condition to the consummation of the Sale Transaction that stockholders holding at least a majority in voting power of common stock outstanding at the close of business on the record date and not owned by D. Chymiak or his affiliates must vote “FOR” the approval of the Sale Transaction. A failure to vote your shares of common stock or an abstention from voting will have the same effect as a vote against the Sale Transaction.

As of the record date, there were 10,361,292 shares of common stock outstanding, of which D. Chymiak may be deemed to own directly or indirectly 2,664,806 shares of common stock.  Accordingly, in addition to D. Chymiak’s shares, a total of 2,515,841shares of common stock, or approximately 24% of the outstanding shares of common stock, must vote in favor of the Sale Proposal to obtain the requisite approval of a majority of the outstanding stock of the Company.  The directors and current executive officers of the Company (other than D. Chymiak), all of whom have expressed their intent to vote in favor of the Sale Proposal because they view the Sale Transaction as a favorable opportunity for the Company, may be deemed to own directly or indirectly an additional 302,899 shares of common stock.  Except in their capacities as members of the board of directors of the Company, as applicable, no officer or director of the Company has made any recommendation either in support of or opposed to the Sale Transaction.

Excluding shares held by D. Chymiak and his affiliates leaves approximately 74% of the common stock, or 7,696,486 shares.  A majority of these shares, the so-called “majority of the minority”, must also approve the Sale Proposal.  The executive officers and directors of the Company have indicated their intention to vote in favor of the Sale Proposal.  Ken Chymiak, brother of D. Chymiak and a former officer and director of the Company and co-founder of Tulsat, is the owner of 1,984,366 shares of common stock, or approximately 19% of the outstanding common stock.  D. Chymiak has represented to the Company that Ken Chymiak does not own any interest of any kind in the buyer or have any contractual relationship of any kind with the buyer, and for that reason Ken Chymiak’s shares are considered part of the “minority”.  Assuming Mr. Ken Chymiak votes his shares in favor of the Sale Transaction, an additional 1,863,878 shares, or approximately 18% of the outstanding shares must vote in favor the Sale Proposal in order to obtain the requisite approval of a majority of the minority.

Voting; Proxies; Revocation

Attendance

All holders of shares of common stock as of the close of business on April 10, 2019, the record date for voting at the special meeting, including stockholders of record and beneficial owners of common stock registered in the “street name” of a bank, broker or other nominee, are invited to attend the special meeting. If you are a stockholder of record, please be prepared to provide proper identification, such as a driver’s license. If you hold your shares in “street name”, you will need to provide proof of ownership, such as a recent account statement or letter from your bank, broker or other nominee, along with proper identification.

Voting in Person

Stockholders of record will be able to vote in person at the special meeting. If you are not a stockholder of record, but instead hold your shares in “street name” through a bank, broker or other nominee, you must provide a proxy executed in your favor from your bank, broker or other nominee in order to be able to vote in person at the special meeting.

Voting by Proxy

To ensure that your shares are represented at the special meeting, we recommend that you vote promptly by proxy, even if you plan to attend the special meeting in person.

If you are a stockholder of record, you may vote by proxy using one of the methods described below.

Vote by Telephone or via the Internet. This proxy statement is accompanied by a proxy card with instructions for voting. You may vote by telephone by calling the toll-free number or via the Internet by accessing the Internet address as specified on the enclosed proxy card. Your shares will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy card, as described below.

Vote by Proxy Card. If you complete, sign, date and return the enclosed proxy card by mail so that it is received before the special meeting, your shares will be voted in the manner directed by you on your proxy card.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the approval of the Sale Transaction and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies or to amend or supplement the proxy statement. If you fail to return your proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting (unless you are a record holder as of the record date and attend the special meeting in person) and will have the same effect as a vote against the approval of the Sale Transaction, but will not affect the vote regarding the adjournment of the special meeting.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or attending the special meeting and voting in person with a “legal proxy” from your bank, broker or other nominee. If such a service is provided, you may vote over the Internet or telephone through your bank, broker or other nominee by following the instructions on the voting form provided by your bank, broker or other nominee. If you do not return your bank’s broker’s or other nominee’s voting form, do not vote via the Internet or telephone through your bank, broker or other nominee, if possible, or do not attend the special meeting and vote in person with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the proposal to adopt the Sale Transaction, but will not have any effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Sale Transaction at the time of the special meeting or to amend or supplement the proxy statement.

Revocation of Proxies

Your proxy is revocable. If you are a stockholder of record, you may revoke your proxy at any time before the vote is taken at the special meeting by:

 • submitting a new proxy with a later date, by using the telephone or Internet voting procedures described above, or by completing, signing, dating and returning a new proxy card by mail to the Company;

 • attending the special meeting and voting in person; or

• sending written notice of revocation to the Company’s Corporate Secretary in writing at ADDvantage Technologies Group, Inc., 1221 East Houston, Broken Arrow, Oklahoma 74012.

Attending the special meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company before the day of the special meeting.

If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee in order to revoke your proxy or submit new voting instructions.

Abstentions

Abstentions will be included in the calculation of the number of shares of common stock represented at the special meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote “AGAINST” the proposal to approve the Sale Transaction.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. In the event that there is present, in person or by proxy, sufficient favorable voting power to secure the vote of the stockholders of the Company necessary to approve the Stock Purchase Agreement, the Company does not anticipate that we will adjourn or postpone the special meeting unless the Company is advised by counsel that failure to do so could reasonably be expected to result in a violation of U.S. federal securities laws. Any signed proxies received by the Company in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting, as adjourned or postponed.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board of Directors, and the entire cost will be paid by us.  In addition to sending you these materials, some of our employees may contact you by telephone, by mail or in person.  None of these employees will receive any extra compensation for doing this, but they may be reimbursed for their out of pocket expenses incurred while assisting us in soliciting your proxy.

THE STOCK PURCHASE AGREEMENT AND RELATED AGREEMENTS

The following is a summary of the material provisions of the Stock Purchase Agreement, a copy of which is attached to this proxy statement as Annex C and which we incorporate by reference into this proxy statement. The Stock Purchase Agreement was amended as of March 15, 2019, and a copy of such amendment is also a part of Annex C. References to the Stock Purchase Agreement are intended to incorporate the provisions of such amendment. This summary may not contain all of the information about the Stock Purchase Agreement or the Sale Transaction that is important to you. We encourage you to read carefully the Stock Purchase Agreement in its entirety, as the rights and obligations of the parties are governed by the express terms of the Stock Purchase Agreement and not by this summary or any other information contained in this proxy statement.

Parties to the Stock Purchase Agreement

The parties to the Stock Purchase Agreement are ADDvantage and Leveling 8, Inc.  D. Chymiak is not a party to the Stock Purchase Agreement but he has individually guaranteed Leveling 8’s performance of its obligations under the Stock Purchase Agreement.

For information regarding ADDvantage, see “Important Information Regarding ADDvantage and its Directors and Executive Officers – Information Regarding ADDvantage”.

Closing; Structure; Effects

The “closing” of the Sale Transaction will occur at the time that we transfer our interests in the Cable Companies to Leveling 8 on the closing date of the Sale Transaction.  The closing will occur no later than the third business day after satisfaction or waiver of the conditions to the Sale Transaction set forth in the Stock Purchase Agreement (other than those conditions which, by their nature, are to be satisfied by actions taken at the closing) or on such other date as the parties may agree, as described below in “Conditions to the Sale Transaction”.

As of the closing of the Sale Transaction, the Company will no longer own the Cable Companies and ownership to the Cable Companies will be fully vested in Leveling 8. The Company will continue to exist under Oklahoma law and operate the telecommunications business segment and the Company’s stock will continue to be traded on the NASDAQ Global Market.

Transition Services Agreement

Attached to this proxy statement at Exhibit F to Annex C is a form of Transition Services Agreement pursuant to which the Company will provide certain accounting and administrative services to Leveling 8 for a period of up to 90 days after the closing.  The Company will receive reimbursement of its actual costs as compensation for the services it provides under the Transition Services Agreement.

Transfer of Stock

At the closing of the Sale Transaction, the Company will endorse stock certificates (or other appropriate indicia of ownership) to Leveling 8 evidencing title to the shares of stock or membership interests, as applicable, of the Cable Companies.

No Appraisal Rights

Neither Oklahoma law nor ADDvantage’s certificate of incorporation provides ADDvantage stockholders with appraisal or dissenters’ rights in connection with the Sale Transaction.

Purchase Price, Promissory Note, Guaranty and Collateral

Purchase Price

The purchase price for the cable business as set forth in the Stock Purchase Agreement is $10,314,141.  This amount is subject to adjustment after closing to the extent that the sum of the Company’s working capital at closing (exclusive of cash which is retained by the Company) plus book value at closing of machinery and equipment is greater or less than a target amount of $11,044,041.  If the target amount is exceeded, then Leveling 8 will owe such excess to the Company.  If the sum of closing working capital (excluding cash) plus closing book value of machinery and equipment is less than the target amount, the Company will owe that amount to Leveling 8.  In addition, if the Company closes the sale of its Sedalia, Missouri or Warminster, Pennsylvania properties before the closing of the Sale Transaction pursuant to the Stock Purchase Agreement, then the purchase price and the down payment under the Stock Purchase Agreement will be reduced by the cash amounts paid to the Company for the Sedalia or Warminster properties.

Down Payment and Promissory Note

Leveling 8 will make a wire transfer of the down payment of $3,939,141 of the purchase price at the closing (subject to the possible adjustments stated above) and will deliver to the Company at closing its promissory note for the balance of the purchase price ($6,375,000).  The form of promissory note is attached as Exhibit B to the Stock Purchase Agreement.  The promissory note accrues interest at the rate of 6% per annum, is payable in ten unequal installments of principal and interest payable every six months and will have a maturity date of five years after the closing.

The ten installments of principal and interest payable under the promissory note are not equal.  The total payments over the first two years are $2,800,000 (principal and interest), the total payments over the next 2.5 years are $2,350,000 (principal and interest) and the tenth and final payment is $2,500,000 (principal and interest).  The promissory note is subject to acceleration upon the occurrence of several customary events, such as the death of a guarantor, but the promissory note provides that it may not be accelerated upon the death of D. Chymiak if the outstanding unpaid principal balance of the note is $4,000,000 or less on the date of Mr. Chymiak’s death or within 90 days thereafter and there has been no default in the timely payment of any amounts due under the note from the date of issuance until 90 days after Mr. Chymiak’s death.

Guaranty and Covenant Agreement

Payment of the promissory note will be personally guaranteed by D. Chymiak and the D. Chymiak Trust, which we collectively refer to as the “Guarantor”, pursuant to the terms of a Guaranty and Covenant Agreement which is attached as Exhibit A to the Stock Purchase Agreement.  Under the terms of the Guaranty and Covenant Agreement, the Guarantor:

• will deliver certain reports to the Company and allow the Company to inspect the books, records and properties of the Guarantor, Leveling 8 and the Cable Companies;
• will not permit the senior secured debt on all the properties on which the Company also has a lien to exceed $5,420,000 in total, and payments on the senior debt will reduce the permitted amount of senior debt
• will not take any action which has the effect of causing the Guarantor to own less than 60% of Leveling 8 or to cause Leveling 8 to own less than 100% of the Cable Companies;
• will not dividend or distribute funds or other property to any equity holder in Leveling 8, other than the payment of reasonable compensation; and
• will not liquidate, sell, pledge or otherwise transfer or convey any of the Guarantor’s investments in real estate or equities.

The Company, if requested, may consent to a waiver of any of the above covenants, and such consent may not be unreasonably withheld, conditioned or delayed.

Based solely on confidential information provided to the strategic direction committee by D. Chymiak, the strategic direction committee believes that Mr. Chymiak’s personal net worth adjusted to include the anticipated amount of senior debt that Mr. Chymiak will incur in connection with the Sale Transaction will exceed the principal amount of the promissory note.

Collateral

D. Chymiak and his affiliates, including the Cable Companies, will mortgage and pledge certain assets to the Company to secure payment of the promissory note.  These pledged assets include:

• D. Chymiak’s interest in a securities account, having a value as of closing of $1,500,000;

• D. Chymiak’s stock in ADDvantage.  Mr. Chymiak’s ADDvantage stock has a value of $3,454,000 as of March 12, 2019.

• real estate in Broken Arrow, Oklahoma, Sedalia, Missouri,  John’s Creek, Georgia, and Warminster, Pennsylvania.  These mortgages will be subordinate to mortgages in favor of D. Chymiak’s principal lender.  As stated above, D. Chymiak has agreed that the maximum amount of senior debt that can be placed against these properties is $5,420,000.

Under the terms of the Stock Purchase Agreement as amended, items of collateral may be released from the Company’s lien as agreed “Release Amounts” (as set forth in Schedule 2.06 to the Stock Purchase Agreement) are credited at buyer’s request to specific items of collateral in accordance with the following:

• all unscheduled prepayments of principal under the promissory note may be credited to items of collateral designated by buyer;

• payments of principal in accordance with the payment schedule attached to the promissory note may be credited to items of real property collateral designated by buyer; and

• in any event, the securities account in which the Company has a security interest may not be released as collateral until after the shares of ADDvantage common stock have been released.

Representations and Warranties

The Stock Purchase Agreement contains representations and warranties made by the Company to Leveling 8, and representations and warranties made by Leveling 8 to the Company, and may be subject to important limitations and qualifications agreed to by the parties in connection with negotiating the terms of the Stock Purchase Agreement. In addition, certain representations and warranties were made as of a specified date or may have been used for the purpose of allocating risk among the parties rather than establishing matters of fact. For the foregoing reasons, you should not rely on the representations and warranties contained in the Stock Purchase Agreement as statements of factual information. Our representations and warranties relate to, among other things:

• our and the Cable Companies’ due organization, valid existence, good standing and qualification to do business;

• capitalization of the Cable Companies;

• our corporate power and authority to enter into the Stock Purchase Agreement and, subject to the approval of the Sale Transaction by the required vote of our stockholders, to consummate the transactions contemplated by the Stock Purchase Agreement;

 • the absence of violations of, or conflicts with, governing documents, applicable law or certain agreements as a result of entering into the Stock Purchase Agreement and consummating the Sale Transaction and the other transactions contemplated by the Stock Purchase Agreement except that

ADDvantage must obtain the consent of its lender, Valley National Bank, and must notify certain counterparties;

• that the strategic direction committee has approved the terms of the Stock Purchase Agreement and the Sale Transaction, determined that the Sale Transaction is advisable, fair to and in the best interest of the Company’s stockholders other than D. Chymiak and resolved to recommend that our stockholders vote for the approval of the Sale Transaction;

 • the required consents and approvals of governmental entities in connection with the Sale Transaction and the other transactions contemplated by the Stock Purchase Agreement;

 • absence of actual or threatened legal actions challenging the Sale Transaction;

 • absence of undisclosed brokers’ fees;

• that the taxes owed by the Cable Companies have been paid;

• that ADDvantage is not owed any money by the Cable Companies; and

• that the Company’s benefit plans comply with law.

The Stock Purchase Agreement also contains various representations and warranties made by Leveling 8.  The representations and warranties relate to, among other things:

• its organization, valid existence and good standing;

• its corporate or other power and authority to enter into the Stock Purchase Agreement and to consummate the Sale Transaction and any other transactions contemplated by the Stock Purchase Agreement;

 • the absence of violations of, or conflicts with, governing documents, applicable law or certain agreements as a result of entering into the Stock Purchase Agreement and consummating the Sale Transaction and the other transactions contemplated by the Stock Purchase Agreement;

 • the required consents and approvals of governmental entities in connection with the Sale Transaction and the other transactions contemplated by the Stock Purchase Agreement;

• the purpose for acquiring the Cable Companies;

• that D. Chymiak is the sole owner and director and the president of Leveling 8;

 • that it will have access to sufficient funds to finance the Sale Transaction and other amounts payable pursuant to the Stock Purchase Agreement, including all fees and expenses incurred in connection with the transactions contemplated thereby;

 • the absence of actual or threatened legal actions challenging the Sale Transaction; and

• that Leveling 8 is a “C Corporation” and will maintain such status at least through the making of a 338(h)(10) election under the Internal Revenue Code.

Conduct of Our Business Pending the Sale Transaction

Under the Stock Purchase Agreement, subject to certain exceptions, between December 26, 2018, and the closing of the Sale Transaction, we and the Cable Companies are required to:

 • conduct operations in all material respects in the ordinary course of business consistent with past practice; and

• use our reasonable best efforts to preserve our business organizations intact and maintain existing relations and goodwill with governmental entities, customers, suppliers, licensors, licensees, distributors, creditors, lessors, employees and business associates and keep available the services of our present employees and agents.

Provided, however, around the date of the closing of the Sale Transaction, each of the Cable Companies will pay to Company, as the sole stockholder of each of the Cable Companies, a dividend equal to all of the available cash of each of the Cable Companies.

Stockholders Meeting

The Stock Purchase Agreement requires us, as promptly as practicable, to call and hold a special meeting of our stockholders for the purpose of obtaining the vote of our stockholders necessary to approve the Sale Transaction. Except in certain circumstances described below in “No Solicitation of Transactions”, we are required to use our reasonable best efforts to take all action necessary to satisfy the condition regarding the approval of the Sale Transaction by our stockholders described below in “Conditions to the Sale Transaction”.

No Solicitation of Transactions

Pursuant to the Stock Purchase Agreement, neither the Company nor its officers, directors and representatives will:

 • encourage, solicit, initiate, facilitate or continue inquiries that constitutes, or could reasonably be expected to lead to, any “acquisition proposal”;

 • execute or enter into any contract with respect to an acquisition proposal; or

 • engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide or furnish any information to any person regarding an acquisition proposal.

An “acquisition proposal” is defined in the Stock Purchase Agreement to mean any proposal or offer relating to:

 • a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Company or a Cable Company;

 • the issuance or acquisition of shares of capital stock or other equity securities of the Company or a Cable Company; or

 • the sale, lease, exchange or other disposition of any significant portion of the Company's or a Cable Company’s properties or assets.

We may, prior to the approval of the Sale Transaction by our stockholders at the special meeting, in response to a written acquisition proposal, participate in discussions regarding such acquisition proposal so long as proposal was not initiated, sought, solicited, knowingly encouraged or facilitated and if our Board of Directors has determined in good faith that the acquisition proposal is or could reasonably be expected to result in a “superior proposal”.

The Company may withdraw, modify or amend the Board of Directors’ recommendation (an “Adverse Recommendation Change”) if: (i) Company notifies Leveling 8 in writing at least two days prior to the recommendation change and such notification includes the terms and conditions of the superior proposal, the person or group making the proposal and copies of all documents related to the superior proposal and (ii) the Company’s Board of Directors determine that the failure to make the Adverse Recommendation Change would be inconsistent with its fiduciary duties.

Notwithstanding these restrictions, prior to the approval of the Sale Transaction by our stockholders, our Board of Directors may, to the extent it determines in good faith, that failure to take such action would be inconsistent with its fiduciary duties, in response to an “intervening event”, make an Adverse Recommendation Change, but only if: (i) the reasons for making the Adverse Recommendation Change are independent from any pending acquisition proposal; (ii) Company provides Leveling 8 written notice that the Board of Directors are making an Adverse Recommendation Change and the material facts constituting the basis for the change; and (iii) Company waits to make the Adverse Recommendation Change until the second day after receipt by Leveling 8 of the notice of the Adverse Recommendation Change.

A “superior proposal” is defined in the Stock Purchase Agreement to mean an acquisition proposal that Company’s Board of Directors have determined is superior to the Sale Transaction related to the Stock Purchase Agreement.

An “intervening event” means a material event, change, development, effect, occurrence or state of facts (other than with respect to the receipt of any acquisition proposal) that was not known to our Board of Directors or the strategic direction committee on the date of the Stock Purchase Agreement, and becomes known to our Board of Directors or the strategic direction committee before the approval of the Sale Transaction by our stockholders.

Agreement to Take Further Action and to Use Reasonable Efforts

Each of the parties to the Stock Purchase Agreement is required to use its commercially reasonable efforts to take all actions necessary, proper or advisable to ensure that the conditions to the Sale Transaction are satisfied and that the Sale Transaction is consummated as promptly as practicable. In particular, the parties are required to use reasonable best efforts to obtain necessary governmental consents and approvals and make necessary filings. We are also required to cooperate to obtain necessary or advisable consents, approvals or waivers from third parties.

Resignations

All officers and directors of each of the Cable Companies are required to resign prior to the closing of the Sale Transaction.

Non-Competition; Non-Solicitation; and Standstill

For a period of three years following the closing of the Sale Transaction, the Company may not participate in the repair, service, sale or distribution of cable television equipment and electronics in Oklahoma, Missouri, Pennsylvania, Texas or Georgia or have any interest in any entity who engages in such conduct unless such entity is traded on a national securities exchange and Company’s investment is limited to 5% or less ownership of any such entity.  The parties acknowledge some overlap between the current cable television business-related products sold by the Cable Companies and certain products sold and serviced by Nave and Triton and accordingly, agree that the Company may on occasion engage in conduct prohibited under this provision so long as the conduct is not, in buyer’s reasonable opinion, materially adverse to buyer’s ownership and operation of the Cable Companies.

For a period of three years following the closing of the Sale Transaction, the Company may not solicit any employee of any of the Cable Companies or encourage any employee to leave their employment with a Cable Company, however Company may hire an employee of any of the Cable Companies if the employee was terminated by Leveling 8 or the Cable Company or after the expiration of 180 days if the employee terminated their employment with a Cable Company.

For a period of three years following the closing of the Sale Transaction, Leveling 8 and D. Chymiak may not:

• acquire any equity securities of the Company from any person;

• make or solicit any proxies to vote or otherwise solicit other stockholders of the Company for the approval of any stockholder proposal with respect to Company, except in their capacity as a director of the Company;

• form, join, or in any way participate in, or encourage the formation of, a group with respect to any shares of stock of the Company;

• deposit any shares of stock of the Company into a voting trust or subject any shares of stock to any voting agreement;

• alone or with others, seek or propose to support any effort to influence or control the management, Board of Directors, business, policies, or actions of the Company;

• sell or transfer any shares of stock of the Company to any person without the approval of the Company’s Board of Directors; or

• request any director, officer, employee or agent of the Company to amend or modify these requirements under the Stock Purchase Agreement.

Company Due Diligence

Prior to the closing of the Sale Transaction, the Company is required to perform adequate due diligence of Leveling 8’s and D. Chymiak’s financial position and their ability to make payments under the promissory note issued in connected with the Stock Purchase Agreement and Leveling 8 is required to give the Company access to its books and records so the Company determine Leveling 8’s financial position.

Other Covenants and Agreements

The Stock Purchase Agreement contains additional agreements among the Company and Leveling 8 relating to, among other things:

 • giving Leveling 8 access to our officers, personnel, offices, properties, books, records and documents;

 • notices of certain events;

 • the filing of this proxy statement with the SEC, and cooperation in preparing this proxy statement and in responding to any comments received from the SEC on those documents;

 • coordination of press releases and other public statements about the Sale Transaction and the Stock Purchase Agreement; and

• Company’s indemnification of Leveling 8 for all taxes related to the Cable Company’s business prior to the closing of the Sale Transaction and for Leveling 8’s indemnification of Company for all taxes related to the Cable Company’s business subsequent to the closing of the Sale Transaction.

Conditions to the Sale Transaction

Each party’s obligation to complete the Sale Transaction is subject to the satisfaction of the following conditions, none of which may be waived:

 • Stockholder Approval.  The Sale Transaction must have been approved by the affirmative vote of holders of a majority of the (i) outstanding shares of common stock and (ii) outstanding shares of common stock excluding shares owned by D. Chymiak or his affiliates;

 • Regulatory Approval. Each party shall have received all necessary consents, authorizations, orders and approvals, if any, from the necessary governmental entity, and no such consent, authorization, order or approval shall have been revoked; and

 • No Injunctions or Restraints.  No law or order shall have been enacted, issued, promulgated or entered by a governmental entity that restrains, enjoins or otherwise prohibits consummation of the Sale Transaction or the other transactions contemplated by the Stock Purchase Agreement.

The obligation of the Company to complete the Sale Transaction is subject to the satisfaction or waiver of the following conditions, any of which may be waived:

 • Representations and Warranties. The representations and warranties of Leveling 8 in the Stock Purchase Agreement must be true and correct both when made and as of the closing date of the Sale Transaction;

 •Performance of Covenants. Leveling 8 must have performed in all material respects all obligations that it is required to perform under the Stock Purchase Agreement prior to the closing date of the Sale Transaction;

• Adverse Action. No adverse action shall have been commenced against Leveling 8, the Company or any of the Cable Companies, which would prevent the Sale Transaction;

• Due Diligence. Company must be satisfied that the financial position of Leveling 8 and of D. Chymiak, as a guarantor, is adequate to support Leveling 8’s obligations under the Stock Purchase Agreement and the secured promissory note associated with the Stock Purchase Agreement; and

 • Officer’s Certificate. Leveling 8 must deliver to us at closing an officer’s certificate with respect to the satisfaction of the conditions relating to their representations, warranties, covenants and agreements.

The obligations of Leveling 8 to complete the Sale Transaction are subject to the satisfaction or waiver of the following conditions, any of which may be waived:

 • Representations and Warranties. Our representations and warranties in the Stock Purchase Agreement must be true and correct both when made and as of the closing date of the Sale Transaction;

 • Performance of Covenants. We must have performed in all material respects all obligations that we are required to perform under the Stock Purchase Agreement prior to the closing date of the Sale Transaction;

• Officer’s Certificate. We must deliver to Leveling 8 at closing an officer’s certificate with respect to the satisfaction of the conditions relating to our representations, warranties, covenants and agreements;

• Adverse Action. No adverse action shall have been commenced against Leveling 8, us or any of the Cable Companies, which would prevent the Sale Transaction; and

• Financing. Leveling 8 shall have obtained financing of the down payment for the Sale Transaction.

Indemnification

We will indemnify Leveling 8:

• for a period of three years from the closing, for our breach of any representation or warranty made by us;

• indefinitely, for our breach of any covenant, agreement or obligation of us under the Stock Purchase Agreement; or

• indefinitely, for any pre-closing liabilities of the Cable Companies which are not (i) related to day-to-day operation of the cable business under the direction of D. Chymiak, including warranty claims (ii) shown on the books and records of the Company or are not an account payable or accrued expense or (iii) known by buyer or D. Chymiak.

Leveling 8 will indemnify us:

• for a period of three years from the closing, for its breach of any representation or warranty made by it;

• indefinitely, for its breach of any covenant, agreement or obligation of it under the Stock Purchase Agreement; or

• indefinitely, for any post-closing liabilities of the Cable Companies, including liabilities to employees for benefits payable after closing.

Termination

The Company and Leveling 8 may terminate the Stock Purchase Agreement by mutual written consent at any time before the completion of the Sale Transaction. In addition, the Company may terminate the Stock Purchase Agreement if:

 • there is a breach of any representation, warranty, covenant or agreement on the part of Leveling 8 at a time when the Company is not in material breach and when Leveling 8’s  breach is incapable of being cured, or is not cured, within 10 days following receipt of written notice of such breach;

• the Sale Transaction has not been completed by June 30, 2019, except that this right will not be available to the Company if the Company’s failure to fulfill any obligation under the Stock Purchase Agreement is the cause of the failure to timely complete the Sale Transaction;

 • any action has been commenced against Leveling 8, Company or a Cable Company challenging the Sale Transaction;

• Company is not satisfied that Leveling 8 or D. Chymiak, as guarantor, are in a financial position that is adequate to support Leveling 8’s obligations under the Stock Purchase Agreement;

• Company enters into a definitive agreement with a third party providing for a superior proposal; or

 • any law makes the Sale Transaction illegal or any government entity enters a final, non-appealable order injunction, order, decree, judgment or ruling, permanently enjoining or otherwise prohibiting the Sale Transaction.

Leveling 8 may terminate the Stock Purchase Agreement if:

 • there is a breach of any representation, warranty, covenant or agreement on the part of the Company at a time when Leveling 8 is not in material breach and the Company’s  breach is incapable of being cured, or is not cured, within 10 days following receipt of written notice of such breach;

• the Sale Transaction has not been completed by June 30, 2019, except that this right will not be available to Leveling 8 if Leveling 8’s failure to fulfill any obligation under the Stock Purchase Agreement is the cause of the failure to timely complete the Sale Transaction;

• any action has been commenced against Leveling 8, Company or a Cable Company challenging the Sale Transaction; or

• any law makes the Sale Transaction illegal or any government entity enters a final, non-appealable order injunction, order, decree, judgment or ruling, permanently enjoining or otherwise prohibiting the Sale Transaction.

• Leveling 8 has been unable to obtain a binding and revocable commitment for financing the full amount of the cash down payment due at closing.

Estimated Fees and Expenses

The estimated fees and expenses incurred or expected to be incurred by the Company in connection with the Sale Transaction are as follows:

Category of Fee/Expense	Estimated Amount
Legal	$218,000
Tax Analysis/Accounting	20,000
Fairness Opinion	85,000
Proxy Solicitation/Vote Counting	30,000
Total (estimated)	$353,000

In addition, it is expected that Leveling 8 will incur approximately $45,000 of financing costs, legal fees and other advisory fees related to the Sale Transaction.

Reimbursement of Expenses

Each party is generally required to pay its own fees and expenses related to the Sale Transaction; provided, that, a party breaching its obligations under the Stock Purchase Agreement could be potentially liable to the non-breaching party under applicable law for the non-breaching party’s fees and expenses.

Amendment

The Stock Purchase Agreement may be amended by a written agreement signed by the Company and Leveling 8 at any time prior to the completion of the Sale Transaction, whether or not our stockholders have approved the Stock Purchase Agreement. However, no amendment that requires further approval of our stockholders will be made without obtaining that approval. No amendment or waiver of any provision of the Stock Purchase Agreement may be made on behalf of the Company without first obtaining the approval of the strategic direction committee. The Stock Purchase Agreement was amended as of March 15, 2019, and a copy of such amendment is a part of Annex C to this proxy statement.

Company Actions

No decision or determination shall be made, or action taken, by the Company with respect to the Stock Purchase Agreement without first obtaining the approval of the strategic direction committee.

Provisions for Unaffiliated Stockholders

No provision has been made (i) to grant the Company’s unaffiliated stockholders access to the corporate files of ADDvantage, any other party to the Sale Transaction or any of their respective affiliates, or (ii) to obtain counsel or appraisal services at the expense of the Company, any other such party or affiliate.

IMPORTANT INFORMATION REGARDING ADDVANTAGE AND ITS
DIRECTORS AND EXECUTIVE OFFICERS

Information Regarding ADDvantage

ADDvantage (through its subsidiaries) distributes and services a comprehensive line of electronics and hardware for the cable television and telecommunications industries.  ADDvantage also provides equipment repair services to cable operators.  In addition, ADDvantage offers its telecommunications customers decommissioning services for surplus and obsolete equipment, which it in turn processes through our recycling services. In addition to offering a broad range of new products, ADDvantage sells surplus-new and refurbished equipment that it purchases in the market as a result of cable or telecommunications operator system upgrades or an overstock in their warehouses.  ADDvantage recently purchased the business and assets of Fulton Technologies, a provider of services in the wireless industry.  ADDvantage’s principal office is located at 1221 E. Houston, Broken Arrow, Oklahoma 74012.

If the Stock Purchase Agreement and the Sale Transaction are approved by the ADDvantage stockholders at the special meeting and the Sale Transaction is completed as contemplated, ADDvantage will cease operating the cable business but will continue operating the telecommunications and wireless services businesses.

Information Regarding the Directors and Executive Officers of ADDvantage

Our Board of Directors presently consists of five members. The following persons are the executive officers and directors of ADDvantage as of the date of this proxy statement. Each executive officer will serve until a successor is elected by the Board of Directors or until the earlier of his or her resignation or removal. None of these persons have been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), and none of these persons has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws. All of the directors and executive officers of ADDvantage are citizens of the United States and can be reached c/o ADDvantage Technologies Group, Inc., 1221 E. Houston, Broken Arrow, Oklahoma 74012.

David E. Chymiak Director since 1999

David E. Chymiak, 73, has served as our Company’s Chief Technology Officer since he was appointed on April 2, 2012.  Mr. Chymiak served as our Company’s Chairman of the Board from August 12, 2014 to October 7, 2018 and from 1999 until April 2, 2012.  Since 1985, Mr. Chymiak has overseen the operations of our Cable Television segment.  Mr. Chymiak brings extensive experience with the various technologies and products within the cable television industry to our Board of Directors with respect to industry matters.  Mr. Chymiak also brings to the Board of Directors business leadership and corporate strategy.

Joseph E. Hart Director since August 2015

Joseph E Hart, 68, was appointed as our President and Chief Executive Officer in October 2018.  Mr. Hart served in this capacity on an interim basis beginning in July 2018.  Prior to joining the Company, from November 2015 to March of 2018, Mr. Hart was the CEO of Aero Communications, Inc., which is a company that performs installation, maintenance, and network design and construction for the telecommunications industry.  From 2006 – 2014, Mr. Hart served as the Executive Vice President of Network Infrastructure Services and Operations for Goodman Networks, Inc., a provider of end-to-end network infrastructure, professional services and field deployment to the wireless telecommunications and satellite television industry.  For the previous 20 years, Mr. Hart served in various executive leadership positions for various telecommunication and wireless companies.  Mr. Hart holds a master’s of science degree in systems management from the University of Southern California and bachelor of business administration degree from

Baldwin-Wallace College.  Mr. Hart’s extensive management experience in operations and corporate strategy in the telecommunications industry allows him to provide significant input to our Board of Directors.

Thomas J. Franz Director since August 2007

Thomas J. Franz, 60, is currently head of TJ Franz & Associates, a firm specializing in profitability and contract CFO consulting for small and medium sized businesses, which he founded in 2003. For the 10 years prior, he served as Chief Financial Officer for several businesses and served in a Chief Operating Officer role as well.  From 1983 to 1993 Mr. Franz held several public accounting roles for clients in the banking, government, venture capital, not for profit and financial services industries.  Mr. Franz is a certified public accountant with a bachelor of business administration degree from Oklahoma State University where he also received a master’s degree in accounting.  Mr. Franz’s background in business leadership, corporate strategy and financial and operating expertise allows him to provide significant input to our Board of Directors.

James C. McGill Director since August 2007

James C. McGill, 75, was appointed as our Company’s Non-Executive Chairman of the Board on October 7, 2018.  Mr. McGill is currently the President of McGill Resources, which is a venture capital investment company, and has served in that capacity since 1987.  In 2015, Mr. McGill formed and owns Ediche, LLC, an importer of women’s clothing from South America to the United States.  He also served in various executive leadership and board of director positions of MacroSolve, Inc., which was a high technology company focused on wireless data collection, from 2002 – 2013.  In addition, he is a board member of numerous organizations in the Tulsa, Oklahoma area, and over the last 40 years he has served on numerous public company boards and has served as chief executive officer of several corporations.  Mr. McGill served on the MacroSolve audit committee for two years and on The IT Group, Inc. audit committee for 12 years as a member and eight years as its chairman. During his career, Mr. McGill has received 25 U.S. and foreign patents in the field of pollution control and has extensive experience in helping to develop early-stage and emerging companies.  Mr. McGill is a registered professional engineer with a bachelor of science degree in chemical engineering from The University of Tulsa where he graduated Cum Laude.  He is a member of the University’s College of Engineering and Applied Sciences Hall of Fame and was named a Distinguished Alumni in 2005.  In 2013, he was named to the Collins College Business Hall of Fame.  Mr. McGill has extensive experience in managing companies in a variety of industries, and his business leadership, corporate strategy background and operating expertise strengthen the Board of Directors.

David W. Sparkman Director since December 2015

David W. Sparkman, 61, is currently Chief Financial Officer of Capital Bank Holdings, Inc., and has served in this capacity since December, 2017. For the year prior, he was the President of the financial consulting firm, Ulysses Enterprises, in which he also served in 2009-2010.  Prior to the sale of the companies in October 2016, he was the Chief Financial Officer for a group of oil field service companies:  Acid Specialists, LLC; Frac Specialists, LLC; and Cement Specialists, LLC.  Mr. Sparkman served in that capacity beginning in September 2014, and prior to joining this group full-time in this capacity, he provided accounting and financial consulting services to these companies starting in April 2014.  From 2010 to 2011, Mr. Sparkman was the CFO for Great White Energy Services until this company was acquired by Archer Well Company in 2011, and then served as the North America Director of Finance for Archer Well Company until 2013.  Mr. Sparkman also spent 12 years with Dollar Thrifty Automotive Group serving in various accounting and finance-related senior management positions.  Mr. Sparkman is a certified public accountant (inactive) and holds a bachelor of business administration degree in accounting from the University of Arkansas where he graduated Cum Laude.  Mr. Sparkman’s background in business leadership, corporate strategy and financial and operating expertise allows him to provide significant input to our Board of Directors.

Donald E. Kinison Executive Officer since May 2017

Donald E. Kinison, 42, started in May 2017 as our Vice President, Sales.  In December 2018, Mr. Kinison was promoted to President of the Telco segment.  Mr. Kinison has over 20 years of sales experience in the telecommunication, software and cloud industries.  Prior to joining ADDvantage, Mr. Kinison was the Senior Vice President of Commercial and Enterprise Services for Impact Telecom LLC, a provider of a full range of telecommunication services for carriers, businesses and homes from 2014 to 2017.  From 2012 to 2014, Mr. Kinison was the Senior

Vice President of Sales for Associated Network Partners, Inc., a provider of various telecommunications services for carriers.  From 2003 to 2012, Mr. Kinison held various senior management positions, including the Vice President and General Manager of Cbeyond, Inc., a telecommunications and information technology company.

Colby J. Empey Executive Officer since March, 2019

Colby Empey, 45, started on March 1, 2019 as our President of the Wireless Segment. Prior to joining the Company, from 2017 to 2019, Mr. Empey served as Chief Operations Officer at Fulton Technologies, Inc.  Before he worked at Fulton Technologies Inc., Mr. Empey was Director of Business Development at Paragon Facilities Group where he was responsible for expanding its services specifically in the southwest region with an initial focus on Texas.  From 2015 – 2016 he served as Vice President of Business Development at Xcell Inc., a telecommunications services business, where he oversaw approximately 115 employees generating $22M in revenue in 2015, with $8M coming from new customers.  From 2008 – 2015, Mr. Empey served as Vice President of Operations for the Southwest at Goodman Networks where his responsibilities included negotiating contracts with new vendors to handle site acquisition and engineering, building the first trial market for testing and analyzing LTE performance and commercially launching 3 of the first 5 LTE markets.

Kevin Brown Executive Officer since March, 2019

On March 1, 2019, the Company appointed Kevin Brown, 43, as Chief Financial Officer. Since 2011, Mr. Brown has served as a Partner at 4M Investments ("4M"), a family office private investment firm. In this role he oversaw the performance and financial management of 4M's portfolio companies, including leading its telecom infrastructure efforts and evaluating tower, fiber, DAS and small cell opportunities. He has also served in several executive positions within 4M Investments' portfolio companies, including Global CFO, and ultimately the CEO, of Intercomp Global Services (2011-2014). Prior to 4M Investments, Mr. Brown worked at M7 Aerospace LP, serving in varying levels of seniority, including as its CFO and ultimately as its CEO. From 1998-2004, he worked in Strategy and Corporate Development at Crown Castle International, one of the largest telecom infrastructure businesses in the world.

Scott A. Francis Executive Officer since September, 2008

Scott A. Francis, 51, has been our Vice President since September 15, 2008, our corporate secretary since August 6, 2009, and our Chief Accounting Officer since March, 2019.  From September 15, 2008 through March, 2019, Mr. Francis served as our Chief Financial Officer.  Mr. Francis has over 25 years of finance and management experience.  Prior to joining ADDvantage, he served as a controller of accounting at Vanguard Car Rental USA, Inc. from June 2004 until September 2008.  Prior to that, he served as manager of financial reporting for WilTel Communications, Inc. from 1997 through May 2004.  Mr. Francis is a certified public accountant with a bachelor of business administration degree in accounting from Oklahoma State University.

Historical Selected Financial Information

Set forth below is certain historical selected financial information related to ADDvantage.  The historical selected financial data of ADDvantage as of and for the three months ended December 31, 2018 have been derived from ADDvantage’s historical unaudited interim consolidated condensed financial statements.  The historical selected financial data as of and for the years ended September 30, 2018 and September 30, 2017 have been derived from ADDvantage’s historical audited consolidated financial statements.  This information is only a summary and should be read in conjunction with the Quarterly Report on Form 10-Q for the three months ended December 31, 2018 and 2017, and with the Annual Report on Form 10-K for the fiscal years ended September 30, 2018 and September 30, 2017, each of which is incorporated by reference into this proxy statement.  More comprehensive financial information is included in such reports, including management’s discussion and analysis of financial condition and results of operations, and the following summary is qualified in its entirety by reference to such reports and all of the financial information and notes contained therein.  For additional information, see “Where You Can Find Additional Information”.

	Three Months Ended December 31,	Fiscal Year Ended September 30,
	2018	2018	2017

Sales	$11,272	$47,414	$48,714

Income (loss) from operations	$(955)	$(5,193)	$146

Loss from continuing operations	$(1,039)	$(7,320)	$(98)

Continuing operations loss per share
Basic	$(0.10)	$(0.71)	$(0.01)
Diluted	$(0.10)	$(0.71)	$(0.01)

Total assets	$40,927	$44,395	$54,848

Long-term obligations inclusive of current maturities	$ $ ‒	$2,594	$6,284

Dividend policy

We have never declared or paid a cash dividend on our common stock.  It has been the policy of our Board of Directors to use all available funds to finance the development and growth of our business.  The payment of cash dividends in the future will be dependent upon our earnings, financial requirements and other factors deemed relevant by our Board of Directors.

IMPORTANT INFORMATION REGARDING LEVELING 8
AND DAVID E. CHYMIAK

Information Regarding Leveling 8

Leveling 8 is an Oklahoma corporation located at 21553 E. Apache Street, Catoosa, Oklahoma  74015.  The capital stock of Leveling 8 is 100% owned by D. Chymiak, and he is its sole officer and director.

Leveling 8 is a newly-formed corporation with nominal assets.  It was formed for the purpose of acquiring the Cable Companies in the Sale Transaction and will not be funded until immediately before closing of the Sale Transaction.

During the last five years, neither Leveling 8 nor D. Chymiak, its sole stockholder, director and officer, has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining Leveling 8 or D. Chymiak from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Information Regarding David E. Chymiak

David E. Chymiak is the sole owner and manager of Leveling 8. For additional information regarding D. Chymiak, see “Important Information Regarding ADDvantage and its Directors and Executive Officers” above.

IMPORTANT INFORMATION REGARDING THE CABLE COMPANIES

Information Regarding the Cable Companies

ADDvantage has conducted its cable business segment since 1999 through several operating companies, the principal of which is Tulsat, LLC.  The outstanding stock and membership interests of each of the companies, referred to in this proxy statement as the “Cable Companies”, is to be transferred and sold to Leveling 8 in the Sale Transaction.  The following is a brief description of each of the Cable Companies:

Tulsat is a provider of new, surplus and re-manufactured cable television equipment and also repairs cable television equipment for various cable companies.  It is located in Broken Arrow, Oklahoma.

NCS is a provider of new, surplus and re-manufactured cable television equipment and also repairs cable television equipment for various cable companies.  It is located in Warminster, Pennsylvania.

ComTech is a provider of new, surplus and re-manufactured cable television equipment and also repairs cable television equipment for various cable companies.  It is located in Sedalia, Missouri.

Tulsat-Texas repairs cable television equipment for various cable companies.  It is located in New Boston, Texas.

Tulsat-Atlanta repairs cable television equipment for various cable companies.  It is located in Johns Creek, Georgia.

Historical Selected Financial Information

Set forth below is certain historical selected financial information relating to ADDvantage’s cable segment.  The historical selected financial data as of and for the quarter ended December 31, 2018, and for the years ended September 30, 2017 and September 30, 2018, has been derived from the unaudited historical financial statements for the cable segment for the same periods which are attached to this proxy statement at Annex A.

	As of December 31,	Years Ended September 30,
	2018	2018	2017
Balance Sheet Data (in thousands)
Total Assets	17,961	18,450	24,690
Long-term deferred gain	1,234	-	598
Total liabilities	2,986	3,173	2,998
Net Assets	14,975	15,277	21,692
Paid In Capital	2,277	2,277	3,548

	As of December 31,	Years Ended September 30,
	2018	2018	2017
Statement of Operations Data (in thousands)
Revenue	4,462	19,941	22,806
Net Income (Loss)	(1,001)	(2,715)	1,130

OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND EXECUTIVE OFFICERS; TRANSACTIONS WITH RESPECT TO
COMMON STOCK

Ownership of Common Stock by Certain Beneficial Owners, Directors and Executive Officers

The following table sets forth, as of April 10, 2019, and based on 10,361,292 outstanding shares of common stock, the number and percentage of outstanding shares of common stock beneficially owned by each person known by us to beneficially own more than 5% of such stock, by each director and named executive officer of the Company and by all directors and executive officers of the Company as a group:
Except as otherwise indicated, the beneficial owners listed in the table have sole voting and investment powers of their shares.
Name and Address Of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)		Percent Of Class (1)	Number of Shares of Common Stock (excluding options)(13)

David E. Chymiak	2,714,806	(2)(10)	26.3%	2,664,806
1221 East Houston
Broken Arrow, OK 74012

Kenneth A. Chymiak	1,984,366	(8)(10)	19.4%	1,984,366
15512 Larsen Street
Overland Park, KS

Susan C. Chymiak	1,984,366	(9)(10)	19.4%	1,984,366
15512 Larsen Street
Overland Park, KS

Thomas A. Satterfield, Jr.	991,000	(12)	9.6%	991,000
2609 Caldwell Mill Lane
Birmingham, AL 35243

Joseph E. Hart	233,184	(3)	2.2%	33,184

Scott A. Francis	142,370	(4)	1.4%	42,370

James C. McGill	125,230	(5)	1.2%	125,230

Kevin Brown	75,000	(6)	*	0

Colby Empey	75,000	(6)	*	0

Thomas J. Franz	70,063		*	70,063

Donald E. Kinison	16,667	(7)	*	0

David W. Sparkman	32,052		*	32,052

All Executive Officers and Directors as a group (7 persons)	3,484,372	(11)	32.9%	2,967,705
____________________________
* Less than one percent.

(1)
Shares which an individual has the right to acquire within 60 days pursuant to the exercise of options are deemed to be outstanding for the purpose of computing the percentage ownership of such individual, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.  Includes shares for which the person has sole voting and investment power, or has shared voting and investment power with his/her spouse.
(2) Includes 50,000 shares subject to stock options which are fully exercisable.
(3) Includes 200,000 shares subject to stock options which are fully exercisable.
(4) Includes 100,000 shares subject to stock options which are fully exercisable.
(5)	Includes 55,147 shares acquired on 10/08/18 that will vest 20% per year with the first installment vesting on the first anniversary of each grant.
(6)	Includes 75,000 shares subject to stock options which are fully exercisable.
(7) Includes 16,667 shares subject to stock options which are fully exercisable.
(8)
Of the shares beneficially owned by Mr. Chymiak, 1,796,000 are held of record by his spouse, Susan C. Chymiak as trustee of the Susan Chymiak Revocable Trust.  Mr. Chymiak has sole voting and investment power over those shares held of record by him.  Mr. Chymiak disclaims beneficial ownership of the shares held by his wife.

(9)
Of the shares beneficially owned by Ms. Chymiak, 1,796,000 are held of record by her as trustee of the Susan Chymiak Revocable Trust.  Ms. Chymiak has sole voting and investment power over those shares held of record by her.  Ms. Chymiak disclaims beneficial ownership of the shares held by her husband.

(10)
Of the shares beneficially owned by Mr. David Chymiak, Mr. Kenneth Chymiak and Ms. Chymiak, 323,807 shares are owned by Chymiak Investment LLC.  Chymiak Investment LLC is equally-owned by Mr. David Chymiak, his spouse, Mr. Kenneth Chymiak and Ms. Chymiak.

(11)	Includes 516,667 shares subject to stock options which are fully exercisable.
(12)
Based on a Schedule 13G/A, filed on February 13, 2019, of Mr. Satterfield’s reported ownership, 30,000 shares are held jointly with Mr. Satterfield’s spouse; 3,400 shares are held individually by Mr. Satterfield’s spouse; 75,000 shares are held by Tomsat Investment & Trading Co., Inc., a corporation wholly-owned by Mr. Satterfield and of which he serves as President; and 380,000 shares are held by Caldwell Mill Opportunity Fund, which fund is managed by an entity of which Mr. Satterfield owns a 50% interest and serves as Chief Investment Manager. Additionally, Mr. Satterfield has limited powers of attorney for voting and disposition purposes with respect to the following shares: A.G. Family L.P. (375,000 shares); Jeanette Satterfield Kaiser (28,000 shares); Richard W. Kaiser, III (15,000 shares); and David Satterfield (18,000 shares). These individuals and entities have the right to receive or the power to direct the receipt of the proceeds from the sale of their respective shares.

(13)	Shares which are owned, directly or indirectly, by the person shown in the table. This column excludes stock options held by the person shown.

Transactions in Common Stock by ADDvantage, Leveling 8 and their Respective Directors and Executive Officers

ADDvantage, Leveling 8 and their respective directors and executive officers have not made any transactions with respect to common stock of the Company during the past 60 days.

RISK FACTORS

There are a number of factors that our stockholders should consider when deciding whether to vote to approve the Sale Transaction and the Stock Purchase Agreement.  The matters discussed below could cause the Company’s future results to materially differ from past results or those described in forward-looking statements and could have a material adverse effect on our business, financial condition and stock price.

The announcement and pendency of the Sale Transaction, whether or not consummated, may adversely affect our business.

The announcement and pendency of the Sale Transaction, whether or not consummated, may adversely affect the trading price of our common stock, our business or our relationships with clients, vendors and employees. As a result of the announcement and pendency of the Sale Transaction, third parties may be unwilling to enter into material agreements with respect to our business. New or existing clients, vendors and other business partners may prefer to enter into agreements with our competitors who have not expressed an intention to sell a portion of their business because clients and business partners may perceive that such new relationships are likely to be more stable. In addition, pending the completion of the Sale Transaction, we may be unable to attract and retain key personnel as our employees may become concerned about the future of our business and lose focus or seek other employment. Furthermore, our management’s focus and attention and employee resources may be diverted from operational matters during the pendency of the Sale Transaction. The Stock Purchase Agreement also imposes certain restrictions on the conduct of our business prior to the completion of the Sale Transaction, which could delay or prevent us from undertaking business opportunities that may arise pending completion of the Sale Transaction. In the event that the Sale Transaction is not completed, the announcement of the termination of the Stock Purchase Agreement may also adversely affect the trading price of our common stock, our business or our relationships with clients, vendors and employees.

We cannot be sure if or when the Sale Transaction will be completed.

The consummation of the Sale Transaction is subject to the satisfaction or waiver of various conditions, including the approval of the Sale Transaction and Stock Purchase Agreement by our stockholders and Leveling 8 obtaining adequate financing for the Sale Transaction. We cannot guarantee that the closing conditions set forth in the Stock Purchase Agreement or related documents will be satisfied. If we are unable to satisfy the closing conditions in Leveling 8’s favor, or if other mutual closing conditions are not satisfied, Leveling 8 will not be obligated to complete the Sale Transaction.

If the Sale Transaction is not completed, the strategic direction committee and our Board of Directors, in discharging its fiduciary obligations to our stockholders, will evaluate other strategic alternatives to the Sale Transaction that may be available, which alternatives may not be as favorable to our stockholders as the Sale Transaction. Any future sale of substantially all of our assets or other transactions may be subject to further stockholder approval.

If we fail to complete the Sale Transaction, the failure to maintain existing business relationships or enter into new ones could adversely affect our business, results of operations, and financial condition. If we fail to complete the Sale Transaction, we expect that we will also retain and continue to operate the Cable Companies. The potential for loss or disaffection of employees or clients or vendors of the Cable Companies following a failure to consummate the Sale Transaction could have a material, negative impact on the value of our business.

In addition, if the Sale Transaction is not consummated, our management and other employees will have expended extensive time and effort and their focus and attention will have been diverted from operational matters during the pendency of Sale Transaction, and we will have incurred significant third party transaction costs, in each case, without any commensurate benefit, which may have a material and adverse effect on our stock price and results of operations.

If the Sale Transaction is not consummated, ADDvantage will remain a guarantor on the ten-year lease of the Broken Arrow, Oklahoma facility, and, if the sale agreements for Sedalia, Missouri and Warminster, Pennsylvania are closed, ADDvantage will remain a guarantor on the ten-year leases of those facilities.  Such guarantees could impede the closing of a future transaction for the sale of the Company or of its cable business.

The Stock Purchase Agreement limits our ability to pursue alternatives to the Sale Transaction.

Although the Stock Purchase Agreement does under carefully prescribed circumstances permit us to sell the Cable Companies to another bidder who makes a superior proposal, the existence of the Stock Purchase Agreement may deter other potential buyers from seeking to acquire the Cable Companies.  During the term of the Stock Purchase Agreement, which generally may not be terminated without the agreement of both parties until June 30, 2019, we are prohibited from soliciting a competing proposal with respect to the Sale Transaction. These provisions could make it less advantageous for a third party that might have an interest in acquiring us to consider or propose an alternative transaction, even if that party were prepared to pay consideration with a higher value than the consideration to be paid by Leveling 8.

Because the Cable Companies represented a relatively sizeable portion of our consolidated revenue for the fiscal year ended September 30, 2018, if the Sale Transaction is completed, our business will be substantially different and may never achieve or sustain profitability.

The revenue generated from the Cable Companies for the fiscal year ended September 30, 2018 constituted approximately 42% of our consolidated revenue for that fiscal year. Although we expect the revenue generated from our telecommunications and wireless businesses to grow in the future, these segments have not generated net positive revenue since our expansion into these businesses, and there can be no assurance that we will achieve sustained growth in these businesses, achieve or sustain profitability in them or generate positive cash flows from them

In addition, since our focus following the closing of the Sale Transaction will be on our telecommunications and wireless segments, our management may face even greater expectations from investors and analysts to quickly produce improved quarterly financial results for our these businesses as compared to the periods prior to the Sale Transaction. This might cause distractions for our management and our Board of Directors and might at times conflict with our desire to build long-term stockholder value.

We will no longer have any equity participation in the Cable Companies.

After the Sale Transaction, we will have no ongoing equity participation in the Cable Companies. Although the revenue for the Cable Companies has been in decline, the Cable Companies have consistently generated positive net revenue for the Company. We will cease to participate in the Cable Companies’ future earnings or growth, if any, and will not participate in any potential future sale of the Cable Companies. It is possible that Leveling 8 could sell some or all of the Cable Companies following the Sale Transaction at a valuation higher than that being paid in the Sale Transaction and Leveling 8 could realize significant returns on its equity investment in the Cable Companies.

The loss of D. Chymiak could impair the ability of the buyer to pay the promissory note.

The business of the Cable Companies is dependent upon the leadership of D. Chymiak.  His knowledge of the industry has been a principal business advantage of the Cable Companies in the past.  Inasmuch as the primary source for paying the promissory note will be the revenue generated by the Cable Companies, the loss of D. Chymiak’s services could result in a decline of revenues to the Cable Companies which could, in turn, impair the ability of the buyer to repay the promissory note.  The Stock Purchase Agreement requires Mr. Chymiak to attempt to obtain life insurance for the benefit of the Company but there can be no assurance that he will be able to obtain such insurance on an economic basis.

The Buyer may default in making the payments due under the promissory note.

More than half of the purchase price for the Sale Transaction is payable in the future under the terms of the promissory note.  The buyer’s primary source for paying the promissory note will be the revenue generated by the Cable Companies.  In the event the business of the Cable Companies should decline substantially, there is a risk that the buyer will not be able to make the payments under the promissory note in which event the Company will need to seek to enforce its rights against the collateral granted for the promissory note and against the Guaranty.  Although the strategic direction committee believes that the collateral and the Guaranty adequately secure payment of the promissory note, there can be no assurance that the Company will be able to recover all sums due it under the promissory note in the event of a default.

Our stockholders will not receive any distribution from the Sale Transaction, and may never receive any return of value.

We currently intend to use the net proceeds from the Sale Transaction to, among other things, address working capital needs from our recent purchase of Fulton and our Telco businesses and fund growth initiatives and strategic acquisition opportunities. However, there is no guarantee that the investments in our remaining businesses or possible future investments in other businesses will generate a positive return to our stockholders.

In addition, we have not declared any cash dividends and do not intend to declare or pay any cash dividends in the foreseeable future. Stockholders also do not have appraisal rights in connection with the Sale Transaction. Stockholders will not directly receive any liquidity from the Sale Transaction and the only return to them will be based on any future appreciation in our stock price or upon a future sale or liquidation of us. Much depends on our future business, including the success or failure of our telecommunications business. There are no assurances that we will be successful, and current stockholders may never get a return on their investment.

There can be no assurances that we will be successful in investing the proceeds of the Sale Transaction.

The process to identify potential investment opportunities, growth initiatives, strategic acquisition opportunities and to evaluate the future returns therefrom and business prospects thereof can be time consuming and uncertain. Our management could spend or invest the proceeds from the Sale Transaction in ways with which our stockholders may not agree, and our management and the Board of Directors may authorize such spending or investment without seeking stockholder approval. The investment of these proceeds may not yield a favorable return and there can be no assurances that we will be successful in the investment of these proceeds.

We will continue to incur the expenses of complying with public company reporting requirements following the closing of the Sale Transaction.

After the Sale Transaction, we will continue to be required to comply with the applicable reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as well as rules adopted, and to be adopted, by the SEC and NASDAQ, and will incur significant legal, accounting and other expenses in connection with that compliance. In addition, our management and other personnel will need to continue to devote a substantial amount of time to these compliance initiatives.

We may be exposed to litigation related to the Sale Transaction from the holders of our common stock.

Transactions such as the Sale Transaction are often subject to lawsuits by stockholders. Particularly because the holders of our common stock will not receive any consideration from the Sale Transaction, it is possible that they may sue the Company or the Board of Directors. Such lawsuits could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

Following the closing of the Sale Transaction, we will be subject to a three- year non-competition covenant under the Stock Purchase Agreement, which may limit our ability to operate the Telco business in certain respects.

Following the closing of the Sale Transaction, we will be subject to a three-year non-competition covenant set forth in the Stock Purchase Agreement, as more fully described in “The Stock Purchase Agreement and Related Agreements—Non-Competition; Non-Solicitation; and Standstill.”  During such three year period, we will be restricted from participating in the repair, sale or distribution of cable television equipment and electronics in Oklahoma, Missouri, Pennsylvania, Texas and Georgia.  In the Stock Purchase Agreement, the parties acknowledge some overlap between the current cable business-related products sold by the Cable Companies and certain products sold and serviced by Nave and Triton and accordingly, agree that the Company may on occasion engage in conduct otherwise prohibited by the non-competition covenant so long as the conduct is not, in buyer’s reasonable opinion, materially adverse to buyer’s ownership and operation of the Cable Companies.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless ADDvantage has received contrary instructions from one or more of the stockholders. ADDvantage will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to ADDvantage transfer agent, Continental Stock Transfer & Trust Company, at 17 Battery Place, New York, NY 10004 or by calling [number]. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting Continental Stock Transfer & Trust Company at the address and phone number set forth in the prior sentence.

SUBMISSION OF STOCKHOLDER PROPOSALS

If you want to include a stockholder proposal in the proxy statement for the 2019 annual meeting, it must be delivered to the executive offices of ADDvantage Technologies Group Inc., Attention:  Corporate Secretary currently located at 1221 East Houston, Broken Arrow, Oklahoma 74012, on or before June 1, 2019.  In addition, if you wish to present a proposal at the 2019 annual meeting that will not be included in our proxy statement and you fail to notify us by August 1, 2019, then the proxies solicited by our Board for the 2019 annual meeting will include discretionary authority to vote on your proposal in the event that it is properly brought before the meeting.  We anticipate that our annual meeting will be held on or around September 17, 2019.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Company’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

The Company will make available a copy of its public reports, without charge, upon written request to the Secretary, ADDvantage Technologies Group, Inc., 1221 East Houston, Broken Arrow, Oklahoma 74012. Each such request must set forth a good faith representation that, as of the record date, the person making the request was a beneficial owner of common stock entitled to vote at the special meeting. In order to ensure timely delivery of such documents prior to the special meeting, any such request should be made promptly to the Company. A copy of any exhibit may be obtained upon written request by a stockholder (for a fee limited to the Company’s reasonable expenses in furnishing such exhibit) to the Secretary, ADDvantage Technologies Group, Inc., 1221 East Houston, Broken Arrow, Oklahoma 74012.

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting (except with respect to any reference in such document to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995):

Company Filings

Annual Report on Form 10-K for the Fiscal Year ended September 30, 2017;

Annual Report on Form 10-K for the Fiscal Year Ended September 30, 2018;

Quarterly Report on Form 10-Q for the Quarter December 31, 2018;

Current Reports on Form 8-K, filed

March 21, 2019
March 7, 2019
March 1, 2019
January 10, 2019
December 28, 2018
December 28, 2018
December 19, 2018
December 17, 2018
December 6, 2018
October 15, 2018

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated [date]. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

ANNEX A
CABLE SEGMENT FINANCIALS
Annex A-1

CABLE TV SEGMENT
UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS

(in thousands)

	Three Months Ended December 31,		Years Ended September 30,
	2018	2017	2018	2017
Sales	$4,462	$5,826	$19,941	$22,806
Cost of sales	3,344	4,625	16,135	15,068
Gross profit	1,118	1,201	3,806	7,738
Operating, selling, general and administrative expenses	1,440	1,340	5,229	5,904
Goodwill impairment charge	‒	–	1,150	–
Income (loss) from operations	(321)	(189)	(2,573)	1,834
Interest expense	(2)	(5)	(23)	(20)
Income (loss) before income taxes	(323)	(194)	(2,596)	1,814
Provision (benefit) for income taxes	678	(12)	119	684

Net income (loss)	$(1,001)	$(182)	$(2,715)	$1,130

See the accompanying notes which are an integral part of these unaudited condensed combined financial statements for the Cable TV Segment.
Annex A-2

CABLE TV SEGMENT
UNAUDITED CONDENSED COMBINED BALANCE SHEETS

(in thousands)

	December 31,	September 30,	September 30,
	2018	2018	2017
Assets
Current assets:
Accounts receivable	$1,979	$1,822	$2,573
Inventories, net of allowance of $4,150, $4,150 and $2,300; respectively	10,875	11,426	14,912
Prepaid expenses	54	11	12
Assets held for sale	‒	3,667	‒
Due from parent	3,546	‒	31
Total current assets	16,454	16,926	17,528

Property and equipment, at cost	5,019	5,019	10,254
Less: Accumulated depreciation	(3,522)	(3,503)	(4,756)
Net property and equipment	1,497	1,516	5,498

Goodwill	–	‒	1,150
Deferred income taxes	‒	‒	501
Other assets	9	9	13

Total assets	$17,960	$18,451	$24,690

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,195	$1,436	$1,003
Accrued expenses	426	438	654
Income tax payable	1,390	702	559
Notes payable – current portion	‒	598	184
Deferred gain – current portion	138	‒	‒
Total current liabilities	3,149	3,174	2,400

Notes payable, less current portion	–	‒	598
Deferred gain, less current portion	1,234	‒	‒
Total liabilities	4,383	3,174	2,998

Shareholders’ equity:
Common stock	‒	‒	1
Paid in capital	2,277	2,277	3,548
Retained Earnings	11,300	13,000	18,143
Total shareholders’ equity	13,577	15,277	21,692

Total liabilities and shareholders’ equity	$17,960	$18,451	$24,690

See the accompanying notes which are an integral part of these unaudited condensed combined financial statements for the Cable TV Segment.
Annex A-3

CABLE TV SEGMENT
UNAUDITED CONDENSED COMBINED CASH FLOWS

(in thousands)

	Three Months Ended December 31,		Years Ended September 30,
	2018	2017	2018	2017
Operating Activities
Net income (loss)	$(1,001)	$(32)	$(2,715)	$1,130
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	79	65	241	294
Provision for excess and obsolete inventories	‒	150	1,850	600
(Gain) loss on disposal of property and equipment	(21)	(5)	41	‒
Deferred income tax provision (benefit)	‒	80	501	(79)
Share based compensation expense	4	4	15	19
Goodwill impairment charge	‒	‒	1,150	–
Changes in assets and liabilities:
Accounts receivable	(157)	(243)	945	(372)
Income tax receivable\payable	688	17	142	584
Inventories	550	326	1,450	739
Prepaid expenses	(43)	5	2	1
Other assets	‒	3	5	‒
Accounts payable	(240)	567	433	60
Accrued expenses	(13)	(172)	(203)	(86)
Net cash provided by (used in) operating activities	(154)	765	3,857	2,890

Investing Activities
Purchases of property and equipment	–	‒	‒	(47)
Disposals of property and equipment	‒	9	12	‒
Proceeds from sale of Broken Arrow, OK building	5,000	–	–	–
Net cash provided by (used in) investing activities	5,000	9	12	(47)

Financing Activities
Due to parent	(4,248)	(728)	(3,685)	(2,659)
Payments on notes payable	(598)	(46)	(184)	(184)
Net cash used in financing activities	(4,846)	(774)	(3,869)	(2,843)

Net change in cash and cash equivalents	–	–	–	–
Cash and cash equivalents at beginning of period	–	–	–	–
Cash and cash equivalents at end of period	$–	$–	$–	$–

See the accompanying notes which are an integral part of these unaudited condensed combined financial statements for the Cable TV Segment.
Annex A-4

CABLE TV SEGMENT
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
Note 1 – Cable TV Segment
Business Overview
ADDvantage Technologies Group, Inc. and its subsidiaries are collectively hereinafter referred to as "ADDvantage" or the "Company".  The Cable TV segment to be sold consists of substantially all of the assets and liabilities primarily related to or used in connection with the Company's Cable TV segment operations.  The Cable TV reporting segment is a provider of new, surplus and re-manufactured cable television equipment and also repairs cable television equipment for various cable companies.
Note 2 – Basis of Presentation
The Unaudited Condensed Combined Financial Statements for the Cable TV segment (the "Unaudited Financial Statements") include only the assets, liabilities and operating activity of the Cable TV segment.  As described in Note 2 herein, the Company entered into a Definitive Stock Purchase Agreement with Leveling 8 Inc, a company owned by a related party, David E. Chymiak on December 26, 2018 to sell, through a transfer of equity in the Company’s operating subsidiaries in the cable segment, substantially all of the assets and liabilities primarily related to or used in the Cable TV segment (the "Cable TV Sale").  The Unaudited Financial Statements have been prepared pursuant to the SEC requirement that the Company provide unaudited historical financial statements for the Cable TV segment in its proxy statement seeking shareholder approval of the Cable TV Sale.
Due to existing functions and facilities shared by ADDvantage's three operating segments Cable TV, Telecommunications and Wireless, certain working capital and property and equipment have been attributed to the Cable TV segment and certain operating expenses, including general corporate overhead, have been allocated to the Cable TV segment.  The Company used underlying activity drivers as a basis of allocation.  Management believes such allocations are reasonable; however, they may not be indicative of the actual results of the Cable TV segment had it been operating as an independent company for the periods presented or the amounts that will be incurred in the future.
The accompanying Unaudited Financial Statements have been derived from the condensed combined financial statements of the Company, and include the revenue, costs of revenue, operating and other expenses associated with the Cable TV Sale.
The assets and liabilities included in the accompanying balance sheets are substantially all of the assets and liabilities primarily related to or used in the Cable TV segment.  The amounts include the assets and liabilities that historically have been reported as part of the Company's Cable TV reporting segment plus assets and liabilities that are being transferred in the Cable TV Sale that were reported as part of the Company's unallocated corporate division. The carrying value of those assets less the carrying value of those liabilities on each of the balance sheet dates represents the Company's net investment in the Cable TV segment at that balance sheet date.
Operating results for the three month periods ended December 31, 2018 and 2017 and the years ended September, 2018 and 2017 are not necessarily indicative of the results that may be expected for any future period.  The Unaudited Financial Statements for the three month periods ended December 31, 2018 and 2017 should be read in conjunction with ADDvantage's Annual Report on Form 10-K for the year ended September 30, 2018 and its Quarterly Report on Form 10-Q for the quarter ended December 31, 2018, as filed with the Securities and Exchange Commission.  In the opinion of management, the Unaudited Financial Statements include all adjustments necessary to present fairly the financial position and operating results of the Cable TV Sale for the periods presented.  The Cable TV Sale is subject to shareholder approval by ADDvantage's shareholders and other closing conditions.
Annex A-5

Note 3 – Related Party Funding and Expense Allocation
ADDvantage has a centralized corporate cash management function which funds its operations as needed. The Cable TV segment has generally generated cash from its operating activities and has contributed to the cash flows of the Company.
The Cable TV segment was allocated corporate overhead expenses from ADDvantage for shared corporate-related functions based on the Cable TV relative proportion of revenue.  Corporate overhead expenses are primarily related to centralized corporate functions, including corporate executive management, accounting and finance, information technology, human resources, professional and legal fees.  The Cable TV segment was allocated $0.4 million for each of the three month periods ended December 31, 2018 and 2017 of general corporate expenses incurred by the Company which are included within operating, selling, general and administrative expenses in the Unaudited Combined Condensed Statements of Operations.  During the years ended September 30, 2018 and 2017, the Cable TV segment was allocated general corporate expenses of $1.3 million and $1.2 million, respectively.
Note 4 – Summary of Significant Accounting Policies
The Company's management has assumed that the Cable TV segment has adopted all of the Company's significant accounting policies — see Note 1 in the Notes to Consolidated Financial Statements in the Company's Form 10-K for the year ended September 30, 2018, filed on December 28, 2018, for additional information. The following is intended to provide further information concerning how certain of the significant accounting policies would apply to the Cable TV segment as a stand-alone business.
Accounts receivable

Trade receivables are carried at original invoice amount.  The Cable TV segment generally does not charge interest on past due accounts.

Inventories

Inventories consist of new, refurbished and used electronic components for the Cable TV segment.  Inventory is stated at the lower of cost or net realizable value.  Cost is determined using the weighted-average method.  Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation.  For the Cable TV segment, the Company records an inventory reserve provision to reflect inventory at its estimated net realizable value based on a review of inventory quantities on hand, historical sales volumes and technology changes. These reserves are to provide for items that are potentially slow-moving, excess or obsolete.

Property and equipment

Property and equipment consists of software, office equipment, warehouse and service equipment, and buildings with estimated useful lives generally of 3 years, 5 years, 10 years and 40 years, respectively.  Depreciation is provided using the straight-line method over the estimated useful lives of the related assets.  Leasehold improvements are amortized over the shorter of the useful lives or the remainder of the lease agreement.  Gains or losses from the ordinary sale or retirement of property and equipment are recorded in other income (expense).  Repairs and maintenance costs are generally expensed as incurred, whereas major improvements are capitalized.  Depreciation expense was $0.1 million for each of the three months ended December 31, 2018 and 2017, and for the years ended September 30, 2018 and 2017, $0.2 million and $0.3 million, respectively.
Annex A-6

Goodwill

Goodwill represents the excess of purchase price of acquisitions over the acquisition date fair value of the net identifiable tangible and intangible assets acquired.  Goodwill is not amortized and is tested at least annually for impairment.  We perform our annual analysis during the fourth quarter of each fiscal year and in any other period in which indicators of impairment warrant additional analysis.  Goodwill is evaluated for impairment by first comparing our estimate of the fair value of each reporting unit, with the reporting unit’s carrying value, including goodwill.

Management utilizes a discounted cash flow analysis to determine the estimated fair value of each reporting unit.  Significant judgments and assumptions including the discount rate, anticipated revenue growth rate, gross margins and operating expenses are inherent in these fair value estimates.  As a result, actual results may differ from the estimates utilized in our discounted cash flow analysis.  The use of alternate judgments and/or assumptions could result in the recognition of different levels of impairment charges in the financial statements.

During the third quarter of 2018, we determined that the carrying value of the Cable TV segment exceeded the fair value. Therefore, the Company recognized an impairment charge of $1.2 million for the year ended September 30, 2018, which was the carrying value of the Cable TV segment’s goodwill.  At September 30, 2017, the estimated fair value of our Cable TV reporting unit exceeded its carrying value, so goodwill was not impaired.

Income taxes
The Company provides for income taxes in accordance with the liability method of accounting.  For purposes of the stand-alone financial statements of the Cable TV segment, income tax was calculated at statutory rates adjusted for applicable permanent differences, as if the Cable TV segment was a separate taxpayer utilizing the "Separate Return Method", even though it has been included in the consolidated tax return of ADDvantage.  Deferred tax assets and liabilities for the future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases are recognized and included in the accompanying Unaudited Condensed Combined Balance Sheets for the Cable TV segment.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled.  Management provides a valuation allowance against deferred tax assets for amounts which are not considered “more likely than not” to be realized.
Freight

Amounts billed to customers for shipping and handling represent revenues earned and are included in sales income in the accompanying consolidated statements of operations.  Actual costs for shipping and handling of these sales are included in cost of sales.

Advertising costs

Advertising costs are expensed as incurred.  Advertising expense was $25 thousand for each of the three months ended December 31, 2018 and 2017, and $0.1 million for each of the years ended September 30, 2018 and 2017.

Management estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.
Annex A-7

Any significant, unanticipated changes in product demand, technological developments or continued economic trends affecting the cable or telecommunications industries could have a significant impact on the value of the Company's inventory and operating results.

Concentrations of credit risk
Financial instruments that potentially subject the Company to concentration of credit risk consist principally of trade receivables.  Concentrations of credit risk with respect to trade receivables are limited because a large number of geographically diverse customers make up the Company’s customer base, thus spreading the trade credit risk.  The Company controls credit risk through credit approvals, credit limits and monitoring procedures.  The Company performs credit evaluations for all new customers but does not require collateral to support customer receivables.  The Cable TV segment had no customer in the 1st quarter of 2019 or in the fiscal years ended 2018 and 2017 that represented in excess of 10% of the total net sales.  The Cable TV segment’s sales to foreign (non-U.S. based) customers were approximately $0.5 million, $1.2 million and $1.2 million for the three months ended December 31, 2018, and the years ended September 30, 2018 and 2017, respectively.  In 2018, the Cable TV segment purchased approximately 15% of its inventory from Arris Solutions, Inc. and approximately 11% of its inventory either directly from Cisco or indirectly through their primary stocking distributor.  The concentration of suppliers of the Cable TV segment’s inventory subjects it to risk.

Employee stock-based awards

Share-based payments to employees, including grants of employee stock options, are recognized in the consolidated financial statements based on their grant date fair value over the requisite service period.  The Company determines the fair value of the options issued, using the Black-Scholes valuation model, and amortizes the calculated value over the vesting term of the stock options.  Compensation expense for stock-based awards is included in the operating, selling, general and administrative expense section of the consolidated statements of operations.

Recent Issued Accounting Standard

In February 2016, the FASB issued ASU 2016-02: “Leases (Topic 842)” which is intended to improve financial reporting about leasing transactions.  This ASU will require organizations (“lessees”) that lease assets with lease terms of more than twelve months to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases.  Organizations that own the assets leased by lessees (“lessors”) will remain largely unchanged from current GAAP.  In addition, this ASU will require disclosures to help investors and other financial statement users better understand the amount, timing and uncertainty of cash flows arising from leases.  The guidance is effective for annual periods beginning after December 15, 2018 and early adoption is permitted.  Based on management’s initial assessment, ASU 2016-02 will have a material impact on the Cable TV segment’s condensed combined financial statements.  Management reviewed its lease obligations and determined that the Cable TV segment generally does not enter into long-term lease obligations with the exception of its real estate leases for its facilities.  The Cable TV segment is a lessee on a certain real estate lease that will need to be reported as a right of use asset and liability at an estimated amount of $6.4 million on the Cable TV segment’s condensed combined financial statements on the date of adoption.

Note 5 – Revenue Recognition

On October 1, 2018, the Cable TV segment adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606), using the modified retrospective transition method.  Management determined that there was no cumulative effect adjustment to the condensed combined financial statements and the adoption of the standard did not require any adjustments to the condensed combined financial statements for prior periods.  Under the guidance of the standard, revenue is recognized at the time a good or service is transferred to a customer and the customer obtains control of that good or receives the service performed.  Substantially all of the Cable TV segment’s sales arrangements with customers are short-term in nature involving single
Annex A-8

performance obligations related to the delivery of goods or repair of equipment and generally provide for transfer of control at the time of shipment to the customer.  The Cable TV segment generally permits returns of product or repaired equipment due to defects; however, returns are historically insignificant.

The amount of revenue recognized reflects the consideration to which the Cable TV segment expects to be entitled to receive in exchange for its products or repair services.  The following steps are applied in determining the amount and timing of revenue recognition:

1.
Identification of a contract with a customer is a sales arrangement involving a purchase order issued by the customer stating the goods to be transferred.  Payment terms are generally net due in 30 days.  Discounts on sales arrangements are generally not provided.  Credit worthiness is determined by the Cable TV segment based on payment experience and financial information available on the customer.

2.	Identification of performance obligations in the sales arrangement which is predominantly the promise to transfer goods or repair services to the customer.

3.	Determination of the transaction price which is specified in the purchase order based on product pricing negotiated between the Cable TV segment and the customer.

4.	Allocate the transaction price to performance obligations. Substantially all the contracts are single performance obligations and the allocated purchase price is the transaction price.

5.
Recognition of revenue which predominantly occurs upon completion of the performance obligation and transfer of control.  Transfer of control generally occurs at the point the Cable TV segment ships the sold or repaired product from its warehouse locations.

The Cable TV segment’s principal revenues are from sales of Cable TV equipment and Cable TV repair services.  Sales are primarily to customers in the United States.  International sales are made to customers in Central America, South America and, to a substantially lesser extent, other international regions that utilize the same technology which totaled approximately $0.5 million and $0.1 million in the three months ended December 31, 2018 and 2017, respectively.  International sales for each of the years ended September 30, 2018 and 2017 were $1.2 million.

The Cable TV segment’s customers include multiple system operators and direct sales to end-user customers.  Sales to the Cable TV segment’s largest customer totaled approximately 13% and 10% of the Cable TV segment revenues for the year ended September 30, 2018 and 2017, respectively.  Sales to the largest customer for the three months ended December 31, 2018 and 2017 totaled approximately 12% and 30%, respectively.

Our revenues by type were as follows:

	Three Months Ended December 31,		Year Ended September 30,
	2018	2017	2018	2017
Equipment sales
Cable TV	$4,052,140	$5,114,291	$17,782,221	$17,826,034
Repair revenue
Cable TV	410,049	712,113	2,158,484	4,980,141
	$4,462,189	$5,826,404	$19,940,705	$22,806,175

Annex A-9

Note 6 – Sale and Leaseback of Assets

On September 28, 2018, the Company’s Strategic Direction Committee authorized the Company’s management to sell its Broken Arrow, Oklahoma facility, which contains the operations of one of the Cable TV segment subsidiaries, Tulsat, LLC (“Tulsat”), and the Company’s headquarters.

In October 2018, the Company entered into an agreement with David Chymiak to sell the Broken Arrow, Oklahoma facility.  Mr. Chymiak is the Chief Technology Officer, director, and substantial shareholder of the Company.  The sale agreement provided for a purchase price of $5,000,000 payable in cash at closing.  The sale closed on November 29, 2018, which generated a pretax gain of approximately $1.4 million.

In connection with the sale of the Broken Arrow, Oklahoma facility, Tulsat entered into a ten-year lease with Mr. Chymiak for a monthly rent of $44,000, or $528,000 per year.  Tulsat, as tenant, will be responsible for most ongoing expenses related to the facility, including property tax, insurance and maintenance.  As a result of the leaseback, the pretax gain of $1.4 million was deferred over the lease period and is reported in Deferred Gain in the Cable TV Segment’s Condensed Combined Balance Sheet.

On March 18, 2019, the Company entered into separate agreements with an affiliate of David Chymiak to sell its Sedalia, Missouri and Warminster, Pennsylvania properties for purchase prices of $1,350,000 and $725,000, respectively.  The sale agreements provide that 80% of the purchase price for each property will be paid at closing and the balance of the purchase price will be paid in the form of the purchaser’s 6.25% promissory note payable on the earlier of (i) the closing of the Sale Transaction or (ii) six months from the particular property sale closing.  The sellers (ADDvantage Technologies Group of Missouri, Inc. for the Sedalia property and NCS Industries, Inc. for the Warminster property) will enter into ten-year leases of the facilities.  The rental under the Sedalia lease will be $10,687.50 monthly or $128,250.00 per year.  The rental under the Warminster lease will be $5,739.58 monthly or $68,875.00 per year.  The tenant will be responsible for most ongoing expenses related to the facility, including property tax, insurance and maintenance.

Note 7 – Inventories

Inventories at December 31, 2018, September 30, 2018 and September 30, 2017 are as follows:

(in thousands)
	December 31,	September 30,	September 30,
	2018	2018	2017

New	$12,057	$12,594	$14,014
Refurbished and used	2,968	2,982	3,198
Allowance for excess and obsolete inventory	(4,150)	(4,150)	(2,300)

Total	$10,875	$11,426	$14,912

New inventory includes products purchased from manufacturers plus “surplus-new”, which are unused products purchased from other distributors or multiple system operators.  Refurbished inventory includes factory refurbished, Company refurbished and used products.  Generally, the Company does not refurbish its used inventory until there is a sale of that product or to keep a certain quantity on hand.

The Company regularly reviews the Cable TV segment inventory quantities on hand, and an adjustment to cost is recognized when the loss of usefulness of an item or other factors, such as obsolete and excess inventories, indicate that cost will not be recovered when an item is sold.  The Company recorded charges in the Cable TV segment to allow for obsolete and excess inventory, which increased cost of sales by zero and $0.2 million during the three months ended December 31, 2018 and 2017, respectively, and $1.8 million and $0.6 million during the twelve months ended September 30, 2018 and 2017, respectively..

Annex A-10

Note 8 – Property and Equipment

Property and equipment, net of accumulated depreciation at December 31, 2018, September 30, 2018 and 2017 are as follows:

(in thousands)

	December 31,	September 30,	September 30,
	2018	2018	2017

Land and buildings	$1,406	$1,418	$5,256
Machinery and equipment	91	98	242

Total property and equipment, net	$1,497	$1,516	$5,498

Note 9 – Income Taxes
The Tax Cuts and Jobs Act was enacted on December 22, 2017.  One of the provisions of this legislation was that it reduced the corporate income tax rates for the Company from 34% to 21% effective beginning January 1, 2018.  Since the Company’s fiscal year begins on October 1, this results in a blended rate for 2018 of 24%.  Due to this legislation, the Company has remeasured its deferred tax balances at the reduced enacted tax rates as well as utilized the lower anticipated effective income tax rate for the three months ended December 31, 2018 results.  The accounting for the effects of the rate change on the deferred tax balances is complete and no provisional amounts were recorded for the Cable TV segment for the new legislation.

The provision (benefit) for income taxes for the three months ended December 31, 2018 and 2017, and years ended September 30, 2018 and 2017 consists of:

 (in thousands)
	Three Months Ended December 31,		Years Ended September 30,
	2018	2017	2018	2017
Current	$678	$(92)	$119	$763
Deferred	‒	80	‒	(79)
Total provision (benefit) for income taxes	$678	$(12)	$119	$684

In the three months ended December 31, 2018, the Company sold the Tulsat, LLC Broken Arrow facility for $5 million.  This sale resulted in a deferred gain in the Cable TV segment of $2.4 million.  The Cable TV segment tax provision of $0.7 million is primarily due to this deferred gain on the Broken Arrow facility sale.

The Company records net deferred tax assets to the extent the Company believes these assets will more likely than not be realized.  In making such determination, the Company considers all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and recent financial performance.  The Company has concluded, based on its recent cumulative losses that it will not be able to realize the full effect of the deferred tax assets and a valuation allowance is needed to bring the deferred tax assets balance to zero for the three months ended December 31, 2018 and for the year ended September 30, 2018.

Based upon a review of its income tax positions, the Company believes that its positions would be sustained upon an examination by the Internal Revenue Service and does not anticipate any adjustments that would result in a material change to its financial position. Therefore, no reserves for uncertain income tax positions have been recorded. Generally, the Company is no longer subject to examinations by the U.S. federal, state or local tax authorities for tax years before 2015.

Annex A-11

Note 10 – Notes Payable

On May 31, 2018, the Company entered into a forbearance agreement with BOKF, NA dba Bank of Oklahoma (“Lender”) relating to the Company’s Amended and Restated Credit and Term Loan Agreement (“Credit and Term Loan Agreement”).

Under the forbearance agreement, which is Amendment Ten to the Credit and Term Loan Agreement, Lender agreed to delete the fixed charge ratio covenant from the Credit and Term Loan Agreement and to forbear from exercising its rights and remedies under the Credit and Term Loan Agreement through October 31, 2018 subject to, among other things, the following terms:
•	Reducing the revolving line commitment from $5.0 million to $3.0 million;
•	Terminating the Lender’s obligation to lend or make advances under the revolving line of credit;
•	Limiting the Company’s capital expenditure to $100,000 during the forbearance period;
•	Requiring semi-monthly reporting of its borrowing base calculation; and
•	Requiring the Company to remain in compliance with the terms of the amended Credit and Term Loan
Agreement.
Revolving credit and term loans created under the Credit and Term Loan Agreement were collateralized by inventory, accounts receivable, equipment and fixtures, general intangibles and a mortgage on certain property.  Among other financial covenants, the Credit and Term Loan Agreement provided that the Company maintain a leverage ratio (total funded debt to EBITDA) of not more than 2.50 to 1.0.

The Cable TV segment had one term loan outstanding under the Credit and Term Loan Agreement.  The outstanding term loan had an outstanding balance of $0.6 million and was due on October 31, 2018, with monthly principal payments of $15,334 plus accrued interest.  The interest rate was the prevailing 30-day LIBOR rate plus 1.4% (3.66% at October 31, 2018).

Note 11 – Stock-Based Compensation
Plan Information

The 2015 Incentive Stock Plan (the “Plan”) provides for awards of stock options and restricted stock to officers, directors, key employees and consultants.  Under the Plan, option prices will be set by the Compensation Committee and may not be less than the fair market value of the stock on the grant date.

Stock Options
All share-based payments to employees, including grants of employee stock options, are recognized in the financial statements based on their grant date fair value over the requisite service period.  Compensation expense for share-based awards is included in the operating, selling, general and administrative expense section of the Company’s consolidated condensed statements of operations.

Stock options are valued at the date of the award, which does not precede the approval date, and compensation cost is recognized on a straight-line basis over the vesting period.  Stock options granted to employees generally become exercisable over a three, four or five-year period from the date of grant and generally expire ten years after the date of grant.  Stock options granted to the Board of Directors generally become exercisable on the date of grant and generally expire ten years after the grant.

No nonqualified stock options were granted to Cable TV segment employees for the three months ended December 31, 2018, or for the years ended September 30, 2018 and 2017.  The Company estimates the fair value of the options granted using the Black-Scholes option valuation model.  The Company estimates the expected term of options granted based on the historical grants and exercises of the Company’s options.  The Company estimates the volatility of its common stock at the date of the grant based on both the historical volatility as well as the implied volatility on its common stock.  The Company bases the risk-free rate that is
Annex A-12

used in the Black-Scholes option valuation model on the implied yield in effect at the time of the option grant on U.S. Treasury zero-coupon issues with equivalent expected term.  The Company has never paid cash dividends on its common stock and does not anticipate paying cash dividends in the foreseeable future.  Consequently, the Company uses an expected dividend yield of zero in the Black-Scholes option valuation model.  The Company amortizes the resulting fair value of the options ratably over the vesting period of the awards.  The Company uses historical data to estimate the pre-vesting option forfeitures and records share-based expense only for those awards that are expected to vest.

Compensation expense related to unvested stock options for the Cable TV segment recorded for the three months ended December 31, 2018 and 2017, years ended September 30, 2018 and 2017 are as follows:

(in thousands)

	Three Months Ended December 31,		Years Ended September 30,
	2018	2017	2018	2017

Fiscal year 2014 grant	$–	$–	$–	$4

The Company records compensation expense over the vesting term of the related options.  At December 31, 2018, compensation costs related to these unvested stock options granted to Cable TV segment employees not yet recognized in the consolidated condensed statements of operations was zero.

Restricted Stock
The Company granted 11,450 shares of restricted stock in March 2018 to a Cable TV segment employee, who is also a Director on the Board.  These shares were valued at market value on the date of grant.  The shares are being held by the Company for 12 months and will be delivered to the director at the end of the 12 month holding period.  The fair value of these shares at issuance totaled $15,000, which is being amortized over the 12 month holding period as compensation expense.
Annex A-13

ANNEX B
FAIRNESS OPINION

Annex B-1

FAIRNESS OPINION
RELATED TO THE SALE OF
TULSAT, LLC,
NCS INDUSTRIES, INC.,
ADDVANTAGE TECHNOLOGIES GROUP OF MISSOURI, INC.,
ADDVANTAGE TECHNOLOGIES GROUP OF TEXAS, INC.,
AND TULSAT-ATLANTA, L.L.C.

TO
A COMPANY OWNED BY
MR. DAVID CHYMIAK

MARCH 26, 2019

Prepared for:

The Strategic Committee of the Board of Directors
ADDvantage Technologies Group, Inc.

Annex B-2

March 26, 2019

Strategic Committee of the Board of Directors
ADDvantage Technologies Group, Inc.
1221 East Houston Street
Broken Arrow, OK 74012

Dear Members of the Strategic Committee of the Board of Directors:

ValueScope, Inc. has been engaged to advise ADDvantage Technologies Group, Inc. (“ATG”) and the Strategic Committee of the Board of Directors as to the fairness of the consideration to be paid by Leveling 8, Inc. (“Buyer”) for the purchase of ATG’s cable television business (the “Transaction”) which is conducted through its subsidiaries, Tulsat, LLC, NCS Industries, Inc., ADDvantage Technologies Group of Missouri, Inc., ADDvantage Technologies Group of Texas, Inc., and Tulsat-Atlanta, L.L.C. (collectively, the “Subject Assets”) as outlined in the execution version of the Stock Purchase Agreement by and among Leveling 8, Inc. and ADDvantage Technologies Group, Inc. (the “Agreement”) dated December 26, 2018. Our analysis is based on the available financial information as of November 30, 2018 (the “Valuation Date”).

Based on a review of the Agreement, it is our understanding that the total consideration for the Transaction is equal to $10,314,141 (the “Purchase Price”). This Purchase Price consists of $3,939,141 in cash consideration and $6,375,000 in the form of a promissory note.

Our opinion is based on a review of publicly available business and financial information relating to ATG. We have also reviewed internal financial and operating information related to ATG, including financial forecasts prepared by ATG’s management (“Management”). In addition, we have interviewed members of Management.

This opinion is based on financial analyses prepared in accordance with generally accepted valuation standards. These procedures included substantive valuation tests that we considered necessary and appropriate under the circumstances.

950 E. State Highway 114 • Suite 120 • Southlake • Texas • 76092 • Tel: 817.481.4900 • Fax: 817.481.4905
www.valuescopeinc.com
Annex B-3

March 26, 2019

Our analyses included, but were not necessarily limited to, the following procedures:

•	A review of the execution version of the Stock Purchase Agreement by and among Leveling 8, Inc. and ADDvantage Technologies Group, Inc. dated December 26, 2018.

•	A review of the First Amendment to the Stock Purchase Agreement dated March 15, 2019

•	A review of ATG’s publicly available financial statements for the fiscal years ended September 30, 2015 through September 30, 2018 and the trailing twelve-month period ended November 30, 2018.

•	A review of information relating to ATG’s industry and similar companies.

•	Discussions with Management regarding the historical and projected operating performance of ATG.

•	Discussions with Management regarding ATG’s industry with respect to guideline companies and transactions.

•	A review of ATG’s recent trading activity on the NASDAQ Global Market exchange.

•	A review of pricing data of comparable guideline companies and industry transactions existing as of the Valuation Date.

We have not independently verified any of the foregoing information and have relied upon its completeness and accuracy in all material aspects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates of Management as to the expected financial performance of ATG. We have not made an independent evaluation or appraisal of the assets of ATG.

We are not acting as the financial advisor to ATG or its shareholders in connection with this acquisition. It is understood that this letter is for the use of the Board of Directors and shareholders of ATG and may be quoted, referred to, in whole or in part, in public documents filed by ATG with the Securities and Exchange Commission (“SEC”). However, ADDvantage will provide ValueScope an opportunity to review and comment on any information relating to this Fairness Opinion to be contained in a public document prior to its issuance. This letter is not to be used with any other document in connection with the Transaction, without the express

VALUESCOPE
Annex B-4

March 26, 2019

written consent of ValueScope, Inc.

Our estimate of the fair market value of the Subject Assets, on a controlling interest basis, is $8.3 million, indicating that the Transaction is FAIR to the shareholders of ATG from a financial point of view.

ADDvantage Technologies Group, Inc. Fairness Opinion (Dollar figures in thousands)
Valuation	Indicated Value	Reference
ATG Cable Segment Controlling Equity Value	$8,300	Appendix C

Total Consideration Received for ATG Cable Segment	$10,314
Conclusion - Transaction is FAIR to ADDvantage Technologies Group, Inc. Shareholders

Our analysis of the fair market value of the Subject Assets is contained within Appendix C.

Additionally, the results of our analysis of the pre- and post-Transaction values of ATG demonstrate that the post-Transaction value of ATG (including the proceeds from the Purchase Price) is greater than the pre-Transaction value of ATG, indicating that the Transaction is FAIR to the shareholders of ATG from a financial point of view. A summary of the results of these analyses is contained in the table below.

ADDvantage Technologies Group, Inc. Fairness Opinion (Dollar figures in thousands)
Valuation	Indicated Value	Reference
Pre-Transaction Controlling Equity Value	$20,100	Appendix D

Post-Transaction Controlling Equity Value	$22,514	Appendix E
Conclusion - Transaction is FAIR to ADDvantage Technologies Group, Inc. Shareholders

Our analysis of the pre-Transaction value of ATG is contained within Appendix D and our analysis of the post-Transaction value of ATG is contained within Appendix E.

Based upon and subject to the foregoing, including the various assumptions and limitations as set forth herein, it is our opinion that the consideration to be paid by the Buyer for the Subject Assets as outlined in the Agreement is FAIR to the shareholders of ATG from a financial point of view.

ValueScope represents and warrants to ADDvantage that it has not, and to ValueScope’s knowledge its principals have not, previously rendered services or advice to ADDvantage, its subsidiaries or to members of its board of directors or executive officers as set forth in the public filings of ADDvantage.

VALUESCOPE
Annex B-5

March 26, 2019

Respectfully submitted,

ValueScope, Inc.

Martin D Hanan, CFA
President

VALUESCOPE

Annex B-6

TABLE OF APPENDICIES

REVIEW OF STOCK PURCHASE AGREEMENT	A

OVERVIEW	B

ATG CABLE SEGMENT VALUATION.	C

PRE-TRANSACTION ATG VALUATION	D

POST-TRANSACTION ATG VALUATION	E

PROMISSORY NOTE VALUATION	F

VALUESCOPE
Annex B-7

Appendix A – Review of Stock Purchase Agreement1

Proposed Structure

The proposed structure of the transaction between ADDvantage Technologies Group, Inc. (“ATG”) and Leveling 8, Inc. (“Buyer”) (the “Transaction”) is outlined in an execution version of the stock purchase agreement, where Buyer will purchase the stock of ATG’s cable television subsidiaries:

•	Tulsat, LLC
•	NCS Industries, Inc.
•	ADDvantage Technologies Group of Missouri, Inc.
•	ADDvantage Technologies Group of Texas, Inc.
•	Tulsat-Atlanta, L.L.C

Purchase Price2

The total consideration to ATG is proposed to be $10,314,141 (the “Purchase Price”). This Purchase Price consists of $3,939,141 in cash consideration and $6,375,000 in the form of a promissory note.

Cash Component

The cash component of the Purchase Price is $3,939,141. All cash consideration is to be paid to ATG via wire transfer at the closing of the Transaction.

Promissory Note Component

The promissory note component of the Purchase Price is $6,375,000. The promissory note is included as Exhibit B to the execution version of the stock purchase agreement. The term of the promissory note is five years from the closing date. The interest rate is 6.0% per annum, with payments every six months. The collateral on the promissory note includes the following:

________________________
[1]	Execution version of the Stock Purchase Agreement by and among Leveling 8, Inc. and ADDvantage Technologies Group, Inc. dated December 26, 2018
[2]
Per discussions with Management, ATG is contemplating a sale and lease back of the Warminster and Sedalia properties to Buyer. According to the First Amendment to the Stock Purchase Agreement, any amounts received for the Sedalia or Warminster properties before the closing of the Transaction will be credited to the Purchase Price and down payment. Therefore, the potential sale and lease back of the properties serves as a prepayment on the Transaction and should not impact the anticipated economics.

VALUESCOPE	Appendix A | Page 1
Annex B-8

Collateral Item	Release Amount
Johns Creek, GA	$1,800,000
Broken Arrow, OK	$1,000,000
Warminster, PA	$145,000
Sedalia, MO	$270,000
AEY Stock	$3,300,000
Schwab Stock Account	$1,500,000
Total	$8,015,000

In addition to the aforementioned collateral, included as Exhibit A to the stock purchase agreement is the form of guaranty and covenant agreement. Per the guaranty and covenant agreement, the, “David E. Chymiak Trust and David E. Chymiak shall have joint and several liability under this Guaranty Agreement.”

Based on a review of the promissory note, we believe the note is being priced at fair market value. Appendix F contains our analysis of the fair market value of the promissory note.

Post-Closing Adjustment

The Purchase Price will be increased or decreased by the difference between the sum of the closing working capital plus the net book value of the machinery and equipment and the target amount of $11,044,041.

VALUESCOPE	Appendix A | Page 2

Annex B-9

Appendix B – Overview

ADDvantage Technologies Group, Inc. (“ATG”) 3

ADDvantage Technologies Group, Inc., through its subsidiaries, distributes and services a line of electronics and hardware for the cable television and telecommunications industries.

The company provides equipment repair services to cable operators. In addition, it offers its telecommunications customers decommissioning services for surplus and obsolete equipment, which it in turn processes through its recycling services. The company’s subsidiaries, through their relationships with the original equipment manufacturers (OEMs) and specialty repair facilities, have established themselves as value-added resellers. It operates as a distributor of Cisco video products as a Cisco Premier Partner, which allows it to sell Cisco’s IT related products. In addition, the company is designated as an authorized third-party Cisco repair center for select video products. Its subsidiaries also sell products from other OEMs, including Alpha, Blonder-Tongue, RL Drake, Corning-Gilbert, Promax, Quintech, Standard and Triveni Digital. In addition to offering a range of new products, the company sells surplus- new and refurbished equipment that it purchases in the market as a result of cable or telecommunications operator system upgrades or an overstock in their warehouses.

Segments

The company operates through two segments, Cable Television (“Cable TV”) and Telecommunications (“Telco”).

Cable TV

This segment sells new, surplus, and refurbished cable television equipment to cable television operators (multiple system operators or MSOs) or other resellers that sell to customers throughout North America, Central America, South America and, to a lesser extent, other international regions that utilize the same technology. In addition, this segment repairs cable television equipment for various companies.

__________________
3          Business description provided by Capital IQ

VALUESCOPE	Appendix B | Page 1

Annex B-10

Telco

This segment provides new and used telecommunication networking equipment, including both central office and customer premise equipment, to its customer base of telecommunications providers, enterprise customers and resellers by utilizing its inventory from a range of manufacturers, as well as other supply channels. In addition, this segment offers its customers decommissioning services for surplus and obsolete equipment, which it in turn processes through its recycling program.

Products and Services

Cable TV segment

The company offers its customers a range of new, surplus-new, and refurbished products across major OEM suppliers in the industry that are used in connection with video, telephone, and Internet data signals.

Headend Products: Among the products the company offers in this category are satellite receivers, integrated receiver/decoders, demodulators, modulators, antennas and antenna mounts, amplifiers, equalizers, and processors.

Fiber Products: In this category, the company offers products, including optical transmitters, fiber-optic cable, receivers, couplers, splitters, and compatible accessories. These products convert radio frequencies to light frequencies and launch them on optical fiber. At each receiver site, an optical receiver is used to convert the signals back to radio frequencies for distribution to subscribers.

Access and Transport Products: Among the products the company offers in this category are transmitters, receivers, line extenders, broadband amplifiers, directional taps, and splitters.

Test Equipment: The company offers test equipment, which is used in the set-up, signal testing and maintenance of electronic equipment and the overall support of the cable television system.

Hardware Equipment: The company inventories and sells to its customers other hardware, such as connector and cable products.

The company offers repair services for most brands of cable equipment at each of its locations.

VALUESCOPE	Appendix B | Page 2
Annex B-11

Telco segment

The company offers its customers a range of new and used telecommunication equipment across most major manufacturers consisting primarily of component parts to expand capacity, provide spares or replace non-working components.

Central Office Equipment: The company offers central office equipment, which includes optical, switching, and data equipment on a customer’s communication network. Optical equipment products aggregate and transport Internet traffic, switching equipment products originate, terminate and route voice traffic, and data equipment products transport Internet and voice over Internet protocol traffic through routers.

Customer Premise Equipment (CPE): The company offers CPE, which includes integrated access devices, channel banks, Internet protocol private branch exchange phones, and routers that are placed inside the customer site that would receive the communication signal from the communication services provider.

In addition, the company offers its customers decommissioning services for surplus and obsolete equipment, which it then processes through its Responsible Recycling- certified recycling program.

Sales and Marketing

The company markets and sells its products to franchise and private MSOs, telecommunication companies, system contractors and other resellers. Its sales and marketing are primarily performed by its internal sales and customer service staff, as well as its outside sales representatives located in various geographic and strategic areas of the country.

Suppliers

For the year ended September 30, 2017, the Cable TV segment purchased approximately 24% of its total inventory purchases directly from Arris Solutions and approximately 16% of its total inventory purchases either directly from Cisco or indirectly through Cisco’s primary stocking distributor.

History

The company was founded in 1989. It was incorporated under the laws of Oklahoma in 1989 as ADDvantage Media Group, Inc. and changed its name to ADDvantage Technologies Group, Inc. in 1999.

VALUESCOPE	Appendix B | Page 3
Annex B-12

Economic Overview

Overview of the U.S. Economy

According to the third estimate released by the Bureau of Economic Analysis (BEA), the U.S. economy grew in the second quarter of 2018, with real gross domestic product (GDP) increasing at an annual rate of 4.2%, following a first quarter 2018 increase of 2.2%. The increase in real GDP in the first quarter reflected positive contributions from nonresidential fixed investment, PCE, exports, federal government spending, and state and local government spending that were partly offset by the negative effects from residential fixed investment and private inventory investment.4 This brings the US economy its seventeenth consecutive quarter with positive GDP growth. For comparison, the longest streak of consecutive quarters is thirty-nine, which occurred between 1991 and 2001.

Forecasters surveyed by the Federal Reserve Bank of Philadelphia predicted, on average, a 3.0% annual real growth rate for the third quarter of 2018 and 2.8% for the fourth. The forecasters predicted, on average, that real GDP will grow 2.8% in 2018, 2.8% in 2019, 1.8% in 2020, and 1.5% in 2021. The forecast for 2019 is higher than previous estimates, while the forecasts for 2020 and 2021 are lower than previous estimates for the same periods.5

_________________________
[4]	U.S. Department of Commerce, Bureau of Economic Analysis, Gross Domestic Product: Second Quarter 2018 (Third Estimate), September 27, 2018
[5]	Federal Reserve Bank of Philadelphia, Third Quarter 2018 Survey of Professional Forecasters, August 10, 2018

VALUESCOPE	Appendix B | Page 4

Annex B-13

Population

Population growth is an important driver of long-term growth in an economy. The total population increased from 326.3 million in August 2017 to 328.6 million in August 2018. The working age population (15-64) increased from 205.6 million in August 2017 to 206.6 million in August 2018. The elderly population (65+) increased from approximately 50.3 million in August 2017 to 50.6 million in August 2018.

VALUESCOPE	Appendix B | Page 5

Annex B-14

The labor force participation rate has not budged in recent years and remains lower than pre-2008 levels. In August 2018, the civilian labor force participation rate was 62.7%. The minimum participation rate in the past decade was 62.3%, recorded in September 2015, while the maximum of 66.4% was recorded in December 2006. This is at least partially explained by the aging population but could be evidence of slack in the labor force.

VALUESCOPE	Appendix B | Page 6

Annex B-15

Employment

Nonfarm payroll employment, according to the Bureau of Labor Statistics (BLS), rose by 201,000 in August 2018. The unemployment rate (U3) in August 2018 was unchanged at 3.9%. The BLS reported job gains in professional and business services, health care, wholesale trade, transportation and warehousing, and mining.6 This is slightly below the Federal Open Market Committee (FOMC) participants’ projections of the long-run natural rate of unemployment, which have a range of 4.0 to 4.6%.

Forecasters surveyed by the Federal Reserve Bank of Philadelphia predicted, on average, that the unemployment rate will be 3.9% in 2018, 3.6% in 2019, 3.7% in 2020, and 4.0% in 2021.7

The U6 unemployment rate, which includes all marginally attached workers and those employed part-time for economic reasons, has declined from 8.6% in August 2017 to 7.4% in August 2018. The gap between U3 and U6 has declined from the 10-year high of 7.4% in September 2011 to 3.5% in August 2018.

______________________
[6]	United States Department of Labor, Bureau of Labor Statistics, The Employment Situation: August 2018, September 7, 2018
[7]	Federal Reserve Bank of Philadelphia, Second Quarter 2018 Survey of Professional Forecasters, August 10, 2018

VALUESCOPE	Appendix B | Page 7

Annex B-16

The average number of weeks unemployed has declined to near pre-2008 levels, to 22.6 weeks in August 2018, from 24.3 in August 2017. This is far below the 10-year high of 40.7 weeks in July 2011, and slightly above the 16.5 weeks in March 2008. The number of jobless claims has also been declining. For the week ending September 22, the number of seasonally adjusted jobless claims was 214,000, while for the prior year that number was 258,000.8

______________________
[8]	United States Department of Labor, Bureau of Labor Statistics, Unemployment Insurance Weekly Claims, September 27, 2018

VALUESCOPE	Appendix B | Page 8
Annex B-17

Inflation

According to the BLS, inflation, as measured by changes in the Consumer Price Index for All Urban Consumers (CPI-U), increased 0.2% in August 2018 on a seasonally adjusted basis. Over the previous 12 months, the all items index increased 2.7% before seasonal adjustment. The index for all items less food and energy rose 2.2% for the twelve-month period ending August 2018. The energy index rose 10.2% over the last year, while the food index increased 1.4%.9 The price pressures measure measures the probability that the personal consumption expenditures price index inflation rate will exceed 2.5% over the next twelve months. This price pressures measure reported a probability of 2.98% in September 2018, which is reasonably low relative to the past five years.10

Forecasters surveyed by the Federal Reserve Bank of Philadelphia predicted, on average, headline CPI inflation to be 2.4% in 2018, 2.3% in 2019, and 2.3% in 2020. Over the next ten years, forecasters expect CPI inflation to average 2.20% annually.11

_________________________
[9]	United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index: August 2018, September 13, 2018
[10]	Federal Reserve Bank of St. Louis, Federal Reserve Economic Data, Series: STLPPM, Price Pressures Measure, last accessed October 1, 2018
[11]	Federal Reserve Bank of Philadelphia, Third Quarter 2018 Survey of Professional Forecasters, August 10, 2018

VALUESCOPE	Appendix B | Page 9
Annex B-18

Interest Rates

The interest rate on the three-month Treasury bill increased from 1.04% as of September 29, 2017 to 2.15% as of September 28, 2018.12 The interest rate on the ten-year Treasury note increased from 2.33% as of September 29, 2017 to 3.05% as of September 28, 2018.13

On September 26, 2018 the FOMC announced their decision to increase in federal funds target range from 1.75 - 2.0% to 2.0 - 2.25%. This increase was anticipated, and the FOMC also removed the following sentence from their official statement:

The stance of monetary policy remains accommodative, thereby supporting strong labor market conditions and a sustained return to 2 percent inflation. 14

______________________
[12]	Federal Reserve Bank of St. Louis, Federal Reserve Economic Data, Series: DTB3MS, 3- Month Treasury Bill: Secondary Market Rate, last accessed October 1, 2018
[13]	Federal Reserve Bank of St. Louis, Federal Reserve Economic Data, Series: DGS10, 10- Year Treasury Constant Maturity Rate, last accessed October 1, 2018
[14]	Wall Street Journal, Fed Statement Tracker, https://projects.wsj.com/fed-statement-tracker-embed/

VALUESCOPE	Appendix B | Page 10
Annex B-19

The following charts display projections from FOMC officials of the federal funds rate path, as well as the implied projections from federal funds rate futures markets. 15, 16

FOMC Participants Federal Funds Rate Projections
Midpoint of Target Range	2018	2019	2020	2021	Longer Run
4.500%	0	0	0	0	0
4.375%	0	0	0	0	0
4.250%	0	0	0	0	0
4.125%	0	0	0	1	0
4.000%	0	0	0	0	0
3.875%	0	0	1	1	0
3.750%	0	0	0	0	0
3.625%	0	1	6	2	0
3.500%	0	0	0	1	1
3.375%	0	4	2	4	0
3.250%	0	0	0	0	1
3.125%	0	4	4	1	0
3.000%	0	0	0	1	6
2.875%	0	4	1	3	0
2.750%	0	0	0	0	4
2.625%	0	1	1	1	0
2.500%	0	0	0	0	3
2.375%	0	0	0	0	0
2.250%	12	1	0	0	0
2.125%	4	1	1	1	0

Federal Funds Rate Probability Tracker
Basis Points	9/25	9/26
150	100.00%	100.00%
175	100.00%	100.00%
200	99.40%	99.48%
225	93.44%	94.26%
250	21.46%	27.16%
For contracts expiring December 17, 2018

___________________________
[15]	Federal Open Market Committee, Summary of Economic Projections, September 26, 2018
[16]	Federal Reserve Bank of Atlanta, Market Probability Tracker, last accessed September 27, 2018

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Annex B-20

President Trump has expressed concern regarding the FOMC’s decisions to increase rates, and following the September 26, 2018 meeting, he said, “Unfortunately, they just raised interest rates, I am not happy about that.”17 The following table represents the market’s reaction during the lead up to and following the FOMC meeting.

FOMC Meeting Market Impact
Instrument	9/24 Close	9/25 Close	FOMC Release	9/26 Close	9/27 Close
S&P 500 (SPX)	2,919.37	2,915.56		2,905.97	2,914.00
Dow Jones Industrial (DJI)	26,562.05	26,492.21		26,385.28	26,439.93
1-Year Treasury Bill	3.08%	3.10%		3.06%	3.06%
10-Year Treasury Bond	2.51%	2.50%		2.49%	2.49%

As of September 28, 2018, the yields on Moody’s Aaa-rated corporate bonds and Baa-rated corporate bonds were 3.99% and 4.89%, respectively.18

The spread between the twenty-year and the one-year treasury bills declined from 1.32% as of September 29, 2017 to 0.54% as of September 28, 2018.19 A combination of increasing short-term interest rates from federal funds rate hikes and tempered long-term growth expectations have caused the yield curve to flatten in recent years. The spread between long- and short-maturity Treasury securities have long been used as a predictive measure for future economic performance. A recent paper from the Federal Reserve showed that the probability of a near-term recession has increased in recent years.20 However, when additional information was incorporated into their model, such as the excess bond premium,21 the component of corporate bond spreads in excess of an estimate of the compensation for expected default losses, the recession probability was significantly lower.

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[17]	USA Today, “Why Trump’s Fed-bashing is bad for the economy,” September 26, 2018
[18]
Federal Reserve Bank of St. Louis, Federal Reserve Economic Data, Series: DAAA, Moody’s Seasoned Aaa Corporate Bond Yield©, Series: DBAA, Moody’s Seasoned Baa Corporate Bond Yield©, last accessed October 1, 2018

[19]	U.S. Department of the Treasury, Daily Treasury Yield Curve Rates, last accessed October 1, 2018
[20]
Johansson, Peter, and Andrew Meldrum (2018). “Predicting Recession Probabilities Using the Slope of the Yield Curve,” FEDS Notes. Washington: Board of Governors of the Federal Reserve System, March 1, 2018, https://doi.org/10.17016/2380-7172.2146.

[21]	Gilchrist, S., and E. Zakrajšek (2012), “Credit Spreads and Business Cycle Fluctuations,” American Economic Review 102(4), pp. 1692-1720.

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Annex B-21

Corporate Profits

According to the BEA, profits from current production (corporate profits with inventory valuation and capital consumption adjustments) increased $65.0 billion in the second quarter of 2018 over the first, compared to an increase of $26.7 billion in the first quarter of 2018 over the fourth quarter of 2017.22

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[22]	U.S. Department of Commerce, Bureau of Economic Analysis, Corporate Profits: Second Quarter 2018, September 27, 2018

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Annex B-22

Stock Markets

The S&P 500 Total Return23 Index opened at 4,387.96 on September 30, 2017 and closed higher at 5,144.09 on September 30, 2018. This corresponds to an annual return of 17.2%. The Dow Jones Industrial Average Total Return Index opened at 48,051.36 on September 30, 2017 and closed higher at 58,028.52 on September 30, 2018. This corresponds to an annual return of 20.8%. The NASDAQ Composite Total Return Index opened at 7,447.57 on September 30, 2017 and closed higher at 9,322.12 on September 30, 2018.24 This corresponds to an annual return of 25.2%. In the graph below, the June 30, 2017 values were set to 100. Each of these indices is near their all-time highs.

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[23]	Total return indices include returns from both income and capital gains
[24]	S&P Capital IQ Database, last accessed October 1, 2018

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Annex B-23

Construction & Housing Starts

Construction spending and housing starts are two other important indicators for the economy. Construction spending may indicate the sentiment in real estate markets and the soundness of the economy, while housing starts are an alternative indicator of consumer sentiment.  Increases in demand for newly-constructed homes can  lead to job growth in the construction industry, increased demand for appliances  and furniture, and can have a ripple effect throughout the economy. Housing starts decreased from 1,185 thousand units in July 2017 to 1,174 thousand units in July 2018.25 Construction spending, a seasonally adjusted annual rate, increased from $1,242,806 million in July 2017 to $1,315,441 million in July 2018.26

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[25]	Federal Reserve Bank of St. Louis, Federal Reserve Economic Data, Series: HOUST, Housing Starts, last accessed October 1, 2018
[26]	Federal Reserve Bank of St. Louis, Federal Reserve Economic Data, Series: TTLCONS, Total Construction Spending, Seasonally Adjusted Annual Rate, last accessed October 1, 2018

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Annex B-24

Consumer Confidence

The Conference Board reported that the Consumer Confidence Index increased in September 2018 to 138.4, up from 134.7 in August 2018.27 The index is based on a survey of consumer perceptions of present economic conditions and expectations of future conditions. The survey is based on a representative sample of 5,000 U.S. households and is considered a leading indicator of future consumer expenditures and economic activity.

The University of Michigan Survey of Consumers reported that the Index of Consumer Sentiment increased in September 2018 to 100.1, up from 96.2 in August 2018 and 95.1 in September 2017.28 The index is based on a survey of consumer perceptions of present economic conditions and expectations of future conditions. The survey is based on a sample of 500 phone interviews consisting of 50 core questions are conducted across the continental U.S. This is considered a leading indicator of future consumer expenditures and economic activity.

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[27]	The Conference Board, Consumer Confidence Index, September 25, 2018
[28]	University of Michigan, Surveys of Consumers, September 2018

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Annex B-25

According to Surveys of Consumers chief economist, Richard Curtin, the primary driver for the September gain was among households with incomes in the bottom third, whose index value was the highest since November 2000. On the contrary, the index for households with incomes in the top third fell 8.1% during the past seven months. Concerns over the negative impacts of tariffs were cited by nearly one-third of all consumers in September.

Conclusion

In conclusion, the economy continued to perform well in the second quarter of 2018. Economic growth exceeded expectations, reaching over 4% annualized growth for the first time since quarter three of 2014. Inflation has been modest while unemployment remains low, hovering around FOMC participants’ projections of the natural rate of unemployment. Equities markets have been performing exceptionally well, near all-time highs, and both consumer and investor sentiment remains optimistic. Threats to the economy include potential ramifications from rising tariffs, the impact of the Federal Reserve’s decision to increase the federal funds rate, and political instability as we approach the midterm elections.

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Annex B-26

The following table displays a summary of the economic indicators, their performance over the past year, and whether this is viewed as a positive or negative sign for the economy at large. The leading, lagging, and coincident indices were obtained from The Conference Board.

Summary of Economic Indicators
Indicator	Change	Interpretation
Leading
Price Pressures Measure	Decrease	Positive
Housing Starts	Increase	Positive
Jobless Claims	Decrease	Positive
Equities Markets	Increase	Positive
Interest Rate Spread	Decrease	Negative
Leading Index	Increase	Positive
Coincident
GDP Growth	Increase	Positive
Corporate Profits	Increase	Positive
Unemployment Rate	Decrease	Positive
Coincident Index	Increase	Positive
Lagging
CPI Inflation	Increase	Positive
Duration of Unemployment	Decrease	Positive
Lagging Index	Increase	Positive

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Annex B-27

Industry Review

Electronic Part & Equipment Wholesaling in the US 29

The proliferation of consumer electronics has fueled demand for the electronic part and equipment wholesaling industry. Improvements to wireless networks have spurred the rapid introduction of new mobile devices, increasing demand from manufacturers. In addition, growth in corporate profit has encouraged investment in new communication equipment. However, the offshore movement of electronics manufacturing, as well as remaining domestic manufacturers’ increased preference for circumventing wholesalers altogether, has somewhat diminished this industry’s role in the electronics supply chain. Nevertheless, strong demand has underpinned growth, with revenue expected to rise an annualized 1.3% over the five years to 2018, including projected growth of 2.9% to reach $381.7 billion in 2018 alone.

Higher demand has been fueled by declining prices for semiconductor and electronic components. Advances in computing have enabled manufacturers to produce higher-power chips at lower costs, reducing prices an annualized 1.4% since 2013. Meanwhile, disposable incomes have grown, albeit sluggishly, making products produced with these components even more affordable for consumers. In addition, falling prices for electronic components have encouraged their integration into more consumer products, expanding the end uses for goods wholesaled by this industry. However, falling prices have also hampered profitability, as wholesalers must typically pass lower costs on to customers to remain competitive.

Over the next five years, revenue is projected to rise an annualized 2.0% to $421.0 billion. Advances in manufacturing automation and rising wages in China are expected to lead to some reshoring of electronic manufacturing, or at least assembly. As downstream communication services providers also begin to distribute highspeed data infrastructure, demand for industry products will grow. However, upstream manufacturers are expected to continue to bypass industry operators. E-commerce has enabled manufacturers to sell directly to end customers, increasing competition for wholesalers. However, the highly technical nature of industry products will continue to provide opportunities for operators to provide value-added services to retain customers.

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[29]	Industry information provided by IBISWorld – IBISWorld Industry Report 42369. Electronic Part & Equipment Wholesaling in the US, July 2018

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Annex B-28

Historical and projected industry revenue is presented in the following chart.

Communications equipment is the industry’s largest product segment and is expected to account for 45.7% of revenue in 2018. This segment includes telephones, routers, fax machines, modems, navigational equipment, radar devices and radios. Telephones, including wireless phones, account for a majority of sales within the segment. The industry other main product segments largely encompass intermediate electronic components, so this segment is more directly dependent on consumer demand than many others. This segment has benefited in recent years from the increased popularity of mobile phones and a rapid product development cycle for the devices, which has increased shipments from manufacturers to retailers. In addition, this segment includes equipment purchased by service providers for use in network upgrades. Over the coming years, this segment is anticipated to remain in relatively high demand.

Semiconductor components are account for an estimated 20.2% of industry revenue, while integrated circuits are expected to generate 5.4%. Other electronic components, which include capacitors and resistors, wiring, connectors, rectifiers, and switches, among other products, account for an estimated 17.2% of revenue. These three segments represent intermediate goods that are often sold to manufacturing and other business customers, which use them in the assembly of other electronics and systems. Demand for electronics generally has risen over the past five years. However, the price of semiconductor and electrical components has fallen an annualized 1.1% since 2013 and is expected to continue declining over the

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Annex B-29

next five years. Semiconductor prices have generally fallen due to continuous improvements in computing capacity that enable manufacturers to create more powerful circuits at a lower cost. Meanwhile, high competition in downstream electronics markets has encouraged manufacturers to focus their research and development efforts on producing the lowest-cost electronics, further contributing to a reduction in electronic component prices. Despite steady demand, declining selling prices are expected to slightly reduce these products’ share of industry revenue over the next five years.

Computers and software are estimated to account for 6.8% of industry revenue. Although these products are not among the industry’s primary offerings, providing a comprehensive range of electronics products can be a competitive advantage for wholesalers in this industry. Other sources of revenue include a small share of consumer electronics sales, several other ancillary product categories, and support services, such as installation, repair, and equipment rental.

The electronic part and equipment wholesaling industry is highly competitive, with a large number of companies serving specific markets. Smaller competitors tend to focus on one market, product, or sector. Competition in this industry is primarily based on price, product quality and availability, reliability of supply and service.

The electronic part and equipment wholesaling industry has a low-level market share concentration, with no company accounting for more than 5.0% of industry revenue. This industry is composed of mostly small, local, and regional operators. According to US Census data, 81.9% of industry enterprises have fewer than 20 employees. Only 2.5% of companies are large wholesalers with more than 500

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Annex B-30

employees. Nevertheless, market share concentration is expected to be on the rise, mostly due to increased consolidation as operators merge to cut costs. Furthermore, the global nature of electronics manufacturing, and distribution provides larger industry companies an advantage, because they have sufficient resources to procure products from across the world. Improvements in inventory management systems have also benefited larger companies that are able to invest in such technology.

Cable Providers in the US30

This industry consists of companies that operate wired, third-party distribution systems for broadcast programming. These operators deliver TV programming received from cable networks or local TV stations to consumers via cable infrastructure on a subscription basis. Cable providers also offer internet access and internet-protocol telephony services, usually as a package bundled with a cable TV subscription. This industry excludes telecommunications carriers.

Cable providers disseminate subscription video content from cable networks to consumers over wired telecommunications networks; in addition to video programming, they usually offer high-speed internet access and digital voice telephony services. These other services are frequently bundled in a single package with industry-relevant video services, so although they are excluded from industry revenue, demand for them has an effect on demand for the industry. Over the five

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[30]	Industry information provided by IBISWorld – IBISWorld Industry Report 51711a. Cable Providers in the US, August 2018

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Annex B-31

years to 2018, industry revenue is expected to increase an annualized 0.1% to $99.8 billion due to rate hikes and subscriber upgrades, despite a decline in total cable TV subscriptions. The number of broadband internet connections has increased substantially during the period, helping the industry stem customer demand through bundled service offerings. In 2018 alone, revenue is projected to rise 2.7% due almost entirely to price increases.

Nevertheless, the industry has experienced intense competition from new external sources. Most prominently, the availability of digital streaming services has led consumers to drop their traditional television services altogether. In 2017, Netflix surpassed the largest cable companies in total subscriptions, while YouTube launched a live television streaming service that quickly built relationships with broadcasters and cable networks. Competition is expected to continue stringently limiting the industry’s growth over the coming years. Investments by traditional television players in online streaming underscore their likely dominance in the future of video consumption.

Over the five years to 2023, the industry is expected to benefit from the addition of high-speed internet subscribers and upgrades to higher-margin digital cable services. Although bundling is expected to continue to drive subscriptions to the industry’s core services, cable companies are expected to offer slimmer and lower cost bundles to entice potential cord cutters with cord-shaving options. Nevertheless, changing consumer preferences and growing alternative options will likely lower cable subscriptions further, and the industry will have to continually raise prices and upsell wealthier consumers to offset its lost subscribers. Over the five years to 2023, industry revenue is projected to rise at an annualized rate of 0.4%

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Annex B-32

to $101.9 billion. Historical and projected industry revenue is presented in the following chart.

The cable providers industry has a moderate level of market share concentration, with the top four players generating an estimated 54.2% of revenue. However, in local markets concentration may be much higher. The industry’s largest companies attract subscribers by offering bundled voice, video, and data services together as one product. Offering an array of different services necessitates a large infrastructure and support staff and generally limits the success of smaller, less- established operators. Over the past five years, large television providers have vertically integrated with cable networks to cut down program costs. In addition, the industry has consolidated to maintain bargaining power with the global media conglomerates that dominate the upstream cable networks industry.

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Annex B-33

Wireless Telecommunications Carriers in the US31

This industry operates and maintains switching and transmission facilities to provide direct communications through the airwaves. Industry services include cellular mobile phone services, paging services, wireless internet access and wireless video services.

The Wireless Telecommunications Carriers industry has performed well over the past five years, as the number of mobile internet connections exploded at an annualized rate of 10.7%. The industry generated strong revenue growth and profitability due to infrastructure investments and advancements in technology. Over the five years to 2018, revenue is expected to grow an annualized 1.5% to $272.1 billion, with revenue projected to increase 1.0% in 2018. During the period, profitability has grown due to the high level of mergers and acquisitions, with the industry average profit margin accounting for 10.4% of industry revenue. The industry cost structure is presented in the following chart.

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[31]	Industry information provided by IBISWorld – IBISWorld Industry Report 51721. Wireless Telecommunications Carriers in the US, July 2018

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Annex B-34

The Wireless Telecommunications Carriers industry is well positioned for future growth. Expanding demand for wireless data services is anticipated to offset declining demand for voice-only services, particularly as more broadband-enabled mobile devices, such as tablet computers and e-readers, achieve wider penetration. Over the five years to 2023, industry revenue is expected to continue increasing, rising at an annualized rate of 2.4% to reach $306.7 billion.

The battle to establish a dominant fourth-generation (4G) technology appears to have come to an end. Verizon Communications Inc. (Verizon) and AT&T Inc., (AT&T) have settled on long-term evolution (LTE) as their preferred 4G technology, and Sprint has also indicated that it will be transitioning to LTE. The emergence of LTE as the dominant 4G wireless technology is expected to enable a more rapid transition by consumers to 4G devices. The speedy victory of 4G technology is expected to increase industry revenue by reducing capital costs, enabling industry operators to focus on further developing this technology instead of two separate options. The industry will continue to invest heavily in 5G technology, which is set to be commercially available by 2020, and will likely support the internetworking of physical devices known as the Internet of Things (IoT). Historical and projected revenue for the industry is presented in the following chart.

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Annex B-35

Cable TV Subscriptions in the US 32

The number of cable TV subscriptions represents the sum of total analog and digital cable subscriptions at the end of each year. Data is sourced from the National Cable & Telecommunications Association. The proliferation of high-speed internet connections in the United States has had a negative effect on cable TV subscriptions in recent years, as consumers can now watch TV shows on networks’ websites or through streaming services such as Netflix or Hulu. This factor, coupled with reduced per capita disposable income, caused the number of cable subscriptions to decrease for the first time in 2010 since cable’s inception. Significant price reductions in high-speed cable connections, video recording and distribution equipment have enabled video streaming sites on the internet to proliferate over the past decade. Consequently, cable TV has experienced growing competition as more consumers have opted to watch online entertainment and forego a monthly cable bill. Nevertheless, the decline of cable TV has been slow; many major cable providers offer on demand and recording services (such as DVR), which can compete directly with internet streaming’s ability to be watched at any time.

The recession in 2008 and 2009 lowered demand for entertainment services such as cable TV, causing growth in the number of cable TV subscriptions to slow considerably during this period, including growth of just 0.6% in 2009. Unfortunately for cable providers, slow growth turned into a slow decline in the

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[32]	Industry information provided by IBISWorld – IBISWorld Business Environment Report. Number of Cable TV Subscriptions, August 2018

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Annex B-36

years following the recession. According to IHS Technology, a global information company, the United States is one of the largest markets for streaming media players, dampening demand for cable TV subscriptions. As more households have streamed media via alternative sources, many households have considered cable TV subscriptions to be obsolete. Additionally, while cable TV companies continue to control a significant share of the total cable and satellite market, which enables these companies to potentially lower their prices to compete with internet-based TV options, they will still grapple with the decline in cable TV subscriptions in the short- term and long-term. Overall, the number of cable TV subscriptions in the United States is projected to decline at an annualized rate of 3.0% over the five years to 2019.

Moving forward, the number of cable TV subscriptions will continue to slowly decline as a result of mounting competition from high speed internet. Furthermore, the high saturation of the cable market means that most US consumers who demand cable services already have subscriptions. Consequently, the number of new subscribers each year is expected to grow at a slower rate than the number of consumers that are opting out of paying for cable TV. In addition, internet streaming sites are continually expanding their services to mobile devices, video game systems and other media outlets. This expanded coverage will further cut into cable providers’ consumer base. Ultimately, the number of cable TV subscriptions is forecast to decline at an annualized rate of 1.1% over the five years to 2024.

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Annex B-37

Valuation Methodology

There are three conceptually distinct methodologies that can be applied to determine the fair market value of a business or asset: (a) the income approach, (b) the market approach, and (c) the cost approach. Each of these generally accepted valuation methodologies are considered in the appraisal process and are more or less relevant given the nature of the business and the observable data used to apply the method.

The income and market approaches were utilized to arrive at a conclusion of value for ATG’s equity. The income approach directly measures the value of a company by estimating the expected cash flows derived from the business. The market approach provides an indication of value of ATG’s shares by observing the market value of guideline companies based on various pricing measures or transactions. The cost approach was considered, but not utilized, since we valued ATG on a going concern basis with consideration of the contribution to value by all the operating assets (tangible and intangible) of the business.

Summary of Supporting Schedules

Historical Financial Review of ATG Cable Segment

The historical financial information for ATG’s Cable segment (“ATG Cable”) for the fiscal years ended September 30, 2015 through September 30, 2018 and the trailing twelve-month period (TTM) ended November 30, 2018 (the “Review Period”) is presented in Schedules A.1 through A.4 of Appendix C.

ATG Cable’s total revenue declined each year of the Review Period, from $25.4 million at the end of fiscal year 2015 to $19.1 million for the TTM ended November 30, 2018. This is due to the decline in Cable TV Subscribers, which is expected to continue according to the aforementioned IBIS World Industry report.

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Annex B-38

We increased ATG Cable’s SG&A expenses by $0.4 million due to the necessity of additional back-office employees required by the business on a standalone basis. The additional required positions and our estimate of salaries is presented in Schedule A.4 of Appendix C. ATG Cable’s EBITDA decreased from $3.4 million at the end of fiscal year 2015 to negative $0.4 million for the TTM ended November 30, 2018. ATG Cable’s historical EBITDA and EBITDA margins are presented in the following chart.

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Annex B-39

ATG Cable’s total assets decreased from $26.5 million as of September 30, 2015 to $13.9 million as of November 30, 2018. Current assets decreased from $19.5 million as of September 30, 2015 to $12.4 million as of November 30, 2018. ATG Cable’s total liabilities decreased from $2.6 million as of September 30, 2015 to $1.2 million as of November 30, 2018. Shareholders’ equity decreased from $23.8 million as of September 30, 2015 to $12.7 million as of November 30, 2018. As of the Valuation Date, ATG Cable reported $11.2 million, 58.4% of revenue, of working capital. The historical balance sheets are presented in Schedule A.2. Select financial and operating ratios are presented in Schedule A.3.

Historical Financial Review of ATG

The historical financial information for ATG for the fiscal years ended September 30, 2015 through September 30, 2018 and the trailing twelve-month period (TTM) ended November 30, 2018 (the “Review Period”) is presented in Schedules A.1 through A.5 of Appendix D. Schedule A.1 presents ATG’s consolidated income statements and Schedule A.4 presents ATG’s income statements by segment for the Review Period.

ATG’s total revenue increased from $43.7 million at the end of fiscal year 2015 to $46.8 million for the TTM ended November 30, 2018. This increase in revenue was driven by growth in the Telco segment. The Telco segment’s revenue increased from $18.8 million in 2015 to $27.8 million for the TTM ended November 30, 2018, while the Cable segment’s revenue declined from $25.4 million to $19.1 million.

Historical revenue by segment is presented in the following chart.

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Annex B-40

Cost of sales as a percentage of revenue increased from 64.8% to 76.8% during the Review Period. Selling, general and administrative expenses (SG&A) ranged from 24.9% to 27.9% of revenue during the Review Period.

ATG’s earnings before interest, taxes, depreciation, and amortization (EBITDA) declined from $4.5 million in 2015 to negative $1.5 million in the TTM period. Both the Cable and Telco segments reported declines in EBITDA during the Review Period. Telco had a significant decline in EBITDA from $3.0 million in 2015 to $0.7 million in 2016. Telco’s EBITDA improved to $1.7 million in 2017 before declining again to $1.4 million in the TTM period. Cable’s EBITDA declined from $3.8 million in 2015 to $3.3 million in 2016. Cable’s EBITDA improved slightly to $3.4 million in 2017 but declined significantly to $0.1 million in the TTM period. In addition to the declines in segment EBITDA, corporate SG&A increased during the Review Period from $2.3 million in 2015 to $3.0 million in the TTM period compounding the decline in profitability of the operating segments.

Historical EBITDA for each segment (excluding corporate overhead allocations) is presented below.

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Annex B-41

ATG’s total assets decreased from $51.7 million as of September 30, 2015 to $41.7 million as of November 30, 2018. Current assets decreased from $34.1 million as of September 30, 2015 to $28.0 million as of November 30, 2018. ATG’s total liabilities decreased from $10.6 million as of September 30, 2015 to $7.2 million as of November 30, 2018. Shareholders’ equity decreased from $41.1 million as of September 30, 2015 to $34.5 million as of November 30, 2018. The historical balance sheets are presented in Schedule A.2 and A.4. Select financial and operating ratios are presented in Schedule A.3.

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Annex B-42

Appendix C – ATG Cable Segment Valuation

Income Approach – Discounted Cash Flow Model

The projected revenue and expenses in the discounted cash flow (DCF) model were based on discussions with Management and industry projections. The nominal growth rates consist of a long-term inflation estimate of 2.25% and a real revenue growth rate. Based on IBISWorld’s Industry Report on Cable Providers in the US, we projected the real revenue growth rate to be 1.5% in 2019, 0.2% in 2020, negative 0.1% in 2021, 0.0% in 2022, and 0.4% in 2023. Following 2023, we projected revenue growth to decline each year, reaching the inflation rate of 2.25% in the residual period.

Based on discussions with Management, we projected cost of sales (COS) as a percentage of revenue to decline to 70.0% of revenue by 2023. We also projected SG&A as a percentage of revenue to decline from 21.1% of revenue to 21.0% by 2023. Additionally, ATG Cable recently sold a building and will be leasing this space for $44,000 per month.33 The projected revenue and expenses are presented in Schedule B.1 and the projected income statements are presented in Schedule B.2.

The projected balance sheets (Schedule B.3) and capital expenditures (Schedule B.4) were determined based on historical financial information and ratios with input from Management.

In determining the valuation of the Subject Assets utilizing the DCF model, we derived a weighted average cost of capital (WACC). The two components of the WACC calculation are the firm’s cost of equity capital and the firm’s cost of debt. We estimated ATG Cable’s cost of equity capital to be 15.2% and its cost of debt to be 3.9% after-tax. Applying a market debt/capital ratio of 23.4%, ATG Cable’s WACC was estimated to be 12.5%. The calculation of the WACC is presented in greater detail in Schedule B.7.

Based upon the forecasts and methodologies of the DCF method, it is our opinion that ATG Cable’s enterprise value, as of November 30, 2018, can be reasonably stated as $9.4 million. After subtracting debt, we calculated an equity value on a controlled, marketable basis of $9.4 million. These calculations are presented in Schedule B.8.

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[33]	ADDvantage Technologies Group, Inc. Form 8-K dated November 29, 2018

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Annex B-43

Market Approach - Guideline Public Company Method

The market approach analysis included an examination of guideline companies and pricing measures and industry transactions observable in the public and private markets.

We determined a conclusion of value based on a review of the pricing multiples of guideline companies. Based on discussions with Management and our own due diligence, we identified ten publicly traded guideline companies. We calculated and reviewed pricing multiples for each comparable company and as a group. Based on our analysis, we reviewed the mean, median, and 25th percentile of the enterprise value (EV) to sales multiples, the enterprise value (EV) to EBITDA multiples, and the enterprise value (EV) to EBIT multiples to derive a range of value.

The average of the 25th percentile EV/EBITDA and EV/Sales multiples of 7.6x and 0.3x, respectively, were applied to ATG Cable. We used ATG Cable’s average EBITDA margin over the Review Period and multiplied this by TTM revenue to calculate an EBITDA for the market method, less $528,000 for the lease expense. We then added cash and subtracted debt to arrive at the implied equity value on a minority, marketable basis. A control premium of 34.3%34 was then applied to determine the total equity value, on a controlling basis, of $7.5 million. The guideline public company analysis is presented in Schedules C.1 and C.2.

Market Approach – Merger & Acquisition Method

Our transaction search was based upon proprietary research of acquired companies within the industry and discussions with pre-Transaction ATG management. After a review of numerous transactions, we identified fourteen transactions from the Capital IQ database and sixteen transactions from the Pratt’s Stats database that we believe are relevant to pre-Transaction ATG. We reviewed EV/Sales and EV/EBITDA multiples from each database.

We selected an EV/Sales multiple of 0.4x and an EV/EBITDA multiple of 7.0x from the Capital IQ database. This selection was made due to size and profitability of ATG Cable relative to the other companies. After adjusting for cash and debt, the transaction method from the Capital IQ database indicated an equity value of $6.4 million. This is presented in Schedule D.1.

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[34]	A 34.3% control premium is based off the mean control premium for the NAICS code 42369 from the MergerStat / BVR Control Premium Study. Determination of the control premium is presented in Schedule F.

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Annex B-44

We selected an EV/Sales multiple of 0.4x an EV/EBITDA multiple of 7.2x from the Pratt’s Stats database. This selection was made due to size and profitability of ATG Cable relative to the other companies. After adjusting for cash and debt, the transaction method from the Pratt’s Stats database indicated an equity value of $6.5 million. This is presented in Schedule D.2.

We then averaged the resulting equity values from each database, to conclude an equity value of $6.5 million based on the merger and acquisition method. This conclusion is presented in Schedule D.3.

Cost Approach – Adjusted Balance Sheet Method

ATG Cable’s assets included cash and equivalents, accounts receivable, inventory, prepaid expenses and other current assets, fixed assets, and other long-term assets as of the Valuation Date. Cash and equivalents had a book value of negative $299 thousand, prepaid expenses and other current assets had a book value of $52 thousand, and other long-term assets had a book value of $9 thousand. These asset values were accepted as a reasonable estimate of the fair market value as of the Valuation Date.

The following adjustments were made to the book values of certain balance sheet items:

•	Accounts receivable, net – adjusted downwards by 10% to reflect the ability to collect
•	Inventory – adjusted downwards by 40% to reflect obsolete inventory and its realizable value
•	Fixed assets, net – adjusted upwards by $1.8 million based on the property appraisals provided.

We did not find any adjustments necessary to the book values of ATG Cable’s liabilities as of the Valuation Date.

Based on the analyses and procedures described herein, the adjusted balanced method indicated an equity value of $10.0 million. The adjusted balance sheet method is presented in Schedule E.

VALUESCOPE	Appendix C | Page 3
Annex B-45

Conclusion of Value

We utilized the income approach, market approach, and cost approach to derive conclusions of value for ATG Cable on a controlling-interest basis. The conclusion of equity value was $9.4 million from the DCF model. For the Market Approach, the Guideline Public Company Method indicates a value of $7.5 million and the Merger and Acquisition Method indicates a value of $6.5 million. For the Cost Approach, the Adjusted Balance Sheet Method indicates a value of $10.0 million.

Summary - ATG Cable Segment Equity Value (Dollar figures in thousands)
Valuation Method	Indicated Value	Reference
Income Approach
Discounted Cash Flow Method	$9,404	Schedule B.8
Market Approach
Guideline Public Company Method	$7,482	Schedule C.2
Merger and Acquisition Method	$6,467	Schedule D.3
Cost Approach
Adjusted Balance Sheet Method	$9,917	Schedule E
Concluded Equity Value - Control, Marketable (Rounded)	$8,300	[1]
[1] See Schedule G for a Synthesis of Equity Value

VALUESCOPE	Appendix C | Page 4

Annex B-46

   ATG Cable SegmentValuation Summary and Conclusion  Valuation Date: November 30, 2018  Synthesis of Equity Value  (Dollar figures in thousands)                      Summary - ATG Cable Segment Equity Value      Valuation Method  Indicated Value  Reference  Income Approach      Discounted Cash Flow Method  $9,404  Schedule B.8  Market Approach      Guideline Public Company Method  $7,482  Schedule C.2  Merger and Acquisition Method  $6,467  Schedule D.3  Cost Approach      Adjusted Balance Sheet Method  $9,917  Schedule E  Concluded Equity Value - Control, Marketable (Rounded)  $8,300  [1]  [1] See Schedule G for a Synthesis of Equity Value      VALUESCOPE  Appendix C

Annex B-47

 Revenue  $25,397  100.0%  $22,997  100.0%  $22,806  100.0%  $19,941  100.0%  $19,099  100.0%  Cost of sales (COS)  17,267  68.0%  15,116  65.7%  14,900  65.3%  16,135  80.9%  15,437  80.8%  Gross Profit  Selling, general & administrative (SG&A) expenses  Expense adjustment  4,281429  16.9%1.7%  4,539429  19.7%1.9%  4,500429  19.7%1.9%  3,717429  18.6%2.2%  3,602429  18.9%2.2%  Earnings before interest, taxes,  depreciation & amortization (EBITDA)  Depreciation expense  Amortization expense  283-  1.1%0.0%  304-  1.3%0.0%  296-  1.3%0.0%  158-  0.8%0.0%  194-  1.0%0.0%  Earnings before interest & taxes (EBIT)  Other income (expense)  Interest income  Interest (expense)  (1,356)- (20)  -5.3%0.0%-0.1%  (1,559)- (19)  -6.8%0.0%-0.1%  (1,276)- (20)  -5.6%0.0%-0.1%  (2,505)- (22)  -12.6%0.0%-0.1%  (2,476)- (20)  -13.0%0.0%-0.1%  Other income, netPretax Income (EBT)  1,761  6.9%  1,030  4.5%  1,385  6.1%  (3,025)  -15.2%  (3,059)  -16.0%    ATG Cable Segment Schedule A.1  Financial Statement Analysis Valuation Date: November 30, 2018  Historical Income Statements (Dollar figures in thousands)  VALUESCOPE  Appendix C  For the Year Ended:                    30-Sep-15    30-Sep-16    30-Sep-17    30-Sep-18    30-Nov-18    Actual  %  Actual  %  Actual  %  Actual  %  Actual  %  8,130  32.0%  7,881  34.3%  7,906  34.7%  3,806  19.1%  3,662  19.2%  3,420  13.5%  2,912  12.7%  2,977  13.1%  (340)  -1.7%  (368)  -1.9%  3,137  12.4%  2,608  11.3%  2,681  11.8%  (498)  -2.5%  (563)  -2.9%  (1,376)  -5.4%  (1,578)  -6.9%  (1,297)  -5.7%  (2,527)  -12.7%  (2,496)  -13.1%  Annualized Growth Rates  Revenue NA -9.4% -0.8% -12.6% -22.7%  Gross Profit NA -3.1% 0.3% -51.9% -20.5%  EBITDA NA -14.8% 2.2% NA NA  EBIT NA -16.8% 2.8% NA NA

Annex B-48

 Current Assets  Cash & cash equivalents  Accounts receivable, net  Inventory  Prepaid expenses and other CA  Total Current Assets  Fixed assets, net  Deferred tax asset  Other assets  5,850  22.1%  5,746  22.8%  5,498  22.8%  1,516  8.3%  1,504  10.8%  -  0.0%  -  0.0%  -  0.0%  -  0.0%  -  0.0%  12  0.0%  13  0.1%  13  0.1%  9  0.0%  9  0.1%  Intangible assets, net  Goodwill  -  0.0%  -  0.0%  -  0.0%  - 0.0%  - 0.0%  1,150  4.3%  1,150  4.6%  1,150  4.8%  - 0.0%  - 0.0%  Total Assets  Current Liabilities  Accounts payable  Accrued expenses  Other current liabilities  Current portion long-term debt  Total Current Liabilities  Deferred tax liability  Other Non-Current Liabilities  Long-term debt, net of current  Total Liabilities  Total Equity  23,846  90.0%  22,762  90.3%  21,751  90.2%  15,976  87.0%  12,673  91.2%  Total Liabilities & Equity                  ATG Cable Segment Schedule A.2  Financial Statement Analysis Valuation Date: November 30, 2018  Historical Balance Sheets (Dollar figures in thousands)  As of:                    30-Sep-15    30-Sep-16    30-Sep-17    30-Sep-18    30-Nov-18    Actual  %  Actual  %  Actual  %  Actual  %  Actual  %  ($50)  -0.2%  ($172)  -0.7%  ($42)  -0.2%  ($79)  -0.4%  ($299)  -2.1%  2,350  8.9%  2,200  8.7%  2,573  10.7%  1,822  9.9%  1,626  11.7%  17,175  64.8%  16,251  64.5%  14,912  61.8%  11,426  62.2%  11,010  79.2%  8  0.0%  13  0.1%  13  0.1%  3,678  20.0%  52  0.4%  19,483  73.5%  18,293  72.6%  17,455  72.4%  16,847  91.7%  12,389  89.1%    $26,494  100.0%  $25,202  100.0%  $24,116  100.0%  $18,372  100.0%  $13,901  100.0%  $846  3.2%  $771  3.1%  $961  4.0%  $1,357  7.4%  $670  4.8%  649  2.4%  741  2.9%  653  2.7%  438  2.4%  423  3.0%  3  0.0%  (38)  -0.2%  (31)  -0.1%  3  0.0%  136  1.0%  184  0.7%  184  0.7%  598  2.5%  598  3.3%  -  0.0%  1,682  6.3%  1,658  6.6%  2,182  9.0%  2,395  13.0%  1,228  8.8%  -  0.0%  -  0.0%  -  0.0%  -  0.0%  -  0.0%  -  0.0%  -  0.0%  -  0.0%  -  0.0%  -  0.0%  966  3.6%  782  3.1%  184  0.8%  -  0.0%  -  0.0%  2,648  10.0%  2,440  9.7%  2,366  9.8%  2,395  13.0%  1,228  8.8%    $26,494  100.0%  $25,202  100.0%  $24,116  100.0%  $18,372  100.0%  $13,901  100.0%  VALUESCOPE  Appendix C

Annex B-49

   ATG Cable Segment Financial Statement Analysis  Schedule A.3 Valuation Date: November 30, 2018  Select Financial and Operating Ratios  (Dollar figures in thousands)            For the Year Ended:            30-Sep-16  30-Sep-17  30-Sep-18  30-Nov-18    DuPont Analysis            VALUESCOPE  Appendix C  Asset turnover    91.3%    94.6%    108.5%    137.4%    Operating margin    11.3%    11.8%    -2.5%    -2.9%    Interest burden    39.5%    51.6%    607.1%    543.7%    Tax retention rate  x  25.0%  x  87.1%  x  95.2%  x  91.9%    Return on assets    1.0%    5.0%    -15.7%    -20.2%    Financial leverage  x  1.11  x  1.11  x  1.15  x  1.10    Return on book value of equity    1.1%    5.5%    -18.0%    -22.2%    Short-term Liquidity                  Average  Working capital, excluding short-term debt    $16,819    $15,872    $15,049    $11,161    % revenue    73.1%    69.6%    75.5%    58.4%  69.2%  Current ratio    11.0x    8.0x    7.0x    10.1x  9.0x  Quick Ratio Basis    1.2x    1.2x    0.7x    1.1x  1.0x  Days cash & equivalents COS + SG&A    (3)    (1)    (1)    (6)  (3)  Prepaid expenses SG&A    0.3%    0.3%    99.0%    1.5%  25.2%  Days A/R Revenue    34.9    41.2    33.3    31.1  35.1  Days inventory Cost of Sales    392    365    258    260  319  Days A/P SG&A    62    78    133    68  85  Days accrued expenses SG&A    60    53    43    43  50  Fixed Asset Analysis                  Average  Net fixed assets    $5,746    $5,498    $1,516    $1,504    % revenue    25.0%    24.1%    7.6%    7.9%  16.1%  Fixed asset utilization    4.0x    4.1x    13.1x    12.7x  8.5x  Depreciation expense    $304    $296    $158    $194    % Fixed assets    5.3%    5.4%    10.4%    12.9%  8.5%  Remaining avg. life of fixed assets (years)    18.9    18.6    9.6    7.7  13.7  Solvency Ratios                  Average  Total Liabilities-to-Total Equity    0.1x    0.1x    0.1x    0.1x  0.1x  Total Liabilities-to-Total Liabilities & Equity    0.1x    0.1x    0.1x    0.1x  0.1x  Profit Margins                  Average  Gross margin    34.3%    34.7%    19.1%    19.2%  26.8%  EBITDA margin    12.7%    13.1%    -1.7%    -1.9%  5.5%  EBIT margin    11.3%    11.8%    -2.5%    -2.9%  4.4%  Net income margin    1.1%    5.3%    -14.4%    -14.7%  -5.7%  Effective tax rate    75.0%    12.9%    4.8%    8.1%  25.2%

Annex B-50

 VALUESCOPE  Appendix C                                                                                  Search Criteria:  Revenue: $20.0 m  NAICS: 42369 - Electronic Part - Equipment Wholesalers  Location: Oklahoma  ATG Cable Segment Schedule A.4  Financial Statement Analysis Valuation Date: November 30, 2018  Economic Research Institute Salary Data  Total Cash Compensation            Title  10th %  25th %  Median  75th %  90th %  Controller $73,577 $107,984 $150,437 $204,112 $251,545Administrative Clerk $26,363 $28,147 $30,234 $32,939 $35,297 Payroll Administrator $36,755 $39,887 $43,371 $47,968 $52,011 IT Administrator $63,218 $69,131 $75,956 $84,899 $92,881            Expense Adjustments        Position  Quantity  Salary  Adjustment  Controller 1 $150,437Administrative Clerk 2 $30,234Payroll Administrator 1 $43,371IT Administrator 1 $75,956Payroll Benefits & Taxes 30%      $150,437$60,468$43,371$75,956$99,070          Total Expense Addback $429,302

Annex B-51

 VALUESCOPE  Appendix C  Income Statement Inputs  Inflation estimate  Real revenue growth rate [1]  Revenue growth rate  Cost of sales (COS)  (% of revenue)  Gross profit margin  Lease expense [2]  (% of revenue)  $528.0  $528.0  $528.0  $528.0  $528.0  $528.0  $528.0  $528.0  $528.0  $528.0  $528.0  2.7%  2.6%  2.5%  2.5%  2.4%  2.4%  2.3%  2.3%  2.2%  2.1%  2.1%  SG&A expenses incl. adjustment  (% of revenue)  21.1%  21.1%  21.1%  21.1%  21.1%  21.1%  21.0%  21.0%  21.0%  21.0%  21.0%  -2.4%  -0.2%  2.0%  4.3%  6.5%  6.6%  6.7%  6.7%  6.8%  6.8%  6.9%  27.0%  27.0%  27.0%  27.0%  27.0%  EBITDA marginIncome tax rate 27.0% 27.0% 27.0% 27.0% 27.0% 27.0%Revenue growth for 2019 through 2023 based on IBIS World Industry Report 51711A, Cable Providers in the US, July 2018Lease payment closing was $44,000 per month, per Form 8-K dated November 29, 2018. Escalated at the inflation rate  Balance Sheet Inputs  -5.7  -5.7  -5.7  -5.7  -5.7  -5.7  -5.7  -5.7  -5.7  -5.7  -5.7  31.1  31.1  31.1  31.1  31.1  31.1  31.1  31.1  31.1  31.1  31.1  260.3  230.3  200.3  170.3  140.3  110.3  110.3  110.3  110.3  110.3  110.3  1.5%  1.5%  1.5%  1.5%  1.5%  1.5%  1.5%  1.5%  1.5%  1.5%  1.5%  67.9  67.9  67.9  67.9  67.9  67.9  67.9  67.9  67.9  67.9  67.9  42.8  42.8  42.8  42.8  42.8  42.8  42.8  42.8  42.8  42.8  42.8  Days cash & equivalents  Basis: COS + SG&A  Days A/R  Basis: Revenue  Days inventory  Basis: Cost of Sales  Prepaid expenses  Basis: SG&A  Days A/P  Basis: SG&A  Days accrued expenses  Basis: SG&A  ATG Cable Segment Schedule B.1  Discounted Cash Flow Method Valuation Date: November 30, 2018  Summary of Projection Inputs (Dollar figures in thousands)  For the Projected Year Ended:                      30-Nov-19  30-Nov-20  30-Nov-21  30-Nov-22  30-Nov-23  30-Nov-24  30-Nov-25  30-Nov-26  30-Nov-27  30-Nov-28  Residual  2.3%  2.3%  2.3%  2.3%  2.3%  2.3%  2.3%  2.3%  2.3%  2.3%  2.3%  1.5%  0.2%  -0.1%  0.0%  0.4%  0.3%  0.3%  0.2%  0.1%  0.1%  0.0%  3.8%  2.5%  2.1%  2.3%  2.7%  2.6%  2.5%  2.5%  2.4%  2.3%  2.3%  78.7%  76.5%  74.3%  72.2%  70.0%  70.0%  70.0%  70.0%  70.0%  70.0%  70.0%  21.3%  23.5%  25.7%  27.8%  30.0%  30.0%  30.0%  30.0%  30.0%  30.0%  30.0%  For the Projected Year Ended:                      30-Nov-19  30-Nov-20  30-Nov-21  30-Nov-22  30-Nov-23  30-Nov-24  30-Nov-25  30-Nov-26  30-Nov-27  30-Nov-28  Residual

Annex B-52

   ATG Cable Segment Discounted Cash Flow Method  Schedule B.2 Valuation Date: November 30, 2018  Projected Income Statements  (Dollar figures in thousands)  RevenueAnnual Growth RateCost of sales (COS)Gross ProfitLease expenseSG&A expenses incl. adjustmentEarnings before interest, taxes, depreciation & amortization (EBITDA)Depreciation expenseEarnings before interest & taxes (EBIT)Other income, net Pretax income (EBT)Total taxesNet Income          TTM BasePeriod                          For the Projected Year Ended:                      30-Nov-18  30-Nov-19  30-Nov-20  30-Nov-21  30-Nov-22  30-Nov-23  30-Nov-24  30-Nov-25  30-Nov-26  30-Nov-27  30-Nov-28  Residual  $19,099  $19,822  $20,309  $20,745  $21,211  $21,775  $22,340  $22,903  $23,465  $24,025  $24,582  $25,135  -22.7%  3.8%  2.5%  2.1%  2.3%  2.7%  2.6%  2.5%  2.5%  2.4%  2.3%  2.3%  15,437  15,592  15,535  15,419  15,307  15,243  15,638  16,032  16,426  16,818  17,208  17,595  3,662  4,230  4,774  5,325  5,904  6,533  6,702  6,871  7,040  7,208  7,375  7,541  -  528  528  528  528  528  528  528  528  528  528  528  4,031  4,183  4,284  4,374  4,470  4,587  4,703  4,819  4,935  5,050  5,165  5,278  (368)  (481)  (38)  423  906  1,418  1,471  1,524  1,576  1,629  1,682  1,734  194  116  124  133  141  151  162  172  184  196  208  222  (563)  (597)  (163)  291  765  1,267  1,309  1,351  1,393  1,434  1,473  1,513  (2,496)  -  -  -  -  -  -  -  -  -  -  -  (3,059)  (597)  (163)  291  765  1,267  1,309  1,351  1,393  1,434  1,473  1,513  (249)  (31)  (34)  79  207  342  354  365  376  387  398  408  ($2,810)  ($566)  ($129)  $212  $558  $925  $956  $986  $1,017  $1,046  $1,076  $1,104  VALUESCOPE  Appendix C  Profit Margins    Projected Profit Margins                      Gross margin  19.2%  21.3%  23.5%  25.7%  27.8%  30.0%  30.0%  30.0%  30.0%  30.0%  30.0%  30.0%  EBITDA margin  -1.9%  -2.4%  -0.2%  2.0%  4.3%  6.5%  6.6%  6.7%  6.7%  6.8%  6.8%  6.9%  EBIT margin  -2.9%  -3.0%  -0.8%  1.4%  3.6%  5.8%  5.9%  5.9%  5.9%  6.0%  6.0%  6.0%  Net income margin  -14.7%  -2.9%  -0.6%  1.0%  2.6%  4.2%  4.3%  4.3%  4.3%  4.4%  4.4%  4.4%  Effective tax rate  8.1%  5.2%  20.6%  27.0%  27.0%  27.0%  27.0%  27.0%  27.0%  27.0%  27.0%  27.0%

Annex B-53

   ATG Cable Segment Discounted Cash Flow Method  Schedule B.3 Valuation Date: November 30, 2018  Projected Balance Sheets  (Dollar figures in thousands)  Current AssetsCash & cash equivalents Accounts receivable, net InventoryPrepaid expenses & other current assetsTotal Current AssetsFixed assets, net Other AssetsTotal Assets Current LiabilitiesAccounts payableAccrued expenses Other current liabilitiesCurrent portion of long-term debtTotal Current LiabilitiesDeferred tax liability / (asset)Total LiabilitiesTotal CapitalBeginning capitalCurrent period earnings (loss) Net cash flowEnding CapitalTotal Liabilities & Capital          BasePeriod                          Projected As Of:                      30-Nov-18  30-Nov-19  30-Nov-20  30-Nov-21  30-Nov-22  30-Nov-23  30-Nov-24  30-Nov-25  30-Nov-26  30-Nov-27  30-Nov-28  Residual  ($299) 1,62611,01052  ($310) ($311) ($310) ($310) ($311) ($319) ($327) ($335) ($343) ($351) ($359) 1,687 1,729 1,766 1,805 1,853 1,901 1,949 1,997 2,045 2,092 2,13911,120 9,803 8,463 7,143 5,860 4,726 4,846 4,965 5,083 5,201 5,31861 62 64 65 67 68 70 72 73 75 77                      12,3891,5049  12,558 11,283 9,981 8,703 7,469 6,377 6,538 6,699 6,859 7,017 7,1751,561 1,599 1,633 1,670 1,714 1,759 1,803 1,847 1,891 1,935 1,9799 9 9 9 9 9 9 9 9 9 9                      $13,901  $14,127 $12,890 $11,623 $10,382 $9,192 $8,145 $8,350 $8,555 $8,758 $8,961 $9,163                      $670 423136-  $778 $797 $813 $831 $853 $875 $896 $918 $939 $960 $982 491 503 513 525 538 552 565 579 593 606 619136 136 136 136 136 136 136 136 136 136 136- - - - - - - - - - -                      1,228-  1,405 1,435 1,463 1,492 1,527 1,563 1,598 1,633 1,668 1,703 1,737(31) (65) 9 186 280 254 227 199 172 145 118                      1,22815,483(2,810) NA  1,374 1,371 1,472 1,677 1,808 1,816 1,825 1,832 1,839 1,847 1,85512,673 12,754 11,520 10,151 8,704 7,384 6,328 6,525 6,722 6,919 7,114(566) (129) 212 558 925 956 986 1,017 1,046 1,076 1,104(647) 1,105 1,581 2,006 2,244 2,012 789 820 850 881 911                      12,673$13,901  12,754 11,520 10,151 8,704 7,384 6,328 6,525 6,722 6,919 7,114 7,307$14,127 $12,890 $11,623 $10,382 $9,192 $8,145 $8,350 $8,555 $8,758 $8,961 $9,163                      VALUESCOPE  Appendix C  Working capital (CA - CL) $11,161  $11,153  $9,847  $8,519  $7,211  $5,942  $4,815  $4,940  $5,066  $5,191  $5,315  $5,438  WC balance as % revenue 58.4%  56.3%  48.5%  41.1%  34.0%  27.3%  21.6%  21.6%  21.6%  21.6%  21.6%  21.6%  Additions (subtractions) thereto  (8)  (1,306)  (1,329)  (1,308)  (1,269)  (1,127)  126  125  125  124  123

Annex B-54

 Fixed asset utilization rate  Required assets  Beginning assets  Depreciation  Short-term capital expenditures  Long-term capital expenditures  Required capital expenditures  As % revenue  $107  $107  $107  $107  $107  $107  $107  $107  $107  $107  $107  Capital expenditures - 2019  Capital expenditures - 2020  Capital expenditures - 2021  Capital expenditures - 2022  Capital expenditures - 2023  Capital expenditures - 2024  Capital expenditures - 2025  Capital expenditures - 2026  Capital expenditures - 2027  Capital expenditures - 2028  Capital expenditures - Residual  Total  ATG Cable Segment Schedule B.4  Discounted Cash Flow Method Valuation Date: November 30, 2018  Projected Capital Expenditures - Economic/Book Schedule (Dollar figures in thousands)                        30-Nov-19  30-Nov-20  30-Nov-21  30-Nov-22  30-Nov-23  30-Nov-24  30-Nov-25  30-Nov-26  30-Nov-27  30-Nov-28  Residual  12.7x  12.7x  12.7x  12.7x  12.7x  12.7x  12.7x  12.7x  12.7x  12.7x  12.7x  $1,561  $1,599  $1,633  $1,670  $1,714  $1,759  $1,803  $1,847  $1,891  $1,935  $1,979  1,504  1,561  1,599  1,633  1,670  1,714  1,759  1,803  1,847  1,891  1,935  116  124  133  141  151  162  172  184  196  208  222    17  16  17  18  20  21  22  23  24  25  27  156  146  150  160  176  185  195  205  216  227  239  $173  $162  $167  $178  $196  $206  $217  $228  $240  $252  $265  0.9%  0.8%  0.8%  0.8%  0.9%  0.9%  0.9%  1.0%  1.0%  1.0%  1.1%  Economic / Book Depreciation Schedule:  Existing assets, net 1,504  Depreciation life - existing assets 14.0  Depreciation life - capital expenditures 20.0  $173 9 9 9 9 9 9 9 9 9 9 9  162 8 8 8 8 8 8 8 8 8 8  167 8 8 8 8 8 8 8 8 8  178 9 9 9 9 9 9 9 9  196 10 10 10 10 10 10 10  206 10 10 10 10 10 10  217 11 11 11 11 11  228 11 11 11 11  240 12 12 12  252 13 13  265 13    $ 3,787 $ 116  $ 124  $ 133  $ 141  $ 151  $ 162  $ 172  $ 184  $ 196  $ 208  $ 222  VALUESCOPE  Appendix C

Annex B-55

 $301  $301  $301  $301  $301  $0  $0  $0  $0  $0  $0  Depreciable Capex - 2019  Depreciable Capex - 2020  Depreciable Capex - 2021  Depreciable Capex - 2022  Depreciable Capex - 2023  Depreciable Capex - 2024  Depreciable Capex - 2025  Depreciable Capex - 2026  Depreciable Capex - 2027  Depreciable Capex - 2028  Depreciable Capex - Residual  Total  Depreciable Capex - 2019  Depreciable Capex - 2020  Depreciable Capex - 2021  Depreciable Capex - 2022  Depreciable Capex - 2023  Depreciable Capex - 2024  Depreciable Capex - 2025  Depreciable Capex - 2026  Depreciable Capex - 2027  Depreciable Capex - 2028  Depreciable Capex - Residual  Total  ATG Cable Segment Schedule B.5  Discounted Cash Flow Method Valuation Date: November 30, 2018  Projected Capital Expenditures - Tax Schedule (Dollar figures in thousands)                        30-Nov-19  30-Nov-20  30-Nov-21  30-Nov-22  30-Nov-23  30-Nov-24  30-Nov-25  30-Nov-26  30-Nov-27  30-Nov-28  Residual  Tax Depreciation Schedule: Short-term  Existing assets, net 1,504  Depreciation life - existing assets 5.0  Depreciation life - capital expenditures 5.0  - 17 - - - - - - - - - -  - 16 - - - - - - - - -  - 17 - - - - - - - -  - 18 - - - - - - -  4 16 1 1 1 1 - -  8 14 2 2 2 2 -  13 11 3 3 3 3  18 8 4 4 4  24 5 5 5  25 5 5  27 5    $ 1,623 $ 318  $ 317  $ 317  $ 319  $ 317  $ 15  $ 14  $ 13  $ 13  $ 18  $ 21  Tax Depreciation Schedule: Long-term  Depreciation life - capital expenditures 20.0  156 8 8 8 8 8 8 8 8 8 8 8  146 7 7 7 7 7 7 7 7 7 7  150 8 8 8 8 8 8 8 8 8  160 8 8 8 8 8 8 8 8  176 9 9 9 9 9 9 9  185 9 9 9 9 9 9  195 10 10 10 10 10  205 10 10 10 10  216 11 11 11  227 11 11  239 12    $ 2,055 $ 8  $ 15  $ 23  $ 31  $ 39  $ 49  $ 58  $ 69  $ 79  $ 91  $ 103  VALUESCOPE  Appendix C

Annex B-56

   ATG Cable Segment Discounted Cash Flow Method  Schedule B.6 Valuation Date: November 30, 2018  Projected Tax Expenses  (Dollar figures in thousands)          For the Projected Year Ended:                      30-Nov-19  30-Nov-20  30-Nov-21  30-Nov-22  30-Nov-23  30-Nov-24  30-Nov-25  30-Nov-26  30-Nov-27  30-Nov-28  Residual            Deferred Taxes      1  2  3  4  5  6  7  8  9  10  11      Depreciable/ Amortizable  Estimated Life  Annual Depreciation & Amortization Expense                        Economic / Book BasisFixed assets YIntangible assets YGoodwill YTotal Economic / Book BasisIncome Tax BasisFixed assets YIntangible assets YGoodwill YTotal Tax BasisIncrease / (Decrease) in deferred tax liability @ (Increase) / Decrease in deferred tax assets @ Deferred tax expense    See B.4 1010  116--  124--$ 124332--$ 33256(90)$ (34)  133--$ 133340--$ 3405618$ 74  141--$ 141349--$ 34956120$ 176  151--$ 151357--$ 3575539$ 95  162--$ 16263--$ 63(26)-$ (26)  172--$ 17272--$ 72(27)-$ (27)  184--$ 18482--$ 82(27)-$ (27)  196--$ 19693--$ 93(28)-$ (28)  208--$ 208109--$ 109(27)-$ (27)  222--$ 222124--$ 124(26)-$ (26)          $ 116                            See B.4 1515  326--                              $ 326                            27.0%27.0%  57(88)$ (31)                        Total deferred tax liability (asset), net    $ -  $ (31)  $ (65)  $ 9  $ 186  $ 280  $ 254  $ 227  $ 199  $ 172  $ 145  $ 118    Income Taxes and Net Operating Losses                              Pretax income      (597)  (163)  291  765  1,267  1,309  1,351  1,393  1,434  1,473  1,513    Excess Interest Expense Adjustment      481  38  -  -  -  -  -  -  -  -  -    Tax depreciation adjustment      210  208  207  208  205  (98)  (100)  (102)  (103)  (100)  (97)    Earnings before taxes and NOL utilization      (326)  (332)  83  557  1,062  1,407  1,452  1,495  1,536  1,573  1,610    Net operating loss utilization      -  -  (67)  (446)  (145)  -  -  -  -  -  -    Earnings before taxes      (326)  (332)  17  111  916  1,407  1,452  1,495  1,536  1,573  1,610    Income taxes @ 27.0%      $ -  $ -  $ 5  $ 30  $ 247  $ 380  $ 392  $ 404  $ 415  $ 425  $ 435    VALUESCOPE  Appendix C  Beginning net operating losses  -  326  658  591  145  - - - - - -  Additions to / (utilization of) net operating losses  326  332  (67)  (446)  (145)  - - - - - -  Ending net operating losses  $ 326  $ 658  $ 591  $ 145  $ - $  - $ - $ - $ - $ - $ -

Annex B-57

   ATG Cable Segment Discounted Cash Flow Method  Schedule B.7 Valuation Date: November 30, 2018  Weighted Average Cost of Capital  (Dollar figures in thousands, except for per share figures)  Notes:Primary Beta: CIQ Beta 5-Year (Monthly)Debt to equity (D/E) ratio as of Valuation DateAverage effective tax rate for LTM + prior 10 years excluding negative rate or rates greater than 100%Reflects a C Corporation status for valuation purposes20-Year United States Treasury rate as of November 30, 2018Duff & Phelps 2018 Cost of Capital Navigator, long-term supply side ERPUnlevered and relevered using Hamada methodMedian debt-to-equity of the guideline companiesYield on Moody’s Baa-rated corporate bonds as of November 30, 2018Small stock risk premium 10th decile (Source: Duff & Phelps 2018 Cost of Capital Navigator)              Company Name  TickerSymbol  HistoricalBeta [1]  SharesOut  SharePrice  MarketCap  Debt, Pref.& Min Int.  Avg. Debt /Equity [2]  Debt /Total Cap  EffectiveTax Rate [3]  UnleveredBeta  ePlus inc.  PLUS  1.22  13,705  $81.75  $1,120,362  $186  16.6%  14.2%  40.2%  1.11  CDW Corporation  CDW  1.02  149,985  $92.68  $13,900,588  $3,627  26.1%  20.7%  34.7%  0.87  Anixter International Inc.  AXE  2.07  33,482  $63.96  $2,141,499  $1,264  59.0%  37.1%  39.0%  1.52  PC Connection, Inc.  CNXN  1.17  26,730  $31.34  $837,720  $0  0.0%  0.0%  38.1%  1.17  Arrow Electronics, Inc.  ARW  1.16  87,172  $76.97  $6,709,640  $3,561  53.1%  34.7%  29.9%  0.84  Avnet, Inc.  AVT  1.06  111,226  $43.82  $4,873,932  $1,565  32.1%  24.3%  22.2%  0.85  Richardson Electronics, Ltd.  RELL  0.94  13,048  $7.18  $93,681  $0  0.0%  0.0%  27.3%  0.94  ScanSource, Inc.  SCSC  0.68  25,608  $38.04  $974,115  $282  28.9%  22.4%  35.2%  0.57  Insight Enterprises, Inc.  NSIT  1.12  35,480  $44.58  $1,581,684  $506  32.0%  24.2%  35.1%  0.93  SYNNEX Corporation  SNX  0.80  51,161  $80.74  $4,130,741  $3,456  83.7%  45.6%  35.6%  0.52  VALUESCOPE  Appendix C  Capital Asset Pricing Model (CAPM) Inputs    [4] Effective tax rate  27.00%  [5] Risk-free rate (Rf)  3.19%  [6] Equity Risk Premium (ERP)  6.04%  [7] Unlevered beta  0.90  [8] Target debt/equity  30.47%  [9] Pretax cost of debt  5.28%  [10] Small Stock Risk Premium (SSRP)  5.37%  HighMean  83.7%33.2%  45.6%22.3%  40.2%33.7%  1.520.93  Median  30.5%  23.3%  35.2%  0.90  CV  0.79  0.66  0.17  0.31  Capital Asset Pricing Model (CAPM) Calculations    Relevered betaKe = Rf + (Levered Beta x ERP) + SSRP  1.10  CAPM Cost of Equity (k e )  15.2%  After-tax cost of debt Debt/capital ratio  3.9%23.4%  Weighted Average Cost of Capital (WACC)  12.5%

Annex B-58

 Sources of Cash Flow:  Net income  Depreciation  Increase in deferred taxes  Total Sources of Cash Flow  Uses of Cash Flow:  Additions to working capital  Capital expenditures  Net cash flow  Total Uses of Cash Flow  Net Cash Flow  (647)  $1,105  $1,581  $2,006  $2,244  $2,012  $789  $820  $850  $881  $911  Period (Mid - Period)  PV Factor @ WACC =  12.5%Present Value (PV) Net Cash Flow  ($610)  $926  $1,178  $1,328  $1,321  $1,053  $367  $339  $312  $288  Residual Value - Gordon Growth Model  PV net cash flow  PV residual value  Non-operating assets  PV remaining tax  $6,501  2,903  -  -  Enterprise Value  $9,404  Less: total debt  -  Value of Equity  $9,404    ATG Cable Segment Schedule B.8  Discounted Cash Flow Method Valuation Date: November 30, 2018  Synthesis of Net Cash Flow (Dollar figures in thousands)  For the Projected Year Ended:                      30-Nov-19  30-Nov-20  30-Nov-21  30-Nov-22  30-Nov-23  30-Nov-24  30-Nov-25  30-Nov-26  30-Nov-27  30-Nov-28  Residual  (566)  (129)  212  558  925  956  986  1,017  1,046  1,076  1,104  116  124  133  141  151  162  172  184  196  208  222  (31)  (34)  74  176  95  (26)  (27)  (27)  (28)  (27)  (26)  (481)  (38)  419  876  1,171  1,091  1,132  1,173  1,214  1,257  1,299  (8)  (1,306)  (1,329)  (1,308)  (1,269)  (1,127)  126  125  125  124  123  173  162  167  178  196  206  217  228  240  252  265  (647)  1,105  1,581  2,006  2,244  2,012  789  820  850  881  911  (481)  (38)  419  876  1,171  1,091  1,132  1,173  1,214  1,257  1,299  0.50  1.50  2.50  3.50  4.50  5.50  6.50  7.50  8.50  9.50    0.9428  0.8381  0.7449  0.6622  0.5886  0.5232  0.4651  0.4134  0.3675  0.3266          Residual net cash flow :  $911  Residual discount rate (k) :  12.5%  Residual growth rate (g) :  2.3%  x Gordon multiple [ 1 / (k-g) ] :  9.8x  Residual value :  $8,887  x PV factor :  0.3266  PV residual value :  $2,903      VALUESCOPE  Appendix C

Annex B-59

 VALUESCOPE  Appendix C  Revenue (S)  $1,367,853  $16,276,400  $8,294,900  $2,752,236  $29,555,980  $19,465,828  $170,374  $3,894,601  $7,115,165  $20,053,764  Gross profit  % margin  $310,770  $2,626,500  $1,626,400  $403,814  $3,655,093  $2,551,379  $56,887  $442,423  $972,437  $1,927,699      22.7%  16.1%  19.6%  14.7%  12.4%  13.1%  33.4%  11.4%  13.7%  9.6%  16.7%  14.2%  Earnings before interest, taxes,  depreciation & amortization (EBITDA)  % margin  $100,237  $1,229,300  $396,300  $94,821  $1,359,650  $755,506  $7,408  $143,118  $264,087  $745,987      7.3%  7.6%  4.8%  3.4%  4.6%  3.9%  4.3%  3.7%  3.7%  3.7%  4.7%  4.1%  Earnings before interest & taxes (EBIT)  % margin  $82,288  $964,900  $334,200  $81,265  $1,179,946  $594,204  $4,383  $105,219  $226,144  $551,035      6.0%  5.9%  4.0%  3.0%  4.0%  3.1%  2.6%  2.7%  3.2%  2.7%  3.7%  3.1%  Net income to common shareholders  % margin  $57,754  $678,400  $114,900  $64,015  $538,981  ($131,003)  $4,365  $43,328  $130,804  $300,598      4.2%  4.2%  1.4%  2.3%  1.8%  -0.7%  2.6%  1.1%  1.8%  1.5%  2.0%  1.8%  Calculation of Equity and Capital Value  Share price as of  Shares out (000s)  Market capitalization  Less: cash & equivalents  Equity value less cash (P)  Minority interest  Preferred stock  Total debt  Enterprise value (EV)  EV/S  EV/EBITDA  EV/EBIT  0.9  1.1  0.4  0.3  0.3  0.3  0.2  0.3  0.3  0.4  0.4  0.3  12.3  14.1  8.4  7.8  7.2  8.0  5.3  8.6  7.5  9.6  8.9  8.2  15.0  17.9  10.0  9.1  8.3  10.2  8.9  11.8  8.7  12.9  11.3  10.1  ATG Cable Segment Schedule C.1  Guideline Public Company Method Valuation Date: November 30, 2018  Determination of Relevant Multiples (Dollar figures in thousands, except for per share figures)  Ticker:  PLUS  CDW  AXE  CNXN  ARW  AVT  RELL  SCSC  NSIT  SNX    Company:  ePlus inc.  CDWCorporation  AnixterInternational Inc.  PCConnection, Inc.  ArrowElectronics, Inc.  Avnet, Inc.  RichardsonElectronics, Ltd.  ScanSource, Inc.  InsightEnterprises, Inc.  SYNNEXCorporation                            LTM Operating Performance                      Mean Median  $81.75  $92.68  $63.96  $31.34  $76.97  $43.82  $7.18  $38.04  $44.58  $80.74  13,705  149,985  33,482  26,730  87,172  111,226  13,048  25,608  35,480  51,161  1,120,362  13,900,588  2,141,499  837,720  6,709,640  4,873,932  93,681  974,115  1,581,684  4,130,741  75,647  255,100  69,900  102,243  474,191  365,852  54,778  18,858  111,055  457,275  1,044,715  13,645,488  2,071,599  735,477  6,235,449  4,508,080  38,903  955,257  1,470,629  3,673,466  -  -  -  -  50,015  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  186,057  3,627,000  1,263,700  -  3,511,145  1,565,348  -  281,859  506,250  3,455,998  1,230,772  17,272,488  3,335,299  735,477  9,796,609  6,073,428  38,903  1,237,116  1,976,879  7,129,464  Operating Multiples  Mean  Median

Annex B-60

   ATG Cable SegmentGuideline Public Company Method  Schedule C.2 Valuation Date: November 30, 2018  Summary and Application of Multiples  (Dollar figures in thousands)          Observed Multiples  PLUS  CDW  AXE  CNXN  ARW  AVT  RELL  SCSC  NSIT  SNX  EV/S EV/EBITDA EV/EBIT  0.912.315.0  1.114.117.9  0.48.410.0  0.37.89.1  0.37.28.3  0.38.010.2  0.25.38.9  0.38.611.8  0.37.58.7  0.49.612.9  Summary Statistics  Low  25thPercentile  Mean  Median  75thPercentile  Max  EV/S  0.2  0.3  0.4  0.3  0.4  1.1  EV/EBITDA  5.3  7.6  8.9  8.2  9.3  14.1  EV/EBIT  8.3  8.9  11.3  10.1  12.6  17.9      Select Income Statement Items  25thMultiples Basis Mean Median Percentile Low  25thImplied Values Mean Median Percentile Low        Revenue (S) TTM $19,099EBITDA [1] $830EBITDA Margin AVG ‘15-18 7.1%  EV/S $19,099 0.4 0.3 0.3 0.2EV/EBITDA $830 8.9 8.2 7.6 5.3  EV/S EV/EBITDA              $8,505 $6,199$7,359 $6,827  $5,470$6,268  $4,361$4,358      Enterprise Value 5,869Average of boxed figures                    Select Balance Sheet Items as of: 11/30/2018            Cash and equivalents ($299)Total debt $0                Indicated Enterprise Value $5,869            Plus: Cash ($299)Less: Total Debt $0        [1] Based on the average margin less the $528,000 lease expense                Implied Equity Value - Minority, Marketable $5,570            Control Premium @ 34.3% $1,912            Concluded Equity Value - Control $7,482                    VALUESCOPE  Appendix C

Annex B-61

     ATG Cable SegmentMerger & Acquisition Method  Schedule D.1 Valuation Date: November 30, 2018  Transaction Approach - Capital IQ  (Dollar figures in thousands)  Transaction Selection Criteria  Industry Classification (Target):- Technology DistributorsGeographic Region: United States and Canada Status: Announced or Closed or Effective Percent Sought: Greater than 50%Keyword(s):Transaction Dates: Last 5 yearsSource: Capital IQ          Industry Transactions - See Criteria Below                #  Date  Target  Target Revenue ($mm)  Target EBITDA ($mm)  Target EBITDA Margin (%)  Enterprise Value ($mm)  Transaction Size ($mm)  1234567891011121314  6-Jun-1719-Oct-1619-Sep-1631-May-161-Apr-1617-Feb-163-Feb-1627-Oct-1516-Oct-1518-Aug-1511-Nov-1417-Mar-143-Mar-148-Oct-13  Westcon Group, Inc.Triton Miami, Inc.AVT Technology Solutions LLC a… Electro Rent Corporation Excalibur Engineering, Inc.Ingram Micro Inc. Brohl & Appell, Inc. BST Distribution, Inc.International Development Grou…KBZ Communications, Inc.Comnet Telecom Supply Inc. Aclara Technologies LLCNave Communications Company MSN Communications, Inc.  4,532.113.59,652.5175.38.043,025.926.558.47.0225.09.6184.513.899.0  52.62.1-9.8- 769.8-1.6----1.5-  1.2%15.6%- 5.6%- 1.8%- 2.8%---- 10.8%-  830.08.52,593.1352.17.46,263.310.36.95.661.55.5129.817.840.0  830.08.52,593.1382.17.47,250.410.38.45.664.65.5129.818.240.0  Transaction Data Summary ($ Millions)                Measure  Revenue  EBITDA  EBITDA %  Enterprise Value  Transaction Size  Number of Data Points    14  6  600.0%  14  14  High                  43,025.9  769.8  15.6%  6,263.3  7,250.4  75th %    214.9  41.9  9.5%  296.5  319.1  Mean    4,145.1  139.5  6.3%  738.0  811.0  Median    78.7  5.9  4.2%  28.9  29.1  25th %    13.6  1.7  2.0%  7.6  8.4  Low    7.0  1.5  1.2%  5.5  5.5          Transaction Multiples      Target  EV/S  EV/EBITDA  Westcon Group, Inc.  0.2  15.8  Triton Miami, Inc.  0.6  4.0  AVT Technology Solutions LLC a…  0.3  -  Electro Rent Corporation  2.0  36.1  Excalibur Engineering, Inc.  0.9  -  Ingram Micro Inc.  0.1  8.1  Brohl & Appell, Inc.  0.4  -  BST Distribution, Inc.  0.1  4.2  International Development Grou…  0.8  -  KBZ Communications, Inc.  0.3  -  Comnet Telecom Supply Inc.  0.6  -  Aclara Technologies LLC  0.7  -  Nave Communications Company  1.3  12.0  MSN Communications, Inc.  0.4  -  Summary Statistics      Measure  EV/S  EV/EBITDA  Number of Data Points  14  6  High        2.0  36.1  75th %  0.8  14.8  Mean  0.6  13.4  Median  0.5  10.1  25th %  0.3  5.2  Low  0.1  4.0                Selected Multiples  EV/S0.4  EV/EBITDA7.0  Select Income Statement Items  $19,099  $830  Implied Enterprise Value - Selected Multiples  $7,640  $5,808  Indicated Enterprise Value    $6,724  Plus: Cash and equivalents    ($299)  Less: Total debt    $0  Concluded Equity Value - Control    $6,426  VALUESCOPE  Appendix C

Annex B-62

   ATG Cable SegmentMerger & Acquisition Method  Schedule D.2 Valuation Date: November 30, 2018  Transaction Approach - Pratt’s Stats  (Dollar figures in thousands)              Industry Transactions                    Target BusinessDescription  Date  TargetRevenue ($)  TargetEBITDA ($)  EBITDAMargin (%)  MVIC toSales  MVIC toEBITDA  EnterpriseValue  EV/Sales  EV/EBITDA  Wireless land Mobile Two Way Radio Wholesaler  7/25/2018  $695,134  $26,334  3.8%  0.22  5.70  $150,000  0.22  5.70  Electrical Supply Distributor  6/30/2017  $374,527  $58,671  15.7%  0.83  5.28  $310,000  0.83  5.28  Distributes New and Refurbished Cisco Networking P  10/14/2016  $11,450,229  $1,804,442  15.8%  0.75  4.73  $8,540,912  0.75  4.73  Distribution of Communication Equipment  6/30/2016  $1,161,216      0.56    $645,000  0.56  NMF  Global Positioning System (GPS) Device Wholesale  5/4/2016  $1,388,374      0.97    $1,348,098  0.97  NMF  Distribution of Electronic and Hardware Parts to C…  3/1/2016  $471,453  $53,007  11.2%  0.27  2.36  $125,000  0.27  2.36  Manufacturer and Distributor of Extended Range WiF  9/1/2015  $879,961  $197,048  22.4%  0.45  2.03  $400,000  0.45  2.03  Distribution Electronics  7/31/2014  $60,175  $27,075  45.0%  0.42  0.92  $25,000  0.42  0.92  Cell Phone Wholesaler  2/24/2014  $891,685  $50,009  5.6%  0.76  13.60  $680,000  0.76  13.60  Supplier and Distributor of Electronic Components  4/2/2013  $400,912  $39,860  9.9%  0.46  4.64  $185,000  0.46  4.64  Distributes Wireless Communication Devices  10/15/2012  $5,244,383,000  $119,429,000  2.3%  0.17  7.27  $868,192,000  0.17  7.27  Distributes Communication Equipment  7/2/2012  $2,099,053  $452,338  21.5%  0.57  2.65  $1,200,000  0.57  2.65  Sells and Installs Commercial Sound Systems  8/15/2011  $1,038,226  $203,593  19.6%  0.29  1.47  $300,000  0.29  1.47  Solar Products Distribution Company  4/27/2011  $825,148  $132,046  16.0%  0.82  5.11  $675,000  0.82  5.11  Distributor of Advanced Technology Semiconductor,  1/1/2011  $670,727,000      0.24    $161,125,000  0.24  NMF  Distributor of Electronic Products and Electrical …  8/3/2010  $315,192  $53,836  17.1%  0.26  1.53  $82,500  0.26  1.53              Summary Statistics                      Date  TargetRevenue  TargetEBITDA  EBITDAMargin  MVIC toSales  MVIC toEBITDA  EnterpriseValue  EV/Sales  EV/EBITDA  Number of Data Points  16  16  13  13  16  13  16  16  13  High    $5,244,383,000  $119,429,000  45.0%  1.0  13.6  $868,192,000  1.0  13.6  75th Percentile    $1,566,044  $203,593  19.6%  0.8  5.3  $1,237,025  0.8  5.3  Mean    $371,072,580  $9,425,174  15.8%  0.5  4.4  $65,248,969  0.5  4.4  Median    $885,823  $58,671  15.8%  0.5  4.6  $522,500  0.5  4.6  25th Percentile    $453,818  $50,009  9.9%  0.3  2.0  $176,250  0.3  2.0  Low    $60,175  $26,334  2.3%  0.2  0.9  $25,000  0.2  0.9                      Source: Pratt’s Stats            Selected Multiples    0.4  7.2              Select Income Statement Items    $19,099  $830              Implied Enterprise Value - Selected Multiple    $7,640  $5,974              Indicated Enterprise Value      $6,807              Plus: Cash and equivalents      ($299)              Less: Total debt      $0              Concluded Equity Value - Control      $6,509  VALUESCOPE  Appendix C

Annex B-63

   Schedule D.3 Valuation Date: November 30, 2018(Dollar figures in thousands)  ATG Cable Segment  Merger & Acquisition Method                  Summary - Merger and Acquisition Method      Source  Value  Reference  Capital IQ $6,426 Schedule D.1Pratt’s Stats $6,509 Schedule D.2      Concluded Equity Value - Control, Marketable (Rounded) $6,467      VALUESCOPE  Appendix C

Annex B-64

 Current Assets  Cash & cash equivalents  Accounts receivable, net  Inventory  Prepaid expenses and other CA  Total Current Assets  Fixed assets, net  Deferred tax asset  Other assets  1,504  10.8%  1,810  -  0.0%  -  9  0.1%  -  3,314  29.7%  -  0.0%  9  0.1%  Intangible assets, net  Goodwill  --  0.0%0.0%  --  Total Assets  Current Liabilities  Accounts payable  Accrued expenses  Other current liabilities  Current portion long-term debt  Total Current Liabilities  Deferred tax liability  Other Non-Current Liabilities  Long-term debt, net of current  Total Liabilities  Total Equity  12,673  91.2%  (2,756)  Total Liabilities & Equity  ($299)  -2.1%  $0  1,626  11.7%  (163)  11,010  79.2%  (4,404)  52  0.4%  -  12,389  89.1%  (4,566)      $13,901  100.0%  ($2,756)  $670  4.8%  $0  423  3.0%  -  136  1.0%  -  -  0.0%  -  1,228  8.8%  -  -  0.0%  -  -  0.0%  -  -  0.0%  -  1,228  8.8%  -      $13,901  100.0%  ($2,756)  ATG Cable Segment Schedule E  Cost Approach Valuation Date: November 30, 2018  Adjusted Balance Sheet Method (Dollar figures in thousands)            30-Nov-18    Adjustments  30-Nov-18    Actual  %    Adjusted  %  ($299)  -2.7%  1,463  13.1%  6,606  59.3%  52  0.5%  7,823  70.2%  -  0.0%  -  0.0%    $11,145  100.0%  $670  6.0%  423  3.8%  136  1.2%  -  0.0%  1,228  11.0%  -  0.0%  -  0.0%  -  0.0%  1,228  11.0%  9,917  89.0%    $11,145  100.0%  VALUESCOPE  Appendix C

Annex B-65

   [1] Control premium data from M&A transactions in the Capital IQ database.  NAICS Codes and Descriptions:  NAICS: 42369 - Electronic Part - Equipment Wholesalers      MergerStat / BVR Control Premium Study Transaction Summary          Statistic  Count  Range  Mean  Median  Effective Date  4  11/1998 - 10/2012  NMF  NMF  Net Sales LTM ($mil-US)  4  $0,006 - $5,531  $2,206  $1,644  EBITDA CashFlow LTM ($mil-US)  4  -$0,012 - $0,104  $42  $38  Deal Value ($mil-US)  4  $0,036 - $0,622  $251  $172  MergerStat Control Premium  4  -0.12 - 0.66  0.34  0.41  Implied Minority Discount  4  -0.14 - 0.40  0.21  0.29  Price/Sales  4  0.07 - 5.88  1.61  0.24  Price/Income  3  14.82 - 22.87  19.15  19.76  Price/Book Value  2  1.26 - 6.35  3.80  3.80  Target Invested Capital/EBIT  3  10.95 - 14.98  12.83  12.56  Target Invested Capital/EBITDA  3  7.81 - 10.13  8.89  8.72  ATG Cable Segment Schedule F  Baseline Discount Adjustment Valuation Date: November 30, 2018  Review of Control Premium Data (DLOC)      MergerStat Indicated Control Premium      Mean  0.3433    Median 0.4142      VALUESCOPE  Appendix C  M&A Transaction Indicated Control Premiums [1]          1 day  1 week  1 month  Mean Median25th Percentile  0.39570.39570.3590  0.42940.42940.4089  0.49090.49090.4621  Selected Control Premium    Selected Control Premium  34.3%

Annex B-66

                                 ATG Cable Segment Schedule G  Valuation Summary and Conclusion Valuation Date: November 30, 2018  Synthesis of Equity Value (Dollar figures in thousands)  VALUESCOPE  Appendix C  Summary - ATG Cable Segment Equity Value        Valuation Method  Indicated Value  Weight  Reference  Income ApproachDiscounted Cash Flow Method $9,404 25% Schedule B.8Market ApproachGuideline Public Company Method $7,482 25% Schedule C.2Merger and Acquisition Method $6,467 25% Schedule D.3Cost ApproachAdjusted Balance Sheet Method $9,917 25% Schedule E        Concluded Equity Value - Control, Marketable (Rounded) $8,300

Annex B-67

Appendix D – Pre-Transaction ATG Valuation

Income Approach – Discounted Cash Flow Model

The projected revenue and expenses in the discounted cash flow (DCF) model were based on discussions with Management and industry projections. The nominal growth rates consist of a long-term inflation estimate of 2.25% and a real revenue growth rate. Based on IBISWorld’s Industry Report on the Electronic Part Equipment Wholesaling industry, we projected the real revenue growth rate to be 2.6% in 2019, 2.2% in 2020, 1.8% in 2021, 1.6% in 2022, and 1.7% in 2023. Following 2023, we projected revenue growth to decline each year, reaching the inflation rate of 2.25% in the residual period.

Based on discussions with Management, we projected cost of sales (COS) as a percentage of revenue to decline to 67.0% of revenue by 2023. We also projected SG&A as a percentage of revenue to decline from 26.1% of revenue to 24.5% by 2023. The projected revenue and expenses are presented in Schedule B.1 and the projected income statements are presented in Schedule B.2.

The projected balance sheets (Schedule B.3) and capital expenditures (Schedule B.4) were determined based on historical financial information and  ratios  with  input from Management.

In determining the valuation of pre-Transaction ATG’s equity utilizing the DCF model, we derived a weighted average cost of capital (WACC) for pre-Transaction ATG. The two components of the WACC calculation are the firm’s cost of equity capital and the firm’s cost of debt. We estimated pre-Transaction ATG’s cost of equity capital to be 15.2% and its cost of debt to be 3.9% after-tax. Applying a market debt/capital ratio of 23.4%, pre-Transaction ATG’s WACC was estimated to be 12.5%. The calculation of the WACC is presented in greater detail in Schedule B.7.

Based upon the forecasts and methodologies of the DCF method, it is our opinion that pre-Transaction ATG’s enterprise value, as of November 30, 2018, can be reasonably stated as $20.9 million. After subtracting debt, we calculated an equity value on a controlled, marketable basis of $20.9 million. These calculations are presented in Schedule B.8.

Market Approach - Guideline Public Company Method

The market approach analysis included an examination of guideline companies and pricing measures and industry transactions observable in the public and private markets.

VALUESCOPE	Appendix D | Page 1
Annex B-68

We determined a conclusion of value based on a review of the pricing multiples of guideline companies. Based on discussions with Management and our own due diligence, we identified ten publicly traded guideline companies. We calculated and reviewed pricing multiples for each comparable company and as a group. Based on our analysis, we reviewed the mean, median, and 25th percentile of the enterprise value (EV) to sales multiples, the enterprise value (EV) to EBITDA multiples, and the enterprise value (EV) to EBIT multiples to derive a range of value.

The average of the 25th percentile EV/EBITDA and EV/Sales multiples of 7.6x and 0.3x, respectively, were applied to ATG’s average EBITDA from fiscal years 2015 through 2018 and TTM revenue to arrive at an enterprise value. We then added cash and subtracted debt to arrive at the implied equity value on a minority, marketable basis. A control premium of 34.3%35 was then applied to determine the total equity value, on a controlling basis, of $20.5 million. The guideline public  company analysis is presented in Schedules C.1 and C.2.

Market Approach – Pre-Transaction ATG Market Capitalization (Ticker: AEY)

We reviewed pre-Transaction ATG’s historical trading history and share prices. As a publicly traded company the current share price of pre-Transaction ATG is a reliable indicator of the value the market has placed on the company. Schedule D shows the shares outstanding and the closing share prices from December 29, 2017 to November 30, 2018. Based on the closing pre-Transaction ATG market capitalization on November 30, 2018, the total equity value for pre-Transaction ATG was $13.7 million and the closing price per share was $1.33. As of November 30, 2018, there were 10,306,145 shares outstanding. We then applied the 34.3% control premium to this value to obtain a controlling, marketable interest equity value of $18.4 million.

_______________________________
[35]	A 34.3% control premium is based off the mean control premium for the NAICS code 42369 from the MergerStat / BVR Control Premium Study. Determination of the control premium is presented in Schedule F.

VALUESCOPE	Appendix D | Page 2

Annex B-69

Market Approach – Merger & Acquisition Method

Our transaction search was based upon proprietary research of  acquired companies within the industry and discussions with pre-Transaction ATG management. After a review of numerous transactions, we identified fourteen transactions from the Capital IQ database and sixteen transactions from the Pratt’s Stats database that we believe are relevant to pre-Transaction ATG. We reviewed EV/Sales and EV/EBITDA multiples from each database.

We selected an EV/Sales multiple of 0.5x and an EV/EBITDA multiple of 8.0x from the Capital IQ database. This selection was made due to size and profitability of pre-Transaction ATG relative to the other companies. After averaging the indicated enterprise values and adjusting for cash and debt, the transaction method from the Capital IQ database indicated an equity value of $20.7 million. This is presented in Schedule E.1.

We selected an EV/Sales multiple of 0.5x and an EV/EBITDA multiple of 7.2x from the Pratt’s Stats database. This selection was made due to size and profitability of pre-Transaction ATG relative to the other companies. After averaging the indicated enterprise values and adjusting for cash and debt, the transaction method from the Pratt’s Stats database indicated an equity value of $20.2 million. This is presented in Schedule E.2.

We then averaged the resulting equity values from each database, to conclude an equity value of $20.4 million based on the merger and acquisition method. This conclusion is presented in Schedule E.3.

VALUESCOPE	Appendix D | Page 3
Annex B-70

Conclusion of Value

We utilized the income approach and the market approach to derive conclusions of value for pre-Transaction ATG’s equity on a controlling-interest basis. The conclusion of equity value was $20.9 million from the DCF model. The three market approaches indicate a value between $18.4 million and $20.5. We weighted each method equally.

Summary - Pre-Transaction ATG Equity Value (Dollar figures in thousands)
Valuation Method	Indicated Value	Reference
Income Approach
Discounted Cash Flow Method	$20,850	Schedule B.8
Market Approach
Guideline Public Company Method	$20,522	Schedule C.2
ATG Market Price Method	$18,412	Schedule D
Merger and Acquisition Method	$20,429	Schedule E.3
Concluded Equity Value - Control, Marketable (Rounded)	$20,100	[1]
[1] See Schedule G for a Synthesis of Equity Value

VALUESCOPE	Appendix D | Page 4

Annex B-71

   Pre-Transaction - ADDvantage Technologies Group, Inc. Valuation Summary and Conclusion  Valuation Date: November 30, 2018  Synthesis of Equity Value  (Dollar figures in thousands)                      Summary - Pre-Transaction ATG Equity Value      Valuation Method  Indicated Value  Reference  Income Approach      Discounted Cash Flow Method  $20,850  Schedule B.8  Market Approach      Guideline Public Company Method  $20,522  Schedule C.2  ATG Market Price Method  $18,412  Schedule D  Merger and Acquisition Method  $20,429  Schedule E.3  Concluded Equity Value - Control, Marketable (Rounded)  $20,100  [1]  [1] See Schedule G for a Synthesis of Equity Value      VALUESCOPE  Appendix D

Annex B-72

 Revenue  $43,734  100.0%  $38,663  100.0%  $48,714  100.0%  $47,414  100.0%  $46,832  100.0%  Cost of sales (COS)  28,330  64.8%  26,095  67.5%  33,781  69.3%  36,191  76.3%  35,955  76.8%  Gross Profit  Selling, general & administrative (SG&A) expenses  10,892  24.9%  10,776  27.9%  12,674  26.0%  12,694  26.8%  12,405  26.5%  Earnings before interest, taxes,  depreciation & amortization (EBITDA)  Depreciation expense  Amortization expense  409826  0.9%1.9%  422826  1.1%2.1%  4471,267  0.9%2.6%  3781,253  0.8%2.6%  3831,253  0.8%2.7%  Earnings before interest & taxes (EBIT)  Other income (expense)  Interest income  Interest (expense)  (700)- (305)  -1.6%0.0%-0.7%  7591(236)  0.2%0.2%-0.6%  (400)- (390)  -0.8%0.0%-0.8%  (2,350)- (232)  -5.0%0.0%-0.5%  (2,356)- (211)  -5.0%0.0%-0.5%  Other income, netPretax Income (EBT)  2,271  5.2%  473  1.2%  (244)  -0.5%  (5,684)  -12.0%  (5,731)  -12.2%  Provision (benefit) for income taxes  773  1.8%  179  0.5%  (146)  -0.3%  1,636  3.5%  1,634  3.5%  Net Income            Pre-Transaction - ADDvantage Technologies Group, Inc. Schedule A.1  Financial Statement Analysis Valuation Date: November 30, 2018  Historical Income Statements (Dollar figures in thousands)  For the Year Ended:                    30-Sep-15    30-Sep-16    30-Sep-17    30-Sep-18    30-Nov-18    Actual  %  Actual  %  Actual  %  Actual  %  Actual  %  15,403  35.2%  12,568  32.5%  14,933  30.7%  11,223  23.7%  10,877  23.2%  4,511  10.3%  1,792  4.6%  2,260  4.6%  (1,471)  -3.1%  (1,528)  -3.3%  3,276  7.5%  544  1.4%  546  1.1%  (3,102)  -6.5%  (3,164)  -6.8%  (1,005)  -2.3%  (71)  -0.2%  (790)  -1.6%  (2,582)  -5.4%  (2,567)  -5.5%    $1,498  3.4%  $294  0.8%  ($98)  -0.2%  ($7,320)  -15.4%  ($7,365)  -15.7%  VALUESCOPE  Appendix D  Annualized Growth Rates  Revenue NA -11.6% 26.0% -2.7% -7.1%  Gross Profit NA -18.4% 18.8% -24.8% -17.1%  EBITDA NA -60.2% 26.1% NA NA  EBIT NA -83.3% 0.3% NA NA  Net Income NA -80.3% NA NA NA

Annex B-73

 Fixed assets, net  Deferred tax asset  Other assets  6,201  12.0%  6,211  12.4%  6,021  11.0%  2,018  4.5%  1,983  4.8%  1,490  2.9%  1,333  2.7%  1,653  3.0%  -  0.0%  53  0.1%  135  0.3%  2,725  5.4%  237  0.4%  183  0.4%  156  0.4%  Intangible assets, net  Goodwill  5,799  11.2%  4,974  9.9%  8,547  15.6%  6,844  15.4%  6,667  16.0%  3,910  7.6%  3,910  7.8%  5,970  10.9%  4,820  10.9%  4,820  11.6%  Total Assets  Current Liabilities  Accounts payable  Accrued expenses  Other current liabilities  Current portion long-term debt  Total Current Liabilities  Deferred tax liability  Other Non-Current Liabilities  Long-term debt, net of current  Total Liabilities  Total Equity  41,135  79.6%  41,625  82.8%  41,698  76.0%  34,527  77.8%  34,468  82.7%  Total Liabilities & Equity  Current Assets  Cash & cash equivalents $6,111  Accounts receivable, net 4,286  Accounts receivable, intercompany -  Inventory 23,601  Prepaid expenses and other CA 153  Total Current Assets 34,152                  Pre-Transaction - ADDvantage Technologies Group, Inc. Schedule A.2  Financial Statement Analysis Valuation Date: November 30, 2018  Historical Balance Sheets (Dollar figures in thousands)  As of:                    30-Sep-15    30-Sep-16    30-Sep-17    30-Sep-18    30-Nov-18    Actual  %  Actual  %  Actual  %  Actual  %  Actual  %  11.8%  $4,508  9.0%  $3,973  7.2%  $3,129  7.0%  $4,492  10.8%  8.3%  4,760  9.5%  5,814  10.6%  4,580  10.3%  4,505  10.8%  0.0%  -  0.0%  -  0.0%  -  0.0%  -  0.0%  45.7%  21,525  42.8%  22,334  40.7%  18,888  42.5%  18,463  44.3%  0.3%  323  0.6%  298  0.5%  3,932  8.9%  517  1.2%  66.1%  31,116  61.9%  32,419  59.1%  30,528  68.8%  27,978  67.2%    $51,687  100.0%  $50,268  100.0%  $54,848  100.0%  $44,395  100.0%  $41,658  100.0%  $1,784  3.5%  $1,858  3.7%  $3,393  6.2%  $4,657  10.5%  $3,855  9.3%  1,068  2.1%  1,325  2.6%  1,184  2.2%  1,150  2.6%  1,144  2.7%  1,395  2.7%  963  1.9%  887  1.6%  664  1.5%  780  1.9%  874  1.7%  900  1.8%  4,190  7.6%  2,594  5.8%  -  0.0%  5,122  9.9%  5,045  10.0%  9,654  17.6%  9,066  20.4%  5,779  13.9%  -  0.0%  -  0.0%  -  0.0%  -  0.0%  -  0.0%  1,065  2.1%  131  0.3%  1,402  2.6%  802  1.8%  1,411  3.4%  4,366  8.4%  3,466  6.9%  2,094  3.8%  -  0.0%  -  0.0%  10,552  20.4%  8,643  17.2%  13,150  24.0%  9,867  22.2%  7,190  17.3%    $51,687  100.0%  $50,268  100.0%  $54,848  100.0%  $44,395  100.0%  $41,658  100.0%  VALUESCOPE  Appendix D

Annex B-74

   Pre-Transaction - ADDvantage Technologies Group, Inc. Financial Statement Analysis  Schedule A.3 Valuation Date: November 30, 2018  Select Financial and Operating Ratios  (Dollar figures in thousands)            For the Year Ended:              30-Sep-15  30-Sep-16  30-Sep-17  30-Sep-18  30-Nov-18    DuPont Analysis              VALUESCOPE  Appendix D  Asset turnover    84.6%    76.9%    88.8%    106.8%    112.4%    Operating margin    7.5%    1.4%    1.1%    -6.5%    -6.8%    Interest burden    69.3%    87.0%    -44.7%    183.2%    181.1%    Tax retention rate  x  66.0%  x  62.2%  x  40.2%  x  128.8%  x  128.5%    Return on assets    2.9%    0.6%    -0.2%    -16.5%    -17.7%    Financial leverage  x  1.26  x  1.21  x  1.32  x  1.29  x  1.21    Return on book value of equity    3.6%    0.7%    -0.2%    -21.2%    -21.4%    Short-term Liquidity                      Average  Working capital, excluding short-term debt    $29,904    $26,970    $26,955    $24,057    $22,199    % revenue    68.4%    69.8%    55.3%    50.7%    47.4%  58.3%  Current ratio    6.7x    6.2x    3.4x    3.4x    4.8x  4.9x  Quick Ratio Basis    2.0x    1.8x    1.0x    0.9x    1.6x  1.5x  Days cash & equivalents COS + SG&A    57    45    31    23    34  38  Prepaid expenses SG&A    1.4%    3.0%    2.4%    31.0%    4.2%  8.4%  Days A/R Revenue    35.8    44.9    43.6    35.3    35.1  38.9  Days inventory Cost of Sales    304    301    241    190    187  245  Days A/P SG&A    60    63    98    134    113  94  Days accrued expenses SG&A    36    45    34    33    34  36  Fixed Asset Analysis                      Average  Net fixed assets    $6,201    $6,211    $6,021    $2,018    $1,983    % revenue    14.2%    16.1%    12.4%    4.3%    4.2%  10.2%  Fixed asset utilization    7.1x    6.2x    8.1x    23.5x    23.6x  13.7x  Depreciation expense    $409    $422    $447    $378    $383    % Fixed assets    6.6%    6.8%    7.4%    18.7%    19.3%  11.8%  Remaining avg. life of fixed assets (years)    15.2    14.7    13.5    5.3    5.2  10.8  Solvency Ratios                      Average  Total Liabilities-to-Total Equity    0.3x    0.2x    0.3x    0.3x    0.2x  0.3x  Total Liabilities-to-Total Liabilities & Equity    0.2x    0.2x    0.2x    0.2x    0.2x  0.2x  Profit Margins                      Average  Gross margin    35.2%    32.5%    30.7%    23.7%    23.2%  29.1%  EBITDA margin    10.3%    4.6%    4.6%    -3.1%    -3.3%  2.6%  EBIT margin    7.5%    1.4%    1.1%    -6.5%    -6.8%  -0.7%  Net income margin    3.4%    0.8%    -0.2%    -15.4%    -15.7%  -5.4%  Effective tax rate    34.0%    37.8%    59.8%    -28.8%    -28.5%  14.9%

Annex B-75

   Pre-Transaction - ADDvantage Technologies Group, Inc. Financial Statement Analysis  Schedule A.4 Valuation Date: November 30, 2018  Historical Income Statements by Segment  (Dollar figures in thousands)  RevenueCost of sales (COS)Gross ProfitSelling, general & administrative (SG&A) expenses Earnings before interest, taxes,depreciation & amortization (EBITDA)Depreciation and amortization expense Earnings before interest & taxes (EBIT) Other income (expense)Interest income Interest (expense)Other income, netPretax Income (EBT)          For the Year Ended:                                                  30-Sep-15          30-Sep-16          30-Sep-17          30-Sep-18          30-Nov-18          Cable  Telco  Corp  Total  %  Cable  Telco  Corp  Total  %  Cable  Telco  Corp  Total  %  Cable  Telco  Corp  Total  %  Cable  Telco  Corp  Total  %  $25,397  $18,835  -$498  $43,734  100.0%  $22,997  $15,800  -$134  $38,663  100.0%  $22,806  $25,995  -$87  $48,714  100.0%  $19,941  $27,523  -$49  $47,414  100.0%  $19,099  $27,822  -$89  $46,832  100.0%  17,267  11,562  (498)  28,330  64.8%  15,116  11,113  (134)  26,095  67.5%  14,900  18,867  (87)  33,680  69.1%  16,135  20,105  (49)  36,191  76.3%  15,437  20,607  (89)  35,955  76.8%  8,130  7,273  -  15,403  35.2%  7,881  4,687  (0)  12,568  32.5%  7,906  7,128  -  15,034  30.9%  3,806  7,417  0  11,223  23.7%  3,662  7,214  0  10,877  23.2%  4,281  4,298  2,314  10,893  24.9%  4,539  3,976  1,793  10,308  26.7%  4,500  5,432  2,843  12,774  26.2%  3,717  5,908  3,069  12,694  26.8%  3,602  5,847  2,956  12,405  26.5%  3,849  2,975  (2,314)  4,511  10.3%  3,341  711  (1,793)  2,260  5.8%  3,406  1,696  (2,843)  2,260  4.6%  89  1,510  (3,069)  (1,471)  -3.1%  61  1,367  (2,956)  (1,528)  -3.3%  283  920  32  1,235  2.8%  304  915  29  1,248  3.2%  296  1,400  19  1,714  3.5%  158  1,375  99  1,631  3.4%  194  1,345  98  1,637  3.5%  3,566  2,056  (2,346)  3,276  7.5%  3,038  (204)  (1,822)  1,012  2.6%  3,111  296  (2,861)  546  1.1%  (69)  135  (3,168)  (3,102)  -6.5%  (133)  23  (3,054)  (3,164)  -6.8%  (1,356)  (1,690)  2,346  (700)  -1.6%  (1,559)  (565)  2,199  75  0.2%  (1,276)  (1,985)  2,861  (400)  -0.8%  (2,505)  (3,067)  3,222  (2,350)  -5.0%  (2,476)  (2,972)  3,092  (2,356)  -5.0%  -  -  -  -  0.0%  -  -  91  91  0.2%  -  -  -  -  0.0%  -  -  -  -  0.0%  -  -  -  -  0.0%  (20)  (286)  -  (305)  -0.7%  (19)  (217)  -  (236)  -0.6%  (20)  (369)  -  (390)  -0.8%  (22)  (157)  (54)  (232)  -0.5%  (20)  (152)  (39)  (211)  -0.5%  (1,376)  (1,976)  2,346  (1,005)  -2.3%  (1,578)  (782)  2,290  (70)  -0.2%  (1,297)  (2,355)  2,861  (790)  -1.6%  (2,527)  (3,223)  3,168  (2,582)  -5.4%  (2,496)  (3,125)  3,054  (2,567)  -5.5%  2,190  80  -  2,271  5.2%  1,460  (986)  468  942  2.4%  1,814  (2,058)  (0)  (244)  -0.5%  (2,596)  (3,088)  0  (5,684)  -12.0%  (2,630)  (3,102)  0  (5,731)  -12.2%  VALUESCOPE  Appendix D

Annex B-76

Pre-Transaction - ADDvantage Technologies Group, Inc. Financial Statement Analysis  Schedule A.5 Valuation Date: November 30, 2018  Historical Balance Sheets by Segment  (Dollar figures in thousands)
Current AssetsCash & cash equivalents Accounts receivable, netInventoryPrepaid expenses and other CATotal Current AssetsFixed assets, net Deferred tax asset Other assetsNon-operating assetsIntangible assets, ne
GoodwillTotal Assets  Current Liabilities Accounts payable Accrued expenses Other current liabilitiesCurrent portion long-term debt
Total Current LiabilitiesDeferred tax liabilityOther non-current liabilities Long-term debt, net of currentTotal Liabilities Total EquityTotal Liabilities & Equity
For the Year Ended:                                                  30-Sep-15
30-Sep-16          30-Sep-17          30-Sep-18
         30-Nov-18          Cable  Telco  Corp  Total  %
Cable  Telco  Corp  Total  %  Cable  Telco  Corp  Total  %
 Cable  Telco  Corp  Total  %  Cable  Telco  Corp  Total  %  ($50)  ($379)
$6,540  $6,111  11.8%  ($172)  ($667)  $5,347  $4,508  9.0%  ($42)  ($218)  $4,233  $3,973  7.2%  ($79)  ($129)  $3,337
$3,129  7.0%  (299)  ($459)  $5,250  $4,492  10.8%  2,350  2,071  (135)  4,286  8.3%  2,200  2,225  334  4,760  9.5%  2,573  2,954  287  5,814  10.6%
 1,822  2,569  189  4,580  10.3%  1,626  2,849  30  4,505  10.8%  17,175  6,426  -  23,601  45.7%  16,251  5,274  -  21,525  42.8%  14,912  7,422  -  22,334  40.7%
11,426  7,462  -  18,888  42.5%  11,010  7,454  -  18,463  44.3%  8  2  144  153  0.3%  13  -  310  323  0.6%  13  3  282  298  0.5%  3,678  6  248  3,932  8.9%  52  3  462
517  1.2%  19,483  8,120  6,549  34,152  66.1%  18,293  6,832  5,991  31,116  61.9%  17,455  10,162  4,802  32,419  59.1%  16,847  9,908  3,774  30,528  68.8%  12,389  9,847  5,742  27,978
 67.2%  5,850  295  56  6,201  12.0%  5,746  437  28  6,211  12.4%  5,498  483  40  6,021  11.0%  1,516  478  23  2,018  4.5%  1,504  458  22  1,983  4.8%  -  -  1,490  1,490  2.9%  -  -  1,333  1,333  2.7%  -  -
 1,653  1,653  3.0%  -  -  -  -  0.0%  -  -  53  53  0.1%  12  120  3  135  0.3%  13  120  2,592  2,725  5.4%  13  123  102  237  0.4%  9  123  52  183  0.4%  9  123  25  156  0.4%  -  -  -  -  0.0%  -  -  -  -
 0.0%  -  -  -  -  0.0%  -  -  -  -  0.0%  -  -  -  -  0.0%  -  5,799  -  5,799  11.2%  -  4,974  -  4,974  9.9%  -  8,547  -  8,547  15.6%  -  6,844  -  6,844  15.4%  -  6,667  -  6,667  16.0%  1,150  2,760  -  3,910  7.6%  1,150
  2,760  -  3,910  7.8%  1,150  4,820  -  5,970  10.9%  -  4,820  -  4,820  10.9%  -  4,820  -  4,820  11.6%  $26,494  $17,095  $8,098  $51,687  100.0%  $25,202  $15,123  $9,944  $50,268  100.0%  $24,116  $24,135  $6,596
$54,848  100.0%  $18,372  $22,174  $3,849  $44,395  100.0%  $13,901  $21,915  $5,842  $41,658  100.0%  $846  $741  $197  $1,784  3.5%  $771  $908  $179  $1,858  3.7%  $961  $2,073  $359  $3,393  6.2%  $1,357  $2,947
$354  $4,657  10.5%  $670  $2,990  $195  $3,855  9.3%  649  204  215  1,068  2.1%  741  225  359  1,325  2.6%  653  344  187  1,184  2.2%  438  459  253  1,150  2.6%  423  473  249  1,144  2.7%  3  2  1,390  1,395  2.7%  (38)  (50)
  1,051  963  1.9%  (31)  711  207  887  1.6%  3  329  333  664  1.5%  136  297  346  780  1.9%  184  23  667  874  1.7%  184  20  696  900  1.8%  598  1,496  2,096  4,190  7.6%  598  1,496  500  2,594  5.8%  -  -  -  -  0.0%
 1,682  970  2,469  5,122  9.9%  1,658  1,103  2,285  5,045  10.0%  2,182  4,624  2,848  9,654  17.6%  2,395  5,231  1,439  9,066  20.4%  1,228  3,760  790  5,779  13.9%  -  -  -  -  0.0%  -  -  -  -  0.0%  -  -  -  -  0.0%  -  -  -  -  0.0%  -  -  -  -
0.0%  -  96  969  1,065  2.1%  -  131  0  131  0.3%  -  1,402  -  1,402  2.6%  -  802  -  802  1.8%  (3,204)  2,101  2,514  1,411  3.4%  966  20  3,380  4,366  8.4%  782  -  2,684  3,466  6.9%  184  1,321  589  2,094  3.8%  -  -  -  -  0.0%  -  -  -  -
0.0%  2,648  1,086  6,818  10,552  20.4%  2,440  1,234  4,969  8,643  17.2%  2,366  7,347  3,437  13,150  24.0%  2,395  6,033  1,439  9,867  22.2%  (1,976)  5,861  3,305  7,190  17.3%  23,846  16,009  1,280  41,135  79.6%  22,762
 13,889  4,974  41,625  82.8%  21,751  16,788  3,159  41,698  76.0%  15,976  16,141  2,410  34,527  77.8%  15,877  16,054  2,537  34,468  82.7%  $26,494  $17,095  $8,098  $51,687  100.0%  $25,202  $15,123  $9,944  $50,268  100.0%
$24,116  $24,135  $6,596  $54,848  100.0%  $18,372  $22,174  $3,849  $44,395  100.0%  $13,901  $21,915  $5,842  $41,658  100.0%
ALUESCOPE  Appendix D

Annex B-77

 Income Statement Inputs  Gross profit margin  EBITDA marginIncome tax rate[1] Revenue growth for 2019 through 2023 based on IBIS World Industry Report 42369, Electronic Part Equipment Wholesaling in the US, July 2018  Balance Sheet Inputs  33.9  33.9  33.9  33.9  33.9  33.9  33.9  33.9  33.9  33.9  33.9  35.1  35.1  35.1  35.1  35.1  35.1  35.1  35.1  35.1  35.1  35.1  187.4  187.4  187.4  187.4  187.4  187.4  187.4  187.4  187.4  187.4  187.4  4.2%  4.2%  4.2%  4.2%  4.2%  4.2%  4.2%  4.2%  4.2%  4.2%  4.2%  113.4  113.4  113.4  113.4  113.4  113.4  113.4  113.4  113.4  113.4  113.4  33.7  33.7  33.7  33.7  33.7  33.7  33.7  33.7  33.7  33.7  33.7  Historical Review Period (2015 - 2018) Min Mean Median Max TTM                Inflation estimate  Real revenue growth rate [1]  Revenue growth rate  Cost of sales (COS)  (% of revenue)  SG&A expenses  (% of revenue)  26.1%  25.7%  25.3%  24.9%  24.5%  24.5%  24.5%  24.5%  24.5%  24.5%  24.5%  -0.9%  1.4%  3.8%  6.1%  8.5%  8.5%  8.5%  8.5%  8.5%  8.5%  8.5%  27.0%  27.0%  27.0%  27.0%  27.0%  27.0%  27.0%  27.0%  27.0%  27.0%  27.0%  Days cash & equivalents  Basis: COS + SG&A  Days A/R  Basis: Revenue  Days inventory  Basis: Cost of Sales  Prepaid expenses  Basis: SG&A  Days A/P  Basis: SG&A  Days accrued expenses  Basis: SG&A            -11.6%64.8%23.2%24.9%-3.3%  1.2%70.9%29.1%26.4%2.6%  -4.9%69.3%30.7%26.5%4.6%  26.0%76.8%35.2%27.9%10.3%  -7.1%76.8%23.2%26.5%-3.3%        Pre-Transaction - ADDvantage Technologies Group, Inc. Schedule B.1  Discounted Cash Flow Method Valuation Date: November 30, 2018  Summary of Projection Inputs (Dollar figures in thousands)  For the Projected Year Ended:                      30-Nov-19  30-Nov-20  30-Nov-21  30-Nov-22  30-Nov-23  30-Nov-24  30-Nov-25  30-Nov-26  30-Nov-27  30-Nov-28  Residual  2.3%  2.3%  2.3%  2.3%  2.3%  2.3%  2.3%  2.3%  2.3%  2.3%  2.3%  2.6%  2.2%  1.8%  1.6%  1.7%  1.4%  1.1%  0.9%  0.6%  0.3%  0.0%  4.9%  4.5%  4.1%  3.9%  4.0%  3.7%  3.4%  3.1%  2.8%  2.5%  2.3%  74.8%  72.9%  70.9%  69.0%  67.0%  67.0%  67.0%  67.0%  67.0%  67.0%  67.0%  25.2%  27.1%  29.1%  31.0%  33.0%  33.0%  33.0%  33.0%  33.0%  33.0%  33.0%    For the Projected Year Ended:                      30-Nov-19  30-Nov-20  30-Nov-21  30-Nov-22  30-Nov-23  30-Nov-24  30-Nov-25  30-Nov-26  30-Nov-27  30-Nov-28  Residual  VALUESCOPE  Appendix D  Historical Review Period (2015 - 2018)          Min  Mean  Median  Max  TTM  23.4 38.0 33.9 56.9 33.935.1 38.9 35.8 44.9 35.1187.4 244.9 241.3 304.1 187.41.4% 8.4% 3.0% 31.0% 4.2%59.8 93.6 97.7 133.9 113.433.1 36.3 34.1 44.9 33.7

Annex B-78

   Pre-Transaction - ADDvantage Technologies Group, Inc. Discounted Cash Flow Method  Schedule B.2 Valuation Date: November 30, 2018  Projected Income Statements  (Dollar figures in thousands)  RevenueAnnual Growth RateCost of sales (COS)Gross ProfitSG&A expensesEarnings before interest, taxes, depreciation & amortization (EBITDA)Depreciation expenseEarnings before interest & taxes (EBIT)Other income, net Pretax income (EBT)Total taxesNet Income          TTM BasePeriod                          For the Projected Year Ended:                      30-Nov-18  30-Nov-19  30-Nov-20  30-Nov-21  30-Nov-22  30-Nov-23  30-Nov-24  30-Nov-25  30-Nov-26  30-Nov-27  30-Nov-28  Residual  $46,832  $49,131  $51,342  $53,442  $55,518  $57,733  $59,868  $61,909  $63,840  $65,646  $67,313  $68,828  -7.1%  4.9%  4.5%  4.1%  3.9%  4.0%  3.7%  3.4%  3.1%  2.8%  2.5%  2.3%  35,955  36,760  37,410  37,895  38,283  38,681  40,111  41,479  42,773  43,983  45,100  46,115  10,877  12,371  13,932  15,546  17,236  19,052  19,756  20,430  21,067  21,663  22,213  22,713  12,405  12,818  13,191  13,518  13,823  14,144  14,668  15,168  15,641  16,083  16,492  16,863  (1,528)  (447)  741  2,028  3,413  4,907  5,089  5,262  5,426  5,580  5,722  5,850  383  162  172  183  194  206  217  230  242  255  269  282  (3,164)  (1,720)  (543)  734  2,108  3,591  3,760  5,033  5,184  5,325  5,453  5,568  (2,567)  -  -  -  -  -  -  -  -  -  -  -  (5,731)  (1,720)  (543)  734  2,108  3,591  3,760  5,033  5,184  5,325  5,453  5,568  1,634  (344)  (147)  198  569  969  1,015  1,359  1,400  1,438  1,472  1,503  ($7,365)  ($1,376)  ($396)  $536  $1,539  $2,621  $2,745  $3,674  $3,784  $3,887  $3,981  $4,065  VALUESCOPE  Appendix D  Profit Margins    Projected Profit Margins                      Gross margin  23.2%  25.2%  27.1%  29.1%  31.0%  33.0%  33.0%  33.0%  33.0%  33.0%  33.0%  33.0%  EBITDA margin  -3.3%  -0.9%  1.4%  3.8%  6.1%  8.5%  8.5%  8.5%  8.5%  8.5%  8.5%  8.5%  EBIT margin  -6.8%  -3.5%  -1.1%  1.4%  3.8%  6.2%  6.3%  8.1%  8.1%  8.1%  8.1%  8.1%  Net income margin  -15.7%  -2.8%  -0.8%  1.0%  2.8%  4.5%  4.6%  5.9%  5.9%  5.9%  5.9%  5.9%  Effective tax rate  -28.5%  20.0%  27.0%  27.0%  27.0%  27.0%  27.0%  27.0%  27.0%  27.0%  27.0%  27.0%

Annex B-79

   Pre-Transaction - ADDvantage Technologies Group, Inc. Discounted Cash Flow Method  Schedule B.3 Valuation Date: November 30, 2018  Projected Balance Sheets  (Dollar figures in thousands)  Current AssetsCash & cash equivalents Accounts receivable, netAccounts receivable, intercompany InventoryPrepaid expenses & other current assetsTotal Current AssetsFixed assets, net Deferred tax asset Other AssetsNon-operating assetsIntangible assets GoodwillTotal Assets Current LiabilitiesAccounts payableAccrued expenses Other current liabilitiesCurrent portion of long-term debtTotal Current LiabilitiesDeferred tax liability / (asset) Capital lease obligationLong-term debt, net of current portion Other long-term liabilitiesTotal LiabilitiesTotal CapitalBeginning capitalCurrent period earnings (loss) Net cash flowEnding CapitalTotal Liabilities & Capital          BasePeriod                          Projected As Of:                      30-Nov-18  30-Nov-19  30-Nov-20  30-Nov-21  30-Nov-22  30-Nov-23  30-Nov-24  30-Nov-25  30-Nov-26  30-Nov-27  30-Nov-28  Residual  $4,492  $4,606  $4,701  $4,776  $4,840  $4,907  $5,089  $5,262  $5,426  $5,580  $5,722  $5,850  4,505  4,726  4,939  5,141  5,340  5,553  5,759  5,955  6,141  6,315  6,475  6,621  -  -  -  -  -  -  -  -  -  -  -  -  18,463  18,877  19,211  19,460  19,659  19,863  20,598  21,300  21,964  22,586  23,159  23,681  517  535  550  564  577  590  612  633  652  671  688  703  27,978  28,743  29,400  29,940  30,416  30,914  32,057  33,150  34,184  35,151  36,044  36,855  1,983  2,016  2,047  2,076  2,102  2,125  2,145  2,161  2,172  2,177  2,175  2,166  53  -  -  -  -  -  -  -  -  -  -  -  156  156  156  156  156  156  156  156  156  156  156  156  -  -  -  -  -  -  -  -  -  -  -  -  6,667  5,555  4,444  3,333  2,222  1,111  (0)  (0)  (0)  (0)  (0)  (0)  4,820  4,820  4,820  4,820  4,820  4,820  4,820  4,820  4,820  4,820  4,820  4,820  $41,658  $41,291  $40,868  $40,326  $39,717  $39,127  $39,179  $40,288  $41,332  $42,305  $43,196  $43,997  $3,855  $3,983  $4,099  $4,201  $4,296  $4,396  $4,558  $4,714  $4,861  $4,998  $5,125  $5,240  1,144  1,182  1,217  1,247  1,275  1,305  1,353  1,399  1,443  1,484  1,521  1,555  780  780  780  780  780  780  780  780  780  780  780  780  -  -  -  -  -  -  -  -  -  -  -  -  5,779  5,945  6,096  6,227  6,350  6,480  6,691  6,892  7,083  7,261  7,426  7,575  -  (397)  (545)  (511)  (663)  (817)  (1,079)  (1,041)  (1,004)  (967)  (930)  (762)  1,411  1,411  1,411  1,411  1,411  1,411  1,411  1,411  1,411  1,411  1,411  1,411  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  7,190  6,960  6,962  7,128  7,098  7,074  7,023  7,262  7,490  7,705  7,907  8,225  41,833  34,468  34,331  33,906  33,198  32,619  32,053  32,156  33,025  33,842  34,599  35,288  (7,365)  (1,376)  (396)  536  1,539  2,621  2,745  3,674  3,784  3,887  3,981  4,065  NA  (1,240)  29  1,244  2,118  3,187  2,642  2,804  2,967  3,130  3,292  3,581  34,468  34,331  33,906  33,198  32,619  32,053  32,156  33,025  33,842  34,599  35,288  35,772  $41,658  $41,291  $40,868  $40,326  $39,717  $39,127  $39,179  $40,288  $41,332  $42,305  $43,196  $43,997  VALUESCOPE  Appendix D  Working capital (CA - CL) $22,199  $22,797  $23,304  $23,713  $24,066  $24,434  $25,366  $26,258  $27,101  $27,890  $28,618  $29,279  WC balance as % revenue 47.4%  46.4%  45.4%  44.4%  43.3%  42.3%  42.4%  42.4%  42.5%  42.5%  42.5%  42.5%  Additions (subtractions) thereto  598  507  409  353  368  933  891  843  789  728  661

Annex B-80

 Fixed asset utilization rate  Required assets  Beginning assets  Depreciation  Short-term capital expenditures  Long-term capital expenditures  Required capital expenditures  As % revenue  $153  $153  $153  $153  $153  $153  $153  $153  $153  $153  $153  Capital expenditures - 2019  Capital expenditures - 2020  Capital expenditures - 2021  Capital expenditures - 2022  Capital expenditures - 2023  Capital expenditures - 2024  Capital expenditures - 2025  Capital expenditures - 2026  Capital expenditures - 2027  Capital expenditures - 2028  Capital expenditures - Residual  Total  Pre-Transaction - ADDvantage Technologies Group, Inc. Schedule B.4  Discounted Cash Flow Method Valuation Date: November 30, 2018  Projected Capital Expenditures - Economic/Book Schedule (Dollar figures in thousands)                        30-Nov-19  30-Nov-20  30-Nov-21  30-Nov-22  30-Nov-23  30-Nov-24  30-Nov-25  30-Nov-26  30-Nov-27  30-Nov-28  Residual  24.4x  25.1x  25.7x  26.4x  27.2x  27.9x  28.6x  29.4x  30.2x  30.9x  31.8x  $2,016  $2,047  $2,076  $2,102  $2,125  $2,145  $2,161  $2,172  $2,177  $2,175  $2,166  1,983  2,016  2,047  2,076  2,102  2,125  2,145  2,161  2,172  2,177  2,175  162  172  183  194  206  217  230  242  255  269  282    19  20  21  22  23  24  25  25  26  27  27  175  183  191  198  206  214  221  228  234  240  246  $195  $204  $212  $220  $229  $237  $245  $253  $260  $267  $273  0.4%  0.4%  0.4%  0.4%  0.4%  0.4%  0.4%  0.4%  0.4%  0.4%  0.4%  Economic / Book Depreciation Schedule:  Existing assets, net 1,983  Depreciation life - existing assets 13.0  Depreciation life - capital expenditures 20.0  $195 10 10 10 10 10 10 10 10 10 10 10  204 10 10 10 10 10 10 10 10 10 10  212 11 11 11 11 11 11 11 11 11  220 11 11 11 11 11 11 11 11  229 11 11 11 11 11 11 11  237 12 12 12 12 12 12  245 12 12 12 12 12  253 13 13 13 13  260 13 13 13  267 13 13  273 14    $ 4,579 $ 162  $ 172  $ 183  $ 194  $ 206  $ 217  $ 230  $ 242  $ 255  $ 269  $ 282  VALUESCOPE  Appendix D

Annex B-81

 $397  $397  $397  $397  $397  $0  $0  $0  $0  $0  $0  Depreciable Capex - 2019  Depreciable Capex - 2020  Depreciable Capex - 2021  Depreciable Capex - 2022  Depreciable Capex - 2023  Depreciable Capex - 2024  Depreciable Capex - 2025  Depreciable Capex - 2026  Depreciable Capex - 2027  Depreciable Capex - 2028  Depreciable Capex - Residual  Total  Depreciable Capex - 2019  Depreciable Capex - 2020  Depreciable Capex - 2021  Depreciable Capex - 2022  Depreciable Capex - 2023  Depreciable Capex - 2024  Depreciable Capex - 2025  Depreciable Capex - 2026  Depreciable Capex - 2027  Depreciable Capex - 2028  Depreciable Capex - Residual  Total  Pre-Transaction - ADDvantage Technologies Group, Inc. Schedule B.5  Discounted Cash Flow Method Valuation Date: November 30, 2018  Projected Capital Expenditures - Tax Schedule (Dollar figures in thousands)                        30-Nov-19  30-Nov-20  30-Nov-21  30-Nov-22  30-Nov-23  30-Nov-24  30-Nov-25  30-Nov-26  30-Nov-27  30-Nov-28  Residual  Tax Depreciation Schedule: Short-term  Existing assets, net 1,983  Depreciation life - existing assets 5.0  Depreciation life - capital expenditures 5.0  - 19 - - - - - - - - - -  - 20 - - - - - - - - -  - 21 - - - - - - - -  - 22 - - - - - - -  5 19 1 1 1 1 - -  9 16 2 2 2 2 -  15 13 3 3 3 3  20 9 4 4 4  26 5 5 5  27 5 5  27 5    $ 2,112 $ 416  $ 417  $ 418  $ 419  $ 416  $ 17  $ 16  $ 15  $ 15  $ 19  $ 23  Tax Depreciation Schedule: Long-term  Depreciation life - capital expenditures 20.0  175 9 9 9 9 9 9 9 9 9 9 9  183 9 9 9 9 9 9 9 9 9 9  191 10 10 10 10 10 10 10 10 10  198 10 10 10 10 10 10 10 10  206 10 10 10 10 10 10 10  214 11 11 11 11 11 11  221 11 11 11 11 11  228 11 11 11 11  234 12 12 12  240 12 12  246 12    $ 2,336 $ 9  $ 18  $ 27  $ 37  $ 48  $ 58  $ 69  $ 81  $ 93  $ 105  $ 117  VALUESCOPE  Appendix D

Annex B-82

   Pre-Transaction - ADDvantage Technologies Group, Inc. Discounted Cash Flow Method  Schedule B.6 Valuation Date: November 30, 2018  Projected Tax Expenses  (Dollar figures in thousands)          For the Projected Year Ended:                      30-Nov-19  30-Nov-20  30-Nov-21  30-Nov-22  30-Nov-23  30-Nov-24  30-Nov-25  30-Nov-26  30-Nov-27  30-Nov-28  Residual            Deferred Taxes      1  2  3  4  5  6  7  8  9  10  11      Depreciable/ Amortizable  Estimated Life  Annual Depreciation & Amortization Expense                        Economic / Book BasisFixed assets YIntangible assets YGoodwill YTotal Economic / Book BasisIncome Tax BasisFixed assets YIntangible assets YGoodwill YTotal Tax BasisIncrease / (Decrease) in deferred tax liability @ (Increase) / Decrease in deferred tax assets @ Deferred tax expense    See B.4 610  1621,111482  1721,111482$ 1,766435444321$ 1,201(153)5$ (148)  1831,111482$ 1,776445444321$ 1,211(153)187$ 34  1941,111482$ 1,787456444321$ 1,222(153)-$ (153)  2061,111482$ 1,799464444321$ 1,229(154)-$ (154)  2171,111482$ 1,81175444321$ 841(262)-$ (262)  230-482$ 71285444321$ 85138-$ 38  242-482$ 72496444321$ 86137-$ 37  255-482$ 737108444321$ 87337-$ 37  269-482$ 751124444321$ 89038-$ 38  282--$ 282140444321$ 906168-$ 168          $ 1,755                            See B.4 1515  425444321                              $ 1,191                            27.0%27.0%  (152)(191)$ (344)                        Total deferred tax liability (asset), net    $ (53)  $ (397)  $ (545)  $ (511)  $ (663)  $ (817)  $ (1,079)  $ (1,041)  $ (1,004)  $ (967)  $ (930)  $ (762)    Income Taxes and Net Operating Losses                              Pretax income      (1,720)  (543)  734  2,108  3,591  3,760  5,033  5,184  5,325  5,453  5,568    Excess Interest Expense Adjustment      447  -  -  -  -  -  -  -  -  -  -    Tax depreciation adjustment      (565)  (565)  (565)  (565)  (569)  (969)  139  137  136  139  623    Earnings before taxes and NOL utilization      (709)  22  1,299  2,673  4,160  4,730  4,893  5,047  5,189  5,314  4,945    Net operating loss utilization      -  (18)  (691)  -  -  -  -  -  -  -  -    Earnings before taxes      (709)  4  608  2,673  4,160  4,730  4,893  5,047  5,189  5,314  4,945    Income taxes @ 27.0%      $ -  $ 1  $ 164  $ 722  $ 1,123  $ 1,277  $ 1,321  $ 1,363  $ 1,401  $ 1,435  $ 1,335    VALUESCOPE  Appendix D  Beginning net operating losses  -  709  691  - - - - - - - -  Additions to / (utilization of) net operating losses  709  (18)  (691)  - - - - - - - -  Ending net operating losses $ 709 $ 691 $ - $ - $ - $ - $ - $ - $ - $ - $ -

Annex B-83

   Pre-Transaction - ADDvantage Technologies Group, Inc. Discounted Cash Flow Method  Schedule B.7 Valuation Date: November 30, 2018  Weighted Average Cost of Capital  (Dollar figures in thousands, except for per share figures)  Notes:Primary Beta: CIQ Beta 5-Year (Monthly)Debt to equity (D/E) ratio as of Valuation DateAverage effective tax rate for LTM + prior 10 years excluding negative rate or rates greater than 100%Reflects a C Corporation status for valuation purposes20-Year United States Treasury rate as of November 30, 2018Duff & Phelps 2018 Cost of Capital Navigator, long-term supply side ERPUnlevered and relevered using Hamada methodMedian debt-to-equity of the guideline companiesYield on Moody’s Baa-rated corporate bonds as of November 30, 2018Small stock risk premium 10th decile (Source: Duff & Phelps 2018 Cost of Capital Navigator)              Company Name  TickerSymbol  HistoricalBeta [1]  SharesOut  SharePrice  MarketCap  Debt, Pref.& Min Int.  Avg. Debt /Equity [2]  Debt /Total Cap  EffectiveTax Rate [3]  UnleveredBeta  ePlus inc.  PLUS  1.22  13,705  $81.75  $1,120,362  $186  16.6%  14.2%  40.2%  1.11  CDW Corporation  CDW  1.02  149,985  $92.68  $13,900,588  $3,627  26.1%  20.7%  34.7%  0.87  Anixter International Inc.  AXE  2.07  33,482  $63.96  $2,141,499  $1,264  59.0%  37.1%  39.0%  1.52  PC Connection, Inc.  CNXN  1.17  26,730  $31.34  $837,720  $0  0.0%  0.0%  38.1%  1.17  Arrow Electronics, Inc.  ARW  1.16  87,172  $76.97  $6,709,640  $3,561  53.1%  34.7%  29.9%  0.84  Avnet, Inc.  AVT  1.06  111,226  $43.82  $4,873,932  $1,565  32.1%  24.3%  22.2%  0.85  Richardson Electronics, Ltd.  RELL  0.94  13,048  $7.18  $93,681  $0  0.0%  0.0%  27.3%  0.94  ScanSource, Inc.  SCSC  0.68  25,608  $38.04  $974,115  $282  28.9%  22.4%  35.2%  0.57  Insight Enterprises, Inc.  NSIT  1.12  35,480  $44.58  $1,581,684  $506  32.0%  24.2%  35.1%  0.93  SYNNEX Corporation  SNX  0.80  51,161  $80.74  $4,130,741  $1,823  44.1%  30.6%  36.0%  0.62  VALUESCOPE  Appendix D  Capital Asset Pricing Model (CAPM) Inputs    [4] Effective tax rate  27.00%  [5] Risk-free rate (Rf)  3.19%  [6] Equity Risk Premium (ERP)  6.04%  [7] Unlevered beta  0.90  [8] Target debt/equity  30.47%  [9] Pretax cost of debt  5.28%  [10] Small Stock Risk Premium (SSRP)  5.37%  HighMean  59.0%29.2%  37.1%20.8%  40.2%33.8%  1.520.94  Median  30.5%  23.3%  35.2%  0.90  CV  0.68  0.62  0.17  0.29  Capital Asset Pricing Model (CAPM) Calculations    Relevered betaKe = Rf + (Levered Beta x ERP) + SSRP  1.10  CAPM Cost of Equity (k e )  15.2%  After-tax cost of debt Debt/capital ratio  3.9%23.4%  Weighted Average Cost of Capital (WACC)  12.5%

Annex B-84

 Sources of Cash Flow:  Net income  Depreciation  Increase in deferred taxes  Total Sources of Cash Flow  Uses of Cash Flow:  Additions to working capital  Capital expenditures  Net cash flow  Total Uses of Cash Flow  Net Cash Flow  (1,240)  $29  $1,244  $2,118  $3,187  $2,642  $2,804  $2,967  $3,130  $3,292  $3,581  Period (Mid - Period)  PV Factor @ WACC =  12.5%Present Value (PV) Net Cash Flow  ($1,169)  $24  $926  $1,403  $1,876  $1,382  $1,304  $1,227  $1,150  $1,075  Residual Value - Gordon Growth Model  PV net cash flow  PV residual value  Non-operating assets  PV remaining tax  $9,199  11,411  -  240  Enterprise Value  $20,850  Less: total debt  -  Value of Equity  $20,850    Pre-Transaction - ADDvantage Technologies Group, Inc. Schedule B.8  Discounted Cash Flow Method Valuation Date: November 30, 2018  Synthesis of Net Cash Flow (Dollar figures in thousands)  For the Projected Year Ended:                      30-Nov-19  30-Nov-20  30-Nov-21  30-Nov-22  30-Nov-23  30-Nov-24  30-Nov-25  30-Nov-26  30-Nov-27  30-Nov-28  Residual  (1,376)  (396)  536  1,539  2,621  2,745  3,674  3,784  3,887  3,981  4,065  162  172  183  194  206  217  230  242  255  269  282  (344)  (148)  34  (153)  (154)  (262)  38  37  37  38  168  (447)  740  1,864  2,691  3,784  3,812  3,941  4,064  4,179  4,287  4,515  598  507  409  353  368  933  891  843  789  728  661  195  204  212  220  229  237  245  253  260  267  273  (1,240)  29  1,244  2,118  3,187  2,642  2,804  2,967  3,130  3,292  3,581  (447)  740  1,864  2,691  3,784  3,812  3,941  4,064  4,179  4,287  4,515  0.50  1.50  2.50  3.50  4.50  5.50  6.50  7.50  8.50  9.50    0.9428  0.8381  0.7449  0.6622  0.5886  0.5232  0.4651  0.4134  0.3675  0.3266          Residual net cash flow :  $3,581  Residual discount rate (k) :  12.5%  Residual growth rate (g) :  2.3%  x Gordon multiple [ 1 / (k-g) ] :  9.8x  Residual value :  $34,936  x PV factor :  0.3266  PV residual value :  $11,411      VALUESCOPE  Appendix D

Annex B-85

 VALUESCOPE  Appendix D  Revenue (S)  $1,367,853  $16,276,400  $8,294,900  $2,752,236  $29,555,980  $19,465,828  $170,374  $3,894,601  $7,115,165  $19,743,440  Gross profit  % margin  $310,770  $2,626,500  $1,626,400  $403,814  $3,655,093  $2,551,379  $56,887  $442,423  $972,437  $1,738,183      22.7%  16.1%  19.6%  14.7%  12.4%  13.1%  33.4%  11.4%  13.7%  8.8%  16.6%  14.2%  Earnings before interest, taxes,  depreciation & amortization (EBITDA)  % margin  $100,237  $1,229,300  $396,300  $94,821  $1,359,650  $755,506  $7,408  $143,118  $264,087  $736,987      7.3%  7.6%  4.8%  3.4%  4.6%  3.9%  4.3%  3.7%  3.7%  3.7%  4.7%  4.1%  Earnings before interest & taxes (EBIT)  % margin  $82,288  $964,900  $334,200  $81,265  $1,179,946  $594,204  $4,383  $105,219  $226,144  $539,189      6.0%  5.9%  4.0%  3.0%  4.0%  3.1%  2.6%  2.7%  3.2%  2.7%  3.7%  3.1%  Net income to common shareholders  % margin  $57,754  $678,400  $114,900  $64,015  $538,981  ($131,003)  $4,365  $43,328  $130,804  $278,490      4.2%  4.2%  1.4%  2.3%  1.8%  -0.7%  2.6%  1.1%  1.8%  1.4%  2.0%  1.8%  Calculation of Equity and Capital Value  Share price as of  Shares out (000s)  Market capitalization  Less: cash & equivalents  Equity value less cash (P)  Minority interest  Preferred stock  Total debt  Enterprise value (EV)  EV/S  EV/EBITDA  EV/EBIT  0.9  1.1  0.4  0.3  0.3  0.3  0.2  0.3  0.3  0.3  0.4  0.3  12.3  14.1  8.4  7.8  7.2  8.0  5.3  8.6  7.5  7.8  8.7  7.9  15.0  17.9  10.0  9.1  8.3  10.2  8.9  11.8  8.7  10.7  11.0  10.1  Pre-Transaction - ADDvantage Technologies Group, Inc. Schedule C.1  Guideline Public Company Method Valuation Date: November 30, 2018  Determination of Relevant Multiples (Dollar figures in thousands, except for per share figures)  Ticker:  PLUS  CDW  AXE  CNXN  ARW  AVT  RELL  SCSC  NSIT  SNX    Company:  ePlus inc.  CDWCorporation  AnixterInternational Inc.  PCConnection, Inc.  ArrowElectronics, Inc.  Avnet, Inc.  RichardsonElectronics, Ltd.  ScanSource, Inc.  InsightEnterprises, Inc.  SYNNEXCorporation                            LTM Operating Performance                      Mean Median  $81.75  $92.68  $63.96  $31.34  $76.97  $43.82  $7.18  $38.04  $44.58  $80.74  13,705  149,985  33,482  26,730  87,172  111,226  13,048  25,608  35,480  51,161  1,120,362  13,900,588  2,141,499  837,720  6,709,640  4,873,932  93,681  974,115  1,581,684  4,130,741  75,647  255,100  69,900  102,243  474,191  365,852  54,778  18,858  111,055  208,244  1,044,715  13,645,488  2,071,599  735,477  6,235,449  4,508,080  38,903  955,257  1,470,629  3,922,497  -  -  -  -  50,015  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  186,057  3,627,000  1,263,700  -  3,511,145  1,565,348  -  281,859  506,250  1,822,926  1,230,772  17,272,488  3,335,299  735,477  9,796,609  6,073,428  38,903  1,237,116  1,976,879  5,745,423  Operating Multiples  Mean  Median

Annex B-86

   Pre-Transaction - ADDvantage Technologies Group, Inc. Guideline Public Company Method  Schedule C.2 Valuation Date: November 30, 2018  Summary and Application of Multiples  (Dollar figures in thousands)          Observed Multiples  PLUS  CDW  AXE  CNXN  ARW  AVT  RELL  SCSC  NSIT  SNX  EV/S EV/EBITDA EV/EBIT  0.912.315.0  1.114.117.9  0.48.410.0  0.37.89.1  0.37.28.3  0.38.010.2  0.25.38.9  0.38.611.8  0.37.58.7  0.37.810.7  Summary Statistics  Low  25thPercentile  Mean  Median  75thPercentile  Max  EV/S  0.2  0.3  0.4  0.3  0.4  1.1  EV/EBITDA  5.3  7.6  8.7  7.9  8.6  14.1  EV/EBIT  8.3  8.9  11.0  10.1  11.5  17.9      Select Income Statement Items      Multiples  Basis  75thPercentile  Mean  Mean  25thPercentile  75thImplied Values Percentile    Mean  Mean  25thPercentile    Revenue (S)  TTM  $46,832  EV/S  $46,832  0.4  0.4  0.4  0.3  EV/S                                $18,004  $20,553  $20,553  $13,166    EBITDA  Avg ‘15-18  $1,113  EV/EBITDA  $1,113  8.6  8.7  8.7  7.6  EV/EBITDA  $9,555  $9,672  $9,672  $8,405                      Enterprise ValueAverage of boxed figures      10,785                                    Select Balance Sheet Items as of:    11/30/2018                                                        Cash and equivalents    $4,492              Indicated Enterprise Value      $10,785      Total debt    $0                                            Plus: Cash      $4,492                        Less: Total Debt      $0                        Implied Equity Value - Minority, Marketable      $15,278                        Control Premium @ 34.3%      $5,244                        Concluded Equity Value - Control      $20,522                                    VALUESCOPE  Appendix D

Annex B-87

 VALUESCOPE  Appendix D  Pre-Transaction - ADDvantage Technologies Group, Inc.  Schedule D  ATG Market Valuation  Valuation Date: November 30, 2018  (Dollar figures in thousands, except for per share figures)    ADDvantage Technologies Group, Inc. Market Valuation        Date  SharesOutstanding  ClosingShare Price  Market Valueof Equity  12/29/2017  10,225,995  $1.47  $15,032  1/31/2018  10,225,995  $1.48  $15,134  2/28/2018  10,225,995  $1.33  $13,601  3/29/2018  10,225,995  $1.28  $13,089  4/30/2018  10,225,995  $1.27  $12,987  5/31/2018  10,306,145  $1.31  $13,501  6/29/2018  10,306,145  $1.31  $13,501  7/31/2018  10,306,145  $1.45  $14,944  8/31/2018  10,306,145  $1.44  $14,841  9/28/2018  10,306,145  $1.41  $14,532  10/31/2018  10,306,145  $1.34  $13,810  11/26/2018  10,306,145  $1.35  $13,913  11/27/2018  10,306,145  $1.35  $13,913  11/28/2018  10,306,145  $1.34  $13,810  11/29/2018  10,306,145  $1.34  $13,810  11/30/2018  10,306,145  $1.33  $13,707  Implied Equity Value - Minority, Marketable      $13,707  Control Premium @ 34.3%      $4,705  Concluded Equity Value - Control      $18,412

Annex B-88

     Pre-Transaction - ADDvantage Technologies Group, Inc. Merger & Acquisition Method  Schedule E.1 Valuation Date: November 30, 2018  Transaction Approach - Capital IQ  (Dollar figures in thousands)  Transaction Selection Criteria  Industry Classification (Target):- Technology DistributorsGeographic Region: United States and Canada Status: Announced or Closed or Effective Percent Sought: Greater than 50%Transaction Dates: Last 5 yearsSource: Capital IQ          Industry Transactions - See Criteria Below                #  Date  Target  Target Revenue ($mm)  Target EBITDA ($mm)  Target EBITDA Margin (%)  Enterprise Value ($mm)  Transaction Size ($mm)  1234567891011121314  6-Jun-1719-Oct-1619-Sep-1631-May-161-Apr-1617-Feb-163-Feb-1627-Oct-1516-Oct-1518-Aug-1511-Nov-1417-Mar-143-Mar-148-Oct-13  Westcon Group, Inc.Triton Miami, Inc.AVT Technology Solutions LLC a… Electro Rent Corporation Excalibur Engineering, Inc.Ingram Micro Inc. Brohl & Appell, Inc. BST Distribution, Inc.International Development Grou…KBZ Communications, Inc.Comnet Telecom Supply Inc. Aclara Technologies LLCNave Communications Company MSN Communications, Inc.  4,532.113.59,652.5175.38.043,025.926.558.47.0225.09.6184.513.899.0  52.62.1-9.8- 769.8-1.6----1.5-  1.2%15.6%- 5.6%- 1.8%- 2.8%---- 10.8%-  830.08.52,593.1352.17.46,263.310.36.95.661.55.5129.817.840.0  830.08.52,593.1382.17.47,250.410.38.45.664.65.5129.818.240.0  Transaction Data Summary ($ Millions)                Measure  Revenue  EBITDA  EBITDA %  Enterprise Value  Transaction Size  Number of Data Points    14  6  600.0%  14  14  High                  43,025.9  769.8  15.6%  6,263.3  7,250.4  75th %    214.9  41.9  9.5%  296.5  319.1  Mean    4,145.1  139.5  6.3%  738.0  811.0  Median    78.7  5.9  4.2%  28.9  29.1  25th %    13.6  1.7  2.0%  7.6  8.4  Low    7.0  1.5  1.2%  5.5  5.5      Transaction Multiples      Target  EV/S  EV/EBITDA  Westcon Group, Inc.  0.2  15.8  Triton Miami, Inc.  0.6  4.0  AVT Technology Solutions LLC a…  0.3  -  Electro Rent Corporation  2.0  36.1  Excalibur Engineering, Inc.  0.9  -  Ingram Micro Inc.  0.1  8.1  Brohl & Appell, Inc.  0.4  -  BST Distribution, Inc.  0.1  4.2  International Development Grou…  0.8  -  KBZ Communications, Inc.  0.3  -  Comnet Telecom Supply Inc.  0.6  -  Aclara Technologies LLC  0.7  -  Nave Communications Company  1.3  12.0  MSN Communications, Inc.  0.4  -  Summary Statistics      Measure  EV/S  EV/EBITDA  Number of Data Points  14  6  High        2.0  36.1  75th %  0.8  14.8  Mean  0.6  13.4  Median  0.5  10.1  25th %  0.3  5.2  Low  0.1  4.0            Selected Multiples  EV/S0.50  EV/EBITDA8.00  Select Income Statement Items  $46,832  $1,113  Implied Enterprise Value - Selected Multiples  $23,416  $8,902  Indicated Enterprise Value    $16,159  Average      Plus: Cash and equivalents    $4,492  Less: Total debt    $0  Concluded Equity Value - Control    $20,651  VALUESCOPE  Appendix D

Annex B-89

   Pre-Transaction - ADDvantage Technologies Group, Inc. Merger & Acquisition Method  Schedule E.2 Valuation Date: November 30, 2018  Transaction Approach - Pratt’s Stats  (Dollar figures in thousands)          Industry Transactions                    Target BusinessDescription  Date  TargetRevenue ($)  TargetEBITDA ($)  EBITDAMargin (%)  MVIC toSales  MVIC toEBITDA  EnterpriseValue  EV/Sales  EV/EBITDA  Wireless land Mobile Two Way Radio Wholesaler  7/25/2018  $695,134  $26,334  3.8%  0.22  5.70  $150,000  0.22  5.70  Electrical Supply Distributor  6/30/2017  $374,527  $58,671  15.7%  0.83  5.28  $310,000  0.83  5.28  Distributes New and Refurbished Cisco Networking P  10/14/2016  $11,450,229  $1,804,442  15.8%  0.75  4.73  $8,540,912  0.75  4.73  Distribution of Communication Equipment  6/30/2016  $1,161,216      0.56    $645,000  0.56  NMF  Global Positioning System (GPS) Device Wholesale  5/4/2016  $1,388,374      0.97    $1,348,098  0.97  NMF  Distribution of Electronic and Hardware Parts to C…  3/1/2016  $471,453  $53,007  11.2%  0.27  2.36  $125,000  0.27  2.36  Manufacturer and Distributor of Extended Range WiF  9/1/2015  $879,961  $197,048  22.4%  0.45  2.03  $400,000  0.45  2.03  Distribution Electronics  7/31/2014  $60,175  $27,075  45.0%  0.42  0.92  $25,000  0.42  0.92  Cell Phone Wholesaler  2/24/2014  $891,685  $50,009  5.6%  0.76  13.60  $680,000  0.76  13.60  Supplier and Distributor of Electronic Components  4/2/2013  $400,912  $39,860  9.9%  0.46  4.64  $185,000  0.46  4.64  Distributes Wireless Communication Devices  10/15/2012  $5,244,383,000  $119,429,000  2.3%  0.17  7.27  $868,192,000  0.17  7.27  Distributes Communication Equipment  7/2/2012  $2,099,053  $452,338  21.5%  0.57  2.65  $1,200,000  0.57  2.65  Sells and Installs Commercial Sound Systems  8/15/2011  $1,038,226  $203,593  19.6%  0.29  1.47  $300,000  0.29  1.47  Solar Products Distribution Company  4/27/2011  $825,148  $132,046  16.0%  0.82  5.11  $675,000  0.82  5.11  Distributor of Advanced Technology Semiconductor,  1/1/2011  $670,727,000      0.24    $161,125,000  0.24  NMF  Distributor of Electronic Products and Electrical …  8/3/2010  $315,192  $53,836  17.1%  0.26  1.53  $82,500  0.26  1.53          Summary Statistics                      Date  TargetRevenue  TargetEBITDA  EBITDAMargin  MVIC toSales  MVIC toEBITDA  EnterpriseValue  EV/Sales  EV/EBITDA  Number of Data Points  16  16  13  13  16  13  16  16  13  High    $5,244,383,000  $119,429,000  45.0%  1.0  13.6  $868,192,000  1.0  13.6  75th Percentile    $1,566,044  $203,593  19.6%  0.8  5.3  $1,237,025  0.8  5.3  Mean    $371,072,580  $9,425,174  15.8%  0.5  4.4  $65,248,969  0.5  4.4  Median    $885,823  $58,671  15.8%  0.5  4.6  $522,500  0.5  4.6  25th Percentile    $453,818  $50,009  9.9%  0.3  2.0  $176,250  0.3  2.0  Low    $60,175  $26,334  2.3%  0.2  0.9  $25,000  0.2  0.9                      Source: Pratt’s Stats            Selected Multiples    0.50  7.20              Select Income Statement ItemsImplied Enterprise Value - Selected MultipleIndicated Enterprise ValueAveragePlus: Cash and equivalents Less: Total debt    $46,832  $1,113                  $23,416  $8,011                    $15,714                    $4,492                    $0              Concluded Equity Value - Control      $20,206  VALUESCOPE  Appendix D

Annex B-90

   Schedule E.3 Valuation Date: November 30, 2018(Dollar figures in thousands)  Pre-Transaction - ADDvantage Technologies Group, Inc.  Merger & Acquisition Method                  Summary - Merger and Acquisition Method      Source  Value  Reference  Capital IQ $20,651 Schedule E.1Pratt’s Stats $20,206 Schedule E.2      Concluded Equity Value - Control, Marketable (Rounded) $20,429      VALUESCOPE  Appendix D

Annex B-91

   [1] Control premium data from M&A transactions in the Capital IQ database.  NAICS Codes and Descriptions:  NAICS: 42369 - Electronic Part - Equipment Wholesalers      MergerStat / BVR Control Premium Study Transaction Summary          Statistic  Count  Range  Mean  Median  Effective Date  4  11/1998 - 10/2012  NMF  NMF  Net Sales LTM ($mil-US)  4  $0,006 - $5,531  $2,206  $1,644  EBITDA CashFlow LTM ($mil-US)  4  -$0,012 - $0,104  $42  $38  Deal Value ($mil-US)  4  $0,036 - $0,622  $251  $172  MergerStat Control Premium  4  -0.12 - 0.66  34.3%  41.4%  Implied Minority Discount  4  -0.14 - 0.40  21.0%  28.8%  Price/Sales  4  0.07 - 5.88  1.61  0.24  Price/Income  3  14.82 - 22.87  19.15  19.76  Price/Book Value  2  1.26 - 6.35  3.80  3.80  Target Invested Capital/EBIT  3  10.95 - 14.98  12.83  12.56  Target Invested Capital/EBITDA  3  7.81 - 10.13  8.89  8.72  Pre-Transaction - ADDvantage Technologies Group, Inc. Schedule F  Baseline Discount Adjustment Valuation Date: November 30, 2018  Review of Control Premium Data (DLOC)      MergerStat Indicated Control Premium      Mean  34.3%    Median 41.4%      VALUESCOPE  Appendix D  M&A Transaction Indicated Control Premiums [1]          1 day  1 week  1 month  Mean Median25th Percentile  39.6%39.6%35.9%  42.9%42.9%40.9%  49.1%49.1%46.2%  Selected Control Premium    Selected Control Premium  34.3%

Annex B-92

                             Pre-Transaction - ADDvantage Technologies Group, Inc. Schedule G  Valuation Summary and Conclusion Valuation Date: November 30, 2018  Synthesis of Equity Value (Dollar figures in thousands)      Summary - Pre-Transaction ATG Equity Value        Valuation Method  Indicated Value  Weight  Reference  Income ApproachDiscounted Cash Flow Method $20,850 25% Schedule B.8Market ApproachGuideline Public Company Method $20,522 25% Schedule C.2ATG Market Price Method $18,412 25% Schedule DMerger and Acquisition Method $20,429 25% Schedule E.3        Concluded Equity Value - Control, Marketable (Rounded) $20,100                VALUESCOPE  Appendix D

Annex B-93

Appendix E – Post-Transaction ATG Valuation

Income Approach – Discounted Cash Flow Model

The projected revenue and expenses in the discounted cash flow (DCF) model were based on discussions with Management and industry projections. Management indicated that following the sale of the Cable segment, their focus would be shifted to growing the Telco segment. For this reason, revenue growth was significantly higher in this valuation. The nominal growth rates consist of a long-term inflation estimate of 2.25% and a real revenue growth rate. Based on our discussions with Management, we increased the industry growth rates used in the pre-Transaction valuation by 10.0% in 2019, 20.0% in 2020, 10.0% in 2021, and 5.0% in 2022.

Based on discussions with Management, we projected cost of sales (COS) to decline to 67.0% of revenue by 2023. We also projected SG&A to decline from 30.8% of revenue to 27.0% by 2023. The projected revenue and expenses are presented in Schedule B.1 and the projected income statements are presented in Schedule B.3.

The projected balance sheets (Schedule B.4) were determined based on historical ratios and a review of the RMAU Database. The RMAU data and balance sheet inputs are presented in Schedule B.2.

Capital expenditures (Schedule B.5) were determined based on historical financial information and ratios with input from Management.

In determining the valuation of post-Transaction ATG’s equity utilizing the DCF  model, we derived a weighted average cost of capital (WACC) for post-Transaction ATG. The two components of the WACC calculation are the firm’s cost of equity capital and the firm’s cost of debt. We estimated post-Transaction ATG’s cost of equity capital to be 15.2% and its cost of debt to be 3.9% after-tax. Applying a market debt/capital ratio of 23.4%, post-Transaction ATG’s WACC was estimated to be 12.5%. The calculation of the WACC is presented in greater detail in Schedule B.8.

Based upon the forecasts and methodologies of the DCF method, it is our opinion that post-Transaction ATG’s enterprise value, as of November 30, 2018, can be reasonably stated as $12.6 million. After subtracting debt, we calculated an equity value on a controlled, marketable basis of $12.6 million. These calculations are presented in Schedule B.9.

VALUESCOPE	Appendix E | Page 1
Annex B-94

Market Approach - Guideline Public Company Method

The market approach analysis included an examination of guideline companies and pricing measures and industry transactions observable in the public and private markets.

We determined a conclusion of value based on a review of the pricing multiples of guideline companies. Based on discussions with Management and our own due diligence, we identified ten publicly traded guideline companies. We calculated and reviewed pricing multiples for each comparable company and as a group. Based on our analysis, we reviewed the mean, median, and 25th percentile of the enterprise value (EV) to sales multiples, the enterprise value (EV) to EBITDA multiples, and the enterprise value (EV) to EBIT multiples to derive a range of value.

The low of the EV/Sales multiples of 0.2x was applied to post-Transaction ATG’s TTM revenue of $27.7 million, to arrive at an enterprise value. We then added cash and subtracted debt to arrive at the implied equity value on a minority, marketable basis. A control premium of 34.3%36 was then applied to determine the total equity value, on a controlling basis, of $14.9 million. The guideline public company analysis is presented in Schedules C.1 and C.2.

Market Approach – Merger & Acquisition Method

Our transaction search was based upon proprietary research of  acquired companies within the industry and discussions with post-Transaction ATG management. After a review of numerous transactions, we identified fourteen transactions from the Capital IQ database and sixteen transactions from the Pratt’s Stats database that we believe are relevant to post-Transaction ATG. We reviewed EV/Sales and EV/EBITDA multiples from each database.

We selected an EV/Sales multiple of 0.3x (the 25th percentile) from the Capital IQ database. This selection was made due to the size and profitability of post- Transaction ATG relative to the other companies. After adjusting for cash and debt, the transaction method from the Capital IQ database indicated an equity value of $13.1 million. This is presented in Schedule D.1.

We selected an EV/Sales multiple of 0.2x (the low value) from the Pratt’s Stats database. This selection was made due to the size and profitability of post- Transaction ATG relative to the other companies. After adjusting for cash and debt,

_____________________________
[36]	A 34.3% control premium is based off the mean control premium for the NAICS code 42369 from the MergerStat / BVR Control Premium Study. Determination of the control premium is presented in Schedule F.

VALUESCOPE	Appendix E | Page 2
Annex B-95

the transaction method from the Pratt’s Stats database indicated an equity value of $10.3 million. This is presented in Schedule D.2.

We then averaged the resulting equity values from each database, to conclude an equity value of $11.7 million based on the merger and acquisition method. This conclusion is presented in Schedule D.3.

Conclusion of Value

We utilized the income approach and the market approach to derive conclusions of value for post-Transaction ATG’s equity on a controlling-interest basis. The conclusion of equity value was $12.6 million from the DCF model. The guideline company and merger and acquisition approaches indicated a value of $14.9 million and $11.7 million, respectively. We placed no weight on the guideline company method due to the significant size difference and profitability difference between those companies and post-Transaction ATG. The DCF method and merger and acquisition method were weighted equally.

The equity value calculations do not take into consideration the cash and  promissory note received as a result of the Transaction. Therefore, $3.9 million and $6.4 million need to be added to this equity value for the cash and promissory note, respectively.

Summary - Post-Transaction ATG Equity Value (Dollar figures in thousands)
Valuation Method	Indicated Value	Reference

Income Approach
Discounted Cash Flow Method	$12,587	Schedule B.8

Market Approach
Guideline Public Company Method	$14,942	Schedule C.2
Merger and Acquisition Method	$11,724	Schedule D.3

Equity Value -Excluding Transaction Consideration	$12,200	[1]

Plus: Cash Consideration	$3,939
Plus: FMV of Promissory Note	$6,375

Concluded Equity Value - Control, Marketable (Rounded)	$22,514

[1] See Schedule F for a Synthesis of Equity Value

VALUESCOPE	Appendix E | Page 3

Annex B-96

                 Post-Transaction - ADDvantage Technologies Group, Inc. Summary Schedule  Valuation Summary and Conclusion Valuation Date: November 30, 2018  Synthesis of Equity Value (Dollar figures in thousands)      Summary - Post-Transaction ATG Equity Value      Valuation Method  Indicated Value  Reference  Income ApproachDiscounted Cash Flow Method $12,587 Schedule B.9Market ApproachGuideline Public Company Method $14,942 Schedule C.2Merger and Acquisition Method $11,724 Schedule D.3      Equity Value -Excluding Transaction Consideration $12,200 [1]      Plus: Cash Consideration $3,939Plus: FMV of Promissory Note $6,375      Concluded Equity Value - Control, Marketable (Rounded) $22,514      [1] See Schedule F for a Synthesis of Equity Value      VALUESCOPE  Appendix E

Annex B-97

 Revenue  $18,337  100.0%  $15,666  100.0%  $25,908  100.0%  $27,473  100.0%  $27,733  100.0%  Cost of sales (COS)  11,064  60.3%  10,979  70.1%  18,780  72.5%  20,056  73.0%  20,518  74.0%  Gross Profit  Selling, general & administrative (SG&A) expenses  6,611  36.1%  6,237  39.8%  8,274  31.9%  8,977  32.7%  8,803  31.7%  Earnings before interest, taxes,  depreciation & amortization (EBITDA)  Depreciation expense  Amortization expense  952-  5.2%0.0%  944-  6.0%0.0%  1,418-  5.5%0.0%  1,474-  5.4%0.0%  1,442-  5.2%0.0%  Earnings before interest & taxes (EBIT)  Other income (expense)  Interest income  Interest (expense)  (678)- (286)  -3.7%0.0%-1.6%  6491(217)  0.4%0.6%-1.4%  (351)- (369)  -1.4%0.0%-1.4%  155- (210)  0.6%0.0%-0.8%  120- (191)  0.4%0.0%-0.7%  Other income, netPretax Income (EBT)  (1,254)  -6.8%  (2,556)  -16.3%  (3,286)  -12.7%  (3,088)  -11.2%  (3,102)  -11.2%    Post-Transaction - ADDvantage Technologies Group, Inc. Schedule A.1  Financial Statement Analysis Valuation Date: November 30, 2018  Historical Income Statements (Dollar figures in thousands)  VALUESCOPE  Appendix E  For the Year Ended:                    30-Sep-15    30-Sep-16    30-Sep-17    30-Sep-18    30-Nov-18    Actual  %  Actual  %  Actual  %  Actual  %  Actual  %  7,273  39.7%  4,687  29.9%  7,128  27.5%  7,417  27.0%  7,214  26.0%  662  3.6%  (1,550)  -9.9%  (1,147)  -4.4%  (1,560)  -5.7%  (1,588)  -5.7%  (290)  -1.6%  (2,494)  -15.9%  (2,565)  -9.9%  (3,033)  -11.0%  (3,031)  -10.9%  (964)  -5.3%  (62)  -0.4%  (721)  -2.8%  (55)  -0.2%  (71)  -0.3%  Annualized Growth Rates  Revenue NA -14.5% 65.4% 6.0% 5.8%  Gross Profit NA -35.5% 52.1% 4.1% -15.3%  EBITDA NA NA NA NA NA  EBIT NA NA NA NA NA

Annex B-98

 Current Assets  Cash & cash equivalents  Accounts receivable, net  Inventory  Prepaid expenses and other CA  Total Current Assets  Fixed assets, net  Deferred tax asset  Other assets  Intangible assets, net  Goodwill  351  1.4%  465  1.9%  523  1.7%  502  1.9%  480  1.7%  1,490  5.9%  1,333  5.3%  1,653  5.4%  -  0.0%  53  0.2%  123  0.5%  2,712  10.8%  224  0.7%  175  0.7%  148  0.5%  -                    5,799  23.0%  4,974  19.8%  8,547  27.8%  6,844  26.3%  6,667  24.0%  2,760  11.0%  2,760  11.0%  4,820  15.7%  4,820  18.5%  4,820  17.4%  Total Assets  Current Liabilities  Accounts payable  Accrued expenses  Other current liabilities  Current portion long-term debt  Total Current Liabilities  Other Non-Current Liabilities  Long-term debt, net of current  Total Liabilities  Total Equity  17,288  68.6%  18,863  75.3%  19,947  64.9%  18,551  71.3%  18,591  67.0%  Total Liabilities & Equity                  Post-Transaction - ADDvantage Technologies Group, Inc. Schedule A.2  Financial Statement Analysis Valuation Date: November 30, 2018  Historical Balance Sheets (Dollar figures in thousands)  As of:                  30-Sep-15    30-Sep-16    30-Sep-17    30-Sep-18  30-Nov-18    Actual  %  Actual  %  Actual  %    Actual  %  $6,161  24.5%  $4,680  18.7%  $4,015  13.1%  $3,208  12.3%  $4,791  17.3%  $1,936  7.7%  $2,559  10.2%  $3,242  10.5%  $2,758  10.6%  $2,879  10.4%  $6,426  25.5%  $5,274  21.0%  $7,422  24.2%  $7,462  28.7%  $7,454  26.9%  $146  0.6%  $310  1.2%  $285  0.9%  $253  1.0%  $465  1.7%  14,669  58.2%  12,823  51.2%  14,964  48.7%  13,682  52.6%  15,589  56.2%    $25,193  100.0%  $25,066  100.0%  $30,731  100.0%  $26,023  100.0%  $27,757  100.0%  $938  3.7%  $1,087  4.3%  $2,432  7.9%  $3,300  12.7%  $3,185  11.5%  $419  1.7%  $584  2.3%  $531  1.7%  $712  2.7%  $722  2.6%  $1,392  5.5%  $1,001  4.0%  $918  3.0%  $662  2.5%  $644  2.3%  $690  2.7%  $716  2.9%  $3,592  11.7%  $1,996  7.7%  $0  0.0%  3,439  13.7%  3,388  13.5%  7,472  24.3%  6,670  25.6%  4,550  16.4%  1,065  4.2%  131  0.5%  1,402  4.6%  802  3.1%  4,616  16.6%  3,400  13.5%  2,684  10.7%  1,910  6.2%  -  0.0%  -  0.0%  7,904  31.4%  6,204  24.7%  10,784  35.1%  7,472  28.7%  9,166  33.0%    $25,193  100.0%  $25,066  100.0%  $30,731  100.0%  $26,023  100.0%  $27,757  100.0%  VALUESCOPE  Appendix E

Annex B-99

   Post-Transaction - ADDvantage Technologies Group, Inc. Financial Statement Analysis  Schedule A.3 Valuation Date: November 30, 2018  Select Financial and Operating Ratios  (Dollar figures in thousands)            For the Year Ended:              30-Sep-15  30-Sep-16  30-Sep-17  30-Sep-18  30-Nov-18    DuPont Analysis              VALUESCOPE  Appendix E  Asset turnover    72.8%    62.5%    84.3%    105.6%    99.9%    Operating margin    -1.6%    -15.9%    -9.9%    -11.0%    -10.9%    Interest burden    432.3%    102.5%    128.1%    101.8%    102.3%    Tax retention rate  x  161.6%  x  107.0%  x  95.6%  x  0.0%  x  92.0%    Return on assets    -8.0%    -10.9%    -10.2%    0.0%    -10.3%    Financial leverage  x  1.46  x  1.33  x  1.54  x  1.40  x  1.49    Return on book value of equity    -11.7%    -14.5%    -15.7%    0.0%    -15.3%    Short-term Liquidity                      Average  Working capital, excluding short-term debt    $11,920    $10,151    $11,084    $9,008    $11,039    % revenue    65.0%    64.8%    42.8%    32.8%    39.8%  49.0%  Current ratio    4.3x    3.8x    2.0x    2.1x    3.4x  3.1x  Quick Ratio Basis    2.4x    2.1x    1.0x    0.9x    1.7x  1.6x  Days cash & equivalents COS + SG&A    127    99    54    40    60  76  Prepaid expenses SG&A    2.2%    5.0%    3.4%    2.8%    5.3%  3.7%  Days A/R Revenue    38.5    59.6    45.7    36.6    37.9  43.7  Days inventory Cost of Sales    212    175    144    136    133  160  Days A/P SG&A    52    64    107    134    132  98  Days accrued expenses SG&A    23    34    23    29    30  28  Fixed Asset Analysis                      Average  Net fixed assets    $351    $465    $523    $502    $480    % revenue    1.9%    3.0%    2.0%    1.8%    1.7%  2.1%  Fixed asset utilization    52.2x    33.7x    49.6x    54.8x    57.8x  49.6x  Depreciation expense    $952    $944    $1,418    $1,474    $1,442    % Fixed assets    271.1%    203.0%    271.4%    293.7%    300.6%  268.0%  Remaining avg. life of fixed assets (years)    0.4    0.5    0.4    0.3    0.3  0.4  Solvency Ratios                      Average  Total Liabilities-to-Total Equity    0.5x    0.3x    0.5x    0.4x    0.5x  0.4x  Total Liabilities-to-Total Liabilities & Equity    0.3x    0.2x    0.4x    0.3x    0.3x  0.3x  Profit Margins                      Average  Gross margin    39.7%    29.9%    27.5%    27.0%    26.0%  30.0%  EBITDA margin    3.6%    -9.9%    -4.4%    -5.7%    -5.7%  -4.4%  EBIT margin    -1.6%    -15.9%    -9.9%    -11.0%    -10.9%  -9.9%  Net income margin    -11.1%    -17.5%    -12.1%    0.0%    -10.3%  -10.2%  Effective tax rate    -61.6%    -7.0%    4.4%    0.0%    8.0%  -11.2%

Annex B-100

   Post-Transaction - ADDvantage Technologies Group, Inc. Financial Statement Analysis  Schedule A.4 Valuation Date: November 30, 2018  Historical Income Statements by Segment  (Dollar figures in thousands)  RevenueCost of sales (COS)Gross ProfitSelling, general & administrative (SG&A) expenses Earnings before interest, taxes,depreciation & amortization (EBITDA)Depreciation and amortization expense Earnings before interest & taxes (EBIT) Other income (expense)Interest income Interest (expense)Other income, netPretax Income (EBT)          For the Year Ended:                                        30-Sep-15        30-Sep-16        30-Sep-17        30-Sep-18        30-Nov-18        Telco  Corp  Total  %  Telco  Corp  Total  %  Telco  Corp  Total  %  Telco  Corp  Total  %  Telco  Corp  Total  %  $18,835  -$498  $18,337  100.0%  $15,800  -$134  $15,666  100.0%  $25,995  -$87  $25,908  100.0%  $27,523  -$49  $27,473  100.0%  $27,822  -$89  $27,733  100.0%  11,562  (498)  11,064  60.3%  11,113  (134)  10,979  70.1%  18,867  (87)  18,780  72.5%  20,105  (49)  20,056  73.0%  20,607  (89)  20,518  74.0%  7,273  -  7,273  39.7%  4,687  (0)  4,687  29.9%  7,128  -  7,128  27.5%  7,417  0  7,417  27.0%  7,214  0  7,214  26.0%  4,298  2,314  6,611  36.1%  3,976  2,261  6,237  39.8%  5,432  2,843  8,274  31.9%  5,908  3,069  8,977  32.7%  5,847  2,956  8,803  31.7%  2,975  (2,314)  662  3.6%  711  (2,261)  (1,550)  -9.9%  1,696  (2,843)  (1,147)  -4.4%  1,510  (3,069)  (1,560)  -5.7%  1,367  (2,956)  (1,588)  -5.7%  920  32  952  5.2%  915  29  944  6.0%  1,400  19  1,418  5.5%  1,375  99  1,474  5.4%  1,345  98  1,442  5.2%  2,056  (2,346)  (290)  -1.6%  (204)  (2,290)  (2,494)  -15.9%  296  (2,861)  (2,565)  -9.9%  135  (3,168)  (3,033)  -11.0%  23  (3,054)  (3,031)  -10.9%  (3,024)  2,346  (678)  -3.7%  (2,135)  2,199  64  0.4%  (3,213)  2,861  (351)  -1.4%  (3,067)  3,222  155  0.6%  (2,972)  3,092  120  0.4%  -  -  -  0.0%  -  91  91  0.6%  -  -  -  0.0%  -  -  -  0.0%  -  -  -  0.0%  (286)  -  (286)  -1.6%  (217)  -  (217)  -1.4%  (369)  -  (369)  -1.4%  (157)  (54)  (210)  -0.8%  (152)  (39)  (191)  -0.7%  (3,310)  2,346  (964)  -5.3%  (2,352)  2,290  (62)  -0.4%  (3,582)  2,861  (721)  -2.8%  (3,223)  3,168  (55)  -0.2%  (3,125)  3,054  (71)  -0.3%  (1,254)  -  (1,254)  -6.8%  (2,556)  (0)  (2,556)  -16.3%  (3,286)  (0)  (3,286)  -12.7%  (3,088)  0  (3,088)  -11.2%  (3,102)  0  (3,102)  -11.2%  VALUESCOPE  Appendix E

Annex B-101

   Post-Transaction - ADDvantage Technologies Group, Inc. Financial Statement Analysis  Schedule A.5 Valuation Date: November 30, 2018  Historical Balance Sheets by Segment  (Dollar figures in thousands)  Current AssetsCash & cash equivalents Accounts receivable, net InventoryPrepaid expenses and other CATotal Current AssetsFixed assets, net Deferred tax asset Other assetsNon-operating assetsIntangible assets, net GoodwillTotal Assets  Current Liabilities Accounts payable Accrued expenses Other current liabilitiesCurrent portion long-term debtTotal Current LiabilitiesOther non-current liabilities Long-term debt, net of currentTotal LiabilitiesCommon Stock Additional Paid in Capital Treasury Stock Contributed CapitalPrior Years - RE Current Year - RETotal EquityTotal Liabilities & Equity          For the Year Ended:                                        30-Sep-15        30-Sep-16        30-Sep-17        30-Sep-18        30-Nov-18        Telco  Corp  Total  %  Telco  Corp  Total  %  Telco  Corp  Total  %  Telco  Corp  Total  %  Telco  Corp  Total  %  ($379)  $6,540  $6,161  24.5%  ($667)  $5,347  $4,680  18.7%  ($218)  $4,233  $4,015  13.1%  ($129)  $3,337  $3,208  12.3%  ($459)  $5,250  $4,791  17.3%  2,071  (135)  1,936  7.7%  2,225  334  2,559  10.2%  2,954  287  3,242  10.5%  2,569  189  2,758  10.6%  2,849  30  2,879  10.4%  6,426  -  6,426  25.5%  5,274  -  5,274  21.0%  7,422  -  7,422  24.2%  7,462  -  7,462  28.7%  7,454  -  7,454  26.9%  2  144  146  0.6%  -  310  310  1.2%  3  282  285  0.9%  6  248  253  1.0%  3  462  465  1.7%  8,120  6,549  14,669  58.2%  6,832  5,991  12,823  51.2%  10,162  4,802  14,964  48.7%  9,908  3,774  13,682  52.6%  9,847  5,742  15,589  56.2%  295  56  351  1.4%  437  28  465  1.9%  483  40  523  1.7%  478  23  502  1.9%  458  22  480  1.7%  -  1,490  1,490  5.9%  -  1,333  1,333  5.3%  -  1,653  1,653  5.4%  -  -  -  0.0%  -  53  53  0.2%  120  3  123  0.5%  120  2,592  2,712  10.8%  123  102  224  0.7%  123  52  175  0.7%  123  25  148  0.5%  -  -  -  0.0%  -  -  -  0.0%  -  -  -  0.0%  -  -  -  0.0%  -  -  -  0.0%  5,799  -  5,799  23.0%  4,974  -  4,974  19.8%  8,547  -  8,547  27.8%  6,844  -  6,844  26.3%  6,667  -  6,667  24.0%  2,760  -  2,760  11.0%  2,760  -  2,760  11.0%  4,820  -  4,820  15.7%  4,820  -  4,820  18.5%  4,820  -  4,820  17.4%  $17,095  $8,098  $25,193  100.0%  $15,123  $9,944  $25,066  100.0%  $24,135  $6,596  $30,731  100.0%  $22,174  $3,849  $26,023  100.0%  $21,915  $5,842  $27,757  100.0%  $741  $197  $938  3.7%  $908  $179  $1,087  4.3%  $2,073  $359  $2,432  7.9%  $2,947  $354  $3,300  12.7%  $2,990  $195  $3,185  11.5%  204  215  419  1.7%  225  359  584  2.3%  344  187  531  1.7%  459  253  712  2.7%  473  249  722  2.6%  2  1,390  1,392  5.5%  (50)  1,051  1,001  4.0%  711  207  918  3.0%  329  333  662  2.5%  297  346  644  2.3%  23  667  690  2.7%  20  696  716  2.9%  1,496  2,096  3,592  11.7%  1,496  500  1,996  7.7%  -  -  -  0.0%  970  2,469  3,439  13.7%  1,103  2,285  3,388  13.5%  4,624  2,848  7,472  24.3%  5,231  1,439  6,670  25.6%  3,760  790  4,550  16.4%  96  969  1,065  4.2%  131  0  131  0.5%  1,402  -  1,402  4.6%  802  -
  802  3.1%  2,101  2,514  4,616  16.6%  20  3,380  3,400  13.5%  -  2,684  2,684  10.7%  1,321  589  1,910  6.2%  -  -  -  0.0%  -  -  -  0.0%  1,086  6,818  7,904  31.4%  1,234  4,969  6,204  24.7%  7,347  3,437  10,784  35.1%  6,033  1,439  7,472  28.7%  5,861  3,305  9,166  33.0%  -  105  105  0.4%  -  105  105  0.4%  -  106  106  0.3%  -  108  108  0.4%  -  109  109  0.4%  14,610  (19,722)  (5,112)  -20.3%  14,610  (19,527)  (4,917)  -19.6%  14,610  (19,357)  (4,746)  -15.4%  14,610  (19,209)  (4,598)  -17.7%  14,610  (19,131)  (4,521)  -16.3%  -  (1,000)  (1,000)  -4.0%  -  (1,000)  (1,000)  -4.0%  -  (1,000)  (1,000)  -3.3%  -  (1,000)  (1,000)  -3.8%  -  (1,000)  (1,000)  -3.6%  -  (3,548)  (3,548)  -14.1%  -  (3,548)  (3,548)  -14.2%  -  (3,548)  (3,548)  -11.5%  -  (2,277)  (2,277)  -8.8%  -  (2,277)  (2,277)  -8.2%  1,465  25,055  26,520  105.3%  24  29,076  29,100  116.1%  3,559  26,780  30,339  98.7%  1,531  24,788  26,319  101.1%  1,531  24,788  26,319  94.8%  (67)  391  324  1.3%  (745)  (132)  (877)  -3.5%  (1,381)  99  (1,282)  -4.2%  -  -  -  0.0%  (88)  49  (39)  -0.1%  16,009  1,280  17,288  68.6%  13,889  4,974  18,863  75.3%  16,788  3,159  19,947  64.9%  16,141  2,410  18,551  71.3%  16,054  2,537  18,591  67.0%  $17,095  $8,098  $25,193  100.0%  $15,123  $9,944  $25,066  100.0%  $24,135  $6,596  30,731  100.0%  $22,174  $3,849  26,023  100.0%  $21,915  $5,842  $27,757  100.0%                                          VALUESCOPE  Appendix E

Annex B-102

 Income Statement Inputs  Cost of sales (COS)  (% of revenue)  Gross profit margin  SG&A expenses  (% of revenue)  30.8%  29.8%  28.9%  27.9%  27.0%  27.0%  27.0%  27.0%  27.0%  27.0%  27.0%  -3.4%  -1.0%  1.3%  3.7%  6.0%  6.0%  6.0%  6.0%  6.0%  6.0%  6.0%  EBITDA marginIncome tax rate  27.0%  27.0%  27.0%  27.0%  27.0%  27.0%  27.0%  27.0%  27.0%  27.0%  27.0%            Inflation estimate  Real revenue growth rate  Revenue growth rate        Post-Transaction - ADDvantage Technologies Group, Inc. Schedule B.1  Discounted Cash Flow Method Valuation Date: November 30, 2018  Summary of Projection Inputs (Dollar figures in thousands)  VALUESCOPE  Appendix E  For the Projected Year Ended:                      30-Nov-19  30-Nov-20  30-Nov-21  30-Nov-22  30-Nov-23  30-Nov-24  30-Nov-25  30-Nov-26  30-Nov-27  30-Nov-28  Residual  2.3%  2.3%  2.3%  2.3%  2.3%  2.3%  2.3%  2.3%  2.3%  2.3%  2.3%  12.6%  22.2%  11.8%  6.6%  1.7%  1.4%  1.1%  0.9%  0.6%  0.3%  0.0%  15.1%  24.9%  14.3%  9.0%  4.0%  3.7%  3.4%  3.1%  2.8%  2.5%  2.3%  72.6%  71.2%  69.8%  68.4%  67.0%  67.0%  67.0%  67.0%  67.0%  67.0%  67.0%  27.4%  28.8%  30.2%  31.6%  33.0%  33.0%  33.0%  33.0%  33.0%  33.0%  33.0%  Historical Review Period (2015 - 2018)          Min  Mean  Median  Max  TTM  -14.5% 15.7% 5.9% 65.4% 5.8%60.3% 69.2% 71.3% 74.0% 74.0%26.0% 30.8% 28.7% 39.7% 26.0%31.7% 34.9% 34.0% 39.8% 31.7%-9.9% -4.1% -5.1% 3.6% -5.7%

Annex B-103

   Post-Transaction - ADDvantage Technologies Group, Inc. Discounted Cash Flow Method  Schedule B.2 Valuation Date: November 30, 2018  Summary of Projection Inputs (Dollar figures in thousands)  RMAU Database  NAICS Code 423690 - Other Electronic Parts and Equipment Merchant WholesalersUpper Median Lower  Balance Sheet Inputs  Days Accounts Receivable      25MM +  10-50MM  Recent  59.8  62.9  57.9  46.8  46.8  44.5  33.2  38.4  27.9  Days Inventory      25MM +  10-50MM  Recent  79.3  79.3  86.9  56.2  55.3  55.3  23.0  20.2  23.2            For the Projected Year Ended:                            30-Nov-19  30-Nov-20  30-Nov-21  30-Nov-22  30-Nov-23  30-Nov-24  30-Nov-25  30-Nov-26  30-Nov-27  30-Nov-28  Residual  Days cash & equivalent      53.7  47.8  41.9  35.9  30.0  30.0  30.0  30.0  30.0  30.0  30.0  Basis: COS + SG&A                            Days A/R      39.3  40.7  42.2  43.6  45.0  45.0  45.0  45.0  45.0  45.0  45.0  Basis: RevenueDays inventoryBasis: Cost of Sales      122.1  111.6  101.0  90.5  80.0 80.0 80.0 80.0 80.0 80.0 80.0              Prepaid expenses  5.3%      5.3%  5.3%  5.3%  5.3%  5.3%  5.3%  5.3%  5.3%  5.3%  5.3%  Basis: SG&A                            Days A/P  132.1      132.1  132.1  132.1  132.1  132.1  132.1  132.1  132.1  132.1  132.1  Basis: SG&ADays accrued expensesBasis: SG&A  29.9      29.9  29.9  29.9  29.9 29.9 29.9 29.9 29.9 29.9 29.9                  Working Capital as % of Revenue      25MM +  10-50MM  Recent  19.2%  22.2%  19.6%  11.1%  11.9%  10.6%  5.1%  3.8%  4.1%  VALUESCOPE  Appendix E  Historical Review Period (2015 - 2018)            Min    Mean  Median  Max  TTM  s  40.3  76.1  59.6  127.2  59.6    36.6  43.7  38.5  59.6  37.9    132.6  160.0  144.3  212.0  132.6    2.2%  3.7%  3.4%  5.3%  5.3%    51.8  97.8  107.3  134.2  132.1    23.1  27.9  28.9  34.2  29.9

Annex B-104

   Post-Transaction - ADDvantage Technologies Group, Inc. Discounted Cash Flow Method  Schedule B.3 Valuation Date: November 30, 2018  Projected Income Statements  (Dollar figures in thousands)  RevenueAnnual Growth RateCost of sales (COS)Gross ProfitSG&A expensesEarnings before interest, taxes, depreciation & amortization (EBITDA)Depreciation expenseEarnings before interest & taxes (EBIT)Other income, net Pretax income (EBT)Total taxesNet Income          TTM BasePeriod                          For the Projected Year Ended:                      30-Nov-18  30-Nov-19  30-Nov-20  30-Nov-21  30-Nov-22  30-Nov-23  30-Nov-24  30-Nov-25  30-Nov-26  30-Nov-27  30-Nov-28  Residual  $27,733  $31,930  $39,896  $45,607  $49,711  $51,694  $53,606  $55,433  $57,162  $58,780  $60,272  $61,629  5.8%  15.1%  24.9%  14.3%  9.0%  4.0%  3.7%  3.4%  3.1%  2.8%  2.5%  2.3%  20,518  23,177  28,403  31,831  34,001  34,635  35,916  37,140  38,299  39,382  40,383  41,291  7,214  8,752  11,493  13,776  15,710  17,059  17,690  18,293  18,864  19,397  19,890  20,337  8,803  9,832  11,907  13,179  13,894  13,957  14,474  14,967  15,434  15,870  16,274  16,640  (1,588)  (1,080)  (414)  597  1,817  3,102  3,216  3,326  3,430  3,527  3,616  3,698  1,442  7  15  22  27  31  34  38  42  45  49  53  (3,031)  (1,754)  (1,096)  (92)  1,123  2,404  2,516  2,622  2,722  2,815  2,900  3,645  (71)  -  -  -  -  -  -  -  -  -  -  -  (3,102)  (1,754)  (1,096)  (92)  1,123  2,404  2,516  2,622  2,722  2,815  2,900  3,645  (249)  (182)  (184)  (25)  303  649  679  708  735  760  783  984  ($2,853)  ($1,572)  ($911)  ($67)  $820  $1,755  $1,836  $1,914  $1,987  $2,055  $2,117  $2,661  VALUESCOPE  Appendix E  Profit Margins    Projected Profit Margins                      Gross margin  26.0%  27.4%  28.8%  30.2%  31.6%  33.0%  33.0%  33.0%  33.0%  33.0%  33.0%  33.0%  EBITDA margin  -5.7%  -3.4%  -1.0%  1.3%  3.7%  6.0%  6.0%  6.0%  6.0%  6.0%  6.0%  6.0%  EBIT margin  -10.9%  -5.5%  -2.7%  -0.2%  2.3%  4.7%  4.7%  4.7%  4.8%  4.8%  4.8%  5.9%  Net income margin  -10.3%  -4.9%  -2.3%  -0.1%  1.6%  3.4%  3.4%  3.5%  3.5%  3.5%  3.5%  4.3%  Effective tax rate  8.0%  10.4%  16.8%  27.0%  27.0%  27.0%  27.0%  27.0%  27.0%  27.0%  27.0%  27.0%

Annex B-105

   Post-Transaction - ADDvantage Technologies Group, Inc. Discounted Cash Flow Method  Schedule B.4 Valuation Date: November 30, 2018  Projected Balance Sheets  (Dollar figures in thousands)  Current AssetsCash & cash equivalents Accounts receivable, net InventoryPrepaid expenses & other current assetsTotal Current AssetsFixed assets, net Deferred tax asset Other AssetsIntangible assets GoodwillTotal Assets Current LiabilitiesAccounts payableAccrued expenses Other current liabilitiesCurrent portion of long-term debtTotal Current LiabilitiesDeferred tax liability / (asset) Capital lease obligationLong-term debt, net of current portion Other long-term liabilitiesTotal LiabilitiesTotal CapitalBeginning capitalCurrent period earnings (loss) Net cash flowEnding CapitalTotal Liabilities & Capital          BasePeriod                          Projected As Of:                      30-Nov-18  30-Nov-19  30-Nov-20  30-Nov-21  30-Nov-22  30-Nov-23  30-Nov-24  30-Nov-25  30-Nov-26  30-Nov-27  30-Nov-28  Residual  $4,791  $4,858  $5,277  $5,161  $4,714  $3,994  $4,142  $4,283  $4,416  $4,541  $4,657  $4,761  2,879  3,439  4,453  5,268  5,935  6,373  6,609  6,834  7,047  7,247  7,431  7,598  7,454  7,752  8,681  8,811  8,432  7,591  7,872  8,140  8,394  8,632  8,851  9,050  465  519  629  696  734  737  765  791  815  838  860  879  15,589  16,568  19,040  19,937  19,816  18,696  19,387  20,048  20,673  21,258  21,798  22,289  480  611  764  873  952  990  1,026  1,061  1,095  1,125  1,154  1,180  53  -  -  -  -  -  -  -  -  -  -  -  148  148  148  148  148  148  148  148  148  148  148  148  6,667  6,000  5,333  4,667  4,000  3,333  2,667  2,000  1,333  667  -  -  4,820  4,820  4,820  4,820  4,820  4,820  4,820  4,820  4,820  4,820  4,820  4,820  $27,757  $28,147  $30,105  $30,445  $29,736  $27,987  $28,048  $28,078  $28,069  $28,019  $27,920  $28,437  $3,185  $3,558  $4,308  $4,769  $5,027  $5,050  $5,237  $5,415  $5,584  $5,742  $5,888  $6,021  722  806  976  1,080  1,139  1,144  1,186  1,227  1,265  1,301  1,334  1,364  644  644  644  644  644  644  644  644  644  644  644  644  -  -  -  -  -  -  -  -  -  -  -  -  4,550  5,007  5,928  6,492  6,809  6,838  7,067  7,286  7,493  7,687  7,866  8,028  -  (235)  (419)  (454)  (350)  (427)  (530)  (633)  (736)  (840)  (943)  (736)  4,616  4,616  4,616  4,616  4,616  4,616  4,616  4,616  4,616  4,616  4,616  4,616  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  9,166  9,388  10,125  10,654  11,075  11,027  11,153  11,269  11,372  11,463  11,539  11,908  21,443  18,591  18,760  19,980  19,790  18,661  16,960  16,896  16,809  16,697  16,556  16,382  (2,853)  (1,572)  (911)  (67)  820  1,755  1,836  1,914  1,987  2,055  2,117  2,661  NA  (1,741)  (2,132)  123  1,949  3,456  1,901  2,000  2,099  2,196  2,291  2,514  18,591  18,760  19,980  19,790  18,661  16,960  16,896  16,809  16,697  16,556  16,382  16,529  $27,757  $28,147  $30,105  $30,445  $29,736  $27,987  $28,048  $28,078  $28,069  $28,019  $27,920  $28,437  VALUESCOPE  Appendix E  Working capital (CA - CL) $11,039  $11,561  $13,112  $13,445  $13,006  $11,858  $12,320  $12,762  $13,180  $13,571  $13,932  $14,260  WC balance as % revenue 39.8%  36.2%  32.9%  29.5%  26.2%  22.9%  23.0%  23.0%  23.1%  23.1%  23.1%  23.1%  Additions (subtractions) thereto  522  1,551  333  (438)  (1,148)  462  442  418  391  361  328

Annex B-106

 Fixed asset utilization rate  Required assets  Beginning assets  Depreciation  Short-term capital expenditures  Long-term capital expenditures  Required capital expenditures  As % revenue  $0  $0  $0  $0  $0  $0  $0  $0  $0  $0  $0  Capital expenditures - 2019  Capital expenditures - 2020  Capital expenditures - 2021  Capital expenditures - 2022  Capital expenditures - 2023  Capital expenditures - 2024  Capital expenditures - 2025  Capital expenditures - 2026  Capital expenditures - 2027  Capital expenditures - 2028  Capital expenditures - Residual  Total  Post-Transaction - ADDvantage Technologies Group, Inc. Schedule B.5  Discounted Cash Flow Method Valuation Date: November 30, 2018  Projected Capital Expenditures - Economic/Book Schedule (Dollar figures in thousands)                        30-Nov-19  30-Nov-20  30-Nov-21  30-Nov-22  30-Nov-23  30-Nov-24  30-Nov-25  30-Nov-26  30-Nov-27  30-Nov-28  Residual  52.2x  52.2x  52.2x  52.2x  52.2x  52.2x  52.2x  52.2x  52.2x  52.2x  52.2x  $611  $764  $873  $952  $990  $1,026  $1,061  $1,095  $1,125  $1,154  $1,180  480  611  764  873  952  990  1,026  1,061  1,095  1,125  1,154  7  15  22  27  31  34  38  42  45  49  53    14  17  13  11  7  7  7  7  8  8  8  125  151  118  95  62  64  65  67  69  70  71  $139  $168  $131  $106  $69  $71  $73  $75  $76  $78  $79  0.4%  0.4%  0.3%  0.2%  0.1%  0.1%  0.1%  0.1%  0.1%  0.1%  0.1%  Economic / Book Depreciation Schedule:  Existing assets, net 480  Depreciation life - existing assets 0.0  Depreciation life - capital expenditures 20.0  $139 7 7 7 7 7 7 7 7 7 7 7  168 8 8 8 8 8 8 8 8 8 8  131 7 7 7 7 7 7 7 7 7  106 5 5 5 5 5 5 5 5  69 3 3 3 3 3 3 3  71 4 4 4 4 4 4  73 4 4 4 4 4  75 4 4 4 4  76 4 4 4  78 4 4  79 4    $ 1,543 $ 7  $ 15  $ 22  $ 27  $ 31  $ 34  $ 38  $ 42  $ 45  $ 49  $ 53  VALUESCOPE  Appendix E

Annex B-107

 $96  $96  $96  $96  $96  $0  $0  $0  $0  $0  $0  Depreciable Capex - 2019  Depreciable Capex - 2020  Depreciable Capex - 2021  Depreciable Capex - 2022  Depreciable Capex - 2023  Depreciable Capex - 2024  Depreciable Capex - 2025  Depreciable Capex - 2026  Depreciable Capex - 2027  Depreciable Capex - 2028  Depreciable Capex - Residual  Total  Depreciable Capex - 2019  Depreciable Capex - 2020  Depreciable Capex - 2021  Depreciable Capex - 2022  Depreciable Capex - 2023  Depreciable Capex - 2024  Depreciable Capex - 2025  Depreciable Capex - 2026  Depreciable Capex - 2027  Depreciable Capex - 2028  Depreciable Capex - Residual  Total  Post-Transaction - ADDvantage Technologies Group, Inc. Schedule B.6  Discounted Cash Flow Method Valuation Date: November 30, 2018  Projected Capital Expenditures - Tax Schedule (Dollar figures in thousands)                        30-Nov-19  30-Nov-20  30-Nov-21  30-Nov-22  30-Nov-23  30-Nov-24  30-Nov-25  30-Nov-26  30-Nov-27  30-Nov-28  Residual  Tax Depreciation Schedule: Short-term  Existing assets, net 480  Depreciation life - existing assets 5.0  Depreciation life - capital expenditures 5.0  - 14 - - - - - - - - - -  - 17 - - - - - - - - -  - 13 - - - - - - - -  - 11 - - - - - - -  1 6 0 0 0 0 - -  3 5 1 1 1 1 -  4 4 1 1 1 1  6 3 1 1 1  8 2 2 2  8 2 2  8 2    $ 518 $ 110  $ 113  $ 109  $ 107  $ 102  $ 5  $ 5  $ 4  $ 4  $ 6  $ 7  Tax Depreciation Schedule: Long-term  Depreciation life - capital expenditures 20.0  125 6 6 6 6 6 6 6 6 6 6 6  151 8 8 8 8 8 8 8 8 8 8  118 6 6 6 6 6 6 6 6 6  95 5 5 5 5 5 5 5 5  62 3 3 3 3 3 3 3  64 3 3 3 3 3 3  65 3 3 3 3 3  67 3 3 3 3  69 3 3 3  70 4 4  71 4    $ 957 $ 6  $ 14  $ 20  $ 24  $ 28  $ 31  $ 34  $ 37  $ 41  $ 44  $ 48  VALUESCOPE  Appendix E

Annex B-108

   Post-Transaction - ADDvantage Technologies Group, Inc. Discounted Cash Flow Method  Schedule B.7 Valuation Date: November 30, 2018  Projected Tax Expenses  (Dollar figures in thousands)  Total deferred tax liability (asset), net $ (53) $ (235) $ (419) $ (454) $ (350) $ (427) $ (530) $ (633) $ (736) $ (840) $ (943) $ (736)          For the Projected Year Ended:                      30-Nov-19  30-Nov-20  30-Nov-21  30-Nov-22  30-Nov-23  30-Nov-24  30-Nov-25  30-Nov-26  30-Nov-27  30-Nov-28  Residual  Depreciable/Amortizable  EstimatedLife  Annual Depreciation & Amortization Expense        Deferred Taxes    1  2  3  4  5  6  7  8  9  10  11  Economic / Book BasisFixed assets YIntangible assets YGoodwill Y  See B.4 1010  7667482  15667482  22667482  27667482  31667482  34667482  38667482  42667482  45667482  49667482  53--  Total Economic / Book Basis    $ 1,156  $ 1,164  $ 1,171  $ 1,176  $ 1,179  $ 1,183  $ 1,186  $ 1,190  $ 1,194  $ 1,198  $ 53  Income Tax BasisFixed assets YIntangible assets YGoodwill Y  See B.4 1515  116444321  127444321  129444321  131444321  129444321  36444321  39444321  42444321  45444321  50444321  55444321  Total Tax Basis    $ 882  $ 892  $ 895  $ 897  $ 895  $ 802  $ 804  $ 808  $ 811  $ 816  $ 820  Increase / (Decrease) in deferred tax liability @ (Increase) / Decrease in deferred tax assets @ Deferred tax expense  27.0%27.0%  (74)(108)$ (182)  (73)(111)$ (184)  (75)40$ (35)  (75)179$ 104  (77)-$ (77)  (103)-$ (103)  (103)-$ (103)  (103)-$ (103)  (103)-$ (103)  (103)-$ (103)  207-$ 207      Income Taxes and Net Operating Losses                        Pretax income  (1,754)  (1,096)  (92)  1,123  2,404  2,516  2,622  2,722  2,815  2,900  3,645  Excess Interest Expense Adjustment  1,080  414  -  -  -  -  -  -  -  -  -  Tax depreciation adjustment  (274)  (272)  (276)  (279)  (284)  (381)  (382)  (383)  (383)  (382)  767  Earnings before taxes and NOL utilization  (400)  (410)  184  1,402  2,689  2,897  3,004  3,104  3,198  3,283  2,877  Net operating loss utilization  -  -  (148)  (663)  -  -  -  -  -  -  -  Earnings before taxes  (400)  (410)  37  739  2,689  2,897  3,004  3,104  3,198  3,283  2,877  Income taxes @ 27.0%  $ -  $ -  $ 10  $ 200  $ 726  $ 782  $ 811  $ 838  $ 863  $ 886  $ 777  VALUESCOPE  Appendix E  Beginning net operating losses  -  400  810  663  - - - - - - -  Additions to / (utilization of) net operating losses  400  410  (148)  (663)  - - - - - - -  Ending net operating losses  $ 400  $ 810  $ 663  $ - $  - $ - $ - $ - $ - $ - $ -  Excess Interest Expense Calculation                  EBITDA  (1,080) (414) 597 1,817  3,102  3,216  3,326  3,430  3,527  3,616  3,698  EBIT   (1,754) (1,096) (92) 1,123   2,404   2,516   2,622   2,722   2,815   2,900   3,645  Interest Expense Deduction Basis  (1,080) (414) 597 1,817  2,404  2,516  2,622  2,722  2,815  2,900  3,698  Interest Deduction Cap Rate  100% 100% 100% 100%  100%  100%  100%  100%  100%  100%  100%  Interest Deduction Cap  (1,080) (414) 597 1,817  2,404  2,516  2,622  2,722  2,815  2,900  3,698  Interest Expense   - - - -    -    -    -    -    -    -    -   Add back excess interest deduction  $ 1,080 $ 414 $ - $ -  $ -  $ -  $ -  $ -  $ -  $ -  $ -

Annex B-109

   Post-Transaction - ADDvantage Technologies Group, Inc. Discounted Cash Flow Method  Schedule B.8 Valuation Date: November 30, 2018  Weighted Average Cost of Capital  (Dollar figures in thousands, except for per share figures)  Notes:Primary Beta: CIQ Beta 5-Year (Monthly)Debt to equity (D/E) ratio as of Valuation DateAverage effective tax rate for LTM + prior 10 years excluding negative rate or rates greater than 100%Reflects a C Corporation status for valuation purposes20-Year United States Treasury rate as of November 30, 2018Duff & Phelps 2018 Cost of Capital Navigator, long-term supply side ERPUnlevered and relevered using Hamada methodMedian debt-to-equity of the guideline companiesYield on Moody’s Baa-rated corporate bonds as of November 30, 2018Small stock risk premium 10th decile (Source: Duff & Phelps 2018 Cost of Capital Navigator)              Company Name  TickerSymbol  HistoricalBeta [1]  SharesOut  SharePrice  MarketCap  Debt, Pref.& Min Int.  Avg. Debt /Equity [2]  Debt /Total Cap  EffectiveTax Rate [3]  UnleveredBeta  ePlus inc.  PLUS  1.22  13,705  $81.75  $1,120,362  $186  16.6%  14.2%  40.2%  1.11  CDW Corporation  CDW  1.02  149,985  $92.68  $13,900,588  $3,627  26.1%  20.7%  34.7%  0.87  Anixter International Inc.  AXE  2.07  33,482  $63.96  $2,141,499  $1,264  59.0%  37.1%  39.0%  1.52  PC Connection, Inc.  CNXN  1.17  26,730  $31.34  $837,720  $0  0.0%  0.0%  38.1%  1.17  Arrow Electronics, Inc.  ARW  1.16  87,172  $76.97  $6,709,640  $3,561  53.1%  34.7%  29.9%  0.84  Avnet, Inc.  AVT  1.06  111,226  $43.82  $4,873,932  $1,565  32.1%  24.3%  22.2%  0.85  Richardson Electronics, Ltd.  RELL  0.94  13,048  $7.18  $93,681  $0  0.0%  0.0%  27.3%  0.94  ScanSource, Inc.  SCSC  0.68  25,608  $38.04  $974,115  $282  28.9%  22.4%  35.2%  0.57  Insight Enterprises, Inc.  NSIT  1.12  35,480  $44.58  $1,581,684  $506  32.0%  24.2%  35.1%  0.93  SYNNEX Corporation  SNX  0.80  51,161  $80.74  $4,130,741  $1,823  44.1%  30.6%  36.0%  0.62  VALUESCOPE  Appendix E  Capital Asset Pricing Model (CAPM) Inputs    [4] Effective tax rate  27.00%  [5] Risk-free rate (Rf)  3.19%  [6] Equity Risk Premium (ERP)  6.04%  [7] Unlevered beta  0.90  [8] Target debt/equity  30.47%  [9] Pretax cost of debt  5.28%  [10] Small Stock Risk Premium (SSRP)  5.37%  HighMean  59.0%29.2%  37.1%20.8%  40.2%33.8%  1.520.94  Median  30.5%  23.3%  35.2%  0.90  CV  0.68  0.62  0.17  0.29  Capital Asset Pricing Model (CAPM) Calculations    Relevered betaKe = Rf + (Levered Beta x ERP) + SSRP  1.10  CAPM Cost of Equity (k e )  15.2%  After-tax cost of debt Debt/capital ratio  3.9%23.4%  Weighted Average Cost of Capital (WACC)  12.5%

Annex B-110

 Sources of Cash Flow:  Net income  Depreciation  Increase in deferred taxes  Total Sources of Cash Flow  Uses of Cash Flow:  Additions to working capital  Capital expenditures  Net cash flow  Total Uses of Cash Flow  Net Cash Flow  (1,741)  ($2,132)  $123  $1,949  $3,456  $1,901  $2,000  $2,099  $2,196  $2,291  $2,514  Period (Mid - Period)  PV Factor @ WACC =  12.5%Present Value (PV) Net Cash Flow  ($1,641)  ($1,787)  $92  $1,291  $2,034  $995  $930  $868  $807  $748  Residual Value - Gordon Growth Model  PV net cash flow  PV residual value  Non-operating assets  PV remaining tax  $4,336  8,010  -  240  Enterprise Value  $12,587  Less: total debt  -  Value of Equity  $12,587    Post-Transaction - ADDvantage Technologies Group, Inc. Schedule B.9  Discounted Cash Flow Method Valuation Date: November 30, 2018  Synthesis of Net Cash Flow (Dollar figures in thousands)  For the Projected Year Ended:                      30-Nov-19  30-Nov-20  30-Nov-21  30-Nov-22  30-Nov-23  30-Nov-24  30-Nov-25  30-Nov-26  30-Nov-27  30-Nov-28  Residual  (1,572)  (911)  (67)  820  1,755  1,836  1,914  1,987  2,055  2,117  2,661  7  15  22  27  31  34  38  42  45  49  53  (182)  (184)  (35)  104  (77)  (103)  (103)  (103)  (103)  (103)  207  (1,080)  (414)  587  1,617  2,376  2,434  2,515  2,592  2,663  2,730  2,921  522  1,551  333  (438)  (1,148)  462  442  418  391  361  328  139  168  131  106  69  71  73  75  76  78  79  (1,741)  (2,132)  123  1,949  3,456  1,901  2,000  2,099  2,196  2,291  2,514  (1,080)  (414)  587  1,617  2,376  2,434  2,515  2,592  2,663  2,730  2,921  0.50  1.50  2.50  3.50  4.50  5.50  6.50  7.50  8.50  9.50    0.9428  0.8381  0.7449  0.6622  0.5886  0.5232  0.4651  0.4134  0.3675  0.3266          Residual net cash flow :  $2,514  Residual discount rate (k) :  12.5%  Residual growth rate (g) :  2.3%  x Gordon multiple [ 1 / (k-g) ] :  9.8x  Residual value :  $24,524  x PV factor :  0.3266  PV residual value :  $8,010      VALUESCOPE  Appendix E

Annex B-111

 VALUESCOPE  Appendix E  Revenue (S)  $1,367,853  $16,276,400  $8,294,900  $2,752,236  $29,555,980  $19,465,828  $170,374  $3,894,601  $7,115,165  $19,743,440  Gross profit  % margin  $310,770  $2,626,500  $1,626,400  $403,814  $3,655,093  $2,551,379  $56,887  $442,423  $972,437  $1,738,183      22.7%  16.1%  19.6%  14.7%  12.4%  13.1%  33.4%  11.4%  13.7%  8.8%  16.6%  14.2%  Earnings before interest, taxes,  depreciation & amortization (EBITDA)  % margin  $100,237  $1,229,300  $396,300  $94,821  $1,359,650  $755,506  $7,408  $143,118  $264,087  $736,987      7.3%  7.6%  4.8%  3.4%  4.6%  3.9%  4.3%  3.7%  3.7%  3.7%  4.7%  4.1%  Earnings before interest & taxes (EBIT)  % margin  $82,288  $964,900  $334,200  $81,265  $1,179,946  $594,204  $4,383  $105,219  $226,144  $539,189      6.0%  5.9%  4.0%  3.0%  4.0%  3.1%  2.6%  2.7%  3.2%  2.7%  3.7%  3.1%  Net income to common shareholders  % margin  $57,754  $678,400  $114,900  $64,015  $538,981  ($131,003)  $4,365  $43,328  $130,804  $278,490      4.2%  4.2%  1.4%  2.3%  1.8%  -0.7%  2.6%  1.1%  1.8%  1.4%  2.0%  1.8%  Calculation of Equity and Capital Value  Share price as of  Shares out (000s)  Market capitalization  Less: cash & equivalents  Equity value less cash (P)  Minority interest  Preferred stock  Total debt  Enterprise value (EV)  EV/S  EV/EBITDA  EV/EBIT  0.9  1.1  0.4  0.3  0.3  0.3  0.2  0.3  0.3  0.3  0.4  0.3  12.3  14.1  8.4  7.8  7.2  8.0  5.3  8.6  7.5  7.8  8.7  7.9  15.0  17.9  10.0  9.1  8.3  10.2  8.9  11.8  8.7  10.7  11.0  10.1  Post-Transaction - ADDvantage Technologies Group, Inc. Schedule C.1  Guideline Public Company Method Valuation Date: November 30, 2018  Determination of Relevant Multiples (Dollar figures in thousands, except for per share figures)  Ticker:  PLUS  CDW  AXE  CNXN  ARW  AVT  RELL  SCSC  NSIT  SNX    Company:  ePlus inc.  CDWCorporation  AnixterInternational Inc.  PCConnection, Inc.  ArrowElectronics, Inc.  Avnet, Inc.  RichardsonElectronics, Ltd.  ScanSource, Inc.  InsightEnterprises, Inc.  SYNNEXCorporation                            LTM Operating Performance                      Mean Median  $81.75  $92.68  $63.96  $31.34  $76.97  $43.82  $7.18  $38.04  $44.58  $80.74  13,705  149,985  33,482  26,730  87,172  111,226  13,048  25,608  35,480  51,161  1,120,362  13,900,588  2,141,499  837,720  6,709,640  4,873,932  93,681  974,115  1,581,684  4,130,741  75,647  255,100  69,900  102,243  474,191  365,852  54,778  18,858  111,055  208,244  1,044,715  13,645,488  2,071,599  735,477  6,235,449  4,508,080  38,903  955,257  1,470,629  3,922,497  -  -  -  -  50,015  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  186,057  3,627,000  1,263,700  -  3,511,145  1,565,348  -  281,859  506,250  1,822,926  1,230,772  17,272,488  3,335,299  735,477  9,796,609  6,073,428  38,903  1,237,116  1,976,879  5,745,423  Operating Multiples  Mean  Median

Annex B-112

   Post-Transaction - ADDvantage Technologies Group, Inc. Guideline Public Company Method  Schedule C.2 Valuation Date: November 30, 2018  Summary and Application of Multiples  (Dollar figures in thousands)              Observed Multiples  PLUS  CDW  AXE  CNXN  ARW  AVT  RELL  SCSC  NSIT  SNX  EV/S EV/EBITDA EV/EBIT  0.912.315.0  1.114.117.9  0.48.410.0  0.37.89.1  0.37.28.3  0.38.010.2  0.25.38.9  0.38.611.8  0.37.58.7  0.37.810.7  Summary Statistics  Low  25thPercentile  Mean  Median  75thPercentile  Max  EV/S  0.2  0.3  0.4  0.3  0.4  1.1  EV/EBITDA  5.3  7.6  8.7  7.9  8.6  14.1  EV/EBIT  8.3  8.9  11.0  10.1  11.5  17.9          Select Income Statement Items      Multiples  Basis  Mean  Median  25thPercentile  Low  Implied Values Mean    Median  25thPercentile  Low  Revenue (S) EBITDA  TTM TTM  $27,733 ($1,588)  EV/S EV/EBITDA  $27,733 ($1,588)  0.48.7  0.37.9  0.37.6  0.25.3  EV/S EV/EBITDA  $12,171NMF  $8,731NMF  $7,797NMF  $6,333NMF                    Enterprise ValueAverage of boxed figures      6,333                                Select Balance Sheet Items as of:    11/30/2018                        Cash and equivalents Total debt    $4,791$0                                          Indicated Enterprise Value      $6,333                      Plus: CashLess: Total Debt      $4,791$0                                                  Implied Equity Value - Minority, Marketable $11,123                            Control Premium @ 34.3%      $3,818                      Concluded Equity Value - Control      $14,942                                VALUESCOPE  Appendix E

Annex B-113

     Post-Transaction - ADDvantage Technologies Group, Inc. Merger & Acquisition Method  Schedule D.1 Valuation Date: November 30, 2018  Transaction Approach - Capital IQ  (Dollar figures in thousands)  Transaction Selection Criteria  Industry Classification (Target):- Technology DistributorsGeographic Region: United States and Canada Status: Announced or Closed or Effective Percent Sought: Greater than 50%Keyword(s):Transaction Dates: Last 5 yearsSource: Capital IQ          Industry Transactions - See Criteria Below                #  Date  Target  Target Revenue ($mm)  Target EBITDA ($mm)  Target EBITDA Margin (%)  Enterprise Value ($mm)  Transaction Size ($mm)  1234567891011121314  6-Jun-1719-Oct-1619-Sep-1631-May-161-Apr-1617-Feb-163-Feb-1627-Oct-1516-Oct-1518-Aug-1511-Nov-1417-Mar-143-Mar-148-Oct-13  Westcon Group, Inc.Triton Miami, Inc.AVT Technology Solutions LLC a… Electro Rent Corporation Excalibur Engineering, Inc.Ingram Micro Inc. Brohl & Appell, Inc. BST Distribution, Inc.International Development Grou…KBZ Communications, Inc.Comnet Telecom Supply Inc. Aclara Technologies LLCNave Communications Company MSN Communications, Inc.  4,532.113.59,652.5175.38.043,025.926.558.47.0225.09.6184.513.899.0  52.62.1-9.8- 769.8-1.6----1.5-  1.2%15.6%- 5.6%- 1.8%- 2.8%---- 10.8%-  830.08.52,593.1352.17.46,263.310.36.95.661.55.5129.817.840.0  830.08.52,593.1382.17.47,250.410.38.45.664.65.5129.818.240.0  Transaction Data Summary ($ Millions)                Measure  Revenue  EBITDA  EBITDA %  Enterprise Value  Transaction Size  Number of Data Points    14  6  600.0%  14  14  High                  43,025.9  769.8  15.6%  6,263.3  7,250.4  75th %    214.9  41.9  9.5%  296.5  319.1  Mean    4,145.1  139.5  6.3%  738.0  811.0  Median    78.7  5.9  4.2%  28.9  29.1  25th %    13.6  1.7  2.0%  7.6  8.4  Low    7.0  1.5  1.2%  5.5  5.5      Transaction Multiples      Target  EV/S  EV/EBITDA  Westcon Group, Inc.  0.2  15.8  Triton Miami, Inc.  0.6  4.0  AVT Technology Solutions LLC a…  0.3  -  Electro Rent Corporation  2.0  36.1  Excalibur Engineering, Inc.  0.9  -  Ingram Micro Inc.  0.1  8.1  Brohl & Appell, Inc.  0.4  -  BST Distribution, Inc.  0.1  4.2  International Development Grou…  0.8  -  KBZ Communications, Inc.  0.3  -  Comnet Telecom Supply Inc.  0.6  -  Aclara Technologies LLC  0.7  -  Nave Communications Company  1.3  12.0  MSN Communications, Inc.  0.4  -  Summary Statistics      Measure  EV/S  EV/EBITDA  Number of Data Points  14  6  High        2.0  36.1  75th %  0.8  14.8  Mean  0.6  13.4  Median  0.5  10.1  25th %  0.3  5.2  Low  0.1  4.0            Selected Multiples  EV/S0.30  EV/EBITDA8.00  Select Income Statement Items  $27,733  ($1,588)  Implied Enterprise Value - Selected Multiples  $8,320  NMF  Indicated Enterprise Value    $8,320  Average      Plus: Cash and equivalents    $4,791  Less: Total debt    $0  Concluded Equity Value - Control    $13,111  VALUESCOPE  Appendix E

Annex B-114

   Post-Transaction - ADDvantage Technologies Group, Inc. Merger & Acquisition Method  Schedule D.2 Valuation Date: November 30, 2018  Transaction Approach - Pratt’s Stats  (Dollar figures in thousands)          Industry Transactions                    Target BusinessDescription  Date  TargetRevenue ($)  TargetEBITDA ($)  EBITDAMargin (%)  MVIC toSales  MVIC toEBITDA  EnterpriseValue  EV/Sales  EV/EBITDA  Wireless land Mobile Two Way Radio Wholesaler  7/25/2018  $695,134  $26,334  3.8%  0.22  5.70  $150,000  0.22  5.70  Electrical Supply Distributor  6/30/2017  $374,527  $58,671  15.7%  0.83  5.28  $310,000  0.83  5.28  Distributes New and Refurbished Cisco Networking P  10/14/2016  $11,450,229  $1,804,442  15.8%  0.75  4.73  $8,540,912  0.75  4.73  Distribution of Communication Equipment  6/30/2016  $1,161,216      0.56    $645,000  0.56  NMF  Global Positioning System (GPS) Device Wholesale  5/4/2016  $1,388,374      0.97    $1,348,098  0.97  NMF  Distribution of Electronic and Hardware Parts to C…  3/1/2016  $471,453  $53,007  11.2%  0.27  2.36  $125,000  0.27  2.36  Manufacturer and Distributor of Extended Range WiF  9/1/2015  $879,961  $197,048  22.4%  0.45  2.03  $400,000  0.45  2.03  Distribution Electronics  7/31/2014  $60,175  $27,075  45.0%  0.42  0.92  $25,000  0.42  0.92  Cell Phone Wholesaler  2/24/2014  $891,685  $50,009  5.6%  0.76  13.60  $680,000  0.76  13.60  Supplier and Distributor of Electronic Components  4/2/2013  $400,912  $39,860  9.9%  0.46  4.64  $185,000  0.46  4.64  Distributes Wireless Communication Devices  10/15/2012  $5,244,383,000  $119,429,000  2.3%  0.17  7.27  $868,192,000  0.17  7.27  Distributes Communication Equipment  7/2/2012  $2,099,053  $452,338  21.5%  0.57  2.65  $1,200,000  0.57  2.65  Sells and Installs Commercial Sound Systems  8/15/2011  $1,038,226  $203,593  19.6%  0.29  1.47  $300,000  0.29  1.47  Solar Products Distribution Company  4/27/2011  $825,148  $132,046  16.0%  0.82  5.11  $675,000  0.82  5.11  Distributor of Advanced Technology Semiconductor,  1/1/2011  $670,727,000      0.24    $161,125,000  0.24  NMF  Distributor of Electronic Products and Electrical …  8/3/2010  $315,192  $53,836  17.1%  0.26  1.53  $82,500  0.26  1.53          Summary Statistics                      Date  TargetRevenue  TargetEBITDA  EBITDAMargin  MVIC toSales  MVIC toEBITDA  EnterpriseValue  EV/Sales  EV/EBITDA  Number of Data Points  16  16  13  13  16  13  16  16  13  High    $5,244,383,000  $119,429,000  45.0%  1.0  13.6  $868,192,000  1.0  13.6  75th Percentile    $1,566,044  $203,593  19.6%  0.8  5.3  $1,237,025  0.8  5.3  Mean    $371,072,580  $9,425,174  15.8%  0.5  4.4  $65,248,969  0.5  4.4  Median    $885,823  $58,671  15.8%  0.5  4.6  $522,500  0.5  4.6  25th Percentile    $453,818  $50,009  9.9%  0.3  2.0  $176,250  0.3  2.0  Low    $60,175  $26,334  2.3%  0.2  0.9  $25,000  0.2  0.9                      Source: Pratt’s Stats            Selected Multiples    0.20  7.20              Select Income Statement ItemsImplied Enterprise Value - Selected MultipleIndicated Enterprise ValueAveragePlus: Cash and equivalents Less: Total debt    $27,733  ($1,588)                  $5,547  NMF                    $5,547                    $4,791                    $0              Concluded Equity Value - Control      $10,337  VALUESCOPE  Appendix E

Annex B-115

   Schedule D.3 Valuation Date: November 30, 2018(Dollar figures in thousands)  Post-Transaction - ADDvantage Technologies Group, Inc.  Merger & Acquisition Method                  Summary - Merger and Acquisition Method      Source  Value  Reference  Capital IQ $13,111 Schedule D.1Pratt’s Stats $10,337 Schedule D.2      Concluded Equity Value - Control, Marketable (Rounded) $11,724      VALUESCOPE  Appendix E

Annex B-116

   [1] Control premium data from M&A transactions in the Capital IQ database.  NAICS codes and descriptions:  NAICS: 42369 - Electronic Part - Equipment Wholesalers      MergerStat / BVR Control Premium Study Transaction Summary          Statistic  Count  Range  Mean  Median  Effective Date  4  11/1998 - 10/2012  NMF  NMF  Net Sales LTM ($mil-US)  4  $0,006 - $5,531  $2,206  $1,644  EBITDA CashFlow LTM ($mil-US)  4  -$0,012 - $0,104  $42  $38  Deal Value ($mil-US)  4  $0,036 - $0,622  $251  $172  MergerStat Control Premium  4  -0.12 - 0.66  0.34  0.41  Implied Minority Discount  4  -0.14 - 0.40  0.21  0.29  Price/Sales  4  0.07 - 5.88  1.61  0.24  Price/Income  3  14.82 - 22.87  19.15  19.76  Price/Book Value  2  1.26 - 6.35  3.80  3.80  Target Invested Capital/EBIT  3  10.95 - 14.98  12.83  12.56  Target Invested Capital/EBITDA  3  7.81 - 10.13  8.89  8.72  Post-Transaction - ADDvantage Technologies Group, Inc. Schedule E  Baseline Discount Adjustment Valuation Date: November 30, 2018  Review of Control Premium Data (DLOC)      MergerStat Indicated Control Premium      Mean  0.3433    Median 0.4142      VALUESCOPE  Appendix E  M&A Transaction Indicated Control Premiums [1]          1 day  1 week  1 month  Mean Median25th Percentile  0.39570.39570.3590  0.42940.42940.4089  0.49090.49090.4621  Selected Control Premium    Selected Control Premium  34.3%

Annex B-117

                                 Post-Transaction - ADDvantage Technologies Group, Inc. Schedule F  Valuation Summary and Conclusion Valuation Date: November 30, 2018  Synthesis of Equity Value (Dollar figures in thousands)      Summary - Post-Transaction ATG Equity Value        Valuation Method  Indicated Value  Weight  Reference  Income ApproachDiscounted Cash Flow Method $12,587 50% Schedule B.9Market ApproachGuideline Public Company Method $14,942 0% Schedule C.2Merger and Acquisition Method $11,724 50% Schedule D.3        Equity Value -Excluding Transaction Consideration $12,200        Plus: Cash Consideration $3,939Plus: FMV of Promissory Note $6,375        Concluded Equity Value - Control, Marketable (Rounded) $22,514                VALUESCOPE  Appendix E

Annex B-118

Appendix F – Promissory Note Valuation

As described in Appendix A, a promissory note with a face value of $6,375,000 and a 6.0% interest rate was a component of the purchase price. In addition to the valuations of ATG and its various segments, we analyzed this note to determine if the terms of the note were at fair market value, or if an adjustment was required.

The characteristics of the note are as follows:

•	$6,375,000 face value, 6.0% interest rate per annum
•	5-year term, semi-annual payments with a balloon payment in year 5
•	Collateral having a total release amount of $8,015,000
o	In the form of real estate, stock, and investment accounts

Collateral Item	Release Amount
Johns Creek, GA	$1,800,000
Broken Arrow, OK	$1,000,000
Warminster, PA	$145,000
Sedalia, MO	$270,000
AEY Stock	$3,300,000
Schwab Stock Account	$1,500,000
Total	$8,015,000

•	Guarantee by Mr. David Chymiak and his trust
•	Yield-to-maturity of 6.1%
•	Duration of 2.8 years

In order to determine an appropriate interest rate for the promissory note, we analyzed the characteristics of the note in comparison to S&P ratings. Based on the amount of collateral and the guarantee, we determined that a Senior Secured level bond would be comparable. We concluded that the earnings capacity of the business would not be a significant determinant of credit rating, due to the significant collateral and guarantee and concluded that a range of credit ratings  from B+ to BBB- would be appropriate. As the duration of the note was 2.8 years,  we searched for bonds with duration of 2 to 4 years as of the Valuation Date. A summary of our search criteria is as follows:

•	Seniority Level: Senior Secured
•	S&P Issue Credit Rating: B+ to BBB-
•	Duration: 2 to 4 years
•	Coupon Type: Fixed
•	Geographic Location: United States of America

VALUESCOPE	Appendix F | Page 1

Annex B-119

Our search of Capital IQ resulted in 53 comparable bonds, with yields-to-worst  ranging from a low of 4.0% to a high of 14.0%. As high yield bonds are commonly callable, high yield bond investors evaluate them based on their yield-to-worst37 redemption. The reasoning for this methodology being that the call date is least beneficial to investors and most beneficial to the issuer, and the issuer controls whether or not the bond is called.

The following table presents the summary statistics of our data set.

Summary Statistics
Measure	Duration	Years to Maturity	Yield to Worst
High	3.99	23.60	14.0%
75th Percentile	3.61	4.46	7.3%
Mean	3.17	4.23	6.1%
Median	3.22	3.71	5.8%
25th Percentile	2.90	3.29	4.5%
Low	2.04	2.18	4.0%

The yield to maturity of the promissory note is within the interquartile range of 4.5% to 7.3%, and between the median and mean of 5.8% and 6.1%, respectively. Therefore, we determined that the promissory note should be priced at face value, and no adjustment was necessary. This analysis is presented in Schedules A and B.

Per discussions with Management, the promissory note’s interest rate of 6.0% was based upon conversations with a bank, given the same or similar terms, which provides further support that the promissory note was priced at fair market value.

___________________________
[37]	Yield-to-worst is defined as the lowest potential yield that can be received on a bond without the issuer defaulting.

VALUESCOPE	Appendix F | Page 2

Annex B-120

   Schedule A  Promissory Note Valuation - ADDvantage Technologies Group  Comparable Bonds        Company Name  Issue Name  S&P Issue Rating  Maturity Date  Duration  Years to Maturity  Yield to Worst  Diamond 1 Finance Corporation  GTD FIRST LIEN NT RULE 144A 5.450 Jun-15-2023  BBB-  6/15/2023  3.99  4.54  4.9%  FS Energy and Power Fund  SR SECD NT RULE 144A 7.500 Aug-15-2023  BB-  8/15/2023  3.96  4.71  8.0%  Embarq Florida, Inc.  1ST MTG SER GG 7.125 Jul-15-2023  BBB-  7/15/2023  3.94  4.62  5.8%  Carmike Cinemas, Inc.  SR SECD 2ND LIEN NT RULE 144A 6.000 Jun-15-2023  BB-  6/15/2023  3.94  4.54  5.9%  Sabre GLBL Inc.  SR SECD NT RULE 144A 5.375 Apr-15-2023  BB  4/15/2023  3.93  4.38  5.5%  Sabine Pass Liquefaction, LLC  SR SEC REGS NT23  BBB-  4/15/2023  3.92  4.38  4.5%  Sabine Pass Liquefaction, LLC  GTD SR SECD NT 5.625 Apr-15-2023  BBB-  4/15/2023  3.92  4.38  4.5%  QVC, Inc.  GTD SR SECD NT 4.375 Mar-15-2023  BBB-  3/15/2023  3.92  4.29  5.1%  AK Steel Corporation  GTD SR SECD NT 7.500 Jul-15-2023  BB-  7/15/2023  3.89  4.62  7.3%  Cincinnati Bell Inc.  NT 7.250 Jun-15-2023  BB-  6/15/2023  3.83  4.54  6.7%  Rockpoint Gas Storage Canada Ltd.  SR SECD NT RULE 144A 7.000 Mar-31-2023  BB-  3/31/2023  3.76  4.33  7.8%  Northern Oil and Gas, Inc.  SR SECD 2ND LIEN NT RULE 144A 8.500 May-15-2023  B+  5/15/2023  3.70  4.46  9.1%  CVR Partners, LP  SR SECD NT RULE 144A 9.250 Jun-15-2023  B+  6/15/2023  3.68  4.54  7.9%  Northern Oil and Gas, Inc.  GTD 2ND LIEN SR SECD PIK NT 8.500 May-15-2023  B+  5/15/2023  3.61  4.46  8.9%  Berry Global, Inc.  GTD 2ND PRIORITY SR SECD NT 6.000 Oct-15-2022  BB-  10/15/2022  3.49  3.88  5.6%  Bristow Group Inc.  GTD SR SECD NT RULE 144A 8.750 Mar-1-2023  B+  3/1/2023  3.49  4.25  14.0%  Energy Ventures Gom LLC  SR SECD 2ND LIEN NT RULE 144A 11.000 Feb-15-2023  BB-  2/15/2023  3.42  4.21  8.5%  Universal Health Services, Inc.  SR SECD NT RULE 144A 4.750 Aug-1-2022  BBB-  8/1/2022  3.36  3.67  4.5%  Charter Communications Operating, LLC  SR SECD NT 4.464 Jul-23-2022  BBB-  7/23/2022  3.35  3.65  4.4%  Charter Communications Operating, LLC  GTD SR SECD NT 4.464 Jul-23-2022  BBB-  7/23/2022  3.35  3.65  4.4%  CITGO Petroleum Corporation  SR SEC GLBL 22  B+  8/15/2022  3.31  3.71  6.5%  CITGO Petroleum Corporation  SR SECD NT RULE 144A 6.250 Aug-15-2022  B+  8/15/2022  3.31  3.71  6.5%  Puget Energy, Inc.  SR SECD NT 5.625 Jul-15-2022  BBB-  7/15/2022  3.27  3.62  4.1%  QVC, Inc.  SR SECD NT 5.125 Jul-2-2022  BBB-  7/2/2022  3.26  3.59  4.7%  Midland Cogeneration Venture Limited Partnership  SR SECD CL B NT RULE 144A 5.250 Mar-15-2025  BBB-  3/15/2025  3.22  6.29  6.2%  Avon International Operations Inc.  SR SECD NT RULE 144A 7.875 Aug-15-2022  BB-  8/15/2022  3.22  3.71  7.9%  Avon International Operations Inc.  SR SEC GLBL 22  BB-  8/15/2022  3.22  3.71  7.9%  Massachusetts Development Finance Agency  REV BDS MERRIMACK COLLEGE 2012A 5.250 Jul-1-2042  BBB-  7/1/2042  3.19  23.60  4.0%  Berry Global, Inc.  GTD SR SECD 2ND PRIORITY NT 5.500 May-15-2022  BB-  5/15/2022  3.19  3.46  5.5%  Midland Cogeneration Venture Limited Partnership  SR SECD NT RULE 144A 6.000 Mar-15-2025  BBB-  3/15/2025  3.17  6.29  6.2%  Oppenheimer Holdings Inc.  SR SECD NT RULE 144A 6.750 Jul-1-2022  B+  7/1/2022  3.16  3.59  6.7%  National CineMedia, LLC  SR SECD NT 6.000 Apr-15-2022  B+  4/15/2022  3.08  3.38  5.9%  Herc Rentals Inc.  SR SECD 2ND PRIORITY NT RULE 144A 7.500 Jun-1-2022  B+  6/1/2022  3.05  3.50  6.0%  The Hertz Corporation  SR SECD NT RULE 144A 7.625 Jun-1-2022  B+  6/1/2022  3.02  3.50  8.2%  HCA Inc.  GTD SR SECD NT 5.875 Mar-15-2022  BBB-  3/15/2022  3.01  3.29  4.6%  Sabine Pass Liquefaction, LLC  SR SECD NT RULE 144A 6.250 Mar-15-2022  BBB-  3/15/2022  3.00  3.29  4.5%  Sabine Pass Liquefaction, LLC  SR SECD NT 6.250 Mar-15-2022  BBB-  3/15/2022  3.00  3.29  4.5%  Elwood Energy LLC  SR SECD BD 8.159 Jul-5-2026  BB+  7/5/2026  2.95  7.60  5.8%  Cogent Communications Group, Inc.  GTD SR SECD NT RULE 144A 5.375 Mar-1-2022  B+  3/1/2022  2.91  3.25  5.3%  Denbury Resources Inc.  GTD SR SECD 2ND LIEN NT RULE 144A 9.250 Mar-31-2022  B+  3/31/2022  2.90  3.33  9.3%  Calpine Corporation  SR SECD NT RULE 144A 6.000 Jan-15-2022  BB  1/15/2022  2.83  3.13  6.0%  ROC Finance, LLC  1ST LIEN SECD NT RULE 144A 6.750 Nov-15-2021  B+  11/15/2021  2.73  2.96  5.8%  Tenet Healthcare Corporation  SR SECD NT 4.375 Oct-1-2021  BB-  10/1/2021  2.65  2.84  4.9%  Puget Energy, Inc.  SR SECD NT 6.000 Sep-1-2021  BBB-  9/1/2021  2.55  2.76  4.1%  Diamond 1 Finance Corporation  GTD FIRST LIEN NT RULE 144A 4.420 Jun-15-2021  BBB-  6/15/2021  2.38  2.54  4.4%  Tenaska Gateway Partners, Ltd.  SR SECD BD RULE 144A 6.052 Dec-30-2023  BBB-  12/30/2023  2.37  5.08  4.5%  Microchip Technology Incorporated  GTD SR SECD NT RULE 144A 3.922 Jun-1-2021  BB+  6/1/2021  2.36  2.50  4.5%  Transocean Guardian Limited  GLOBAL GTD SR SECD NT RULE 144A 5.875 Jan-15-2024  B+  1/15/2024  2.33  5.13  7.0%  Denbury Resources Inc.  GTD SR SECD 2ND LIEN NT RULE 144A 9.000 May-15-2021  B+  5/15/2021  2.25  2.46  8.9%  Century Aluminum Company  SR SECD NT RULE 144A 7.500 Jun-1-2021  B+  6/1/2021  2.24  2.50  7.5%  Tenet Healthcare Corporation  SR SECD NT 4.500 Apr-1-2021  BB-  4/1/2021  2.23  2.34  4.9%  Sabine Pass Liquefaction, LLC  SR SECD NT RULE 144A 5.625 Feb-1-2021  BBB-  2/1/2021  2.04  2.18  4.2%  Sabine Pass Liquefaction, LLC  GTD SR SECD NT 5.625 Feb-1-2021  BBB-  2/1/2021  2.04  2.18  4.2%  VALUESCOPE  Appendix F

Annex B-121

 Schedule B  Screening Criteria  1) S&P Security Rating - Issue Credit Rating: is between B+ and BBB-  2) Duration: 2 to 4 Years  3) Coupon Type: Coupon Type - Fixed  4) Seniority Level: Senior Secured  5) Geographic Locations (Issuer Or Ultimate Parent): United States of America        Promissory Note Valuation - ADDvantage Technologies Group  Summary Statistics            Summary Statistics        Measure  Duration  Years to Maturity  Yield to Worst  High  3.99  23.60  14.0%  75th Percentile  3.61  4.46  7.3%  Mean  3.17  4.23  6.1%  Median  3.22  3.71  5.8%  25th Percentile  2.90  3.29  4.5%  Low  2.04  2.18  4.0%                                                      7.7%  6.8%  5.7%  5.2%  4.7%  4.0%2.0%0.0%  6.0%  8.0%  10.0%  B+  BB-  BB  BB+  BBB-  Average Yield to Worst by Rating                                                      16  12  2  2  21  0  84  12  2016  24  B+  BB-  BB  BB+  BBB-  Number of Bonds by Rating        PromissoryNote    Promissory Note       Promissory Note  VALUESCOPE  Appendix F

Annex B-122

ANNEX C
STOCK PURCHASE AGREEMENT

Annex C-1

STOCK PURCHASE AGREEMENT

by and among
Leveling 8 Inc
and

ADDvantage Technologies Group, Inc.
dated as of December 26, 2018

Annex C-2

TABLE OF CONTENTS

                                                        Page

Annex C-3

Annex C-4

EXHIBITS

Exhibit A Guaranty and Covenant Agreement
Exhibit B Promissory Note

SELLER DISCLOSURE AND EXCEPTION SCHEDULES

Schedule 2.06 Collateral Agreements
Schedule 3.05 Consents
Schedule 3.08 Tax Matters
Schedule 3.09 Seller not a Creditor of, or Debtor to, the Companies
Schedule 3.10 Benefit Plans

Annex C-5

STOCK PURCHASE AGREEMENT
This Stock Purchase Agreement (this “Agreement”), dated as of December 26, 2018 (the “Effective Date”), is entered into among Leveling 8 Inc, an Oklahoma corporation (“Buyer”) and ADDvantage Technologies Group, Inc., an Oklahoma corporation (“Seller”).
RECITALS
WHEREAS, Buyer wishes to purchase Seller’s cable television business which is conducted through its subsidiaries, Tulsat, LLC, an Oklahoma limited liability company (“Tulsat”), NCS Industries, Inc., a Pennsylvania corporation (“NCS”), Addvantage Technologies Group of Missouri, Inc., a Missouri corporation (“Addvantage Missouri”), Addvantage Technologies Group of Texas, Inc., a Texas corporation (“Addvantage Texas”), and Tulsat-Atlanta, L.L.C., an Oklahoma limited liability company (“Tulsat-Atlanta”) (each a “Company” and collectively the “Companies”);
WHEREAS, Seller owns all of the issued and outstanding shares of common stock or, as applicable, limited liability company membership interests (the “Shares”) of each of the Companies; and
WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Shares, subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
The following terms have the meanings specified or referred to in this Article I:
“Accountants” has the meaning set forth in Section 2.04(c)(iii).
“Acquisition Proposal” means any inquiry, proposal or offer from any Person concerning (i) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving a Company or Seller; (ii) the issuance or acquisition of shares of capital stock or other equity securities of a Company or Seller; or (iii) the sale, lease, exchange or other disposition of any significant portion of a Company's or the Seller’s properties or assets.
“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.
“Addvantage Missouri” has the meaning set forth in the recitals.
“Addvantage Missouri Common Stock” has the meaning set forth in Section 3.03(a).
“Addvantage Texas” has the meaning set forth in the recitals.
“Addvantage Texas Common Stock” has the meaning set forth in Section 3.03(a).
“Adverse Recommendation Change” means an action by Seller’s Board of Directors which amounts to withholding or withdrawing, or publicly proposing to withdraw the approval, recommendation or declaration of
Annex C-6

advisability by the Seller’s Board of Directors or any such committee of the Contemplated Transactions or publicly proposing to recommend, adopt or approve any third-party Acquisition Proposal.
“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.  The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  Ownership of voting equity in an entity, by itself, shall not be considered to confer control of such entity unless the owner holds more than fifty percent (50%) of the outstanding voting equity of the entity.  By way of illustration and not limitation, the parties acknowledge that Guarantor is an Affiliate of Buyer.
“Agreement” has the meaning set forth in the preamble.
“Allocation Schedule” has the meaning set forth in Section 6.09(b).
“Benefit Plan” means all stock option or share purchase plans, employee loans, home purchase loans, insurance, long-term disability, medical, dental or other executive and employee benefit plans, including without limitation the Plans as defined in Section 3.10.
“Board of Directors” means the board of directors of Seller.
“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Tulsa, Oklahoma are authorized or required by Law to be closed for business.
“Buyer” has the meaning set forth in the preamble.
“Buyer Indemnitees” has the meaning set forth in Section 8.02.
“Cash” means the aggregate book balance of the Companies’ currency on hand and collected funds on deposit with depository banks net of amounts necessary to cover checks, drafts, wire transfers and other items, if any, in process of collection and payment, as of the opening for business on the Closing Date.
“Claim Notice” has the meaning set forth in Section 8.04(a).
“Closing” has the meaning set forth in Section 2.05.
“Closing Date” has the meaning set forth in Section 2.05.
“Closing Working Capital” means: (a) the aggregate book value of the Current Assets of the Companies, less (b) the aggregate amount of the Current Liabilities of the Companies, determined as of the opening of business on the Closing Date.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral Agreements” has the meaning set forth in Section 2.06.
“Commonly Controlled Entity” has the meaning set forth in Section 3.10(l).
“Company” and “Companies” have the meaning set forth in the recitals.
“Com Tech” means Com Tech Services, LLC, a Missouri limited liability company.
“Consent” has the meaning set forth in Section 3.05.
"Contemplated Transactions" means each of the transactions contemplated by this Agreement.
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“Current Assets” means aggregate book value of the Companies’ (a) accounts receivable incurred in the ordinary course of the Companies’ business for goods sold or services rendered (net of allowances for doubtful accounts), (b) Inventory, (c) prepaid expenses, and (d) vendor deposits, all as reflected in the accounting records of the Companies maintained by Seller, and shall not include Cash (which is to be distributed to and retained by Seller at Closing), the Machinery and Equipment, intercompany receivables or any other assets of the Companies.
“Current Liabilities” means aggregate book value of the Companies’ accounts payable and accrued expenses, but excluding any indebtedness that Seller causes to be paid in full in connection with the Closing and intercompany payables, as reflected in the accounting records of the Seller.
“Disputed Amounts” has the meaning set forth in Section 2.04(c)(iii).
“Dollars or $” means the lawful currency of the United States.
“Down Payment” has the meaning set forth in Section 2.03(a)(i).
“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.
“Exchange Act” means the Securities Exchange Act of 1934.
“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.
“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.
“Guarantee” means that certain personal guarantee issued by the Guarantor in which Guarantor individually guarantees payment and performance by the Buyer of its obligations under this Agreement and the Transaction Documents, substantially in the form of the Guaranty and Covenant Agreement comprising Exhibit A hereto.
“Guarantor” shall mean David Chymiak, an individual, and The David E. Chymiak Trust.
“Indemnitee” has the meaning set forth in Section 8.04(b).
“Indemnitor” has the meaning set forth in Section 8.04(b).
“Intervening Event” means any material event or development or material change in circumstances first occurring, arising or coming to the attention of Seller’s Board of Directors after the date of this Agreement to the extent that such event, development or change in circumstances (i) was not within Seller’s Knowledge and (ii) does not relate to an Acquisition Proposal.
“Inventory” means those items of inventory owned by each of the Companies, and consisting of goods owned or held by one of the Companies for sale or lease or to be furnished under contracts of service or which constitute raw materials, work-in-process, or supplies or materials used or consumed in its business, as reflected in each Company’s books and records as maintained by the Seller, and the aggregate value of which shall be calculated by reference to such books and records as of the close of business on the day before the Closing Date and net of the Inventory Reserve Amount exclusive of any other reserve.
“Inventory Reserve Amount” means the sum of $4,800,000, which is the value, as agreed by the parties of
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slow-moving, excess and obsolescent items with the Companies’ Inventory.
“Knowledge” of Seller or of Buyer, or Seller’s of Buyer’s “Knowledge” or any other similar knowledge qualification, means in the case of Seller, the actual knowledge of any of Seller’s officers or directors (but excluding in any event the knowledge of the Guarantor and none of Seller’s other officers or directors) or which any of them would be deemed to have after due inquiry and in the case of Buyer the actual knowledge of Guarantor and of any of Buyer’s officers or directors or which any of them would be deemed to have after due inquiry.
“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.
“Liabilities” means liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise of a Company.
“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys' fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include punitive  or consequential damages.
“Machinery and Equipment” means those items of machinery and equipment owned by each Company’s books and records as maintained by the Seller, and the aggregate value of which shall be calculated, net of accumulated depreciation, by reference to such books and records as of the close of business on the day before the Closing Date.
“Minority Shareholders” means all Shareholders, other than Guarantor and any Affiliates of Guarantor.
“NCS” has the meaning set forth in the recitals.
“NCS Common Stock” has the meaning set forth in Section 3.03(a).
“Notice of Change” has the meaning set forth in Section 5.04(d).
“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.
“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.
“Post-Closing Adjustments” means the adjustments to the Purchase Price made after the Closing pursuant to the provisions of Section 2.04.
“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period beginning after the Closing Date.
“Post-Closing Taxes” means Taxes of a Company for any Post-Closing Tax Period.
“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.
“Pre-Closing Taxes” means Taxes of a Company for any Pre-Closing Tax Period.
“Proceeding” has the meaning set forth in Section 8.04(a).
“Promissory Note” means that certain Promissory Note in a principal amount equal to Six Million Three
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Hundred Seventy-Five Thousand Dollars ($6,375,000), subject to adjustment as provided herein, substantially in the form of Exhibit B attached hereto.
“Purchase Price” has the meaning set forth in Section 2.02.
“Putative Indemnitee” has the meaning set forth in Section 8.04(a).
“Putative Indemnitor” has the meaning set forth in Section 8.04(a).
“Restricted Business” means the repair, service, sale and distribution of equipment and electronics in the cable television industry.
“Restricted Period” means a period of time commencing on the Closing Date and continuing for a period of three (3) years thereafter.
“Review Period” has the meaning set forth in Section 2.04(c)(i).
“SEC” means the Securities and Exchange Commission.
“Section 338(h)(10) Election” has the meaning set forth in Section 6.09(a).
“Seller” has the meaning set forth in the preamble.
“Seller Indemnitees” has the meaning set forth in Section 8.03.
“Seller Proxy Statement” means the letter to the Shareholders, notice of Shareholder Meeting, proxy statement, and forms of proxy to be filed with the SEC in connection with the Contemplated Transactions.
“Shareholder Approval” means the approval of the Contemplated Transactions by (1) Shareholders holding a majority of Seller’s outstanding common stock and (2) Minority Shareholders holding a majority of the outstanding common stock held by all Minority Shareholders as a group.
“Shareholder Meeting” means the meeting of Shareholders held for the purpose of obtaining the Shareholder Approval.
“Shareholders” means all of the holders of the outstanding shares of Seller’s common stock entitled to vote at Seller’s shareholder meetings.
“Shares” has the meaning set forth in the recitals.
“SMLLC’s” has the meaning set forth in Section 6.01(d).
“Special Committee” means a special transaction committee of the Board of Directors of Seller composed entirely of independent and disinterested directors specially appointed by the Board of Directors to negotiate and approve (or disapprove) this Agreement and the Contemplated Transactions.
“Statement of Objections” has the meaning set forth in Section 2.04(c)(ii).
“Straddle Period” has the meaning set forth in Section 6.03.
“Statement” has the meaning set forth in Section 2.04(b).
“Superior Proposal” means an Acquisition Proposal that Seller’s Board of Directors has determined is superior to the Acquisition Proposal reflected in this Agreement, taking into account the financial terms, the likelihood of consummation and all other aspects of such Acquisition Proposal.
Annex C-10

“Target Amount” means Eleven Million Forty Four Thousand and Forty One Dollars ($11,044,041).
“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.
“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
“Territory” means the states of Oklahoma, Missouri, Pennsylvania, Texas, and Georgia.
“Transaction Documents” means this Agreement; the Promissory Note; a Transition Services Agreement; the Guarantee; and the Collateral Agreements.
“Transition Services Agreement” means the certain Transition Services Agreement to be entered into between Buyer and Seller within forty-five (45) days of the Effective Date in which the Seller and Buyer will set forth the terms upon which Seller will provide certain administrative services to Buyer for a period of up to ninety (90) days following the Closing Date.
“Tulsat” has the meaning set forth in the recitals.
“Tulsat Equity Interests” has the meaning set forth in Section 3.03(a).
“Tulsat-Atlanta” has the meaning set forth in the recitals.
“Tulsat-Atlanta Equity Interests” has the meaning set forth in Section 3.03(a).
“Undisputed Amounts” has the meaning set forth in Section 2.04(c)(iii).
ARTICLE II

PURCHASE AND SALE
Section 2.01 Purchase and Sale.  Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell to Buyer, and Buyer shall purchase from Seller the Shares, free and clear of all Encumbrances, for the consideration specified in Section 2.02.
Section 2.02 Purchase Price.  As consideration for the sale of the Shares, Buyer shall pay to Seller an amount equal to Ten Million Three Hundred Fourteen Thousand One Hundred Forty-One Dollars ($10,314,141) (the “Purchase Price”) subject to the any Post-Closing Adjustments, by delivery of the Down Payment and the Promissory Note.
Section 2.03 Deliveries at the Closing.
(a)	At the Closing, Buyer shall:
(i) deliver to Seller the sum of Three Million Nine Hundred Thirty-Nine Thousand Nine Hundred Forty-One Dollars ($3,939,941) as a down payment on the Purchase Price (the “Down Payment”), by wire transfer of immediately available funds to an account designated in writing by Seller to Buyer prior to the Closing Date; and
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(ii) execute and deliver to Seller (and cause the Guarantor and his appropriate Affiliate(s) to execute and deliver to Seller) the Guarantee and the other Transaction Documents and all other agreements, documents, instruments or certificates required to be delivered by Buyer (or which Buyer is required to cause to be delivered) at or prior to the Closing pursuant to Section 7.03 of this Agreement.
(b)	At the Closing, Seller shall:
(i) deliver to Buyer stock certificates (or other customary indicia of ownership) evidencing the Shares, free and clear of all Encumbrances, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, with all required stock transfer tax stamps affixed thereto; and
(ii) execute and deliver to Buyer the Transaction Documents and all other agreements, documents, instruments or certificates required to be delivered by Seller (or which Seller are required to cause to be delivered) at or prior to the Closing pursuant to Section 7.03 of this Agreement.
Section 2.04 Purchase Price Adjustment.
(a)
Post-Closing Adjustments.  The Purchase Price shall be increased by, and the Buyer shall pay to the Seller, the amount by which the sum of the Closing Working Capital plus the Machinery and Equipment exceeds the Target Amount.  The Purchase Price shall be decreased by, and the Seller shall pay to the Buyer, the amount by which the Target Amount exceeds the sum of the Closing Working Capital plus the Machinery and Equipment.

(b)
Post-Closing Adjustment Statement.  Within sixty (60) days after the Closing Date, Seller shall prepare and deliver to Buyer a statement setting forth its calculation of the Post-Closing Adjustments to the Purchase Price, including all of the components of the same in reasonable detail and of any Cash at Closing and of any payment due to Seller or Buyer (the “Statement”).

(c)	Examination and Review.
(i) Examination.  Buyer shall have thirty (30) days to review and object to the Statement (the “Review Period”).
(ii) Objection.  On or prior to the last day of the Review Period, the Buyer may object to the Statement by delivering to Seller a written statement setting forth the Buyer’s objections in reasonable detail, indicating each disputed item or amount and the basis for the disagreement therewith (the “Statement of Objections”).  If the Buyer fails to deliver the Statement of Objections before the expiration of the Review Period, the Post-Closing Adjustment as reflected in the Statement shall be deemed to have been accepted by the Buyer.  If the Buyer delivers the Statement of Objections before the expiration of the Review Period, Buyer and the Seller shall negotiate in good faith to resolve such objections within thirty (30) days after the delivery of the Statement of Objections (the “Resolution Period”), and, if the same are so resolved within the Resolution Period, the Post-Closing Adjustment and the Statement with such changes as may have been previously agreed in writing by Buyer and the Seller, shall be final and binding.
(iii) Resolution of Disputes.  If the Seller and Buyer fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any amounts remaining in dispute (“Disputed Amounts” and any amounts not so disputed, the “Undisputed Amounts”) shall be submitted for resolution to the office of HoganTaylor, Tulsa, Oklahoma or, if HoganTaylor is unable to serve, Buyer and the Seller shall appoint by mutual agreement the office of an impartial nationally recognized firm of independent certified public accountants (in either case, the “Accountants”) who, acting as experts and not arbitrators, shall resolve the Disputed Amounts only and make any adjustments to Post-Closing Adjustment and the Statement as necessary.  The parties hereto agree that all adjustments shall be made without regard to materiality.  The Accountants shall only decide the specific items under dispute by the parties and their decision for each Disputed
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Amount must be within the range of values assigned to each such item in the Statement and the Statement of Objections, respectively.
(iv) Fees of the Accountants.  The costs, fees and expenses of the Accountants shall be borne equally by Buyer and Seller.
(v) Determination by Accountants.  The Accountants shall make a determination as soon as practicable, and in any case within thirty (30) days after their engagement (or such other time as the parties hereto shall agree in writing), and their resolution of the Disputed Amounts and their adjustments to the Statement and the Post-Closing Adjustment shall be conclusive and binding upon the parties hereto.
(vi) Payments of Post-Closing Adjustment.  Except as otherwise provided herein, any payment of the Post-Closing Adjustment, together with interest calculated as set forth below, shall be due within five (5) days of the date such Post-Closing Adjustment is finally determined in accordance with the provisions of this Section 2.04. If the Post-Closing Adjustment is a decrease in the Purchase Price, then Seller shall pay such decrease to Buyer (which payment may, if Buyer agrees, be treated as if it were a voluntary prepayment by Buyer under the Promissory Note to be applied against installments payable thereon in the order in which they become due).  If the Post-Closing Adjustment is an increase in the Purchase Price, the Buyer shall pay such increase to the Seller.  All payments required to be made hereunder shall be made by wire transfer of immediately available funds within five (5) days after the Post-Closing Adjustment determination to such account as is directed by the recipient of the payment and, if not paid, within such time, shall bear interest from the date of determination to and including the date of payment at the rate equal to six percent (6%) per annum above the Applicable Federal Rate, as of the Closing Date, for long-term loans payable annually, calculated daily on the basis of a 365 day year and the actual number of days elapsed, without compounding.
(d)	Adjustments for Tax Purposes. Any payments made pursuant to this Section 2.04 shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by Law.
Section 2.05 Closing.  Subject to the terms and conditions of this Agreement, the purchase and sale of the Shares contemplated hereby shall take place at a closing (the “Closing”) to be held at 10:00 a.m., Tulsa, Oklahoma time, on a date designated in writing by Seller to Buyer which is no later than three (3) Business Days after the last of the conditions to Closing set forth in Article VII have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), at the offices of Seller in Tulsa, Oklahoma, or at such other time or on such other date or at such other place as the Seller and Buyer may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”).
Section 2.06 Collateral Agreements.
(a)
Agreement to Form.  Within forty-five (45) days of the Effective Date Buyer and Seller will agree to the terms of various mortgages, security agreements, subordination agreements, pledge agreements and account control agreements (collectively, the “Collateral Agreements”) under which Buyer, Guarantor and this Affiliate will grant Seller at Closing the following liens and security interests:

(i) a first priority security interest in Guarantor’s securities account with Charles Schwab, having a fair market value of One Million Five Hundred Thousand Dollars ($1,500,000) on the Closing Date;
(ii) a first priority security interest in the Two Million Five Hundred and Two Thousand Nine Hundred and Two (2,502,902) shares of Seller’s common stock owned by Guarantor;
(iii) a second lien on the real properties owned by the Companies, the Guarantor or their Affiliates as described on Schedule 2.06 hereto; and
(iv) a second lien on any other assets of the Companies or on the equity of the Buyer.
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(b)	Release Amounts. The Seller has agreed that it will release certain items of collateral upon the payment of certain agreed amounts on the Note as set forth on Schedule 2.06.
(c)	Amendment to Agreement. The Buyer and Seller will in due course amend this Agreement to attach the agreed form of the Collateral Agreements to this Agreement as Exhibits.
Section 2.07 As-Is, Where-Is.  BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLER SHALL CONVEY TO BUYER AND BUYER SHALL ACCEPT THE SHARES, THE COMPANIES AND THEIR BUSINESSES AND ASSETS AS-IS WHERE-IS, WITH ALL FAULTS, SUBJECT ONLY TO SELLER’S REPRESENTATIONS, WARRANTIES, COVENANTS AND INDEMNITIES SET FORTH IN THIS AGREEMENT.  BUYER ACKNOWLEDGES THAT IT IS A OWNED AND CONTROLLED BY GUARANTOR, WHO IS AN OFFICER AND DIRECTOR OF SELLER WHO HAS PARTICIPATED IN THE MANAGEMENT AND AFFAIRS OF THE COMPANIES ON AN ON-GOING BASIS AND THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, BUYER IS RELYING SOLELY ON ITS OWN, AND GUARANTOR’S, KNOWLEDGE AND EXPERTISE AND THAT THEY WILL MAKE SUCH OWN INDEPENDENT INVESTIGATION AND VERIFICATION OF THE ACCURACY OF ANY DOCUMENTS AND INFORMATION PROVIDED BY SELLER AS THEY SHALL DEEM NECESSARY OR APPROPRIATE.
ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER
To induce Buyer to enter into this Agreement and for Buyer’s reliance, Seller hereby represents and warrants to Buyer that the statements contained in this Article III are true and correct as of the date hereof.
Section 3.01 Organization and Authority of Seller.  Seller is a corporation duly organized, validly existing and in good standing under the Laws of the state of Oklahoma. Seller has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the Contemplated Transactions. The execution and delivery by Seller of this Agreement and the other Transaction Documents, the performance by Seller of its obligations hereunder and the consummation by Seller of the Contemplated Transactions have been duly authorized by all requisite corporate action on the part of Seller other than the obtaining of Shareholder Approval. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer and Shareholder Approval) this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).
Section 3.02 Organization, Authority and Qualification of the Companies.
(a)
Tulsat is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Oklahoma and has full power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted.  A copy of Tulsat’s Articles of Organization and Operating Agreement have been delivered to the Buyer.

(b)
NCS is a corporation duly organized, validly existing and in good standing under the Laws of the Commonwealth of Pennsylvania and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted.  A copy of NCS’ Articles or Certificate of Incorporation and its Bylaws have been delivered to the Buyer.

(c)
Addvantage Missouri is a corporation duly organized, validly existing and in good standing under the Laws of the State of Missouri and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is

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currently conducted. A copy of Addvantage Missouri’s Articles or Certificate of Incorporation has been delivered to the Buyer.
(d)
Addvantage Texas is a corporation duly organized, validly existing and in good standing under the Laws of the State of Texas and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted.  A copy of Addvantage Texas’ Articles or Certificate of Incorporation and its Bylaws have been delivered to the Buyer.

(e)
Tulsat-Atlanta is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Oklahoma and has full power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted.  A copy of Tulsat-Atlanta’s Articles of Organization and Operating Agreement have been delivered to the Buyer.

Section 3.03 Capitalization.
(a)
There are 2,000 outstanding membership interests in Tulsat (“Tulsat Equity Interests”). The authorized capital stock of the NCS consists of 100,000 shares of common stock, par value $5.00 per share (“NCS Common Stock”), of which 100,000 shares are issued and outstanding.  The authorized capital stock of the Addvantage Missouri consists of 30,000 shares of common stock, par value $1.00 per share (“Addvantage Missouri Common Stock”), of which 500 shares are issued and outstanding. The authorized capital stock of the Addvantage Texas consists of 1,000 shares of common stock, par value $1.00 (“Addvantage Texas Common Stock”), of which 1,000 shares are issued and outstanding. There are 2,000 outstanding membership interests in Tulsat-Atlanta (“Tulsat-Atlanta Equity Interests”), which, together with the Tulsat Equity Interests, NCS Common Stock, Addvantage Missouri Common Stock, and Addvantage Texas Common Stock, constitute all of the Shares.  All of the Shares have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by Seller, free and clear of all Encumbrances.  Upon consummation of the Contemplated Transactions, Buyer shall own all of the Shares, free and clear of all Encumbrances, other than any Encumbrances placed on the Shares by Buyer.

(b)
All of the Shares were issued in compliance with applicable Laws.  None of the Shares were issued in violation of any agreement, arrangement or commitment to which Seller or any Company is a party or is subject to or in violation of any preemptive or similar rights of any Person.

(c)
There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock or membership interests of any Company or obligating Seller or any Company to issue or sell any shares of capital stock or membership interests of, or any other interest in, any Company.  The Companies do not have outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights.  There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares.

Section 3.04 Non-Contravention.  The execution, delivery, and performance of this Agreement by Seller, and the consummation by Seller of Contemplated Transactions do not and will not: (i) subject to obtaining the Shareholder Approval, contravene or conflict with, or result in any violation or breach of, the certificate of incorporation, by-laws or other organizational documents of Seller or any Company; (ii) assuming that all Consents contemplated by clauses (i) through (iii) of Section 3.05 have been obtained or made, conflict with or violate any Law applicable to the Seller or any Company, or any of their respective properties or assets; or (iii) result in the creation or imposition of any Encumbrance on any properties or assets of a Company.
Section 3.05 Consents.  Except as set forth on Schedule 3.05, no consent, approval, order, or authorization of, or registration, declaration, or filing with, or notice to any Person (any of the foregoing being a “Consent”), including any Governmental Authority is required to be obtained or made by the Seller in connection
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with the execution, delivery, and performance by the Seller of this Agreement or the consummation by the Seller of the Contemplated Transactions, except for: (i) the filing of the Seller Proxy Statement in definitive form with the SEC in accordance with the Exchange Act, and such reports under the Exchange Act as may be required in connection with this Agreement and the Contemplated Transactions; (ii) such Consents as may be required under applicable state securities or "blue sky" Laws and the securities Laws of any foreign country or the rules and regulations of the NASDAQ National Market; and (iii) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Seller or any Company.
Section 3.06 Special Committee Approval.  Seller’s Special Committee, by resolutions duly adopted by a unanimous vote at a meeting of all members of the Special Committee duly called and held and, not subsequently rescinded or modified in any way, has: (i) determined that this Agreement and the Contemplated Transactions, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, Seller, Seller’s Shareholders and Seller’s Minority Shareholders; (ii) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the Contemplated Transactions, upon the terms and subject to the conditions set forth herein; (iii) directed that the Contemplated Transactions be submitted to a vote of the Seller’s Shareholders and Minority Shareholders for adoption at the Shareholder Meeting; and (iv) resolved to recommend that Seller’s Shareholders and Minority Shareholders vote in favor of approving the Contemplated Transactions.
Section 3.07 Legal Proceedings.  There are no Actions pending or, to Seller’s Knowledge, threatened against or by a Company, Seller or any Affiliate of Seller that challenges or seeks to prevent, enjoin or otherwise delay the Contemplated Transactions.
Section 3.08 Tax Matters.
(a)
Except as set forth in Schedule 3.08, each of the Companies has timely filed all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate in all material respects.  All Taxes due and owing by the Companies (whether or not shown on any Tax Returns) have been paid and all accrued and unpaid Taxes as of the Closing Date will not exceed the liability on the financial statements for Taxes as adjusted for operations and transactions through the Closing Date, and the provision for Taxes in the Financial Statements is sufficient for all accrued and unpaid Taxes as of the respective dates thereof.

(b)
Seller has delivered to Buyer true and complete copies of the federal income tax returns of Seller and its consolidated subsidiaries, including the Companies, as filed with the United States Internal Revenue Service for each of the fiscal years ended September 30, 2015, September 30, 2016, and September 30, 2017, respectively, and all examination reports, and statements of deficiencies assessed against or agreed to by the Companies with respect to such taxable periods.  Each of such returns was prepared, in conformity with information contained in the books and records of Seller and its consolidated subsidiaries, including the Companies.  Except as set forth in Schedule 3.08, the provision for Taxes on each of the financial statements referenced in Section 3.08 is sufficient and reflects accounting for income Taxes consistent with the requirements of ASC 740, Seller has taken no uncertain tax position, all Taxes (whether or not shown on any tax return, including, without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees’ income withholding, social security and unemployment taxes imposed by the United States, any state or any foreign country, or by any other taxing authority, which have become due or payable by the Seller or any of its subsidiaries, including the Companies, and all interest and penalties thereon, whether disputed or not, have been paid in full or adequately provided for by reserves shown in its books of account; all deposits required by law to be made by Seller or any of its subsidiaries, including the Companies, with respect to estimated income, franchise and employees’ withholding taxes have been duly made; and all tax returns, including estimated tax returns, required to be filed have been duly filed.

(c)
Except as set forth in Schedule 3.08, the federal and state income tax returns of Seller and its consolidated subsidiaries, including the Companies, have never been audited, assessed deficiencies or agreed to a tax adjustment.  Schedule 3.08 also sets forth a list of those states in which income, franchise or sales and use tax returns were filed by Seller and its consolidated subsidiaries, or by any of the Companies, during the last five (5) franchise tax years, and no claim has ever been made by an authority in a jurisdiction where the Companies do not file Tax Returns that any Company is or may be subject to taxation by that jurisdiction.

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(d)	Except as set forth on Schedule 3.08:
(i)	None of the Companies has consented to extend the time or waived the statute of limitations in relation to any Tax that may be assessed or collected by any taxing authority;
(ii)	None of the Companies has requested or been granted an extension of the time for filing any Tax Return to a date later than the Closing Date;
(iii)	There is no action, suit, taxing authority proceeding or audit now in progress or pending against or with respect to the Companies with respect to any Tax;
(iv)
None of the assets of any Company constitutes tax-exempt bond financing property within the meaning of Section 168 of the Code, and none of such assets is subject to a lease, safe harbor lease or other contract as a result of which such Company is not treated as the owner for U.S. federal income Tax purposes;

(v)
None of the Companies has been a member of an Affiliated Group (other than a group of which Seller is or was the parent) or has any Liability for Taxes of any Person (other than the Companies) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise);

(vi)	None of the Companies is a party to or bound by any Tax allocation or Tax sharing agreement;
(vii)	There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Companies;
(viii)
Each of the Companies has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, member, partner or other third party;

(ix)
No Company is a party to any agreement, contract, arrangement, or plan that has resulted or would result, separately or in the aggregate, in the payment of (A) any “excess parachute payment” within the meaning of Code Section 280G (or any corresponding provision of state, local, or foreign Tax law) and (B) any amount that will not be fully deductible as a result of Code Section 162(m) (or any corresponding provision of state, local, or foreign Tax law);

(x)	None of the Companies has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii);
(xi)	Seller is a not “foreign person” within the meaning of Section 1445 of the Code;
(xii)
None of the Companies nor Seller will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) “closing agreement” as described in Code Section 7121 (or any corresponding, or similar provision of state, local or foreign Tax law) executed on or prior to the Closing Date; (C) deferred intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign tax laws); (D) installment sale or open transaction disposition made on or prior to the Closing Date; (E) prepaid amount received on or prior to the Closing Date; or (F) any election under Section 108(i) of the Code or comparable provisions of state, local or foreign Tax laws;

(xiii)	None of the Companies has entered into any “reportable transactions” as defined in the Treasury Regulations; and
(xiv)
None of the Companies has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Sections 355 or 361.

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Section 3.09 Seller Not a Creditor of, or Debtor, to the Companies.  Except as set forth in Schedule 3.09, Seller (a) is not the holder of any debt, account or note payable by any of the Companies; (b) is not indebted to any of the Companies for the payment of any debt, account or note receivable; and (c) owns no property or rights, tangible or intangible, used in or related, directly or indirectly, to the Restricted Business other than by reason of the Benefit Plans and its provision of administrative services to the Companies and their employees.
Section 3.10 Benefit Plans.  Except as set forth on Schedule 3.10, Seller and each of the Companies is in compliance in all material respects with all reporting and disclosure requirements applicable to it and to each Pension Plan and each Welfare Plan adopted and administered by it under the Code, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all Department of Labor and Internal Revenue Service regulations promulgated thereunder.  For purposes of this Section, “Pension Plan” means and includes each “employee pension benefit plan” (within the meaning of Section 3(2)(A) of ERISA) maintained by Seller or the Companies, or any of them for the benefit of individual employed by any of the Companies, and “Welfare Plans” means and includes each “employee welfare benefit plan” (within the meaning of Section 3(1) of ERISA) maintained by Seller or the Companies, or any of them for the benefit of individual employed by any of the Companies.
(a)
All of the Pension Plans and Welfare Plans (each, a “Plan” and, collectively, the “Plans”) maintained by or for the benefit of any of the Companies, or its or their employees, are listed and described in Schedule 3.10.  There is no outstanding liability of any of the Companies to any Plan (other than payroll deduction contributions not yet remitted to the Plan trustee), and Seller knows of any potential liabilities in connection therewith.  Schedule 3.10 sets forth on a Plan by Plan basis, the present value of benefits payable as of the date hereof, presently or in the future, to individuals employed by any of the Companies under each unfunded Plan.  Seller has provided Buyer with (i) true and complete copies of each Plan and all amendments thereto (or, if not written, a summary of its terms); (ii) any related trust agreement or other funding agreement, including, but not limited to, insurance contracts; (iii) the most recent IRS determination letter, if applicable; (iv) any summary plan description and other material written communication (or a description of any material oral communications) by Seller or the Companies to individuals employed by any of the Companies concerning the benefits provided under the Plan; and (v) the most recent financial statements and last three (3) Form 5500 annual reports (including attached schedules).

(b)
For each Plan that is intended to satisfy the provisions of Section 401(a) of the Code, (i) such Plan has been timely amended to comply with changes in applicable law and regulatory guidance; (ii) Seller and/or the Companies have obtained a favorable determination letter from the IRS to such effect; (iii) none of the determination letters has been revoked by the IRS, nor has the IRS given any indication to Seller or the Companies that it intends to revoke any such determination letter; (iv) no such employee pension benefit plan is subject to Title IV of ERISA or Sections 412(n) or 430 of the Code; and (v) no prohibited transaction within the meaning of Section 406 of ERISA has occurred with respect to any employee pension benefit plan and no tax has been imposed pursuant to Section 4975 or 4976 of the Code in respect thereof.

(c)
Except as set forth in Schedule 3.10, each Plan has been maintained, funded and administered in accordance with their terms and comply in form and in application in all material respects with the applicable requirements of applicable laws, including, but not limited to, ERISA and the Code.  No fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Plan.

(d)
No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA or any other federal or state law is pending or, to Seller’s Knowledge threatened, against any fiduciary of the Plans.  None of the Plans, nor any fiduciary thereof, has been, or is currently, the direct or indirect subject of an audit, investigation or examination by any govern-mental or quasi-governmental agency and there are no actions, suits or claims pending (other than for benefits in the normal course), pending, or to Seller’s Knowledge threatened, and Seller has no Knowledge of any facts which could give rise to any action, suit or claim, against any Plan or any of the Companies, which might subject any of the Companies to any material liability.

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(e)	Each Plan that is intended to meet the requirements of tax-favored status under Part III of Subchapter B of Chapter 1 of Subtitle A of the Code meets such requirements.
(f)
For each Plan which is a “group health plan” within the meaning of Section 5000(b)(1) of the Code and, except as set forth in Schedule 3.10, Seller and the Companies have complied in all respects with the notice and continuation coverage requirements of Section 4980B of the Code, the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder and the Family and Medical Leave Act of 1994, and all regulations promulgated thereunder.

(g)
All contributions to, and payments from, the Plans which are required to have been made by Seller and the Companies and their Commonly Controlled Entities with respect to any period ending on or before the Closing Date, in accordance with such Plans, have been timely made.

(h)
Neither Seller, the Companies, nor any Commonly Controlled Entity has any formal plan or commitment, whether legally binding or not, to create any additional Plan or modify or change any existing Plans that would affect any employee or terminated employee, manager or director of the Companies, Seller or any Commonly Controlled Entity.

(i)
Neither the execution, delivery or performance of this Agreement by Seller nor the consummation of the transactions contemplated hereby will (i) accelerate the time of payment or vesting, or increase the amount of compensation due any such director, manager, officer or employee under any of the Plans or (ii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

(j)
None of the Plans, nor any of their related trusts, and none of the Companies nor any trustee, administrator or other “party in interest” or “disqualified person” (within the meaning of Section 3(14) of ERISA or Section 4975(e)(2) of the Code, respectively) with respect to any Plan, has engaged in any non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975(c) of the Code, respectively) with respect to the participation of any of the Companies therein, which could subject any of the Plans, their related trusts, any trustee, administrator or other fiduciary of any such Plan, any of the Companies, Buyer, or any other party dealing with the Plan, to the penalties or excise tax imposed on prohibited transactions by Section 502 of ERISA or Section 4975 of the Code or which could have a material adverse effect on the assets, business or financial condition of any of the Companies.

(k)
Each of the Plans complies currently, and has complied in the past, both as to form and operation, in all material respects with its own terms and with the provisions of ERISA and the Code, and all other applicable laws, rules and regulations; all necessary governmental approvals and determinations for the Plan has been obtained, including where applicable, a favorable determination as to its qualification under Sections 401(a), and 501(a) of the Code; and nothing has occurred since the date of each such determination or recognition letter that would adversely affect such qualification.  All amounts that are currently owing to plan participants, and contributions required to be made, to each of the Plans have been paid or contributed with respect to all periods prior to the Closing Date or provided for by adequate reserves on the Valuation Date Balance Sheet.

(l)
None of the Companies nor any other entity, including Seller, whether or not incorporated, which is deemed to be under “common control” (as defined in Section 414 of the Code, or 4001(b) of ERISA) with the Companies, or any of them (“Commonly Controlled Entity”), maintains or contributes to any “employee pension benefit plan” (within the meaning of Section 3(2)(A) of ERISA) ) that (a) is a “defined contribution plan” described in Section 3(34) of ERISA or Section 414(i) of the Code, or a “defined benefit plan” described in Section 3(35) of ERISA or Section 414(j) of the Code, and (b) gives rise, or will give rise, to any liability of any of the Companies for (i) any delinquent premium payments due under Section 4007 or ERISA with respect to any such defined benefit plan, or (ii) any unpaid minimum funding contributions that would result in the imposition of a lien on any assets of any of the Companies pursuant to Section 412(c)(11) of the Code or Section 302(c)(11) of ERISA.  None of the Companies, nor any Commonly Controlled Entity, including Seller, sponsors or sponsored, or maintains or maintained, any defined benefit plan that has been, or will be, terminated in a manner

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that would result in any liability of any of the Companies to the Pension Benefit Guaranty Corporation or that would result in the imposition of a lien on any assets of any of the Companies pursuant to Section 4068 of ERISA.  At no time during the five-year period immediately preceding the first day of the year in which the Closing Date occurs has any of the Companies or any Commonly Controlled Entity, including Seller, participated in or contributed to any “multi-employer plan” (within the meaning of Section 4001(a)(3) of ERISA or Section 414(f) of the Code), or had an obligation to participate in or contribute to any such multi-employer plan.  No agreement subject to Section 4204 of ERISA has been entered into in connection with the transaction contemplated in the Agreement.  None of the Welfare Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer, or director of any of the Companies.

(m)
All “health plans” and “group health plans” (as those terms are defined by the Health Insurance Portability and Accountability Act of 1996, Public Law 104-191 (“HIPAA”)) that Seller, or the Companies or any Commonly Controlled Entity sponsors are in compliance with all applicable requirements under HIPAA.  Specifically, but without limitation, all such health plans timely adopted the legally necessary policies and procedures, business associate agreements, and other required documentation to comply with privacy component of HIPAA and the regulations issued thereunder including but not limited to 45 CFR 160 and CFR Part 164 (“HIPAA Regulations”) as amended from time to time.  Neither Seller, the Companies, nor any Commonly Controlled Entity, nor any of their respective health plans or group health plans, have violated any applicable requirements of HIPAA or the HIPAA Regulations.

Section 3.11 Continuity of Representations and Update of Schedules.  Seller covenants and agrees to advise Buyer promptly, when Seller has Knowledge, of any material adverse change in or deviation or from any of the foregoing representations and warranties from the Effective Date through the Closing Date.  Seller agrees that, with respect to its representations and warranties contained in this Agreement, Seller shall, when Seller has Knowledge, supplement or amend the Schedules to this Agreement as of the Closing Date with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER
Buyer represents and warrants to Seller that the statements contained in this Article IV are true and correct as of the date hereof.
Section 4.01 Organization and Authority of Buyer.  Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the state of Oklahoma. Buyer has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the Contemplated Transactions. The execution and delivery by Buyer of this Agreement and the other Transaction Documents, the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Buyer’s Directors. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller and Shareholder Approval) this Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).
Section 4.02 Non-Contravention.  The execution, delivery, and performance of this Agreement by Buyer, and the consummation by Buyer of Contemplated Transactions do not and will not: (i), contravene or conflict with, or result in any violation or breach of, the Certificate of Incorporation and Bylaws and other organizational documents of Buyer; or (ii) assuming that all Consents contemplated by clauses (i) through (iii) of Section 4.03 have been obtained or made, conflict with or violate any Law applicable to Buyer, or any of their respective properties or assets.
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Section 4.03 Governmental Consents.  No Consent of any Governmental Authority is required to be obtained or made by the Buyer in connection with the execution, delivery, and performance by the Buyer of this Agreement or the consummation by the Buyer of the Contemplated Transactions, except for: (i) the filing of the Seller Proxy Statement in definitive form with the SEC in accordance with the Exchange Act, and such reports under the Exchange Act as may be required in connection with this Agreement and the Contemplated Transactions; (ii) such Consents as may be required under applicable state securities or "blue sky" Laws and the securities Laws of any foreign country or the rules and regulations of the NASDAQ National Market; and (iii) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Buyer.
Section 4.04 Investment Purpose.  Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof.  Buyer acknowledges that the Shares are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.
Section 4.05 Sufficiency of Funds.  Buyer has or, subject to Section 7.02(d) will have at the time of Closing, sufficient cash on hand or other sources of immediately available funds to enable it to make the Down Payment and consummate the Contemplated Transactions.
Section 4.06 Legal Proceedings.  There are no Actions pending or, to Buyer's Knowledge, threatened against or by Buyer that challenge or seek to prevent, enjoin or otherwise delay the Contemplated Transactions.  No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.
Section 4.07 Sole Participant.  The Guarantor is the sole shareholder and director and president of the Buyer.  No other Shareholder owns any interest of any kind in Buyer, is a party to any contract, oral or written, with Buyer or is a participant of any kind, whether as a lender, service provider, agent or otherwise, in the Buyer or its business.
Section 4.08 C Corporation Status.  Buyer has elected and is a valid “C Corporation” under the Code and will maintain such status through the making of the 338(h)(10) election described in Section 6.09.
ARTICLE V

COVENANTS
Section 5.01 Conduct of Business Prior to the Closing.  From the date hereof until the Closing, except as otherwise contemplated by this Agreement or consented to in writing by Buyer, Seller shall, and shall cause each Company to conduct the business of the Companies in the ordinary course of business consistent with past practice and use reasonable efforts to maintain and preserve intact the current organization, business and franchise of each Company and to preserve the rights, franchises, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having business relationships with any Company;  provided, however, that on or about the Closing Date, and prior to consummating the Contemplated Transaction each of the Companies shall declare and pay to Seller, as the sole shareholder of the Companies, a dividend or distribution in an amount equal to all of the Cash held by such Company.
Section 5.02 Access to Information.  From the date hereof until the Closing, Seller shall, and shall cause each Company to afford Buyer and its representatives full and free access to and the right to inspect all of the Real Property, properties, assets, premises, books and records, contracts and other documents and data related to the Companies.
Section 5.03 Shareholder Meeting; Proxy Material.
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(a) Seller shall take all action necessary to duly call, give notice of, convene, and hold the Shareholder Meeting as soon as reasonably practicable after the date of this Agreement, and, in connection therewith, Seller shall mail the Seller Proxy Statement to Shareholders in advance of such meeting. Unless Seller’s Board of Directors shall have effected an Adverse Recommendation Change as permitted by Section 5.04 hereof, the Seller Proxy Statement shall include the Board of Director’s recommendation of the adoption of this Agreement and the approval of the Contemplated Transactions. Subject to Section 5.04 hereof, Seller shall use reasonable best efforts to: (i) solicit from the Shareholders proxies in favor of the adoption of this Agreement and approval of the Contemplated Transactions; and (ii) take all other actions necessary or advisable to secure the Shareholder Approval. Seller shall not submit any other proposals for approval at the Shareholder Meeting without the prior written consent of Buyer. Seller shall keep Buyer updated with respect to proxy solicitation results as requested by Buyer. Once the Shareholders Meeting has been called and noticed, Seller shall not postpone or adjourn the Shareholders Meeting without the consent of Buyer (other than: (A) in order to obtain a quorum of its Shareholders or (B) to allow reasonable additional time after the filing and mailing of any supplemental or amended disclosures to the Seller Proxy Statement for compliance with applicable legal requirements). If the Board of Directors makes an Adverse Recommendation Change, it will not alter the obligation of Seller to submit the adoption of this Agreement and the approval of the Contemplated Transactions to the Shareholders at the Shareholders Meeting to consider and vote upon, unless this Agreement shall have been terminated in accordance with its terms prior to the Shareholders Meeting.
(b) In connection with the Shareholder Meeting, as soon as reasonably practicable following the date of this Agreement, Seller shall prepare and file the Seller Proxy Statement with the SEC. Seller shall not file the Seller Proxy Statement, or any amendment or supplement thereto, without providing Buyer a reasonable opportunity to review and comment thereon (which comments shall be reasonably considered by Seller). Seller shall use commercially reasonable efforts to cause the Seller Proxy Statement at the date that it (and any amendment or supplement thereto) is first published, sent, or given to the Shareholders and at the time of the Shareholders Meeting, to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Seller shall use commercially reasonable efforts to resolve, and each party agrees to consult and cooperate with the other party in resolving, all SEC comments with respect to the Seller Proxy Statement as promptly as practicable after receipt thereof and to cause the Seller Proxy Statement in definitive form to be cleared by the SEC and mailed to the Shareholders as promptly as reasonably practicable following filing with the SEC. Seller agrees to consult with Buyer prior to responding to SEC comments with respect to the preliminary Seller Proxy Statement. Seller agrees to correct any information which shall have become false or misleading and shall promptly prepare and mail to the Shareholders an amendment or supplement setting forth such correction. Seller shall as soon as reasonably practicable: (i) notify Buyer of the receipt of any comments from the SEC with respect to the Seller Proxy Statement and any request by the SEC for any amendment to the Seller Proxy Statement or for additional information; and (ii) provide Buyer with copies of all written correspondence between Seller, on the one hand, and the SEC, on the other hand, with respect to the Seller Proxy Statement. Buyer shall cooperate fully with Seller, as requested by Seller, in all aspects of the preparation of the Seller Proxy Statement, shall advise Seller promptly upon discovery of any false or misleading information concerning Buyer or Buyer’s intentions in the Seller Proxy Statement and shall assist Seller, as requested by Seller, in reviewing and responding to SEC comments regarding the Seller Proxy Statement.
Section 5.04 No Solicitation of Other Bids.
(a)
Seller shall not, and, shall not authorize or permit any of its Affiliates (including a Company) or any of its or their representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding a third-party Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible third-party Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding a third-party Acquisition Proposal.  Seller shall immediately cease and cause to be terminated, and shall cause its Affiliates (including a Company) and all of its and their representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, a third-party Acquisition Proposal.

(b)
Notwithstanding anything to the contrary in this Agreement, prior to obtaining Shareholder Approval, Seller and Seller’s Board of Directors may take any actions described in clause (ii) of Section 5.04(a) with respect to a third party if (x) Seller receives a written Acquisition Proposal with respect to Seller from

Annex C-22

such third party (and such Acquisition Proposal was not initiated, sought, solicited, knowingly encouraged or facilitated in violation of this Section 5.04) and (y) such proposal constitutes, or Seller’s Board of Directors determines in good faith that such proposal       could reasonably be expected to lead to, a Superior Proposal. Nothing contained in this Section 5.04 shall prohibit Seller or Seller’s Board of Directors from taking and disclosing to the Shareholders a position with respect to an Acquisition Proposal pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any similar disclosure, if Seller’s Board of Directors has reasonably determined in good faith that the failure to do so would be reasonably likely to be a breach of its fiduciary obligations to the Shareholders or would violate applicable Law; provided, that this sentence shall not permit Seller’s Board of Directors to make an Adverse Recommendation Change, except to the extent permitted by Section 5.04(c) or Section 5.04(d).

(c)
Notwithstanding the foregoing, at any time prior to obtaining Shareholder Approval, and subject to Seller’s compliance at all times with the provisions of this Section 5.04 (other than immaterial non-compliance), in response to a Superior Proposal that has not been withdrawn and did not result from a breach of Section 5.04(a) or Section 5.04(b), Seller’s Board of Directors may make an Adverse Recommendation Change; provided, however, that Seller may not make an Adverse Recommendation Change in response to a Superior Proposal with respect to Seller (x) until two (2) days after Seller provides written notice to Buyer advising Buyer that Seller’s Board of Directors has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, identifying the Person or group making such Superior Proposal and including copies of all documents pertaining to such Superior Proposal (it being understood and agreed that any change to the financial or other material terms of a proposal that was previously the subject of a notice hereunder shall require a new notice as provided herein) and (y) unless Seller’s Board of Directors determines in good faith that the failure to make an Adverse Recommendation Change could be a breach of its fiduciary obligations to the Shareholders.

(d)
Notwithstanding the foregoing, at any time prior to obtaining Shareholder Approval, following any Intervening Event, Seller’s Board of Directors may make an Adverse Recommendation Change after Seller’s Board of Directors (i) determines in good faith that the failure to make such an Adverse Recommendation Change in response to such Intervening Event could be a breach of its fiduciary obligations to the Shareholders; (ii) determines in good faith that the reasons for making such an Adverse Recommendation Change are independent of and unrelated to any pending Acquisition Proposal with respect to Seller; and (iii) provides written notice to Buyer (a "Notice of Change") advising Buyer that Seller’s Board of Directors is contemplating making an Adverse Recommendation Change and specifying the material facts and information constituting the basis for such contemplated determination; provided, however, that Seller’s Board of Directors may not make such an Adverse Recommendation Change until the second (2nd) day after receipt by Buyer of a Notice of Change.

(e)
The parties agree that in addition to the obligations of Seller set forth in paragraphs (a) through (d) of this Section 5.04, as promptly as practicable after receipt thereof, and in any event within forty-eight (48) hours, Seller, shall advise Buyer in writing of any request for information or any Acquisition Proposal received from any Person, or any inquiry, discussions or negotiations with respect to any Acquisition Proposal, and the terms and conditions of such request, Acquisition Proposal, inquiry, discussions or negotiations, and Seller shall promptly provide to Buyer copies of any written materials received by Seller in connection with any of the foregoing and the identity of the Person or group making any such request, Acquisition Proposal or inquiry or with whom any discussions or negotiations are taking place. Seller agrees that it shall simultaneously provide to Buyer any non-public information concerning itself or its Affiliates provided to any other Person or group in connection with any Acquisition Proposal which was not previously provided to Buyer; provided, that Buyer shall, as a condition to its receipt of such non-public information, enter into any confidentiality, non-disclosure or non-use covenant as Seller shall reasonably request.

Section 5.05 Notice of Certain Events.
(a)	From the date hereof until the Closing, Seller shall promptly notify Buyer in writing of:
(i)	any fact, circumstance, event or action the existence, occurrence or taking of which has resulted in, or could reasonably be expected to result in, any representation or warranty made by
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Seller hereunder not being true and correct or has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 7.02 to be satisfied;
(ii)	any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Contemplated Transactions; and
(iii)	any notice or other communication from any Governmental Authority in connection with the Contemplated Transactions.
Section 5.06 Resignations.  Seller shall cause to be delivered to Buyer written resignations, effective as of the Closing Date, of the officers and directors of each Company.
Section 5.07 Non-Competition; Non-Solicitation; Buyer Standstill.
(a)
During the Restricted Period, Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, (i) engage in or assist others in engaging in the Restricted Business in the Territory; (ii) have an interest in any Person that engages directly or indirectly in the Restricted Business in the Territory in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant; or (iii) intentionally interfere in any material respect with the business relationships (whether formed prior to or after the date of this Agreement) between a Company and customers or suppliers of such Company.  Notwithstanding the foregoing, Seller or its Affiliates may own, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange if Seller is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own 5% or more of any class of securities of such Person.  Notwithstanding the restrictions recited in items (i) and (ii) of this Section 5.07(a), Buyer and Seller acknowledge that there is some existing overlap between the current Cable TV business-related products sold by the Companies and certain products sold and serviced by Seller’s Nave Communications and occasionally by its Triton Datacom subsidiaries.  Since some of the technologies employed in the core networks of certain CATV- and telecom-network providers are common to both, Buyer and Seller agree that Seller may occasionally engage in conduct technically prohibited by item (i) of this Section 5.07(a) or have an interest in a Person occasionally engaged in such conduct, provided that (A) such conduct is not, in Buyer’s reasonable opinion, materially adverse to Buyer’s ownership and operation of the Restricted Business and (B) Seller shall, upon demand by Buyer, immediately cease and desist from continuing to engage in such conduct or shall divest itself from its interest in any Person which is engaging therein.

(b)
During the Restricted Period, Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, solicit any employee of a Company or encourage any such employee to leave such employment, except pursuant to a general solicitation which is not directed specifically to any such employees; provided, that nothing in this Section 5.07(b) shall prevent Seller or any of its Affiliates from hiring (i) any employee whose employment has been terminated by a Company or Buyer or (ii) after one hundred eighty (180) days from the date of termination of employment, any employee whose employment has been terminated by the employee.

(c)
During the Restricted Period, neither Buyer nor any of its Affiliates will, individually or collectively, directly or indirectly (including, without limitation, agreeing or advising, assisting or encouraging, or providing information or financing to others to) unless specifically requested in writing in advance by Seller:

(i)
Acquire, or agree, offer, seek or propose to acquire (or request permission to do so), from any Person, directly or indirectly, by purchase or merger, through the acquisition of control of another Person, by joining a partnership, limited partnership or other or otherwise, beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) any equity securities of Seller, or direct or indirect rights (including convertible securities) or options or warrants to acquire such beneficial ownership (or otherwise act in concert with respect to any such securities, rights or options with any Person that so acquires, offers to acquire or agrees to acquire);

(ii)
make, or in any way participate in, directly or indirectly, any solicitation of proxies to vote (as such terms are used in the Regulation 14A promulgated under the Exchange Act), become a participant in any election contest (as such terms are defined in Rule 14a-11 promulgated under the Exchange Act) or initiate, propose or otherwise solicit shareholders of Seller for the approval of any

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shareholder proposals (or request permission to do so), in each case with respect to Seller; provided, however, that the foregoing shall not apply to any person who is a member of the Board of Directors of Seller acting in his capacity as a director of Seller with respect to matters approved by a majority of Seller’s Board;

(iii)	form, join, in any way participate in, or encourage the formation of, a group (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of Seller;
(iv)
deposit any securities of Seller into a voting trust, or subject any securities of Seller to any agreement or arrangement with respect to the voting of such securities, or other agreement or arrangement having similar effect;

(v)	alone or in concert with others, seek, propose, encourage or support any effort, to influence or control the management, Board of Directors, business, policies, affairs or actions of Seller;
(vi)	sell or transfer any voting securities of Seller to any Person except for sales or transfers receiving the prior approval of the Board of Directors;
(vii)	request Seller (or any directors, officers, employees or agents of Seller), directly or indirectly, to amend, waive or modify any provision of this Section 5.07(c); or
(viii)
enter into any discussions, negotiations, arrangements or understandings with any party other than Seller or its advisors, or make any public announcement, with respect to any matters set forth in Section 5.07(c)(i) – (vii).

If, at any time during the Restricted Period, Buyer or Buyer’s Affiliate is approached by any Person concerning Buyer or its Affiliate’s participation in a transaction involving Seller’s assets or businesses or securities issued by Seller or concerning any of the activities prohibited to Buyer or its Affiliate under this Section 5.07(c), Buyer will immediately inform Seller in writing of the nature of such contact and the parties thereto.
(d)
Each of Seller and Buyer acknowledges that a breach or threatened breach of this Section 5.07 would give rise to irreparable harm to the other, for which monetary damages would not be an adequate remedy, and each hereby agrees that in the event of a breach or a threatened breach by it of any such obligations, the other shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

(e)
Each of Seller and Buyer acknowledges that the restrictions contained in this Section 5.07 are reasonable and necessary to protect the other’s legitimate interests and constitute a material inducement for each to enter into this Agreement and consummate the Contemplated Transactions.  In the event that any covenant contained in this Section 5.07 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law.  The covenants contained in this Section 5.07 and each provision hereof are severable and distinct covenants and provisions.  The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

Section 5.08 Governmental Approvals and Consents.
(a)
Each party hereto shall, as promptly as possible, (i) make, or cause or be made, all filings and submissions required under any Law applicable to such party or any of its Affiliates; and (ii) use reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement and the other Transaction Documents.  Each party shall cooperate fully with the other party and its Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals.  Neither Seller nor Buyer shall willfully take any action that will have the

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effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals.  Buyer shall reasonably cooperate with Seller in connection with the timely filing with the SEC of a Current Report on Form 8-K, reporting the signing of this Agreement and the completion of the Contemplated Transactions.

(b)	Seller shall use reasonable best efforts to give all notices to, and obtain all consents from, all third parties.
(c)
Without limiting the generality of the parties' undertakings pursuant to subsections (a) and (b) above, each of the parties hereto shall use all reasonable best efforts to respond to any inquiries by any Governmental Authority regarding antitrust or other matters with respect to the Contemplated Transactions or any Transaction Document.

(d)
All analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals made by or on behalf of either party before any Governmental Authority or the staff or regulators of any Governmental Authority, in connection with the Contemplated Transactions (but, for the avoidance of doubt, not including any interactions between Seller or a Company with Governmental Authorities in the ordinary course of business, any disclosure which is not permitted by Law or any disclosure containing confidential information the disclosure of which is prohibited by the provisions of any agreement to which any of the Companies is bound) shall be disclosed to the other party hereunder in advance of any filing, submission or attendance, it being the intent that the parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals.  Each party shall give notice to the other party with respect to any meeting, discussion, appearance or contact with any Governmental Authority or the staff or regulators of any Governmental Authority, with such notice being sufficient to provide the other party with the opportunity to attend and participate in such meeting, discussion, appearance or contact.

Section 5.09 Books and Records.
(a)
In order to facilitate the resolution of any claims made against or incurred by Seller prior to the Closing, or for any other reasonable purpose, for a period of three (3) years after the Closing, Buyer shall:

(i)	retain the books and records (including personnel files) of the Companies relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of the Companies; and
(ii)	upon reasonable notice, afford the representatives of Seller reasonable access (including the right to make, at Seller's expense, photocopies), during normal business hours, to such books and records;
provided, however, that any books and records related to Tax matters shall be retained pursuant to the periods set forth in Article VI.
(b)
In order to facilitate the resolution of any claims made by or against or incurred by Buyer or a Company after the Closing, or for any other reasonable purpose, for a period of three (3) years following the Closing, Seller shall:

(i)	retain the books and records (including personnel files) of Seller which relate to the Companies and their operations for periods prior to the Closing; and
(ii)
upon reasonable notice, afford the representatives of Buyer or a Company reasonable access (including the right to make, at Buyer's expense, photocopies), during normal business hours, to such books and records;

provided, however, that any books and records related to Tax matters shall be retained pursuant to the periods set forth in Article VI.
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(c)
Neither Buyer nor Seller shall be obligated to provide the other party with access to any books or records (including personnel files) pursuant to this Section 5.09 where such access would violate any Law.

Section 5.10 Closing Conditions.  From the date hereof until the Closing, each party hereto shall, and Seller shall cause each Company to, use commercially reasonable efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article VII hereof.
Section 5.11 Public Announcements.  Unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the Contemplated Transactions or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.
Section 5.12 Employees; Benefit Plans.  At Closing, Buyer shall have established benefit plans providing employee benefits substantially similar to those provided by the existing Benefit Plans to be maintained for the benefit of employees of the Companies.
Section 5.13 Seller Due Diligence.  Prior to Closing, Seller shall perform due diligence on Buyer’s and Guarantor’s financial position and Buyer’s and Guarantor’s ability to make payments under the Note as they come due. Buyer shall assist Seller in Seller’s performance of such due diligence and shall allow Seller to inspect Buyer’s books and records which relate to Buyer’s and Guarantor’s financial position.
Section 5.14 Further Assurances.  Each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the Contemplated Transactions.
ARTICLE VI

TAX MATTERS
Section 6.01 Tax Covenants.
(a)
Without the prior written consent of Buyer (which shall not be unreasonably withheld), Seller (and, prior to the Closing, the Companies, their Affiliates and their respective representatives) shall not, to the extent it may affect, or relate to, the Companies, make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Buyer or a Company in respect of any Post-Closing Tax Period.

(b)
All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents (including any Real Property transfer Tax and any other similar Tax) shall be borne equally by Buyer and Seller, and paid by Seller when due.  Seller shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Buyer shall cooperate with respect thereto as necessary).

(c)
Seller shall prepare, or cause to be prepared, all Tax Returns required to be filed by a Company after the Closing Date with respect to a Pre-Closing Tax Period.  Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Law) and without a change of any election or any accounting method and shall be submitted by Seller to Buyer (together with schedules, statements and, to the extent requested by the Seller, supporting documentation) at least forty-five (45) days prior to the due date (including extensions) of such Tax Return.  If Buyer objects to any item on any such Tax Return, it shall, within ten (10) days after delivery of such Tax Return, notify Seller in writing that it so objects, specifying with particularity any such item and stating the specific factual or legal basis for any such objection.  If a notice of objection shall be duly

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delivered, Buyer and Seller shall negotiate in good faith and use their reasonable best efforts to resolve such items.  If Buyer and Seller are unable to reach such agreement within ten (10) days after receipt by Seller of such notice, the disputed items shall be resolved by the Accountants and any determination by the Accountants shall be final.  The Accountants shall resolve any disputed items within thirty (30) days of having the item referred to it pursuant to such procedures as it may require.  If the Accountants are unable to resolve any disputed items before the due date for such Tax Return, the Tax Return shall be filed as prepared by Seller and then amended to reflect the Accountant’s resolution.  The costs, fees and expenses of the Accountant’s shall be borne equally by Buyer and Seller.  The preparation and filing of any Tax Return of the Company that does not relate to a Pre-Closing Tax Period shall be exclusively within the control of Buyer.

(d)
Each Tulsat and Tulsat-Atlanta (collectively, the “SMLLC’s”) has been treated since formation, and will continue to be treated through the Closing, as a wholly-owned single member  limited liability company “disregarded entity” for income tax purposes pursuant to Treasury Regulation Section 301.7701-3(b)(1)(ii).  No other election is pending to change the income Tax treatment of either SMLLC, and no Governmental Authority has challenged either SMLLC’s status as a disregarded entity.  Prior to Closing, Seller shall not, or permit either SMLLC to, take or allow any action that would result in the change of their status as a “disregarded entity” within the meaning of Code Section 301.7701-3.

(e)
Seller shall be responsible for and reimburse Buyer with fifteen (15) days with respect to (i) any and all Taxes imposed on any of the Companies or for which any such Company may otherwise be liable for any date prior to and including the Closing Date, by a closing of the books as of the Closing Date, including that may flow from consummation of the Contemplated Transactions including, without limitation, recognized deferred intercompany gains under Treasury Regulations Section 1.1502-13, recognized excess loss accounts under Treasury Regulations Section 1.1502-19 and (ii) any and all Taxes assessed, by audit or otherwise, for any period prior to the Closing Date.  Tax attributes shall be allocated between the Companies and Seller and its Affiliates to the particular entity that originated such item.  The parties shall cooperate in good faith connection with any carryback claims made after the Closing Date.

(f)
Seller and its Affiliates, other than the Companies, shall jointly and severally indemnify the Buyer and the Companies and hold them harmless from and against, any Losses attributable to (i) any and all Taxes imposed on any of the Companies or for which any such Company may otherwise be liable for any date prior to and including the Closing Date; (ii) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which any Company (or any predecessor) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local or non-U.S. law or regulation; (iii) any and all Taxes of any person (other than the Companies) imposed on the Companies as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which Taxes relate to an event or transaction occurring before the Closing; and (iv) any Taxes resulting from a breach of representations and warranties set forth in Section 3.08.

Section 6.02 Termination of Existing Tax Sharing Agreements.  Any and all existing Tax sharing agreements (whether written or not) binding upon a Company shall be terminated as of the Closing Date.  After such date neither the Companies, Seller nor any of Seller’s Affiliates and their respective representatives shall have any further rights or liabilities thereunder.
Section 6.03 Straddle Period.  In the case of Taxes that are payable with respect to a taxable period that begins before and ends after the Closing Date (each such period, a “Straddle Period”), the portion of any such Taxes that are treated as Pre-Closing Taxes for purposes of this Agreement shall be:
(a)	in the case of Taxes based upon, or related to, income or receipts, deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and
(b)
in the case of other Taxes, deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

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Section 6.04 Responsibility for Tax Audits and Contests.  The Seller shall control any audit or contest with respect to income Taxes for a pre-Closing Date tax period or, with respect to all other Taxes, for a period ending on or before the Closing Date and the Buyer shall control any other audit or contest; provided, however, that the party with the greater potential Tax liability shall control any audit or contest with respect to a year during which a Straddle Period occurs; provided further, that the party so in control of an audit or contest with respect to a Straddle Period shall allow the other party to participate at such other party’s cost and expense.  The party in control of an audit or controversy shall keep the other party informed of the status of the audit or controversy (including providing copies of correspondence and pleadings).  Neither party shall settle any audit or contest in a way that would adversely affect the other party without the other party’s written consent, which the other party shall not unreasonably withhold.  The parties shall each provide the other with all information reasonably necessary to conduct an audit or contest with respect to Taxes.
Section 6.05 Treatment of Indemnification Payments.  Any payments made for indemnification pursuant to this Article VI shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by Law.
Section 6.06 Survival.  Notwithstanding anything in this Agreement to the contrary, the representations and warranties set forth in Section 3.08 and the provisions of this Article VI shall survive for the applicable statutes of limitations, giving effect to any waiver, plus sixty (60) days.
Section 6.07 Conflict.  In the event of a conflict or overlap between the provisions of this Article VI and any other provision of this Agreement, this Article VI shall control.
Section 6.08 Cooperation and Exchange of Information.  Seller and Buyer shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return pursuant to this Article VI or in connection with any audit or other proceeding in respect of Taxes of a Company.  Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities.  Seller and Buyer shall retain all Tax Returns, schedules and work papers, records and other documents in their possession relating to Tax matters of the Companies for any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods.  Prior to transferring, destroying or discarding any Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Companies for any taxable period beginning before the Closing Date, Seller or Buyer (as the case may be) shall provide the other party with reasonable written notice and offer the other party the opportunity to take custody of such materials.
Section 6.09 Section 338(h)(10) Election.
(a) Election.  The Companies and Seller shall join with Buyer in making a timely election under Section 338(h)(10) of the Code (and any corresponding election under state, local, and foreign Law) with respect to the purchase and sale of the Shares of the Companies hereunder (collectively, a “Section 338(h)(10) Election”)
(b) Allocation of Purchase Price.  Seller and Buyer agree that the Purchase Price shall be allocated among the assets of the Company for all purposes (including Tax and financial accounting) as shown on the allocation schedule (the “Allocation Schedule.”)  The final Allocation Schedule shall be prepared by Seller and delivered to the Buyer within sixty (60) days following the Closing Date for its approval.  If the Buyer does not notify the Seller in writing of an objection to the Allocation Schedule within thirty (30) days of its delivery to the Buyer, then the Allocation Schedule as prepared by the Seller shall be deemed approved by Buyer. If the Buyer notifies Seller in writing within thirty (30) days of the delivery to the Buyer of the Allocation Schedule that the Buyer objects to one or more items reflected in the Allocation Schedule as being unreasonable and states the reason for such objection, the Seller and Buyer shall negotiate in good faith to resolve such dispute; provided, however, that if the Seller and Buyer are unable to resolve any dispute with respect to the Allocation Schedule within thirty (30) days of the delivery to Seller of the written objections of the Buyer, such dispute shall be resolved by the Accountants.  The fees and expenses
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of the Accountants shall be borne equally by Seller and Buyer.  Buyer, the Companies and Sellers shall file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with the Allocation Schedule.  Any adjustments to the Purchase Price shall be allocated in a manner consistent with the Allocation Schedule.
ARTICLE VII

CONDITIONS TO CLOSING
Section 7.01 Conditions to Obligations of All Parties.  The obligations of each party to consummate the Contemplated Transactions shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:
(a)
No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the Contemplated Transactions illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the Contemplated Transactions to be rescinded following completion thereof;

(b)
The parties shall have received all consents, authorizations, orders and approvals, if any, from the Governmental Authorities referred to in Section 3.05 or in Section 4.03, in each case, in form and substance reasonably satisfactory to Buyer and Seller, and no such consent, authorization, order and approval shall have been revoked; and

(c)	Shareholder Approval shall have been obtained.
The condition in Section 7.01(c) above may not be waived or amended by Buyer or Seller.
Section 7.02 Conditions to Obligations of Buyer.  The obligations of Buyer to consummate the Contemplated Transactions shall be subject to the fulfillment or Buyer's waiver, at or prior to the Closing, of each of the following conditions:
(a)
The representations and warranties of Seller shall be true and correct on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b)
Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, Seller shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

(c)
No Action shall have been commenced or threatened against Buyer, Seller or any of the Companies, which would prevent the Closing.  No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any of the Contemplated Transactions.

(d)
Buyer shall have obtained a binding and irrevocable commitment for financing the full amount of the Down Payment, which commitment shall not include or impose any terms or conditions which are unacceptable to Buyer.

(e)	No material adverse change in the Companies, their properties and assets, or prospects shall have occurred since the Effective Date.

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(f)
Seller shall have provided Buyer with Certificates of Good Standing for each of the Companies, certified by the Secretary of State (or other appropriate government official) of the state in which such Company has been duly formed or organized, issued not more than ten (10) days prior to the Closing Date.

(g)
All mortgages, security interests, liens and other Encumbrances upon or against the properties and assets of the Companies and against the Shares, other than such mortgages, security interests, liens and Encumbrances as shall have been created by Buyer, shall have been released, and all material required approvals, consents and waivers to the Contemplated Transactions shall have been received.

(h)	Seller shall have made the Closing deliveries described in Section 2.03(b) and shall have delivered to Buyer the officer and director resignations contemplated and required by Section 5.06.
(i)
Buyer shall have received a certificate, dated the Closing Date and signed by Seller’s President or other duly authorized officer of Seller, stating that each of the conditions set forth in Section 7.02(a) and Section 7.02(b) have been satisfied.

(j)
Buyer shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying that (i) attached thereto are true and complete copies of all resolutions adopted by Seller’s Board of Directors, Shareholders, and Minority Shareholders authorizing Seller’s execution and delivery of this Agreement by Seller’s President or other duly authorized officer, Seller’s performance of this Agreement and the other Transaction Documents, and the consummation of the Contemplated Transactions; and (ii) that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the Contemplated Transactions.

(k)	Seller shall have delivered to Buyer a certificate pursuant to Treasury Regulations Section 1.1445-2(b) that Seller is not a foreign person within the meaning of Section 1445 of the Code.
(l)	Seller shall have delivered to Buyer such other documents or instruments as Buyer reasonably requests and are reasonably necessary to consummate the Contemplated Transactions.
Section 7.03 Conditions to Obligations of Seller.  The obligations of Seller to consummate the Contemplated Transactions shall be subject to the fulfillment or waiver by Seller, at or prior to the Closing, of each of the following conditions:
(a)	The representations and warranties of Buyer shall be true and correct on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date.
(b)
Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, Buyer shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

(c)
No Action shall have been commenced against Buyer, Seller or a Company, which would prevent the Closing.  No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any material transaction contemplated hereby.

(d)	Seller shall be satisfied that Buyer’s and Guarantor’s financial position is adequate to support Buyer’s obligations under this Agreement, including without limitation under the Promissory Note.
(e)	Buyer shall have made the Closing deliveries described in Section 2.03(a).
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(f)
Seller shall have received a certificate, dated the Closing Date and signed by Buyer’s President or other duly authorized officer of Buyer, stating that each of the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied.

(g)
Seller shall have received a certificate of Buyer’s Secretary certifying that attached thereto are true and complete copies of all resolutions adopted by Buyer’s sole Director or Board of Directors authorizing Buyer’s execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the Contemplated Transactions, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the Contemplated Transactions.

(h)	Buyer shall have delivered to Seller such other documents or instruments as Seller reasonably requests and are reasonably necessary to consummate the Contemplated Transactions.
(i)	Seller shall have received a written “fairness opinion” regarding the fairness of the Purchase Price to the shareholders of Seller on terms reasonably satisfactory to Seller.
ARTICLE VIII

INDEMNIFICATION
Section 8.01 Survival.  Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is three (3) years from the Closing Date; provided that those representations, warranties and made by Seller (a) with respect to Tax Matters, Pension and Welfare Plans (Sections 3.12 and 3.15) and (b) in Article VI, Tax Matters, shall survive the Closing for such periods of time that the government agencies having jurisdiction over the subject matter of those representations, warranties and covenants may be empowered to assess a liability or deficiency with respect to any of the matters covered thereby.  All covenants and agreements of the parties contained herein (other than any covenants or agreements contained in Article VI, which covenants and agreements are subject to Article VI) shall survive the Closing indefinitely or for the period explicitly specified therein.  Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.
Section 8.02 Indemnification by Seller.  Subject to the other terms and conditions of this Article VIII, Seller shall indemnify, hold harmless, and defend each of Buyer and its Affiliates (including the Companies) and their respective representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees in any way based upon or arising out of, with respect to or by reason of:
(a)
any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or in any certificate or instrument delivered by or on behalf of Seller pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); or

(b)
any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement (other than any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in Article VI, it being understood that the sole remedy for any such breach, violation or failure shall be pursuant to Article VI); or

(c) the ownership, management or operation of the Companies and their respective businesses during all periods prior to, and including, the Closing Date except (i) to the extent directly related to the day-to-day operation of the Restricted Business by any of the Companies under the direction of the Guarantor, including without
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limitation for warranty claims arising in the ordinary course of the Companies’ respective businesses; (ii) to the extent the Loss is a liability or obligation provided for in the books and records of the Company or is a Current Liability; or (iii) to the extent the Loss is Known by the Buyer at or before the time of Closing.

Section 8.03 Indemnification by Buyer.  Subject to the other terms and conditions of this Article VIII, Buyer shall indemnify, hold harmless, and defend Seller and its Affiliates and their respective representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees in any way based upon or arising out of, with respect to or by reason of:
(a)
any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or in any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b)
any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement (other than Article VI, it being understood that the sole remedy for any such breach thereof shall be pursuant to Article VI); or

(c)
the ownership, management or operation of the Companies and their respective businesses during all periods subsequent to the Closing Date, including without limitation liabilities and obligations to employees and former employees of the Companies arising under the Benefit Plans for benefits payable after the Closing Date, whether arising under COBRA or otherwise.

Section 8.04 Indemnification Procedures.
(a)
A party making a claim for indemnification shall give the other party (“Putative Indemnitor”) written notice thereof describing the claim and the nature and amount of the alleged Loss, to the extent that the nature and amount thereof are then determinable (a “Claim Notice”) promptly after the party seeking indemnification (“Putative Indemnitee”) receives any written notice of any action, lawsuit, proceeding, investigation or other claim (a “Proceeding”) by a third-party against or involving the Putative Indemnitee or otherwise discovers the liability, obligation or facts giving rise to such claim for indemnification; provided, however, that the failure to notify or delay in notifying the Putative Indemnitor shall not relieve the latter of its indemnification obligations, if any, hereunder, except to the extent that the defeat of such claim is materially prejudiced as a result of such failure.

(b)
With respect to the defense of any Proceeding against or involving a Putative Indemnitee in which the claimant seeks only the recovery of a sum of money for which indemnification is provided, at its option the party undertaking indemnification (“Indemnitor”) may select and appoint legal counsel to undertake such defense provided, within thirty (30) days following the receipt of notice of Proceeding the Indemnitor notifies the Party being indemnified (the “Indemnitee”) in writing that the former will assume the defense of such claim.

(c)
The Indemnitee shall be entitled to participate in the defense of the claim and to employ separate counsel of its choice for such purpose, at its own expense; provided, however, that notwithstanding the foregoing, the Indemnitor shall bear the fees and expenses of such separate counsel incurred prior to the date upon which the Indemnitor effectively assumes control of such defense.  If the Indemnitor fails to timely notify the Indemnitee that the Indemnitor elects to defend the Indemnitee pursuant to the preceding paragraph, or if the Indemnitor elects to defend the Indemnitee but fails to prosecute or settle the claim in a reasonable manner or if the Indemnitee reasonably objects to such election on the grounds that counsel for such Indemnitor cannot represent both the Indemnitee and the Indemnitor because such representation would be reasonably likely to result in a conflict of interest, then, the Indemnitee shall have the right to defend, at the sole cost and expense of the Indemnitor, the claim by all appropriate proceedings, which proceedings shall be promptly and reasonably prosecuted by the Indemnitee to a final conclusion, or settled.  In such a situation, the Indemnitee shall have full control of such

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defense and proceedings and the Indemnitor may participate in, but not control, any defense or settlement controlled by the Indemnitee pursuant to paragraph, and the Indemnitor shall bear its own costs and expenses with respect to such participation.

(d)
The Indemnitor must obtain the prior written consent of the Indemnitee (which shall not be unreasonably withheld, conditioned or delayed) prior to entering into any settlement of any claim or Proceeding or ceasing to defend any claim or Proceeding unless the proposed settlement involves only the payment of money damages and does not impose an injunctive or other equitable relief on the Indemnitee.

(e)
Any payment pursuant to a claim for which indemnification is due pursuant to this Agreement shall be made not later than thirty (30) days after receipt by a duly submitted Claim Notice, unless the claim is subject to defense as hereinabove contemplated, in which case payment shall be made not later than thirty (30) days after liability for and the amount of the claim is finally determined.

Section 8.05 Exclusive Remedies.
(a) Subject to Section 5.07 and Section 10.11 and except as provided therein, each of the parties acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud or criminal activity on the part of the other party in connection with the Contemplated Transactions) for matters described in Sections 8.02 or 8.03 or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in Article VI and this Article VIII.
(b) In furtherance of the foregoing paragraph, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in Article VI and this Article VIII.
(c) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if Seller is required to make a payment to Buyer pursuant to, or to satisfy, a claim or other Loss for which indemnification is due Buyer hereunder, Buyer shall have the right, in lieu of demanding or seeking to collect such payment, to set off the amount thereof against payments due pursuant to the Promissory Note as the same shall become due.

(d) Nothing in this Section 8.05 shall limit any Person's right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party's fraudulent or criminal misconduct.
ARTICLE IX

TERMINATION
Section 9.01 Termination.  This Agreement may be terminated at any time prior to the Closing:
(a)	by the mutual written consent of Seller and Buyer;
(b)	by Buyer by written notice to the Seller if:
(i) Buyer is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VII and such breach, inaccuracy or failure has not been cured by Seller within ten (10) days of the Seller’s receipt of written notice of such breach from Buyer;
(ii) any of the conditions set forth in Section 7.01 or Section 7.02 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by June 30, 2019, unless such failure shall
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be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or
(iii) any Action shall have been commenced against Buyer, Seller or a Company, challenging the Contemplated Transactions.

(c)	by the Seller by written notice to Buyer if:
(i) Seller is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VII and such breach, inaccuracy or failure has not been cured by Buyer within ten (10) days of Buyer's receipt of written notice of such breach from Seller;
(ii) any of the conditions set forth in Section 7.01 or Section 7.03 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by June 30, 2019, unless such failure shall be due to the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by them prior to the Closing;
(iii) any Action shall have been commenced against Buyer, Seller or a Company, challenging the Contemplated Transactions;
(iv) after Seller’s performance of due diligence under Section 5.13, Seller is not satisfied that Buyer’s or Guarantor’s financial position is adequate to support Buyer’s obligations under this Agreement, including without limitation under the Promissory Note;
(v) at any time prior to Shareholder Approval (and subject to Section 9.02), in order to enter into a definitive agreement with a third party providing for a Superior Proposal, if in connection with such Superior Proposal, it has complied in all respects (other than immaterial non-compliance) with all the requirements of Section 5.04; or
(d) by Buyer or Seller in the event that (i) there shall be any Law that makes consummation of the Contemplated Transactions illegal or otherwise prohibited, (ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the Contemplated Transactions, and such Governmental Order shall have become final and non-appealable, or (iii) Buyer and Seller are unable to agree to the form of the Transition Services Agreement and of the Collateral Agreements within forty-five (45) days of the Effective Date.
Section 9.02 Effect of Termination.  In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except that nothing herein shall relieve any party hereto from liability for any pre-termination breach of any provision hereof.
ARTICLE X

MISCELLANEOUS
Section 10.01 Expenses.  Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.
Section 10.02 Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return
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receipt requested, postage prepaid.  Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):
If to Seller:	ADDvantage Technologies Group, Inc. 1221 E. Houston Broken Arrow, OK 74012
	Facsimile:	918-251-0792
	E-mail:	sfrancis@addvantagetech.com
with a copy to:	HALL ESTILL 320 South Boston Avenue Suite 200 Tulsa, OK 74103-3706
	Facsimile:	918-594-0505
	E-mail:	dgustafson@hallestill.com
	Attention:	Del Gustafson, Esq.
If to Buyer:	Leveling 8 Inc 21553 E. Apache Street Catoosa, Oklahoma 74015
	E-mail:	dave@tulsat.com
with a copy to:	BARBER & BARTZ 525 S. Main Street, Suite 800 Tulsa, OK 74103
	Facsimile:	981-599-7756
	E-mail:	rbearer@barberbartz.com
	Attention:	Robert L. Bearer, Esq.
Section 10.03 Interpretation.  For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole.  Unless the context otherwise requires, references herein: (x) to Articles, Sections and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.  The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.
Section 10.04 Headings.  The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
Section 10.05 Severability.  If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this
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Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.  Except as provided in Section 5.07(e), upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Contemplated Transactions be consummated as originally contemplated to the greatest extent possible.
Section 10.06 Entire Agreement.  This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.  In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents and the Exhibits, the statements in the body of this Agreement will control.
Section 10.07 Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.
Section 10.08 No Third-Party Beneficiaries.  Except as provided in Section 6.03 and Article VIII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
Section 10.09 Amendment and Modification; Waiver.  Except for Section 7.01(c), which the parties may not amend or modify, this Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.  No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving.  No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver.  No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
Section 10.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
(a)
This Agreement shall be governed by and construed in accordance with the internal laws of the State of Oklahoma without giving effect to any choice or conflict of law provision or rule (whether of the State of Oklahoma or any other jurisdiction).

(b)
ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE CONTEMPLATED TRANSACTIONS MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF OKLAHOMA IN EACH CASE LOCATED IN THE CITY AND COUNTY OF TULSA, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING.  SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY'S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT.  THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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(c)
EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE CONTEMPLATED TRANSACTIONS.  EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10(c).

Section 10.11 Equitable Remedies.  Each party hereto acknowledges that a breach or threatened breach by such party of any of its obligations under this Agreement (including without limitation Sections 5.01, 5.04, and 5.07) would give rise to irreparable harm to the other party for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the non-breaching party shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).
Section 10.12 Attorneys’ Fees.  In the event that any party institutes any legal suit, action or proceeding against the other party to enforce the covenants contained in this Agreement (or obtain any other remedy in respect of any breach of this Agreement), the prevailing party in the suit, action or proceeding shall be entitled to receive in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting the suit, action or proceeding, including reasonable attorneys' fees and expenses and court costs.
Section 10.13 Cumulative Remedies.  The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.
Section 10.14 Time of the Essence.  Time shall be of the essence in this Agreement.
Section 10.15 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.  A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
Annex C-38

“BUYER” LEVELING 8 INC
By:__________________________ Name: David E. Chymiak Title: President

“SELLER”
ADDVANTAGE TECHNOLOGIES GROUP, INC. By:__________________________ Name: Title:

The undersigned hereby agrees to guarantee payment and performance, as and when due, of Buyer’s obligations under this Agreement.

______________________________
David E. Chymiak, an individual
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EXHIBIT A

Form of Guaranty and Covenant Agreement
Annex C-40

GUARANTY AND COVENANT AGREEMENT

THIS GUARANTY AND COVENANT AGREEMENT (the “Guaranty Agreement”) is made effective as of _____________, by David E. Chymiak, an individual residing at _______________ and The David E. Chymiak Trust (collectively, the “Guarantor”), in favor of ADDvantage Technologies Group, Inc., an Oklahoma corporation (the “Creditor”).
W I T N E S S E T H:

WHEREAS, Guarantor is the sole shareholder of Leveling 8 Inc, an Oklahoma corporation (“Debtor”) which has entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) of even date herewith pursuant to which Debtor will purchase from Creditor the stock and membership interests of certain companies (the “Companies”) owned by Creditor engaged in the cable equipment business; and
WHEREAS, in connection with the closing of the transaction contemplated by the Stock Purchase Agreement, the Debtor will, as partial consideration under the Stock Purchase Agreement, execute and deliver to Creditor its Promissory Note in the original principal amount of $6,375,000 (the “Note”) and certain other agreements related to Buyer’s purchase of the Companies (as defined in the Stock Purchase Agreement, the “Transaction Documents”); and
WHEREAS, Guarantor as the sole shareholder of the Debtor is willing to enter into certain covenants with Creditor; and
WHEREAS, in agreeing to enter into the Stock Purchase Agreement and to accept the Note and the Transaction Documents, the Creditor is relying, among other things, on the creditworthiness of the Guarantor, the sole shareholder of Debtor, and the covenants made by Guarantor in this Guaranty Agreement; and
WHEREAS, this Guaranty Agreement is executed and delivered to the Creditor by the Guarantor to induce the Creditor to enter into the Stock Purchase Agreement, to extend credit under the Note and to enter into the Transaction Documents;
NOW, THEREFORE, in consideration of the extension of credit by the Creditor to the Debtor as evidenced by the Note, and the benefits to be received by the Guarantor therefrom, it is agreed as follows:
1. The Guarantor hereby guarantees to the Creditor the absolute, complete and punctual payment and performance by Debtor when due of all amounts and obligations owing under (i) the Stock Purchase Agreement, (ii) the Note, whether principal, interest, default interest or otherwise, and whether due on the stated maturity date of the Note, pursuant to acceleration or otherwise, (iii) each of the Transaction Documents, (iv) any other past, present or future indebtedness of Debtor to Creditor arising under any contract or otherwise  and (v) all renewals, consolidations, modifications, amendments, increases and extensions of the foregoing, together with all expenses of collection thereof including reasonable attorneys' fees and expenses (the “Indebtedness”).  This Guaranty Agreement is an absolute, unconditional and continuing guaranty of payment and performance of the Indebtedness.  The obligations of the Guarantor hereunder will not terminate until the entire amount of the Indebtedness has been paid to the Creditor in full in current funds.  All moneys available to the Creditor for application in payment or reduction of the Indebtedness may be applied by the Creditor in such manner and in such amounts and at such time or times as the Creditor may see fit to the payment thereof as the Creditor may elect.
3. The Guarantor hereby consents to the following events and agrees that the Guarantor’s liability hereunder will not be released, reduced, impaired or affected by the occurrence of any one or more of the following events:  (a) the Creditor’s obtaining collateral from Debtor or any other person to secure payment of the Indebtedness; (b) the assumption of liability by any other person (whether as guarantor or otherwise) for payment of all or any portion of
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the Indebtedness; (c) the release, surrender, exchange, impairment, loss, termination, waiver or other discharge of any collateral securing payment of the Indebtedness or of any assumption of liability or guarantee of payment of the Indebtedness; (d) the subordination, relinquishment, discharge or impairment of the Creditor’s rights relating to the Indebtedness or of any of the documents evidencing or securing the Indebtedness or any collateral securing the Indebtedness; (e) the full or partial release from liability of Debtor, any other guarantor, or any other person now or hereafter liable for payment of all or any portion of the Indebtedness; (f) the insolvency, bankruptcy, reorganization, disability, discharge, waiver or other exoneration of Debtor, any other guarantor, or any other person now or hereafter primarily or contingently liable for payment of the Indebtedness; (g) the renewal, consolidation, extension, modification, rearrangement, amendment or increase from time to time of the Indebtedness; (h) the failure, delay, waiver or refusal by the Creditor to exercise any right or remedy held by the Creditor under the Note, or any other document evidencing or securing the Indebtedness or otherwise executed in connection therewith or any renewals or modifications thereof; (i) the sale, encumbrance, transfer or other modification of the ownership of Debtor, or of substantially all of  the assets of Debtor, or the change in the financial condition or management of Debtor; (j) the invalidity, unenforceability or insufficiency of all or any portion of this Guaranty Agreement; or (k) the failure of the Guarantor to receive notice of any one or more of the foregoing actions or events.
4. The Creditor may, at the Creditor’s option, proceed to enforce this Guaranty Agreement directly against the Guarantor immediately after the occurrence of a default on the Indebtedness without first proceeding against Debtor or any other guarantor or any other person liable for payment of the Indebtedness, and without first proceeding against or exhausting any collateral now or hereafter held by the Creditor to secure payment of the Indebtedness.
5. The Guarantor hereby waives diligence, presentment, protest, notice of protest, notice of dishonor, demand for payment, notice of nonpayment of the Indebtedness or any of the documents evidencing or securing the Indebtedness, any notice of acceptance of this Guaranty Agreement and all other notices of any nature in connection with the exercise of the Creditor’s rights under this Guaranty Agreement, the Note or the Indebtedness.  Performance by the Guarantor hereunder will not entitle the Guarantor to any payment from Debtor under any claim for contribution, indemnification, subrogation or otherwise, until such time as all amounts owing by Debtor to the Creditor, have been paid in full.
6. The Guarantor hereby agrees that in any action brought to enforce this Guaranty Agreement, the Guarantor will pay to the Creditor all reasonable attorneys’ fees, court costs and other expenses incurred by the Creditor, in the event the Creditor prevails in such action.
7. The Guarantor hereby waives and relinquishes all of the Guarantor’s rights provided by 12 Okla.Stat. § 686, 15 Okla.Stat. §§ 334, 338, 341 and 344, and all other common law, constitutional, and statutory rights, remedies, defenses and set-off credits related to Guarantor’s ability to obtain a credit for the fair market value of any real or personal property that may be mortgaged, pledged or in which a security interest is granted to the Creditor to secure the Indebtedness that may be accorded to the Guarantor under Oklahoma law.
8. Nothing herein contained will limit the Creditor in exercising any rights held under the Note or under any other documents evidencing or securing the Indebtedness.  In the event of any default under the Note, or any other documents evidencing or securing all or any portion of the Indebtedness, the Creditor will be entitled to selectively and successively enforce any one or more of the rights held by the Creditor under this Guaranty Agreement, the Note or any other documents evidencing or securing the Indebtedness, and such action will not be deemed a waiver of any other right held by the Creditor.  All of the remedies of the Creditor under this Guaranty Agreement, and any other documents evidencing or securing the Indebtedness are cumulative and not alternative.
9. The Guarantor hereby represents that nothing exists to impair the effectiveness of the liability of the Guarantor to the Creditor hereunder, or the immediate taking effect of this Guaranty Agreement as the agreement among the Guarantor and the Creditor.
10. Guarantor represents and warrants to Creditor that his statement of assets and liabilities as of December 1, 2018, delivered to Creditor was a materially accurate statement of his assets and liabilities as of December 26, 2018, and that it continues to be materially accurate as of the date of this Guaranty Agreement.  He covenants to Creditor that he will promptly notify Creditor in writing of any material adverse changes in his financial condition occurring at any time prior to payment in full of the Note and that he will at any time or times requested by Creditor deliver to
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Creditor a new statement of his assets and liabilities which shall be materially accurate.
11. Guarantor covenants and agrees with Creditor that, until the Indebtedness has been paid in full, Guarantor will:
a. Furnish to Creditor in writing, after the closing of the transaction contemplated by the Stock Purchase Agreement, no later than 120 days after the close of each calendar year, a personal balance sheet of Guarantor.
b. Cause the personal balance sheet delivered to Creditor under Section 11.a. above to accurately reflect the financial condition of the Guarantor in all material respects as of its date, and to be so certified by the Guarantor.
c. In the event the Guarantor, the Debtor or the Companies deliver to any other lender any financial or operating information regarding the Guarantor, Debtor or the Companies, cause such financial or operating information (including without limitation an audit report if the same is delivered to a lender) to be delivered to Creditor at the same time that it is delivered to any other lender.
d. At any reasonable time and from time to time and following not less than 24 hours advance notice, permit the Creditor or any agent or representative thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties, of the Debtor and the Companies, and to discuss the affairs, finances, and accounts of Debtor and the Companies with any of its officers and directors and independent accountants (if retained by Debtor or the Companies).
12. Guarantor covenants and agrees with Creditor that, until the Indebtedness has been paid or satisfied in full, Guarantor will not, and will not permit the Debtor or the Companies to, without Creditor’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed:
a. Permit the aggregate secured indebtedness which has priority over the lien or security interest of the Creditor in any property in which the Creditor has a subordinated lien or security interest to in any event or at any time exceed $5,420,000;
b. Take any action which has the effect of causing Guarantor to own less than 60% of the voting equity interest in the Debtor or of causing the Debtor to own less than 100% of each of the Companies;
c. Dividend or distribute funds or other property to any equity holder in Debtor, other than the payment of reasonable compensation to Guarantor; or
d. Liquidate (partially or entirely), sell, pledge, mortgage, grant a security interest in or otherwise transfer or convey any of Guarantor’s investments in real estate or equities.
13. This Guaranty Agreement has been negotiated, executed and delivered in Oklahoma, and is intended to be construed in accordance with the laws of the State of Oklahoma.  The Guarantor hereby waives all objections to venue and consents to the jurisdiction and venue of any state or federal court located in Tulsa County, Oklahoma, as elected by the Creditor, in connection with any action instituted by the Creditor arising out of the execution, delivery or performance of this Guaranty Agreement. If any provision of this Guaranty Agreement is held to be invalid, illegal or unenforceable in any respect or application for any reason, such invalidity, illegality or unenforceability will not affect any other provisions herein contained and such other provisions will remain in full force and effect. This Guaranty Agreement will be binding on the Guarantor and the Guarantor’s heirs, personal representatives, successors and assigns and will inure to the benefit of the Creditor and all successors and assigns of the Creditor. The Guarantor hereby consents to the assignment of all or any portion of the rights of the Creditor hereunder in connection with the assignment of the Indebtedness or any portion thereof without notice to the Guarantor.
14. Any transfer in violation of Section 12 of this Guaranty Agreement shall be deemed conclusively to have been undertaken with the actual intent to defraud the Creditor, and any statute of limitations, civil or criminal, related
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to such fraudulent transfer shall be deemed tolled until the date the Indebtedness is fully paid or satisfied.
15. The David E. Chymiak Trust is a revocable trust established by David E. Chymiak for estate planning purposes and is for the purposes of this Guaranty Agreement the alter ego of David E. Chymiak.  The David E. Chymiak Trust and David E. Chymiak shall have joint and several liability under this Guaranty Agreement.
16. The Guarantor shall use commercially reasonable efforts to obtain and maintain over the term of the Note term life insurance with a death benefit of $5,000,000 for the benefit of Creditor with the proceeds to be applied to any balance due on the Note at the time of Guarantor’s death and any excess after payment in full of the Note distributed to the estate of Guarantor.
IN WITNESS WHEREOF, the Guarantor has duly executed this instrument effective the date first above written.

________________________________________
David E. Chymiak, an individual and as trustee of The David E. Chymiak Trust

Annex C-44

EXHIBIT B

Form of Promissory Note
Annex C-45

PROMISSORY NOTE

$6,375,000 [closing date]

FOR VALUE RECEIVED, the undersigned, Leveling 8 Inc, an Oklahoma corporation (“Maker”), promises to pay to the order of ADDVANTAGE TECHNOLOGIES GROUP, INC., an Oklahoma corporation, its successors and assigns (“Payee”), the principal sum of Six Million Three Hundred Seventy Five Thousand Dollars ($6,375,000) plus interest thereon accruing at the rate of six percent (6%) per annum until paid payable in installments of principal plus accrued interest every six months in the amounts and on the dates set forth on Exhibit A attached hereto and made a part hereof, beginning on ____________________[the last day of the sixth month following the month in which closing occurs], and continuing until paid in full with all unpaid principal and interest due and payable no later than _____________________ [five years after the closing date].  Payments that are not made when due, including without limitation payments which are accelerated pursuant to the terms of the next paragraph, shall accrue default interest at the rate of 15% per annum until paid.
If this Note or any installment hereunder is not paid when due or if there should occur a default under any of the guarantees of this Note or under any of the mortgages, security agreements, pledge agreements, account control agreements or any other agreement securing payment of this Note or payment of any such guarantee, then the holder of this Note may, at its option, declare this Note immediately due and payable in full.  If Maker or any guarantor of this Note should be dissolved or die, make an assignment for the benefit of creditors or institute or have instituted against it or him any insolvency or bankruptcy proceedings, except as hereafter provided, the holder shall have the right and option to declare this Note immediately due and payable, and notice of the election of such option is being hereby expressly waived; provided, that, in the event of the death of guarantor David E. Chymiak, the holder shall not be entitled to declare the Note immediately due and payable if (and only if) the outstanding unpaid principal balance of the Note is Four Million Dollars ($4,000,000) or less upon the date of Mr. Chymiak’s death or within 90 days thereafter and there has been no default in the timely payment of any amounts due under the Note from the date of issuance until 90 days after the date of Mr. Chymiak’s death.
The Maker hereby waives presentment, demand, protest, notice of dishonor and diligence in collecting, and agrees that additional co-makers, guarantors and sureties may become parties hereto without notice to the undersigned, without affecting the liability of the undersigned hereon.
If this Note or any portion of the principal due hereunder is not paid when due, and is given to an attorney for collection, or suit is filed hereon, and as often as any of such events occur, the prevailing party in such litigation shall be entitled to recover reasonable attorneys’ fees and court costs.
The Maker hereof may prepay all or any portion of the principal hereof at any time without prepayment penalty or premium.  Any partial prepayments of the Note shall be applied to the remaining installments due under the Note at the time of the partial prepayment on a basis pro rata to the relative size of each remaining installment.  For example, if one of the remaining installments represents twenty percent (20%) of all the remaining installments, then twenty percent (20%) of the partial prepayment shall be applied to such installment.
Annex C-46

“Maker”
Leveling 8 Inc

By:
David E. Chymiak, President
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EXHIBIT A

Payment Schedule	Amount
$700,000
$700,000
$700,000
$700,000
$470,000
$470,000
$470,000
$470,000
$470,000
$2,500,000

Annex C-48

Seller Disclosure Schedules

To

Stock Purchase Agreement

BY AND AMONG

LEVELING 8 INC

AND

ADDVANTAGE TECHNOLOGIES GROUP, INC.
dated as of December 26, 2018

Annex C-49

TABLE OF CONTENTS

Schedule 2.06 Collateral
Schedule 3.05 Consents
Schedule 3.08 Tax Matters
Schedule 3.09 Seller Not a Creditor of, or Debtor, to the Companies
Schedule 3.10 Benefit Plans

Annex C-50

SCHEDULE 2.06

COLLATERAL

Collateral Item Release Amount
Johns Creek, GA $1,800,000.00
Broken Arrow, OK $1,000,000.00
Sedalia, MO $500,000.00
AEY Stock   $3,300,000.00
Schwab Stock $1,500,000.00
Account

Annex C-51

SCHEDULE 3.05

CONSENTS
Seller will have to obtain the consent of its lender, Valley National Bank, prior to Closing.
NCS will have to provide notice to Arris Solutions, Inc. under the Non-Exclusive Value Added Reseller Agreement.
Tulsat will have to provide notice to Cisco under their reseller agreement

Annex C-52

SCHEDULE 3.08

TAX MATTERS
(c) Seller has had Federal income tax audits for the following periods:
-Fiscal Year 2009
-Fiscal Year 2008
-Fiscal Year 2005
-Fiscal Year 2004
-Fiscal Year 2000

Income, Franchise, & Sales Tax Returns were filed in the following states in the last five year period: (1) Arizona, (2) Florida, (3) Georgia, (4) Massachusetts, (5) Maryland, (6) Missouri, (7) North Carolina, (8) Nebraska, (9) Oklahoma, (10) Pennsylvania, (11) Kentucky, (12) South Dakota, (13) Tennessee, and (14) Texas.

(d)(ii) Seller intends to file for an extension for the 2018 Tax Return until July 15, 2019
Annex C-53

SCHEDULE 3.09

SELLER NOT A CREDITOR OF, OR DEBTOR, TO THE COMPANIES
Seller and the Companies have intercompany trade accounts receivable and accounts payable in the ordinary course of business.
Annex C-54

SCHEDULE 3.10

BENEFIT PLANS

(A)
Employee Benefit Plans
Medical Insurance	United HealthCare, PPO	Premium Split
Dental Insurance	Delta Dental of Oklahoma	Employee Paid
Vision Insurance	United HealthCare	Employee Paid
Short-term Disability	United HealthCare	Employee Paid
Long-term Disability	United HealthCare	Employee Paid
Group Term Life, basic	United HealthCare	Employee Paid
Group Term Life, buy-up	United HealthCare	Employee Paid
FSA/DFSA	Discovery Benefits	Employee Paid
401(k) Defined Contribution	Bank of Oklahoma	Safe Harbor Match 100% of 5%, no true-up

Annex C-55

FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT
This First Amendment (the “Amendment”) to the Stock Purchase Agreement (the “Stock Purchase Agreement”) dated as of December 26, 2018, between Leveling 8 Inc (“Buyer”) and ADDvantage Technologies Group, Inc. (“Seller”) is dated as of March 15, 2019.  Capitalized terms used but not defined in this Amendment shall have the meanings given such terms in the Stock Purchase Agreement.
RECITALS
WHEREAS, the parties hereto desire to amend the Stock Purchase Agreement in order to reflect their agreement with respect to:  (a) the form of the Collateral Agreements and the Transition Services Agreement; (b) the terms and conditions upon which certain items of collateral to be held by Seller shall be released from the Seller’s lien; (c) a reduction in the Purchase Price and the Down Payment to take effect upon the closing of the sale to Guarantor or his Affiliate of certain real property owned by two of the Companies; and (d) a covenant by the Guarantor regarding the maximum amount of senior debt which can burden the collateral of Seller.
NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the foregoing, the parties hereto, intending to be legally bound, agree as follows:
1. Section 2.06 of the Stock Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“Section 2.06 Collateral Agreements.
(a) Agreement to Form.  Buyer and Seller shall at the Closing cause to be executed and delivered the mortgages, pledge agreement and account control agreement substantially in the form of Exhibits C, D and E, respectively, to this Agreement with such changes thereto as may be agreed by the parties or as many be reasonably requested by Seller in order to comply with applicable state Law (collectively, the “Collateral Agreements”) under which Buyer, Guarantor and their Affiliates will grant Seller at Closing the following liens and security interests:
(i) a first priority security interest in Guarantor’s (or his Affiliate’s) securities account with Charles Schwab (or any successor broker approved by Buyer and Seller), having a fair market value of One Million Five Hundred Thousand Dollars ($1,500,000) on the Closing Date (the “Securities Account Collateral”);
(ii) a first priority security interest in the Two Million Five Hundred and Two Thousand Nine Hundred and Two (2,502,902) shares of Seller’s common stock owned by Guarantor or his Affiliates (the “Pledged Stock”); and
(iii) a second lien on the real properties owned by the Companies, the Guarantor or their Affiliates as described on Schedule 2.06 hereto (the “Real Property Collateral”).
(b) Release Amounts and Conditions.  The Seller shall release from its lien the collateral set forth on Schedule 2.06 at the request of Buyer when the Buyer has been credited with payments equal to the Release Amount with respect to the item of collateral as to which the Buyer has requested release in accordance with the following:
(i) prepayments of principal by Buyer on the Promissory Note which are not scheduled  payments of principal and interest under the Promissory Note shall be credited to an item of Collateral as designated in writing by Buyer to Seller;
(ii) regularly scheduled payments of principal by Buyer on the Promissory Note shall be credited to an item of Real Property Collateral as designated in writing by Buyer to Seller;
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(iii) Buyer may not cause the release of the Seller’s lien on the Securities Account until after the Pledged Stock has been released.
2. The definition of “Transition Services Agreement” as set forth in Article I of the Agreement shall be deleted in its entirety and replaced with the following:
“Transition Services Agreement” means the Transition Services Agreement substantially in the form of Exhibit F to this Agreement with such changes thereto as may be agreed by the parties.
3. The following definitions shall be added to Article I of the Agreement:
“Pledged Stock” has the meaning set forth in Section 2.06.
“Real Property Collateral” has the meaning set forth in Section 2.06.
“Securities Account Collateral” has the meaning set forth in Section 2.06.
4. A new Subsection 2.04(e) shall be added to the Agreement:
(e) Adjustments Upon the Sale of the Sedalia, Missouri or Warminster, Pennsylvania Properties.  In the event the Sedalia, Missouri real property owned by ADDvantage Missouri or the Warminster, Pennsylvania property owned by NCS is sold to Guarantor or his Affiliate before the Closing, then effective upon the closing of the sale of such properties, the Purchase Price and the Down Payment under this Agreement shall each be reduced by all cash amounts paid on or before the Closing to ADDvantage Missouri or NCS for the purchase of such properties.  This adjustment shall have no effect upon the Promissory Note or the Target Amount.
5. Subsection 12(a) of the form of Guarantee attached to the Agreement as Exhibit A shall be deleted in its entirety and replaced with the following:
a. Permit the secured indebtedness which has priority over the lien or security interest of the Creditor in all of the Real Property Collateral (as such term is defined in the Stock Purchase Agreement) (the “Senior Indebtedness”) to exceed $5,420,000 in the aggregate at the Closing, or thereafter to exceed an amount equal to $5,420,000 less all payments made against such Senior Indebtedness after the Closing, it being the intent of the parties that the Senior Indebtedness shall be at its maximum amount at the Closing and shall be reduced thereafter as payments are made against it.
6. Schedule 2.06 to the Stock Purchase is hereby deleted and replaced with Schedule 2.06 attached hereto.
7. Except as amended hereby, the terms of the Stock Purchase Agreement are unchanged and remain in full force and effect.
Executed and effective as of the day and year set forth above.
LEVELING 8 INC

By:__________________________

ADDvantage Technologies Group, Inc.
Annex C-57

By:___________________________

The undersigned, a guarantor of the obligations of Leveling 8 Inc under the Stock Purchase Agreement, hereby acknowledges and consents to this Amendment.

__________________________________
David E. Chymiak, an individual

Annex C-58

Exhibit C

Real Estate Mortgage
This agreement has been deleted from the proxy statement but stockholders who wish to review its terms can find it attached as an Exhibit to ADDvantage’s Form 8-K filed with the Securities and Exchange Commission on March 21, 2019.
Annex C-59

Exhibit D
Pledge Agreement
This agreement has been deleted from the proxy statement but stockholders who wish to review its terms can find it attached as an Exhibit to ADDvantage’s Form 8-K filed with the Securities and Exchange Commission on March 21, 2019.

Annex C-60

Exhibit E
Account Control Agreement
This agreement has been deleted from the proxy statement but stockholders who wish to review its terms can find it attached as an Exhibit to ADDvantage’s Form 8-K filed with the Securities and Exchange Commission on March 21, 2019.

Annex C-61

Exhibit F
Transition Services Agreement
Annex C-62

TRANSITION SERVICES AGREEMENT
This Transition Services Agreement, dated as of ________________1 this “Agreement”), is entered into between ADDvantage Technologies Group, Inc., an Oklahoma corporation and (“Seller”), and Leveling 8 Inc, an Oklahoma corporation (“Buyer”).

RECITALS

WHEREAS, Buyer and Seller have entered into that certain Stock Purchase Agreement, dated as of December 26, 2018, (the “Purchase Agreement”), pursuant to which Seller has agreed to sell and assign to Buyer, and Buyer has agreed to purchase and acquire from Seller, all the outstanding capital stock and membership interests of certain wholly-owned subsidiaries of Seller (the “Companies”) as such term is defined in the Purchase Agreement;
WHEREAS, in order to ensure an orderly transition of the business of the Companies (the “Business”) to the Buyer and as a condition to completing the transactions contemplated by the Purchase Agreement, Buyer and Seller have agreed to enter into this Agreement, pursuant to which Seller will provide, or cause its Affiliates to provide, Buyer and the Companies with certain services on a transitional basis and subject to the terms and conditions set forth herein; and
WHEREAS, capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Purchase Agreement.
NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, Buyer and Seller hereby agree as follows:
ARTICLE I

SERVICES
Section 1.01 Provision of Services.
(a) Seller agrees to provide, or to cause its Affiliates to provide, the services set forth on Exhibit A hereto (the “Services”) to Buyer and the Companies on the terms and conditions set forth in this Agreement.
(b) Subject to Section 2.03, Section 2.04 and Section 3.05, the obligations of Seller under this Agreement to provide the Services shall terminate on ___________2 (the “End Date”); provided, that Buyer may upon thirty (30) days prior written notice to Seller terminate this Agreement and Seller’s obligations hereunder at a date before the End Date.
Section 1.02 Standard of Service.
(a) Seller represents, warrants and agrees that the Services shall be provided in good faith, and in a manner generally consistent with the historical provision of the Services and with the same standard of care as historically provided. Subject to Section 1.03, Seller agrees to assign sufficient resources and qualified personnel as are reasonably required to perform the Services in accordance with the standards set forth in the preceding sentence.
(b) Except as expressly set forth in Section 1.02(a) or in any contract entered into hereunder, Seller makes no representations and warranties of any kind, implied or expressed, with respect to the Services, including, without limitation, no warranties of merchantability or fitness for a particular purpose, which are specifically disclaimed. Buyer acknowledges and agrees that this Agreement does not create a fiduciary relationship, partnership,

1 The Closing Date
2 [ninety (90) days following the closing date]
Annex C-63

joint venture or relationships of trust or agency between the parties and that all Services are provided by Seller as an independent contractor.
Section 1.03 Third-Party Service Providers.  It is understood and agreed that Seller has been retaining, and will continue to retain, third-party service providers to provide some of the Services to Buyer and the Companies. In addition, Seller shall have the right to hire other third-party subcontractors to provide all or part of any Service hereunder; provided, however, that in the event such subcontracting is inconsistent with past practices or such subcontractor is not already engaged with respect to such Service as of the date hereof, Seller shall obtain the prior written consent of Buyer to hire such subcontractor, such consent not to be unreasonably withheld. Seller shall in all cases retain responsibility for the provision of Services to be performed by any third-party service provider or subcontractor or by any of Seller’s Affiliates.
Section 1.04 Access to Premises.
(a) In order to enable the provision of the Services by Seller, Buyer agrees that it shall provide to Seller’s and its Affiliates’ employees and any third-party service providers or subcontractors who provide Services, at no cost to Seller, access to the premises, facilities, assets and books and records of the Buyer, the Companies and the Business, in all cases to the extent necessary for Seller to fulfill its obligations under this Agreement.  Buyer acknowledges and agrees that Seller and its employees and third party service providers may, in addition to performing the Services, perform similar services for Seller and its subsidiaries on such premises and using the facilities and assets of the Buyer and its Affiliates.
(b) Seller agrees that all of its and its Affiliates’ employees and any third-party service providers and subcontractors, when on the property of Buyer or its Affiliates or when given access to any equipment, computer, software, network or files owned or controlled by Buyer or its Affiliates, shall conform to the policies and procedures of Buyer concerning health, safety and security which are made known to Seller in advance in writing.
ARTICLE II

COMPENSATION
Section 2.01 Responsibility for Wages and Fees.  For such time as any employees of Seller or any of its Affiliates are providing the Services under this Agreement, (a) such employees will remain employees of Seller or such Affiliate, as applicable, and shall not be deemed to be employees of Buyer for any purpose, and (b) Seller or such Affiliate, as applicable, shall be solely responsible for the payment and provision of all wages, bonuses and commissions, employee benefits, including severance and worker’s compensation, and the withholding and payment of applicable Taxes relating to such employment.
Section 2.02 Terms of Payment and Related Matters.
(a) As consideration for provision of the Services, Buyer shall pay Seller an amount equal to all G & A Expenses as such term is defined below.  In addition to such amount, in the event that Seller or any of its Affiliates incurs reasonable and documented out-of-pocket expenses in the provision of any Service, including, without limitation, license fees and payments to third-party service providers or subcontractors, but excluding payments made to employees of Seller or any of its Affiliates pursuant to Section 2.01 (such included expenses, collectively, “Out-of-Pocket Costs”), Buyer shall reimburse Seller for all such Out-of-Pocket Costs in accordance with the invoicing procedures set forth in Section 2.02(b).
(b) Subject to the terms and conditions hereof:
(i) Seller shall provide Buyer, in accordance with Section 6.01 of this Agreement, with periodic invoices, which shall set forth in reasonable detail, with such supporting documentation as Buyer may reasonably request with respect to Out-of-Pocket Costs, amounts payable under this Agreement; and
Annex C-64

(ii) payments pursuant to this Agreement shall be made within thirty (30) days after the date of receipt of an invoice by Buyer from Seller.
(c) As used herein, the term G & A Expenses shall mean (i) all labor costs, including all salaries, wages, overtime pay, fringe benefits, profit sharing, 401-K, health insurance, life insurance, workers compensation insurance, holiday pay, vacation pay, bonuses, safety and employee relations expenses, termination payments and other similar costs and expenses of the Seller’s personnel performing the Services; (ii) all occupancy costs, including telephone, rent, office supplies, postage, office equipment, insurances costs and other similar costs and expenses related to the performance of the Services; and (iii) all taxes and similar expenses related to the provision of the Services.  It is the intent of the parties that the compensation set forth in this Agreement reasonably approximate the cost of providing the Services, including the cost of employee wages and compensation, without any intent to cause Seller to receive profit or incur loss. If at any time Seller believes that the payments contemplated hereunder are materially insufficient to compensate it for the cost of providing the Services it is obligated to provide hereunder, or Buyer believes that the payments contemplated herein materially overcompensate Seller for such Services, such party shall notify the other party as soon as possible, and the parties hereto will commence good faith negotiations toward an agreement in writing as to the appropriate course of action with respect to pricing of such Services for future periods.
Section 2.03 Extension of Services.  The parties agree that Seller shall not be obligated to perform any Service after the End Date; provided, however, that if Buyer desires and Seller agrees to continue to perform any of the Services after the End Date, the parties shall negotiate in good faith to determine an amount that compensates Seller for all of its costs for such performance, including the time of its employees and its Out-of-Pocket Costs. The Services so performed by Seller after the End Date shall continue to constitute Services under this Agreement and be subject in all respects to the provisions of this Agreement for the duration of the agreed-upon extension period.
Section 2.04 Terminated Services.  Upon expiration or termination of this Agreement, Seller shall have no further obligation to provide the Services and Buyer will have no obligation to pay any future compensation or Out-of-Pocket Costs relating to such Services (other than for or in respect of Services already provided in accordance with the terms of this Agreement and received by Buyer prior to such expiration or termination).
Section 2.05 Invoice Disputes.  In the event of an invoice dispute, Buyer shall deliver a written statement to Seller no later than ten (10) days prior to the date payment is due on the disputed invoice listing all disputed items and providing a reasonably detailed description of each disputed item. Amounts not so disputed shall be deemed accepted and shall be paid, notwithstanding disputes on other items, within the period set forth in Section 2.02(b). The parties shall seek to resolve all such disputes expeditiously and in good faith. Seller shall continue performing the Services in accordance with this Agreement pending resolution of any dispute.
Section 2.06 No Right of Setoff.  Each of the parties hereby acknowledges that it shall have no right under this Agreement to offset any amounts owed (or to become due and owing) to the other party, whether under this Agreement, the Purchase Agreement or otherwise, against any other amount owed (or to become due and owing) to it by the other party.
Section 2.07 Taxes.  Buyer shall be responsible for all sales or use Taxes imposed or assessed as a result of the provision of Services by Seller.
ARTICLE III

TERMINATION
Section 3.01 Termination of Agreement.  Subject to Section 3.04, this Agreement shall terminate in its entirety (i) on the date upon which Seller shall have no continuing obligation to perform any Services as a result of each of their expiration or termination in accordance with Section 1.01(b) or Section 3.02 or (ii) in accordance with Section 3.03.
Annex C-65

Section 3.02 Breach.  Any party (the “Non-Breaching Party”) may terminate this Agreement, in whole but not in part, at any time upon prior written notice to the other party (the “Breaching Party”) if the Breaching Party has failed (other than pursuant to Section 3.05) to perform any of its material obligations under this Agreement, and such failure shall have continued without cure for a period of fifteen (15) days after receipt by the Breaching Party of a written notice of such failure from the Non-Breaching party seeking to terminate such service. For the avoidance of doubt, non-payment by Buyer for a Service provided by Seller in accordance with this Agreement and not the subject of a good-faith dispute shall be deemed a breach for purposes of this Section 3.02.
Section 3.03 Insolvency.  In the event that either party hereto shall (i) file a petition in bankruptcy, (ii) become or be declared insolvent, or become the subject of any proceedings (not dismissed within sixty (60) days) related to its liquidation, insolvency or the appointment of a receiver, (iii) make an assignment on behalf of all or substantially all of its creditors, or (iv) take any corporate action for its winding up or dissolution, then the other party shall have the right to terminate this Agreement by providing written notice in accordance with Section 6.01.
Section 3.04 Effect of Termination.  Upon termination of this Agreement in its entirety pursuant to Section 3.01, all obligations of the parties hereto shall terminate, except for the provisions of Section 2.04, Section 2.06, Section 2.07, Article IV, Article V and Article VI, which shall survive any termination or expiration of this Agreement.
Section 3.05 Force Majeure.  The obligations of Seller under this Agreement shall be suspended during the period and to the extent that Seller is prevented or hindered from providing a Service, or Buyer is prevented or hindered from receiving such Service, due to any of the following causes beyond such party’s reasonable control (such causes, “Force Majeure Events”): (i) acts of God, (ii) flood, fire or explosion, (iii) war, invasion, riot or other civil unrest, (iv) Governmental Order or Law, (v) actions, embargoes or blockades in effect on or after the date of this Agreement, (vi) action by any Governmental Authority, (vii) national or regional emergency, (viii) strikes, labor stoppages or slowdowns or other industrial disturbances, (ix) shortage of adequate power or transportation facilities, or (x) any other event which is beyond the reasonable control of such party. The party suffering a Force Majeure Event shall give notice of suspension as soon as reasonably practicable to the other party stating the date and extent of such suspension and the cause thereof, and Seller shall resume the performance of its obligations as soon as reasonably practicable after the removal of the cause. Neither Buyer nor Seller shall be liable for the nonperformance or delay in performance of its respective obligations under this Agreement when such failure is due to a Force Majeure Event. The End Date shall be automatically extended for a period of time equal to the time lost by reason of the suspension.
ARTICLE IV

CONFIDENTIALITY
Section 4.01 Confidentiality.
(a) During the term of this Agreement and thereafter, the parties hereto shall, and shall instruct their respective representatives to, maintain in confidence and not disclose the other party’s financial, technical, sales, marketing, development, personnel, and other information, records, or data, including, without limitation, customer lists, supplier lists, trade secrets, designs, product formulations, product specifications or any other proprietary or confidential information, however recorded or preserved, whether written or oral (any such information, “Confidential Information”). Each party hereto shall use the same degree of care, but no less than reasonable care, to protect the other party’s Confidential Information as it uses to protect its own Confidential Information of like nature. Unless otherwise authorized in any other agreement between the parties, any party receiving any Confidential Information of the other party (the “Receiving Party”) may use Confidential Information only for the purposes of fulfilling its obligations under this Agreement (the “Permitted Purpose”). Any Receiving Party may disclose such Confidential Information only to its representatives who have a need to know such information for the Permitted Purpose and who have been advised of the terms of this Section 4.01 and the Receiving Party shall be liable for any breach of these confidentiality provisions by such Persons; provided, however, that any Receiving Party may disclose such Confidential Information to the extent such Confidential Information is required to be disclosed by any applicable law, regulation or Governmental Order, in which case the Receiving Party shall promptly notify, to the extent possible,
Annex C-66

the disclosing party (the “Disclosing Party”), in which case the Receiving Party shall only disclose such Confidential Information that it is advised by its counsel in writing that it is legally bound to disclose under such law, regulation or Governmental Order.
(b) Notwithstanding the foregoing, “Confidential Information” shall not include any information that: (i) was publicly known at the time of disclosure to it, or has become publicly known through no act of the Receiving Party or its representatives in breach of this Section 4.01; (ii) was rightfully received from a third party without a duty of confidentiality; or (iii) was developed by it independently without any reliance on the Confidential Information.
(c) Upon demand by the Disclosing Party at any time, or upon expiration or termination of this Agreement with respect to any Service, the Receiving Party agrees promptly to return or destroy, at the Disclosing Party’s option, all Confidential Information. If such Confidential Information is destroyed, an authorized officer of the Receiving Party shall certify to such destruction in writing.
(d) Each Receiving Party acknowledges that its unauthorized use or disclosure of any Confidential Information of the Disclosing Party may cause irreparable injury to the Disclosing Party for which it would have no adequate remedy at law, and that, therefore, any actual or contemplated breach of this Agreement shall entitle the Disclosing Party to seek immediate injunctive relief prohibiting such breach, in addition to any other rights and remedies available to it, and that the Disclosing Party shall be entitled to such relief without the necessity of posting bond or proving the likelihood or amount of such damages.  In the event of litigation to enforce any rights or obligations hereunder, the prevailing Party shall be entitled to reimbursement by the other for all costs and expenses, including but not limited to attorney fees, incurred by the former in connection with such litigation.
ARTICLE V

LIMITATION ON LIABILITY; INDEMNIFICATION
Section 5.01 Limitation on Liability.  In no event shall Seller have any liability to Buyer under any provision of this Agreement for any indirect or consequential damages of Buyer, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple, whether based on statute, contract, tort or otherwise, and whether or not arising from Seller’s sole, joint, or concurrent negligence, strict liability, criminal liability or other fault; provided, however, that the foregoing clause shall not be deemed to exonerate Seller from potential liability for special or punitive damages, if any, awarded to Buyer by a court with jurisdiction by reason of a willful or reckless breach by Seller of its obligations as a Receiving Party under Article IV of this Agreement. Buyer acknowledges that the Services to be provided to it hereunder are subject to, and that its remedies under this Agreement are limited by, the applicable provisions of Section 1.02, including the limitations on representations and warranties with respect to the Services.  In addition, Seller’s maximum liability to Buyer under this Agreement shall not, in any event, exceed the amount of compensation actually paid to Seller for the performance of the Services.
Section 5.02 Indemnification. Subject to the limitations set forth in Section 5.01, Seller shall indemnify, defend and hold harmless Buyer and its Affiliates and each of their respective representatives (collectively, the “Buyer Indemnified Parties”) from and against any and all Losses of the Buyer Indemnified Parties relating to, arising out of or resulting from the gross negligence or willful misconduct of Seller or its Affiliates or of any third party that provides a Service to Buyer pursuant to Section 1.03 in connection with the provision of, or failure to provide, any Services to Buyer.  Buyer shall indemnify, defend and hold harmless Seller and its Affiliates and each of their respective representatives (collectively, the “Seller Indemnified Parties”) from and against any and all Losses of the Seller Indemnified Parties relating to Seller’s performance of the Services except for those Losses as to which Seller is obligated to indemnify Buyer under the preceding sentence.
ARTICLE VI

MISCELLANEOUS
Annex C-67

Section 6.01 Notices.  All invoices, notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.01):
(a) if to Seller:
ADDvantage Technologies Group, Inc.
1221 East Houston St.
Broken Arrow, OK 74012
Facsimile:  (918) 251-0792
E-mail:  sfrancis@addvantagetech.com
Attention:  Chief Financial Officer

(b) if to Buyer:
Leveling 8 Inc
21553 E. Apache Street
Catoosa, OK 74015
E-mail:  dave@tulsat.com
Attention:  Dave Chymiak, President

Section 6.02 Headings.  The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
Section 6.03 Severability.  If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
Section 6.04 Entire Agreement.  This Agreement, including all Exhibits hereto, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event and to the extent that there is a conflict between the provisions of this Agreement and the provisions of the Purchase Agreement as it relates to the Services hereunder, the provisions of this Agreement shall control.
Section 6.05 Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.
Section 6.06 No Third-Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.
Annex C-68

Section 6.07 Amendment and Modification; Waiver.  This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
Section 6.08 Governing Law; Submission to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Oklahoma without giving effect to any choice or conflict of law provision or rule (whether of the State of Oklahoma or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Oklahoma. Any legal suit, action or proceeding arising out of or based upon this agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the state of Oklahoma in each case located in the city of Tulsa, Oklahoma and Tulsa County, Oklahoma, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
Section 6.09 Waiver of Jury Trial.  Each party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this agreement or the transactions contemplated hereby. Each party to this agreement certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 6.09.
Section 6.10 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
[SIGNATURE PAGE FOLLOWS]

Annex C-69

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

LEVELING 8 INC
By: _____________________________________
Name: David Chymiak
Title:  President

ADDVANTAGE TECHNOLOGIES GROUP, INC.
By:  _____________________________________
Name:
Title:
Annex C-70

EXHIBIT A

SERVICES
• Accounting Services:
○	Processing and payment of approved vendor invoices
○	Process payments received from customers to customer accounts
○
Credit and collection services – set up and review for credit worthiness of new customers, review and approve sales orders for customers on credit terms that are over their credit limits, collect outstanding invoices

○	Monthly close process – perform normal month end accounting close processes within Seller’s normal policy and procedures and report income statement and balance sheet results
○	Sales tax returns – complete and submit sales tax returns for the purchased entities as necessary and applicable
○	Assist Buyer and personnel of the Companies with accounting and/or Sage ERP questions as necessary
• Human Resources:
○	Payroll – process bi-weekly payroll for each of the Companies through the ADP system
○	New employees – assist with recruiting for open or new positions; process proper paperwork to on-board employees including background check and drug testing and coordination of benefits
○
Employee terminations – assist employee manager with termination of employees including, but not limited to, communication with terminated employee, any paperwork necessary and coordination of continuing benefits

○	Workers Compensation Claims – assist and/or process as necessary any workers compensation claims on behalf of employees
○	401(k) – process and maintain employee contributions and loans
○	Benefit plans – maintain and process payments for various medical and other insurance benefit plans on behalf of the purchased entities
○	Separate all employee benefit and 401(k) plans from the Seller’s plans into their own plans and select service provider vendors as necessary
○	Handle as necessary any employee-related issues
• Information Technology:
○	Maintain the network infrastructure across all of the Companies’ platforms
○	Maintain the Sage ERP system across each of the Companies and assist employees as necessary for various requests
○	Separate any IT-related contracts from Seller contracts into their own contracts
• General:
○	Assist in hiring and training of personnel as necessary across all of the above functions in order to transition the services to the Buyer
Annex C-71

Schedule 2.06

Collateral

Collateral Item Release Amount
Johns Creek, GA $1,800,000.00
Broken Arrow, OK $1,000,000.00
Warminster, PA $145,000.00
Sedalia, MO $270,000.00
AEY Stock      $3,300,000.00
Schwab Stock $1,500,000.00
Account

Annex C-72

PROXY
ADDVANTAGE TECHNOLOGIES GROUP, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, having read the Notice of Special Meeting of Stockholders and the Proxy Statement dated ___________, 2019, receipt of which is hereby acknowledged, hereby appoints Joseph E. Hart and Kevin Brown, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of ADDvantage Technologies Group, Inc. (the “Company”) held of record by the undersigned on April 10, 2019 at the Special Meeting of Stockholders of the Company to be held at 11:00 am CST on May 28, 2019, at the corporate office of ADDvantage Technologies Group, Inc. 1221 East Houston Street Broken Arrow, OK 74012, and at any and all adjournments or postponements thereof.

A failure to vote “FOR” the proposal will have the same effect as a vote “AGAINST” the proposal.

The Board of Directors recommends a vote “FOR” Proposal No. 1.

1.
To approve the Stock Purchase Agreement, dated as of December 26, 2018, as amended as of March 15, 2019, by and among the Company and Leveling 8 Inc., pursuant to which Leveling 8 will acquire all of the outstanding shares and limited liability company membership interests, as applicable, of Tulsat, LLC, NCS Industries, Inc., Addvantage Technologies Group of Missouri, Inc., Addvantage Technologies Group of Texas, Inc., and Tulsat-Atlanta, L.L.C., collectively comprising the cable business segment of the Company.

☐ FOR          ☐ AGAINST        ☐ ABSTAIN

The Board of Directors recommends a vote “FOR” Proposal No. 2.

2.
To authorize the Board of Directors to postpone or adjourn the Special Meeting for up to 10 business days to solicit additional proxies for the purpose of obtaining stockholder approval of Proposal No. 1 or to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure which the Board has determined is necessary under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by the stockholders prior to the Special Meeting.

☐ FOR          ☐ AGAINST        ☐ ABSTAIN

3. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed will be voted at the Special Meeting or any adjournments or postponements thereof as directed herein by the undersigned stockholder.  If no specifications are made, this Proxy will be voted For Proposals 1 and 2.  This Proxy is revocable at any time before it is exercised.

DELIVERY PHRASES
IMPORTANT:  Please date this and sign this Proxy exactly as name appears to the left.  If shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give title as such.   If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Dated:                                     ,2019

Signature(s) ______________________

Signature(s) ______________________

PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.
NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.